As filed with the Securities and Exchange Commission on November 1, 2006
Registration No. 333-138272
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

U.S. Gold Corporation
(Exact name of registrant as specified in its charter)

Colorado	1041	84-0796160
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2201 Kipling Street, Suite 100 Lakewood, Colorado 80215-1545 (303) 238-1438	Ann S. Carpenter, President U.S. Gold Corporation 2201 Kipling Street, Suite 100 Lakewood, Colorado 80215-1545 (303) 238-1438
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

US Gold Canadian Acquisition Corporation
(Exact name of registrant as specified in its charter)

Alberta	42-1701924
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2201 Kipling Street, Suite 100 Lakewood, Colorado 80215-1545 (303) 238-1438	Fraser Milner Casgrain LLP 2900 Manulife Place, 10180-101 Street Edmonton, Alberta, Canada T5J 3V5 (780) 423-7100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)
with copies to: George A. Hagerty, Esq. Christopher J. Walsh, Esq. Hogan & Hartson L.L.P. One Tabor Center 1200 Seventeenth St., Suite 1500Denver, CO 80202 Phone: (303) 899-7300

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective and upon consummation of the transactions described herein

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

The information contained in this prospectus may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 1, 2006

U.S. GOLD CORPORATION and
US GOLD CANADIAN ACQUISITION CORPORATION
OFFER TO PURCHASE
all of the outstanding common shares of
TONE RESOURCES LIMITED
on the basis of
0.26 of an exchangeable share of US Gold Canadian Acquisition Corporation for each Tone Resources common share

U.S. Gold Corporation (“U.S. Gold,” “we,” “us,” or “our company”) and its wholly-owned subsidiary, US Gold Canadian Acquisition Corporation, or Canadian Exchange Co., hereby offer to purchase all of the outstanding common shares of Tone Resources Limited, a corporation existing under the Business Corporations Act (British Columbia), or Tone Resources. The offer will be open for acceptance until the expiry time, which is 5:00 p.m. (Vancouver time) on [     ], 2006, unless extended or withdrawn.

Tone Resources’ common shares are listed for trading on the TSX Venture Exchange, or the TSX-V, under the symbol “TNS-V.” Our common stock is traded over the counter and traded on the Over the Counter Bulletin Board, or OTCBB, under the symbol “USGL” and listed for trading on the Toronto Stock Exchange, or the TSX, under the symbol “UXG,” and we have made an application for listing our common stock on the American Stock Exchange, or AMEX.

Under the offer, each Tone Resources common share that is tendered pursuant to the offer and accepted for purchase will be exchanged for 0.26 of an exchangeable share of Canadian Exchange Co. The exchangeable shares of Canadian Exchange Co. will be exchangeable for shares of common stock of U.S. Gold on a one-for-one basis and will have the rights, privileges, restrictions and conditions described in this prospectus.

The offer is subject to certain conditions, each of which is set forth in the section entitled “The Offer — Conditions of the Offer” on page 42 of this prospectus.

The offer is being made only for Tone Resources’ common shares and is not being made for any warrants, options or other securities that may entitle the holder to acquire common shares of Tone Resources. Any holder of these securities who wishes to accept the offer must exercise or convert those securities according to their terms and deposit the common shares received upon exercise or conversion in accordance with the procedures described in this prospectus for the offer under the sections entitled “The Offer — Time for Acceptance” and “The Offer — Manner of Acceptance” on pages 44 and 46, respectively, of this prospectus. Any such exercise or conversion must be sufficiently in advance of the expiry time to permit the common shares acquired on the exercise or conversion of those securities to be tendered pursuant to the offer in accordance with these procedures. However, after completion of the offer, we may implement a statutory plan of arrangement or similar transaction providing for the mandatory exchange of all remaining outstanding Tone Resources common shares for additional exchangeable shares of Canadian Exchange Co. in order to acquire full ownership of Tone Resources, which we intend we would structure so that warrants to purchase Tone Resources common shares would be exchanged for warrants to purchase exchangeable shares of Canadian Exchange Co. and U.S. Gold would assume or adopt the Tone Resources stock option plan so that options under that plan would be exercisable for shares of common stock of U.S. Gold. See the section entitled “The Offer — Subsequent Acquisition Transaction” on page 52 of this prospectus.

In this prospectus we are not asking you for, and you are requested not to send us, a proxy. We are registering on the registration statement of which this prospectus is a part, the exchangeable shares of Canadian Exchange Co. to be issued in the offer, as well as the shares of common stock of U.S. Gold issuable upon exchange of the exchangeable shares in accordance with the terms described in this prospectus.

The securities offered in this prospectus involve certain risks. For a discussion of risk factors that you should consider in evaluating the offer, see the section entitled “Risk Factors” beginning on page 19 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The dealer managers for the offer are
GMP SECURITIES L.P.

In Canada: GMP SECURITIES L.P.	In the United States: GRIFFITHS McBURNEY CORP.

The date of this prospectus is          , 2006

ABOUT THIS PROSPECTUS	iv
IMPORTANT NOTE	iv
WHERE YOU CAN FIND MORE INFORMATION	iv
INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS AND INFORMATION OF U.S. GOLD FOR U.S. SHAREHOLDERS	v
INFORMATION CONCERNING TONE RESOURCES	v
FORWARD-LOOKING STATEMENTS	vi
REPORTING CURRENCIES AND FINANCIAL PRINCIPLES	vii
SUMMARY	1
THE OFFERORS	1
TONE RESOURCES	2
THE OFFER	2
BACKGROUND AND REASON FOR THE ISSUANCE OF THE EXCHANGEABLE SHARES	3
CONDITIONS OF THE OFFER	3
TIME AND MANNER OF ACCEPTANCE	4
ACCEPTANCE FOR PURCHASE OF, AND PAYMENT FOR, DEPOSITED TONE RESOURCES COMMON SHARES	4
RIGHT TO WITHDRAW	4
RISK FACTORS	5
DISSENTERS’ RIGHTS	5
PURPOSE OF THE OFFER	5
SUBSEQUENT ACQUISITION TRANSACTION	5
PLANS FOR TONE RESOURCES	5
OTHER TARGET COMPANIES	6
CERTAIN EFFECTS OF THE STRATEGIC OFFERS	6
SELECTED HISTORICAL FINANCIAL DATA OF U.S. GOLD	7
SELECTED HISTORICAL FINANCIAL DATA OF TONE RESOURCES	8
SUMMARY SELECTED UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA FOR U.S. GOLD AND TONE RESOURCES	9
SUMMARY SELECTED UNAUDITED PRO FORMA CONSOLIDATED SUPPLEMENTARY FINANCIAL DATA FOR U.S. GOLD AND TONE RESOURCES, CORAL GOLD, NEVADA PACIFIC AND WHITE KNIGHT	11
UNAUDITED HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE INFORMATION	13
CURRENCY EXCHANGE RATES	15
COMPARATIVE MARKET DATA	16
COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION	16
INVESTMENT CONSIDERATIONS	17
INCOME TAX CONSIDERATIONS	17
COMPARISONS OF SHAREHOLDER RIGHTS	18
NO TONE RESOURCES SHAREHOLDER VOTE REQUIRED	18
VALUATION AND FAIRNESS OPINION	18
REGULATORY MATTERS	18
ACCOUNTING TREATMENT	18
RISK FACTORS	19
BUSINESS COMBINATION RISKS	19

ABOUT THIS PROSPECTUS

We have filed with the SEC a registration statement on Form S-4, under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the business and financial information about U.S. Gold set forth in the registration statement, certain parts of which have been incorporated by reference into the registration statement in accordance with the rules and regulations of the SEC. You should review the registration statement and the exhibits to the registration statement for further information with respect to us and our securities.

References to “us”, “we”, “our” and similar terms refer to U.S. Gold.

IMPORTANT NOTE

You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated in this prospectus.

This document does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such offer or solicitation is unlawful. The offer is not being made or directed to, nor is this document being mailed to, nor will deposits be accepted from or on behalf of, shareholders in any jurisdiction in which the making or acceptance of the offer would not be in compliance with the laws of such jurisdiction. However, we may, in our sole discretion, take such action as we may deem necessary to extend the offer to shareholders in any such jurisdiction.

You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus or the dates of the documents incorporated by reference.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we file annual, quarterly and periodic reports and proxy statements and file or furnish other information with the Securities and Exchange Commission, or SEC. The SEC maintains a web site (http://www.sec.gov) on which these reports, proxy statements and other information are made available. These reports, proxy statements and other information may also be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Tone Resources files audited consolidated annual financial statements, unaudited consolidated interim financial statements, management’s discussion and analysis, information circulars and other information with the securities regulatory authorities of British Columbia, Alberta, Yukon and Ontario on the System for Electronic Document Analysis and Retrieval, or SEDAR. The Canadian Securities Administrators maintain a website (http://www.sedar.com) on which these reports, information circulars and other information are made available.

THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF ACCEPTANCE AND TRANSMITTAL AND NOTICE OF GUARANTEED DELIVERY CONTAIN IMPORTANT INFORMATION. YOU SHOULD CAREFULLY READ THESE DOCUMENTS IN THEIR ENTIRETY BEFORE MAKING A DECISION WITH RESPECT TO THE OFFER.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS AND INFORMATION OF U.S. GOLD FOR U.S. SHAREHOLDERS

The SEC allows us to “incorporate by reference” certain information we have filed with them into this prospectus. This means that we can disclose important information about us by referring U.S. shareholders to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document. For U.S. shareholders, the prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus.

The following documents filed with the SEC are incorporated by reference into this prospectus:

•	Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, filed with the SEC on April 7, 2006;

•	Quarterly Report on Form 10-QSB/A for the quarterly period ended June 30, 2006, filed with the SEC on August 24, 2006;

•	Current Reports on Form 8-K filed with the SEC on February 27, March 6, March 31, May 1, June 30, July 6, July 7, July 25, August 8, August 9, August 29, September 6, and October 20, 2006 (except to the extent any information contained in a current report is furnished to, and not filed with, the SEC); and

•	Any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the earlier of the date that the offer is consummated or the date the offer is terminated.

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement or incorporated by reference herein, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. You may review our subsequent reports filed from time to time with the SEC on Forms 10-KSB, 10-QSB and 8-K and any amendments thereto. See the section entitled “Where You Can Find More Information” on page iv of this prospectus.

You may request a copy of these filings incorporated herein by reference, including exhibits to these documents that are specifically incorporated by reference, at no cost to you, by writing or calling us at the following address or telephone number:

Corporate Secretary
U.S. Gold Corporation
2201 Kipling Street, Suite 1000
Lakewood, Colorado 80215-1545
303-238-1438

In order to obtain timely delivery, you must request the information no later than [     ], which is five business days before the proposed expiry date of the offer.

INFORMATION CONCERNING TONE RESOURCES

We have not had complete access to the non-public books and records of Tone Resources. We have obtained the information about Tone Resources contained in or incorporated by reference into this prospectus from Tone Resources and publicly available sources. Tone Resources files audited annual consolidated financial statements, unaudited consolidated interim financial statements, management’s discussion and analysis, information circulars and other information with the securities regulatory authorities of British Columbia, Alberta, Yukon and Ontario on SEDAR. The information concerning Tone Resources contained in this prospectus, including Appendix A (Information Concerning Tone Resources) has been taken from Tone Resources’ filings on SEDAR and information provided by Tone Resources. In addition, all reconciliations of Tone Resources’ financial information, which Tone Resources prepares in accordance with Canadian generally accepted accounting principles, or Canadian GAAP, to U.S. generally accepted accounting principles, or U.S. GAAP, and from Canadian dollars to U.S. dollars, included in the historical and pro forma financial information contained in this prospectus are based exclusively on

v

information taken directly from Tone Resources’ public reports and securities filings or on information provided to us by Tone Resources, unless expressly noted otherwise. Although we have no reason to doubt the accuracy or completeness of the information relating to Tone Resources, we are not in a position to independently assess or verify this information, including Tone Resources’ financial statements. See the section entitled “Risk Factors — We have been unable to independently verify the reliability of information about Coral Gold, Nevada Pacific and White Knight in this prospectus” on page 21 of this prospectus.

FORWARD-LOOKING STATEMENTS

Some of the information included in this prospectus and certain other documents we filed or will file with the SEC (as well as information included in other documents accompanying this prospectus or included in other statements made by us, our representatives, and information about Tone Resources, Coral Gold Resources Ltd., or Coral Gold, Nevada Pacific Gold Ltd., or Nevada Pacific, and White Knight Resources Ltd., or White Knight) may contain forward-looking statements. Forward-looking statements do not relate strictly to historical or current facts, often will be phrased in the future-tense, and may include the words “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan” or other words or expressions of similar meaning. Forward-looking statements that relate to U.S. Gold or our business are based on our beliefs and expectations about future events, and include statements that reflect management’s plans, objectives, goals, expectations, anticipations and intentions with respect to our financial condition, results of operations, future performance and business, including statements relating to our business strategy and our current and future development plans.

Although we believe that the expectations reflected in any forward-looking statements are reasonable, any or all of the forward-looking statements in this prospectus or in documents accompanying this prospectus may prove to be incorrect. This may occur as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties. Many factors discussed in this prospectus and in documents accompanying this prospectus, some of which are beyond our control, will be important in determining U.S. Gold’s future performance following a combination, if any, of the businesses or assets of U.S. Gold and Tone Resources, Coral Gold, Nevada Pacific, and White Knight, which we refer to in this prospectus as the target companies. Consequently, actual results may differ materially from those predicted in or that might be anticipated from forward-looking statements. Therefore, you should not regard such forward-looking statements as a representation that the predictions or expectations reflected in the forward-looking statements will be achieved, and you should not place undue reliance on such forward-looking statements.

Uncertainties that could affect the accuracy of forward-looking statements, besides the specific risk factors identified in the section entitled “Risk Factors” beginning on page 19 of this prospectus, include:

•	decisions of foreign countries and banks within those countries;

•	technological changes in the mining industry;

•	the level of demand for our products;

•	changes in our business strategy;

•	interpretation of drill hole results and the geology, grade and continuity of mineralization;

•	the uncertainty of reserve estimates and timing of development expenditures;

•	unexpected changes in business and economic conditions;

•	changes in interest rates and currency exchange rates;

•	timing and amount of production;

•	changes in mining, processing and overhead costs;

•	access and availability of materials, equipment, supplies, labor and supervision, power and water;

•	results of current and future exploration activities;

•	results of pending and future feasibility studies;

•	local and community impacts and issues;

•	accidents and labor disputes; and

•	commodity price fluctuations.

We undertake no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise, other than to reflect a material change in the information previously disclosed, as required by applicable law. You should review our subsequent reports filed from time to time with the SEC on Forms 10-KSB, 10-QSB and 8-K and any amendments thereto. As noted in the section entitled “Incorporation by Reference of Certain Documents and Information of U.S. Gold for U.S. Shareholders” beginning on page v of this prospectus, several of these reports are incorporated by reference into this prospectus.

REPORTING CURRENCIES AND FINANCIAL PRINCIPLES

All references to “$” or “dollars” in this document refer to United States dollars, unless otherwise indicated. All financial information contained in this prospectus is reported in U.S. dollars unless otherwise noted. References to Canadian dollars in this prospectus are indicated as “Cdn$”.

Our financial statements are prepared in accordance with U.S. GAAP. The target companies’ audited consolidated financial statements and the notes thereto are stated by each respective target company to have been prepared in accordance with Canadian GAAP. All reconciliations of the target companies’ financial data from Canadian GAAP to U.S. GAAP and, where applicable, from Canadian dollars to U.S. dollars included in the historical and pro forma financial information contained in this prospectus are based on information taken directly from the target companies’ public reports and filings or provided to us by the target companies unless expressly noted otherwise.

SUMMARY

This summary highlights information more fully described elsewhere in this prospectus and may not contain all the information that is important to you. This summary is not intended to be a substitute for the information contained in this prospectus and is qualified in its entirety by the more detailed descriptions provided elsewhere in this prospectus and in the documents incorporated by reference, including the section “Risk Factors” on page 19 of this prospectus and our consolidated pro forma financial statements and notes.

The Offerors

U.S. Gold

We are engaged in the exploration for gold and other precious metals. We hold a 100% interest in the Tonkin Springs property in Eureka County, Nevada, subject to paramount title in the United States. This property consists of approximately 36 square miles of unpatented lode mining claims and millsite claims located on the Battle Mountain-Eureka Trend, also known as the Cortez Trend, approximately 45 miles northwest of the town of Eureka in north-central Nevada. We are presently in the exploration stage at the Tonkin Springs property. We have not generated revenue from mining operations since 1990.

We were organized as a corporation under the laws of the State of Colorado on July 24, 1979 under the name Silver State Mining Corporation. On June 21, 1988, we changed our name to U.S. Gold Corporation.

Our principal executive offices are located at 2201 Kipling Street, Suite 100, Lakewood, Colorado, 80215 and our telephone number is (303) 238-1438. Our website is www.usgold.com. Information contained on the website is not incorporated by reference into this prospectus and you should not consider information contained on the website as part of this prospectus. Our common stock is listed on the Toronto Stock Exchange, or TSX, under the symbol “UXG” and is quoted on the OTCBB under the symbol “USGL.” It is a condition of the offer that our common stock also be approved for listing on AMEX, with respect to which application has been made. We are subject to the reporting requirements of the Exchange Act and as such, file or furnish reports and other information with the SEC from time to time.

In addition to this offer to purchase all of the outstanding common shares of Tone Resources, we expect to commence separate offers to purchase all of the outstanding common shares of each of Coral Gold, Nevada Pacific and White Knight at the same time as the offer or as soon as practicable following, among other things, the completion or updating by Coral Gold and Nevada Pacific, respectively, of formal valuations required and the consideration being offered to them under those offers, under applicable Canadian law of their common shares, obtaining any necessary consents from the respective auditors of Coral Gold, Nevada Pacific and White Knight and satisfaction of other regulatory requirements. Like Tone Resources, each of these companies conducts mineral exploration activities in the Cortez Trend in Nevada and has mineral exploration properties that are adjacent to or near our Tonkin Springs property. We believe the significant benefits to combining U.S. Gold, Tone Resources, Coral Gold, Nevada Pacific and White Knight include:

•	a larger land position within the Cortez Trend and a larger exploration program;

•	a stronger cash position and reduced costs;

•	enhanced trading liquidity and better market focus; and

•	greater technical expertise.

Upon successful completion of the offers to purchase the outstanding common shares of Nevada Pacific, Coral Gold and White Knight, which we refer to in this prospectus as the strategic offers, our combined company would strive to become the premier exploration company in Nevada. However, Tone Resources shareholders should be aware that the successful completion of any or all of our offers to purchase all of the outstanding shares of Coral Gold, Nevada Pacific and White Knight is not a condition of this offer. See the section entitled “Intentions of the Offerors — Strategic Rationale for the Offer” on page 58 of this prospectus.

Canadian Exchange Co.

Our wholly-owned subsidiary, US Gold Canadian Acquisition Corporation, or Canadian Exchange Co., is a corporation we incorporated under the Business Corporations Act (Alberta) solely for the purpose of making the strategic offers. Canadian Exchange Co. has no significant assets and has not engaged in any business or other activities to date.

In connection with this offer and the other strategic offers, Canadian Exchange Co. will issue its exchangeable shares in exchange for the validly tendered and not validly withdrawn common shares of each of Tone Resources, Coral Gold, Nevada Pacific and White Knight. The exchangeable shares are being issued in connection with the offers to achieve intended tax efficiencies as described in the sections entitled “Material Canadian Federal Income Tax Considerations” and “Material U.S. Federal Income Tax Considerations” on pages 64 and 74, respectively, of this prospectus. The exchangeable shares are exchangeable into shares of our common stock on a one-for-one basis and are intended to have, to the extent practicable, the same economic, voting and other rights of our common stock. Under the exchangeable share provisions, the holders of the exchangeable shares will be entitled to annually elect one of the three directors of Canadian Exchange Co. See the section entitled “The Offer — Exchangeable Shares” on page 34 of this prospectus.

Canadian Exchange Co.’s executive office is located at 2900 Manulife Place, 10180-101 Street, Edmonton, Alberta, Canada T5J 3V5 and its telephone number is (780) 423-7100.

Tone Resources

Tone Resources is an exploration company engaged in the acquisition and exploration of mineral properties primarily located on the major gold trends in the north-central region of Nevada. Tone Resources is focused on gold and holds substantially all interests in eight projects (10 claim groups) in Elko, Eureka, Lander, and Pershing counties in Nevada. Tone Resources was incorporated on October 31, 2001 under the laws of the Yukon Territory and was continued to British Columbia from the Yukon Territory on March 1, 2005.

Tone Resources’ principal executive offices are located at 3374 West 19th Avenue, Vancouver, British Columbia, V6S 1C2, Canada. Tone Resources’ common shares are listed on the TSX-V, and it files reports with the securities regulatory authorities of British Columbia, Alberta, Yukon and Ontario on SEDAR.

The Offer

Tone Resources Common Shares

We are offering to purchase, upon the terms and subject to the conditions of the offer, all of the outstanding common shares of Tone Resources, including any common shares that may be issued after the date of the offer and prior to its expiry time. Each Tone Resources common share which is tendered in the offer and accepted for purchase will be exchanged for 0.26 of an exchangeable share of Canadian Exchange Co. The exchangeable shares will, under the circumstances described in this prospectus, be exchangeable for shares of common stock of U.S. Gold on a one-for-one basis.

Your participation in the offer and the receipt of the exchangeable shares may result in different tax consequences, depending upon facts specific to you. You should carefully review the description of the tax consequences of the proposed transactions under the sections entitled “Material Canadian Federal Income Tax Considerations” and “Material U.S. Federal Income Tax Considerations,” on pages 64 and 74, respectively, of this prospectus, and you are encouraged to seek independent tax advice with respect to your specific circumstances.

Warrants, Options or Other Securities

The offer is being made only for common shares of Tone Resources and is not being made for any warrants, options or other securities that may entitle the holder to acquire common shares of Tone Resources. Any holder of these securities who wishes to accept the offer must first exercise those securities and tender the common shares issued, upon exercise in advance of the expiry time of the offer in accordance with the procedures described under the sections entitled “The Offer — Time for Acceptance” and “— Manner of Acceptance” on pages 44 and 46, respectively, of this prospectus. However, after completion of the offer, we may implement a subsequent acquisition transaction to acquire full ownership of Tone Resources, which we intend we would structure so that any Tone Resources warrants would be exchanged for warrants to purchase exchangeable shares of Canadian Exchange Co. and so that the Tone Resources stock option plan would be assumed or adopted by us and options to purchase Tone Resources common shares would entitle the option holders to purchase shares of our common stock, in each case with appropriate adjustments to the exercise price of any warrant or option. See the section entitled “The Offer — Subsequent Acquisition Transaction” on page 52 of this prospectus.

Fractional Shares

Fractional exchangeable shares will not be issued in the offer. Instead, the number of exchangeable shares to be issued to each tendering shareholder will be either rounded up (if the fractional interest is 0.5 or more) or down (if the fractional interest is less than 0.5) to the next whole number. For purposes of this rounding, all Tone Resources common shares deposited by a tendering shareholder will be aggregated.

Total Expected Issuance of U.S. Gold Shares

The total number of outstanding common shares of Tone Resources together with the number of outstanding warrants and options to purchase Tone Resources common shares as reported by Tone Resources as of October 20, 2006 is 24,702,652. Based on this number and the exchange ratio of 0.26 of an exchangeable share of Canadian Exchange Co., we expect to issue approximately 6,422,690 exchangeable shares of Canadian Exchange Co. in connection with the offer. The disclosure in this prospectus regarding the anticipated effects of the transactions on our voting power and our shareholder’s ownership percentage in us after giving effect to the proposed acquisition of Tone Resources and the other target companies and upon the exchange of the exchangeable shares for shares of our common stock is based on this expectation.

Background and Reason for the Issuance of the Exchangeable Shares

The exchangeable shares are being issued in connection with this offer in lieu of U.S. Gold common stock to enable, to the extent permissible and applicable, the Tone Resources shareholders to take advantage of a full or partial tax deferral (rollover) available under the Income Tax Act (Canada), as amended, or the Tax Act as described in the sections entitled “The Offer — Exchangeable Shares” on page 34 of this prospectus, “Material Canadian Federal Income Tax Considerations” on page 64 of this prospectus and “Material U.S. Federal Income Tax Considerations” on page 74 of this prospectus. The exchangeable shares, by virtue of the redemption and exchange rights attaching to them and the provisions of the Voting and Exchange Trust Agreement and the Support Agreement described below, are intended to provide the holders with the economic and voting rights that are, as nearly as practicable, equivalent to those of a share of common stock of U.S. Gold.

Conditions of the Offer

The offer is subject to a number of conditions, which are described below under the heading “Conditions of the Offer” on page 42 of this prospectus and include that:

(i) at least the greater of (1) 66 2/3% of Tone Resources common shares deemed outstanding on a fully-diluted basis or (2) 80% of the issued and outstanding Tone Resources common shares shall have been validly deposited at the time the Tone Resources common shares are accepted for purchase under the offer;

(ii) Tone Resources shall not have entered into or effectuated any other agreement or transaction with any person or entity having the effect of impairing our ability to acquire Tone Resources or otherwise diminishing our expected economic value of the acquisition of Tone Resources;

(iii) the shares of our common stock shall have been approved for listing on the AMEX, the additional shares of common stock of U.S. Gold issuable upon exchange of the exchangeable shares offered under this offer shall have been approved for listing on the TSX and the exchangeable shares shall have been approved for listing on the TSX and AMEX;

(iv) the registration statement of which this prospectus is a part for the exchangeable shares and the shares of our common stock that may be issued upon the exchange of the exchangeable shares shall have become effective under the Securities Act, and no stop order suspending the effectiveness of the registration statement or a proceeding seeking a stop order shall have been issued nor shall there have been proceedings for that purpose initiated or threatened by the SEC;

(v) all necessary orders shall have been obtained from relevant Canadian securities regulatory authorities in respect of the exchangeable shares to be issued in the offer, the shares of our common stock that may be issued upon the exchange of any such exchangeable shares and the resale of the exchangeable shares or shares of our common stock;

(vi) our shareholders shall have approved prior to the expiry time (1) an amendment to our articles of incorporation to create a new class of our stock comprised of one share of preferred stock, designated Series A Special Voting Preferred Stock no par value, to be issued in connection with the strategic offers; (2) the issuance of the exchangeable shares of Canadian Exchange Co., in connection with the strategic offers, and (3) the issuance of an equivalent number of shares of common stock of U.S. Gold upon the exchange of the exchangeable shares; and

(vii) all necessary approvals, consents, clearances or waivers have been obtained or received from any governmental regulatory agency, authority or commission in connection with the offer and the subsequent acquisition transaction.

Time and Manner of Acceptance

The offer is open for acceptance, unless withdrawn or extended at our sole discretion, until 5:00 p.m. (Vancouver Time) on [     ], 2006, or the expiry time. We may extend or change the expiry time to any later time or times and date or dates as we may fix from time to time, as described under the heading “Extension of the Expiry Time or Variation or Change of the Offer” on page 44 of this prospectus.

You may accept the offer by depositing the originally executed certificate or certificates representing Tone Resources common shares you desire to tender, together with a duly completed and signed letter of transmittal (printed on blue paper), at the offices of Kingsdale Shareholder Services Inc., which is acting as depositary, specified in the letter of transmittal at or before the expiry time of the offer. The offer will be deemed to be accepted only if the depositary has actually received these documents at or before the expiry time of the offer. If your shares are registered in the name of a broker, dealer, bank, trust company or other nominee you should request your nominee to effect the transaction. If your stock certificate for your Tone Resources common shares is not immediately available or has been lost, you may use the procedures for guaranteed delivery set forth in the notice of guaranteed delivery (printed on green paper). See the section entitled “Manner of Acceptance” on page 46 of this prospectus.

Acceptance for Purchase of, and Payment for, Deposited Tone Resources Common Shares

If all conditions described in the section entitled “Conditions of the Offer” on page 42 of this prospectus have been satisfied or waived by us at the expiry time, all Tone Resources common shares that have been properly deposited and not withdrawn will be required to be accepted by us for purchase promptly following the expiry time and, in any event, not later than 10 days after the expiry time. The exchangeable shares will be promptly issued to all holders of Tone Resources common shares accepted for purchase and, in any event, within three business days of having been accepted for purchase. For the purposes of this prospectus, the term business day means any day other than a Saturday, Sunday, a public holiday or a day on which commercial banks are not open for business in Toronto, Ontario or Denver, Colorado under applicable law. See the section entitled “Acceptance for Purchase of, and Payment for, Deposited Tone Resources Common Shares” on page 47 of this prospectus.

Right to Withdraw

All deposits of Tone Resources common shares under the offer are irrevocable, unless withdrawn by a Tone Resources shareholder. Shareholders may withdraw any deposited common shares before the common shares are accepted by us, if we have not issued the exchangeable shares in consideration for these shares within three business days after having been accepted, and under certain other circumstances. See the section entitled “Right to Withdraw” on page 50 of this prospectus.

Risk Factors

An investment in the exchangeable shares and the business combination with Tone Resources are subject to certain risks. See the section entitled “Risk Factors” on page 19 of this prospectus.

Dissenters’ Rights

No dissenters’ rights are available in connection with the offer. However, if after completion of the offer we determine to acquire any remaining interests in Tone Resources by way of plan of arrangement or other similar transaction, Tone Resources’ remaining shareholders may have the right to dissent and demand payment of the fair value of their common shares under Section 238 of the Business Corporations Act (British Columbia). If the statutory procedures are complied with, this right could lead to a judicial determination of the fair value required to be paid to such dissenting shareholders for their common shares. This judicially determined fair value of Tone Resources common shares could be more or less than the amount paid per Tone Resources common share in the subsequent acquisition transaction or in the offer. See the section entitled “Dissenters’ Rights” on page 52 of this prospectus.

Purpose of the Offer

We are making the offer in order for us ultimately to acquire, directly or indirectly, all of the issued and outstanding Tone Resources common shares. If the conditions of the offer are satisfied or waived and we accept for purchase and pay for Tone Resources common shares validly tendered in the offer, we currently intend to acquire, directly or indirectly, any remaining outstanding Tone Resources common shares in accordance with applicable law by way of a subsequent acquisition transaction. See the section entitled “The Offer — Subsequent Acquisition Transaction” on page 52 of this prospectus.

Subsequent Acquisition Transaction

We or Canadian Exchange Co. intend to cause a special meeting of Tone Resources shareholders to be held following completion of the offer to consider a statutory plan of arrangement under which:

(i) all remaining outstanding Tone Resources common shares would be exchanged for exchangeable shares of Canadian Exchange Co. in order to acquire full ownership of Tone Resources;

(ii) warrants to purchase Tone Resources common shares would be exchangeable for warrants to purchase exchangeable shares of Canadian Exchange Co., with appropriate adjustments to the exercise prices of these warrants;

(iii) Tone Resources shareholders who did not deposit their common shares under the offer would be entitled to receive exchangeable shares in the same exchange ratio offered in the offer; and

(iv) the Tone Resources stock option plan would be assumed or adopted by U.S. Gold so that options under that plan would be exercisable for shares of U.S. Gold common stock with appropriate adjustments to the exercise prices of these options.

See the section entitled “The Offer — Subsequent Acquisition Transaction” on page 52 of this prospectus.

Plans for Tone Resources

Upon successful completion of the offer and any subsequent acquisition transaction, we intend to take appropriate actions to optimize and rationalize the combined entities’ assets, operations, management, personnel, general and administrative functions and corporate structure. If permitted by applicable law, subsequent to the completion of the offer and any subsequent acquisition transaction, if necessary, we intend to delist the Tone Resources common shares from the TSX-V and cause Tone Resources to cease to be a reporting issuer under the securities laws of all applicable jurisdictions.

Other Target Companies

Each of the other target companies is an exploration stage company based in Vancouver, British Columbia engaged in the acquisition and exploration of mineral properties primarily located on the major gold trends in the north-central region of Nevada.

Coral Gold.  Since Coral Gold’s 2002 fiscal year, Coral Gold has made aggregate principal expenditures of Cdn$2,498,084 on the Robertson mining claims in Nevada. We intend to offer to purchase all of the outstanding shares of Coral Gold on the basis of 0.63 of an exchangeable share for each common share of Coral Gold. Coral Gold’s common shares are listed on the TSX-V under the symbol “CGR-V” and on the OTCBB, under the symbol “CGREF.”

Nevada Pacific.  Nevada Pacific owns the Magistral Gold Mines in Mexico and an exploratory property portfolio covering approximately 890 square miles of mineral rights in Mexico, including the Magistral Gold Mine, ten properties in Nevada and one in Utah. The Nevada property portfolio covers approximately 85 square miles, including portions of two significant gold producing regions: the Battle Mountain/Eureka Trend/Cortez Trend and the Carlin Trend. We intend to offer to purchase all of the outstanding shares of Nevada Pacific on the basis of 0.23 of an exchangeable share for each common share of Nevada Pacific. Nevada Pacific’s common shares are listed on the TSX-V under the symbol “NPG-V.”

White Knight.  Currently White Knight’s portfolio includes 18 properties, 15 of which are in Nevada’s Cortez Trend. We intend to offer to purchase all of the outstanding shares of White Knight on the basis of 0.35 of an exchangeable share for each common share of White Knight. White Knight’s common shares are listed on the TSX-V under the symbol “WKR-V.”

Audited financial statements and unaudited interim financial statements of Coral Gold, Nevada Pacific and White Knight are included in Appendices C, D and E, respectively, of this prospectus.

Interests of Certain Related Parties in the Offer

As of the date of this prospectus, Robert R. McEwen, our Chairman and Chief Executive Officer, beneficially owns 5,000,000 Tone Resources common shares, which represents approximately 22.2% of the outstanding Tone Resources common shares as of October 20, 2006, or approximately 20.2% of the outstanding shares as of October 20, 2006 on a fully-diluted basis. Mr. McEwen also beneficially owns 1,250,000, 25,000,000 and 9,552,427 common shares of Coral Gold, Nevada Pacific and White Knight, respectively (assuming full exercise of all outstanding warrants), which represents approximately 18%, 30% and 16%, respectively, of the outstanding common shares of these companies based on information provided to us by these companies. As a shareholder of each target company and of U.S. Gold, Mr. McEwen may have interests that differ from the holders of Tone Resources common shares. See the section entitled “Relationships Between the Offerors and Tone Resources” on page 62 of this prospectus.

Certain Effects of the Strategic Offers

If all of the strategic offers are successfully completed and the subsequent acquisitions consummated to the extent necessary, the voting power of our existing shareholders will be diluted. It is expected that the former shareholders of Tone Resources, Coral Gold, Nevada Pacific and White Knight will own, in the aggregate exchangeable shares entitling them to approximately 48% of the aggregate voting power of U.S. Gold (or approximately 47% on a fully-diluted basis). As a result of the strategic offers, we may experience a change in control, although it appears unlikely that will be the case upon issuance of the shares due to Mr. McEwen’s ownership in the target companies. See the section entitled “Relationships Between the Offerors and Tone Resources — Beneficial Ownership of and Trading in Securities of White Knight” on page 62 of this prospectus. If all of the strategic offers are successfully completed and the subsequent acquisitions consummated to the extent necessary, the former shareholders of Tone Resources, Coral Gold, Nevada Pacific and White Knight other than Mr. McEwen will own, in the aggregate, exchangeable shares entitling them to approximately 40% of the aggregate voting power of U.S. Gold) (or approximately 37% on a fully-diluted basis).

Selected Historical Financial Data of U.S. Gold

The following are selected consolidated financial data for U.S. Gold for each of the years in the five-year period ended December 31, 2005 and for the six months ended June 30, 2006 and 2005. The information with respect each of the years in the five-year period ended December 31, 2005 has been derived from and should be read in conjunction with the audited consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Reports on Form 10-KSB for the fiscal years ended December 31, 2005 and December 31, 2004, filed with the SEC on April 7, 2006 and March 30, 2005, respectively. The information with respect to the six-month periods ended June 30, 2006 and 2005 has been derived from and should be read in conjunction with our unaudited consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006, as filed with the SEC on August 14, 2006 (and amended on Form 10-QSB/A on August 24, 2006). The unaudited financial statement data includes, in our opinion, all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair presentation of our financial position and results of operations for these periods. Certain documents we filed with the SEC are incorporated by reference into this prospectus. See the sections entitled “The Offerors — U.S. Gold” on page 31 and “Incorporation by Reference of Certain Documents and Information of U.S. Gold for U.S. Shareholders” on page v of this prospectus. All of our historical financial data is presented in accordance with U.S. GAAP. Historical results are not indicative of the results to be expected in the future and results of interim periods are not necessarily indicative of results for the entire year.

This selected historical financial data should be read together with the selected unaudited pro forma consolidated financial information beginning on page 9 of this prospectus.

U.S. Gold Historical Financial Data

	Six Months Ended		Fiscal Year Ended
	June 30,		December 31,
	2006	2005	2005	2004	2003	2002	2001
	($ in thousands except share data)

Operating data
Other revenue	$488	$526	$1,052	$39	$636	$56	$560
Net loss from operations before cumulative-effect gain on accounting change	$(66,070)	$(431)	$(2,991)	$(794)	$(1,027)	$(1,375)	$(136)
Net loss	$(66,070)	$(431)	$(2,991)	$(794)	$(623)	$(1,375)	$(136)
Basic and diluted loss per share	$(1.98)	$(0.02)	$(0.12)	$(0.04)	$(0.04)	$(0.09)	$(0.01)
Weighted average shares	33,296,755	20,485,915	25,931,172	20,028,173	17,696,098	15,334,157	14,011,400
Balance sheet data
Cash, cash equivalents and short term Investments	$30,066	$107	$678	$75	$198	$4	$72
Inventories	0	0	0	0	0	0	0
Property, plant and equipment	102	90	53	104	8	15	25
Other assets	46,159	2,712	4,810	1,256	1,595	3,455	3,406
Total assets	$76,327	$2,909	$5,541	$1,435	$1,801	$3,474	$3,503
Current liabilities	$3,245	$137	$1,791	$35	$80	$434	$29
Long-term obligations	10	557	16	570	545	545	420
Other long-term liabilities and deferred gain	136,073	1,760	1,201	0	0	1,826	1,826
Shareholders’ equity	$(63,001)	$455	$2,533	$830	$1,176	$669	$1,228
Total liabilities and shareholders’ equity	$76,327	$2,909	$5,541	$1,435	$1,801	$3,474	$3,503

Selected Historical Financial Data of Tone Resources

The following selected historical financial data of Tone Resources is derived from Tone Resources’ publicly filed audited consolidated financial statements for each of the years in the five-year period ended August 31, 2005. This summary data should be read together with Tone Resources’ financial statements and the accompanying notes and Tone Resources’ Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Appendix A hereto (Information Concerning Tone Resources) and Tone Resources’ financial statements and the accompanying notes included in Appendix B (Financial Statements of Tone Resources). Tone Resources’ publicly filed financial statements are, according to Tone Resources, prepared in accordance with Canadian GAAP, which differs from U.S. GAAP in certain respects and are presented in Canadian dollars, unless otherwise indicated. See the sections entitled “Reporting Currencies and Financial Principles” on page vii of this prospectus and “Differences Between Canadian (“CDN”) and United States (“US”) GAAP” contained in Appendix B (Financial Statements of Tone Resources). Historical results are not indicative of the results to be expected in the future and results of interim periods are not necessarily indicative of results for the entire year.

Tone Resources Historical Financial Data

	Nine Months Ended May 31,		Fiscal Year Ended August 31,
Canadian GAAP	2006	2005	2005	2004	2003	2002	2001(1)
	(Cdn$ in thousands except per share data)

Operating data
Other revenue	$0	$0	$1	$1	$3	$0	$—
Net loss	$(799)	$(520)	$(856)	$(1,083)	$(438)	$(129)	$—
Basic and diluted loss per share	$(0.05)	$(0.04)	$(0.06)	$(0.09)	$(0.07)	$(0.03)	$—
Balance sheet data
Cash, cash equivalents and short term investments	$1,304	$93	$5	$373	$290	$153	$—
Inventories	0	0	0	0	0	0	—
Property, plant and equipment	0	0	0	0	0	0	—
Mineral properties and deferred exploration costs	1,255	1,140	1,124	906	450	102	—
Other assets	58	41	44	57	67	69	—
Total assets	$2,617	$1,274	$1,173	$1,336	$807	$324	$—
Current liabilities	$133	$56	$129	$42	$79	$6	$—
Long-term obligations	0	0	0	0	0	0	—
Other long-term liabilities	0	0	0	0	0	0	—
Shareholders’ equity	$2,484	$1,218	$1,044	$1,293	$728	$318	$—
Total liabilities and shareholders’ equity	$2,617	$1,274	$1,173	$1,336	$807	$324	$—

(1)	Tone Resources first fiscal year ended August 31, 2002.

Summary Selected Unaudited Pro Forma Consolidated Financial Data for U.S. Gold and Tone Resources

The following summary selected unaudited pro forma consolidated financial data has been prepared to give effect to our proposed acquisition of Tone Resources as if it had been completed on January 1, 2005.

The selected unaudited pro forma consolidated financial data presented below are presented in accordance with U.S. GAAP and in U.S. dollars. Because Tone Resources has a different fiscal year end and interim period than U.S. Gold and its financial statements are prepared in accordance with Canadian GAAP in Canadian dollars, we have prepared the following unaudited pro forma financial data in U.S. dollars and in accordance with U.S. GAAP based on quarterly financial data, including reconciliations from Canadian GAAP to U.S. GAAP, provided to us by Tone Resources. The selected unaudited pro forma consolidated financial data presented below are for illustrative purposes only and are not necessarily indicative of the actual operating results or financial position that would have resulted if we and Tone Resources had combined at the beginning of the periods presented, nor is it necessarily indicative of any future operating results or financial position of U.S. Gold if combined with Tone Resources. To construct the pro forma financial information, we allocated the proposed purchase price of Tone Resources using our best estimates of fair value. These estimates are based on the most recently available information. To the extent there are significant changes to the business of Tone Resources, the assumptions and estimates reflected herein could change significantly. Accordingly, the purchase accounting adjustments reflected in the unaudited pro forma consolidated financial data below are preliminary and subject to change. In addition, the selected unaudited pro forma consolidated financial data presented below does not reflect any potential operating efficiencies of the combined entities. For additional information concerning the basis of presentation of the pro forma consolidated financial information, see the notes to the unaudited pro forma consolidated financial statements set forth in Appendix G (Unaudited Pro Forma Consolidated Financial Statements of U.S. Gold) to this prospectus.

We have not had complete access to the non-public books and records of Tone Resources. As a result, some of the historical financial information regarding Tone Resources used by us in the preparation of this summary has been derived from the publicly filed documents of Tone Resources. Although we have no reason to doubt the accuracy or completeness of Tone Resources’ publicly filed documents or of the financial data it has provided to us for purposes of preparing the following unaudited pro forma consolidated financial data, we are not in a position to independently assess or verify that information, including its financial statements. See the section entitled “Risk Factors — We have been unable to independently verify the reliability of information in this prospectus regarding Tone Resources, Coral Gold, Nevada Pacific and White Knight” on page 21 of this prospectus. This summary data should be read together with the unaudited pro forma consolidated financial statements as at and for the six months ended June 30, 2006 and for the year ended December 31, 2005 included in Appendix G (Unaudited Pro Forma Consolidated Financial Statements of U.S. Gold) and in Appendix H (Unaudited Pro Forma Consolidated Supplementary Financial Statements of U.S. Gold), which are incorporated into and form part of this prospectus.

Data for Canadian Exchange Co. has not been included because it had not yet been formed and did not conduct business during any of the periods discussed below.

U.S. Gold and Tone Resources
Summary Selected Unaudited Pro Forma
Consolidated Financial Data

	Year Ended	Six Months Ended
U.S. GAAP	December 31, 2005	June 30, 2006
	($ in thousands except per share data)

Operating data
Other revenue	$1,051	$479
Net loss from operations before cumulative-effect gain on accounting change	$(3,693)	$(66,750)
Net loss	$(3,693)	$(66,750)
Basic and diluted loss per share	$(0.12)	$(1.74)
Weighted average shares	31,003,316	38,368,899
Balance sheet data
Cash, cash equivalents and short term investments		$31,253
Inventories		0
Property, plant and equipment		102
Mineral properties and deferred exploration costs		48,235
Other assets		46,213
Total assets		$125,803
Current liabilities		$5,212
Long-term obligations		10
Other long-term liabilities and deferred gain		146,684
Shareholders’ equity		$(26,103)
Total liabilities and shareholders’ equity		$125,803

Summary Selected Unaudited Pro Forma Consolidated Supplementary Financial Data for U.S. Gold and Tone Resources, Coral Gold, Nevada Pacific and White Knight

The following summary selected unaudited pro forma consolidated supplementary financial data has been prepared to give effect to all of our proposed acquisitions of Tone Resources, Coral Gold, Nevada Pacific and White Knight as if all of them had been completed on January 1, 2005.

The selected unaudited pro forma consolidated financial data presented below are presented in accordance with U.S. GAAP and in U.S. dollars and are constructed as a result of each of the target companies having different fiscal year ends than U.S. Gold. The selected unaudited pro forma consolidated financial data presented below are for illustrative purposes only and are not necessarily indicative of the actual operating results or financial position that would have resulted if we and any or all of the target companies had combined at the beginning of the periods presented, nor is it necessarily indicative of any future operating results or financial position of U.S. Gold if combined with one or more of the target companies. To construct the pro forma financial information, we allocated the proposed purchase price of each target company using our best estimates of fair value. These estimates are based on the most recently available information. To the extent there are significant changes to the businesses of any of the target companies, the assumptions and estimates reflected herein could change significantly. Accordingly, the purchase accounting adjustments reflected in the unaudited pro forma consolidated financial data below are preliminary and subject to change. In addition, the selected unaudited pro forma consolidated financial data presented below does not reflect any potential operating efficiencies resulting from the acquisitions. For additional information concerning the basis of presentation of the pro forma consolidated financial information, see the notes to the unaudited pro forma consolidated financial statements set forth in Appendix H (Unaudited Pro Forma Consolidated Supplementary Financial Statements of U.S. Gold) to this prospectus.

We have not had complete access to the non-public books and records of Tone Resources, Coral Gold, Nevada Pacific and White Knight. As a result, some of the historical financial information regarding Tone Resources, Coral Gold, Nevada Pacific and White Knight used by us in the preparation of this summary has been derived in part from the publicly filed documents of Tone Resources, Coral Gold, Nevada Pacific and White Knight. In addition, because the target companies have different fiscal year ends and interim periods than U.S. Gold, and their respective financial statements are prepared in accordance with Canadian GAAP and, with the exception of Nevada Pacific, in Canadian dollars, we have prepared the following unaudited pro forma financial data in U.S. dollars and in accordance with U.S. GAAP based on quarterly financial data, including reconciliations from Canadian GAAP to U.S. GAAP, provided to us by Tone Resources, Coral Gold, Nevada Pacific and White Knight. Although we have no reason to doubt the accuracy or completeness of the publicly filed documents of Tone Resources, Coral Gold, Nevada Pacific and White Knight or of the financial data they have provided to us for purposes of preparing the following unaudited pro forma consolidated financial data, we are not in position to independently assess or verify that information, including any financial statements. See the section entitled “Risk Factors — We have been unable to independently verify the reliability of information in this prospectus regarding Tone Resources, Coral Gold, Nevada Pacific and White Knight” on page 21 of this prospectus.

This summary data should be read together with our unaudited pro forma consolidated supplementary financial statements as at December 31, 2005 and for the year then ended, and as at June 30, 2006, included in Appendix H (Unaudited Pro Forma Consolidated Supplementary Financial Statements of U.S. Gold), which are incorporated into and forms part of the prospectus.

Data for Canadian Exchange Co. has not been included because it had not yet been formed and did not conduct business during any of the periods discussed below.

Unaudited Pro Forma Consolidated Supplementary for
U.S. Gold, Tone Resources, Coral Gold,
Nevada Pacific and White Knight

	Year Ended	Six Months Ended
	December 31,	June 30,
U.S. GAAP	2005	2006
	($ in thousands except per share data)

Operating data
Mining revenue	$8.881	$2,943
Other revenue	$1,511	$743
Net loss from operations before cumulative-effect gain on accounting change	$(12,407)	$(75,588)
Net loss	$(12,407)	$(75,588)
Basic and diluted loss per share	(0.17)	(0.95)
Weighted average shares	71,858,117	79,223,700
Balance sheet data
Cash, cash equivalents and short term investments		$51,263
Inventories		394
Property, plant and equipment		9,591
Mineral properties and deferred exploration costs		379,528
Other assets		47,793
Total assets		$488,569
Current liabilities		$20,776
Long-term obligations		10
Other long-term liabilities and deferred gain		222,478
Shareholders’ equity		$245,305
Total liabilities and shareholders’ equity		$488,569

Unaudited Historical and Pro Forma Comparative Per Share Information

The following table summarizes unaudited per share information for U.S. Gold and Tone Resources separately on a historical basis and on an equivalent unaudited pro forma consolidated basis to give effect to our acquisition of Tone Resources as if it had been completed on January 1, 2005. This information should be read in conjunction with:

•	Our audited consolidated financial statements included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 and our unaudited consolidated interim financial statements included in our Quarterly Report on Form 10-QSB/A for the quarter ended June 30, 2006;

•	Tone Resources’ audited consolidated financial statements for the fiscal year ended August 31, 2005 included in Appendix B (Financial Statements of Tone Resources);

•	Our unaudited pro forma consolidated financial statements as at December 31, 2005 and June 30, 2006, and for the year then ended included in Appendix G (Unaudited Pro Forma Consolidated Financial Statements of U.S. Gold); and

•	Our unaudited pro forma consolidated supplementary financial statements as at December 31, 2005 and June 30, 2006, and for the year and interim period then ended, respectively, included in Appendix H (Unaudited Pro Forma Consolidated Supplementary Financial Statements of U.S. Gold).

Each of the above is incorporated into and forms part of the prospectus. See the section entitled “Incorporation by Reference of Certain Documents and Information of U.S. Gold for U.S. Shareholders” on page v of this prospectus.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the actual operating results or financial position that would have resulted if we and Tone Resources, or we and any or all of the target companies had combined at the beginning of the period presented, nor is it necessarily indicative of the future operating results or financial position of the combined company. The historical book value per share is computed by dividing total shareholders’ equity by the number of shares outstanding at the end of the period. The unaudited pro forma consolidated income per share is computed by dividing the unaudited pro forma consolidated income from continuing operations available to holders of common stock by the unaudited pro forma consolidated weighted average number of shares outstanding. The unaudited pro forma consolidated book value per share is computed by dividing total unaudited pro forma consolidated shareholders’ equity by the unaudited pro forma consolidated number of common stock outstanding at the end of the period. The historical per share information of U.S. Gold and Tone Resources was derived from our and Tone Resources’ respective historical annual financial statements and are constructed as a result of Tone Resources having a different fiscal year end and interim period than U.S. Gold.

We have not had complete access to the non-public books and records of Tone Resources. We have, however, obtained the information contained in or incorporated herein relating to Tone Resources from Tone Resources and from publicly available sources. Although we have no reason to doubt the accuracy or completeness of the public filings of Tone Resources, we are not in a position to independently assess or verify that information, including any financial statements. See the section entitled “Risk Factors — We have been unable to independently verify the reliability of information in this prospectus regarding Tone Resources, Coral Gold, Nevada Pacific and White Knight” on page 21 of this prospectus.

	Six Months Ended	Year Ended
	June 30, 2006	December 31, 2005

U.S. Gold — Historical
Historical per common share:
Income per basic share	$(1.98)	$(0.12)
Income per diluted share	$(1.98)	$(0.12)
Dividends declared	$0	$0
Book value per share	$(1.89)	$0.08

	Nine Months Ended	Year Ended
	May 31, 2006	August 31, 2005

Tone Resources — Historical (Canadian GAAP and Cdn$)
Historical per common share:
Income per basic share	$(0.05)	$(0.06)
Income per diluted share	$(0.05)	$(0.06)
Dividends declared	$0	$0
Book value per share	$0.13	$0.08

	Six Months Ended	Year Ended
	June 30, 2006	December 31, 2005

Unaudited Pro forma Condensed Combined U.S. Gold and Tone Resources (U.S. GAAP)
Unaudited pro forma condensed combined per common share of U.S. Gold:
Income per basic share	$(1.74)	$(0.12)
Income per diluted share	$(1.74)	$(0.12)
Dividends declared	$0	$0
Book value per share	$(0.68)	$—

	Six Months Ended	Year Ended
	June 30, 2006	December 31, 2005

Unaudited Pro forma Condensed Combined U.S. Gold and Tone Resources, Coral Gold, Nevada Pacific and White Knight (U.S. GAAP)
Unaudited pro forma condensed combined per common share of U.S. Gold:
Income per basic share	$(0.95)	$(0.17)
Income per diluted share	$(0.95)	$(0.17)
Dividends declared	$0	$0
Book value per share	$3.10	$—

Currency Exchange Rates

The following table sets forth the rate of exchange for one U.S. dollar expressed in Canadian dollars, for each period indicated: (i) the exchange rate at the end of the period; (ii) the average rate; and (iii) the high and low rates for each year. For the purposes of this section, rate of exchange means the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York.

	Six Months Ended		Year Ended December 31,
	June 30,		(Cdn$)
	2006	2005	2005	2004	2003	2002	2001

High rate during year	$—	$—	$1.2703	$1.3970	$1.5750	$1.6128	$1.5849
Low rate during year	—	—	1.1560	1.1775	1.2923	1.5108	1.4933
Rate at end of period	1.1150	1.2256	1.1656	1.2034	1.2923	1.5800	1.5925
Average rate for period	1.1311	1.2354	1.2083	1.2984	1.3916	1.5702	1.5519

On March 3, 2006, the last trading day before the announcement of our proposed business combination with White Knight, the exchange rate for one U.S. dollar expressed in Canadian dollars was Cdn$1.1352. On October 23, 2006, the most recent trading day practicable before the filing of this prospectus, the exchange rate for one U.S. dollar expressed in Canadian dollars was Cdn$1.1281. The table below sets forth the high and low exchange rate for one U.S. dollar expressed in Canadian dollars for each month during the past six months preceding the date of this offer.

	High	Low
	(Cdn$)

April 2006	$1.1718	$1.1203
May 2006	1.1233	1.0989
June 2006	1.1240	1.0991
July 2006	1.1514	1.1112
August 2006	1.1312	1.1078
September 2006	1.1272	1.1056
October 1, 2006 to October 23, 2006	1.1384	1.1154

Comparative Market Data

The Tone Resources common shares are currently traded on the TSX-V under the symbol “TNS-V.” Our common stock is listed on the TSX under the symbol “UXG” and on the OTCBB under the symbol “USGL.” The following table sets forth the closing prices of the Tone Resources common shares as reported on the TSX-V and shares of our common stock as reported on the TSX and the OTCBB on (1) March 3, 2006, the last trading day preceding the public announcement of proposed business combination with Tone Resources and (2) October 23, 2006, the most recent trading day practicable before the filing of this prospectus. Our common stock first began trading on the TSX on August 30, 2006.

	TSX		OTCBB		TSX-V
	March 3,	October 23,	March 3,	October 23,	March 3,	October 23,
Issuer	2006	2006	2006	2006	2006	2006
	(Cdn$)		($)		(Cdn$)

Tone Resources	—	—	—	—	1.35	1.17
U.S. Gold	—	4.70	5.65	4.25	—	—

Comparative Per Share Market Price and Dividend Information

The following table sets forth, for each of the calendar quarters ending on the dates indicated, the reported high and low sales prices per share, and the average daily trading volumes, reported by the TSX-V, the TSX and the OTCBB, as applicable. Neither we nor Tone Resources declared dividends on our respective shares during these periods.

Data for Canadian Exchange Co. has not been included because it had not yet been formed and did not conduct business during any of the periods discussed below. Our common stock began trading on the TSX on August 30, 2006.

	U.S. Gold			U.S. Gold			Tone Resources
	OTCBB			TSX			TSX-V
			Avg.			Avg.			Avg.
			Daily			Daily			Daily
	High	Low	Volume	High	Low	Volume	High	Low	Volume
			($)		(Cdn$)			(Cdn$)

2004
March 31	1.85	0.81	77,486	—	—	—	0.61	0.30	19,253
June 30	1.06	0.61	42,638	—	—	—	0.65	0.38	16,580
September 30	0.75	0.40	44,432	—	—	—	0.45	0.28	21,772
December 31	0.57	0.40	24,155	—	—	—	0.75	0.35	22,280
2005
March 31	0.44	0.37	44,061	—	—	—	0.60	0.35	12,503
June 30	0.60	0.30	24,751	—	—	—	0.45	0.32	12,121
September 30	2.82	0.35	304,298	—	—	—	0.41	0.25	15,459
December 31	3.96	1.94	243,627	—	—	—	0.97	0.18	53,800
2006
March 31	9.09	3.48	276,535	—	—	—	2.13	0.70	92,376
June 30	10.30	5.75	310,081	—	—	—	2.39	1.18	64,564
September 30	9.20	3.95	242,550	7.50	4.48	18,005	1.90	1.01	32,357
Through October 23	5.10	4.05	181,431	6.06	4.61	11,587	1.34	1.12	16,403

Investment Considerations

We believe that the consideration offered for the Tone Resources common shares under the offer is fair. You are urged to consider the following factors in making your decision to accept the offer:

(i) the consideration offered represents a premium for Tone Resources shareholders of approximately 25% based on the closing prices of Tone Resources common shares on the TSX-V and the shares of common stock of U.S. Gold on the OTCBB on March 3, 2006, the last trading day prior to the announcement of this offer, and a premium for Tone Resources shareholders of approximately 6.5% based on the closing prices of Tone Resources common shares on the TSX-V and the shares of common stock of U.S. Gold on the TSX and OTCBB on October 23, 2006, the most recent trading day practicable before the filing of this prospectus;

(ii) we believe that there are significant benefits to bringing together U.S. Gold with White Knight and with the three other target companies exploring in the Cortez Trend in Nevada;

(iii) the liquidity and trading price of the Tone Resources common shares may be adversely affected if we are not successful in acquiring 100% of the Tone Resources common shares; and

(iv) the Tone Resources common shares may fail to meet the criteria for continued listing on the TSX-V even if we are not successful in acquiring 100% of the outstanding Tone Resources common shares. Additional factors we urge you to consider when determining whether to accept the offer are set forth in the section entitled “Investment Considerations” on page 61 of this prospectus.

Income Tax Considerations

Material Canadian Federal Income Tax Considerations

The disposition of Tone Resources common shares (and ancillary rights as defined in the section entitled “Material Canadian Federal Income Tax Considerations — Receipt of Ancillary Rights” on page 65 of this prospectus) in the offer may be a taxable event to a Canadian resident Tone Resources shareholder. However, a Canadian resident Tone Resources shareholder who disposes of his or her Tone Resources common shares for consideration that includes exchangeable shares (and ancillary rights) and who makes a valid tax election with Canadian Exchange Co., may obtain a full or partial tax deferral (rollover) of any capital gains otherwise arising upon the disposition of those shares. A Tone Resources shareholder who is not a Canadian resident and for which the Tone Resources common shares is not “taxable Canadian property” will not be subject to tax under the Tax Act on the disposition of those shares.

The exchangeable shares will be “qualified investments” for certain deferred plans for Canadian income tax purposes provided they are listed on a “prescribed stock exchange” (which currently includes the TSX and AMEX).

A more detailed description of the Canadian federal income tax consequences of the offer is set forth below under the heading “Material Canadian Federal Income Tax Considerations” on page 64 of this prospectus. Tone Resources’ Canadian resident shareholders should be aware that the Canadian federal income tax consequences of the offer may depend upon their own individual situations, and that participating in the offer may subject them to federal, provincial or foreign tax consequences that are not discussed in this prospectus. You are urged to consult your own tax advisor for a full understanding of the tax consequences of participating in the offer.

Material U.S. Federal Income Tax Considerations

The offer is structured with the intent to qualify as a tax-deferred exchange under Sections 368 or 351 of the U.S. Internal Revenue Code of 1986, as amended, referred to herein as the “Code,” provided that certain conditions and requirements are met. Tone Resources has stated that it believes that it has been and may continue to be a “passive foreign investment company” or “PFIC” within the meaning of Section 1297 of the Code. We have not verified whether this is the case. If Tone Resources is a PFIC, a U.S. shareholder of Tone Resources who has not made certain elections under the PFIC rules will be subject to tax under a special tax regime applicable to PFICs on gain realized with respect to the exchange of such shareholder’s Tone Resources shares for exchangeable shares and will not be eligible for tax-deferred treatment. Moreover, there is no direct authority addressing the proper characterization of instruments similar to the exchangeable shares and the exchange of common stock for exchangeable shares for U.S. federal income tax purposes. As a result, there is uncertainty concerning the treatment of the exchange of Tone Resources common shares. No rulings from the U.S. Internal Revenue Service or opinions of counsel will be requested in connection with the offer on the U.S. tax consequences of the offer.

You should be aware that the U.S. federal income tax consequences of the offer may depend upon your individual situation, including your situation with respect to the PFIC rules, and that participating in the offer may subject you to state, local or foreign tax consequences that are not discussed in this prospectus. You are urged to consult your own tax advisor for a full understanding of the tax consequences of participating in the offer. See the section entitled “Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences to U.S. Holders of Tone Resources Common Shares” on page 74 of this prospectus.

Comparison of Shareholder Rights

The governing documents and laws of the respective jurisdictions of incorporation of U.S. Gold and Tone Resources vary; therefore, holders of Tone Resources common shares who tender their shares in the offer will have different rights once they become our shareholders or holders of exchangeable shares. See the section entitled “Comparison of Shareholder Rights” on page 82 of this prospectus.

No Tone Resources Shareholder Vote Required

Because we are offering to purchase Tone Resources’ common shares directly from Tone Resources’ shareholders, there is no vote required of either Tone Resources’ board of directors or shareholders to complete this offer. A subsequent vote of Tone Resources’ board and shareholders may be required for any subsequent acquisition transaction that is effected after the closing of the offer. At that time we would control the vote of Tone Resources’ shareholders necessary to effect any subsequent transaction requiring approval by Tone Resources’ shareholders. In that event, Tone Resources’ remaining shareholders would be entitled to dissenter’s rights as described under the section entitled “Dissenters’ Rights” on page 52 of this prospectus.

Valuation and Fairness Opinion

The offer is an “insider bid” within the meaning of applicable Canadian securities legislation by virtue of Robert R. McEwen’s equity interests in both U.S. Gold and Tone Resources. As a result, a formal valuation of the Tone Resources common shares and of the exchangeable shares being offered in exchange for them is required. A special committee of the board of directors of Tone Resources engaged an independent valuator to prepare the formal valuation and to provide an opinion as to the fairness of the offer from a financial point of view to the holders of the Tone Resources common shares. Under applicable Canadian securities legislation, the formal valuation would be prepared as of an effective date that is not more than 120 days before the date of the offer. See the section entitled “Valuation and Fairness Opinion” on page 93 of this prospectus.

Regulatory Matters

Our obligation to accept for purchase and pay for Tone Resources common shares tendered in the offer is conditioned upon obtaining all governmental or regulatory consents or approvals that U.S. Gold, in its sole discretion, views as necessary or desirable to enable us to consummate the offer, on terms and conditions satisfactory to us. See the section entitled “Regulatory Matters” on page 93 of this prospectus.

Accounting Treatment

If consummated, the transactions described in this prospectus will be accounted for as a purchase transaction, with U.S. Gold as the acquirer of Tone Resources. See the section entitled “Accounting Treatment” on page 94 of this prospectus.

RISK FACTORS

An investment in shares of our common stock or the exchangeable shares of Canadian Exchange Co. involves certain risks. You should consider the following discussion of risks in addition to the other information in this prospectus before depositing and exchanging your common shares of Tone Resources. In addition to historical information, the information in this prospectus contains “forward-looking” statements about U.S. Gold’s future business and performance, as described above in “Forward-Looking Statements.” Our actual future business, operating results, financial performance and the price of our common stock or the exchangeable shares of Canadian Exchange Co. may be very different from what we expect as of the date of this prospectus. The risks below address some of the specific risks and uncertainties relating to the offer, the subsequent acquisitions we have planned if all of the conditions set forth in the section entitled “Conditions of the Offer” are satisfied, the proposed integration of U.S. Gold and Tone Resources, and the receipt and ownership of shares of common stock of U.S. Gold or exchangeable shares of Canadian Exchange Co. You should also consider the risk factors set forth in U.S. Gold’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, which is incorporated into and forms part of the prospectus. See the section entitled “Incorporation by Reference of Certain Documents and Information of U.S. Gold for U.S. Shareholders” on page v of this prospectus.

Business Combination Risks

Shareholders may receive securities with a market value lower than they expected.

If you tender your Tone Resources common shares and we accept those shares for purchase, you will receive 0.26 of an exchangeable share of Canadian Exchange Co. for each of your shares. The exchangeable shares of Canadian Exchange Co. will be exchangeable for shares of common stock of U.S. Gold on a one-for-one basis and are expected to be roughly equal in value to shares of U.S. Gold common stock. Based on the closing prices of Tone Resources common shares on the TSX-V and the shares of common stock of U.S. Gold on the TSX and OTCBB on March 3, 2006, the last trading day prior to the announcement of this offer, the value of the exchangeable shares of Canadian Exchange Co. being offered for your shares represented a premium of approximately 25%. Based on the closing prices of Tone Resources common shares on the TSX-V and the shares of common stock of U.S. Gold on the TSX and OTCBB on October 23, 2006, the most recent trading day practicable before the filing of this prospectus, the value of the exchangeable shares of Canadian Exchange Co. being offered for your shares represented a premium of approximately 6.5%. However, if the market price of U.S. Gold common stock declines before we accept your shares for purchase, the value of the consideration you will receive for your shares of Tone Resources will decline as well. The market price of our common stock may decline as a result of changes in, or market perceptions of changes in, the business, operations or prospects of U.S. Gold, market assessments of the likelihood we will be successful in completing the transactions described in this prospectus, regulatory considerations, general market and economic conditions and other factors over which we have no control.

If we are not successful in acquiring 100% of the common shares of Tone Resources, the liquidity and trading price of Tone Resources common shares not held by us may decline.

Our acquisition of any of the Tone Resources common shares will reduce the number of publicly-traded Tone Resources shares and the number of Tone Resources shareholders. Depending on the number of Tone Resources shares that we successfully purchase in this offer, between the period that we accept the shares tendered under this offer for purchase and the time we complete the subsequent transactions that will make Tone Resources a wholly-owned subsidiary of U.S. Gold, the liquidity and market value of the Tone Resources shares that we do not own would likely decrease.

The exchange of your common shares in the offer could be taxable to U.S. holders of Tone Resources common shares.

We have structured our offer with the intent that the exchange of your Tone Resources common shares for exchangeable shares of Canadian Exchange Co. will qualify as a tax-deferred exchange under Sections 368 or 351 of the Code for U.S. federal income tax purposes. There is, however, no authority or guidance from the Internal Revenue Service addressing the particular structure of the transaction. In addition, Tone Resources believes that it may be a passive foreign investment company, referred to as a “PFIC,” under Section 1297 of the Code for U.S. federal income tax purposes. We have not, however independently assess or verified Tone Resources’ PFIC status. If Tone Resources is considered to be a PFIC, a U.S. shareholder of Tone Resources who has not made certain elections under the PFIC rules will be subject to tax gain realized with respect to the exchange of such U.S. shareholder’s Tone Resources shares for exchangeable shares under a special tax regime applicable to PFICs and will not be eligible for tax-deferred treatment. You should be aware that the U.S. federal income tax consequences of the offer may depend upon your individual situation, including your situation with respect to the PFIC rules, and that participating in the offer may subject you to state, local or foreign tax consequences that are not discussed in this prospectus. We strongly urge you to consult your tax advisor for advice on the tax implications of the exchange of your shares of Tone Resources common shares for exchangeable shares of Canadian Exchange Co.

In the event Canadian Exchange Co. waives its right to withdraw or extend the offer where less than 80% of the issued and outstanding Tone Resources common shares are validly accepted for purchase or otherwise fails to obtain 80% of the issued and outstanding Tone Resources common shares for exchangeable shares, the offer will fail to qualify as a tax-deferred reorganization and the exchange will be taxable to U.S. holders of Tone Resources common shares.

The offer is subject to a number of closing conditions, which may be waived by us and Canadian Exchange Co., including that at least the greater of (i) 66 2/3% of Tone Resources common shares deemed outstanding on a fully-diluted basis or (ii) 80% of the issued and outstanding Tone Resources common shares shall have been validly deposited at the time the Tone Resources common shares are accepted for purchase under the offer. One of the requirements that must be satisfied in order for an exchange of shares pursuant to the offer to qualify as a tax-deferred reorganization is that the Canadian Exchange Co. must acquire ownership of at least 80 percent of Tone Resources shares solely for voting stock. If Canadian Exchange Co. accepts the shares tendered pursuant to the offer but obtains ownership of less than 80 percent of Tone Resources stock, the exchange of Tone Resources shares for exchangeable shares will not qualify as a tax-deferred reorganization for U.S. shareholders of Tone Resources and U.S. shareholders of Tone Resources shareholders will be required to recognize gain if, any, realized from the consummation of the offer.

If enough Tone Resources shareholders sell their shares to us, publicly available information about Tone Resources may decrease.

After our purchase of Tone Resources shares in connection with this offer, the number of Tone Resources shareholders may be significantly reduced. If the number of Tone Resources shareholders is sufficiently reduced, Tone Resources may no longer be required to comply with the public reporting requirements under applicable securities legislation in any country or province. If Tone Resources is no longer required to comply with public reporting requirements, the information you receive about Tone Resources will be reduced, which could impact your ability to make an investment decision regarding the Tone Resources shares.

Tone Resources shares may fail to meet the criteria for continued listing on the TSX-V even if we are unsuccessful in acquiring 100% of the outstanding Tone Resources shares.

Tone Resources is currently listed on the TSX-V. The rules and regulations of the TSX-V establish certain criteria that, if not met, could lead to the delisting of shares from the TSX-V. Among such criteria are the number of shareholders of the listed company, the number of the listed company’s shares that are publicly held and the aggregate market value of the listed company’s shares that are publicly held. Depending on the number of Tone Resources shareholders that deposit Tone Resources shares and the number of Tone Resources shares we acquire, it is possible that following the completion of this offer and prior to the time that a subsequent acquisition transaction makes Tone Resources a wholly-owned subsidiary of U.S. Gold, the Tone Resources shares would fail to meet the criteria for continued listing on the TSX-V. If this were to happen, Tone Resources shares could be delisted from the TSX-V and this could, in turn, adversely affect the market or result in a lack of an established market for those shares. We intend to cause Tone Resources to apply to delist the Tone Resources common shares from the TSX-V as soon as practicable after the successful completion of this offer and a subsequent acquisition transaction of Tone Resources.

We have been unable to independently verify the reliability of information about Tone Resources, Coral Gold, Nevada Pacific and White Knight contained in this prospectus.

We have not had complete access to the non-public books and records of Tone Resources, Coral Gold, Nevada Pacific or White Knight. As a result, all historical information regarding Tone Resources, Coral Gold, Nevada Pacific and White Knight contained in this prospectus, including all historical financial information used in connection with the preparation of the pro forma financial information reflecting the pro forma effects of a combination of (i) U.S. Gold and Tone Resources and (ii) U.S. Gold and all of Tone Resources, Coral Gold, Nevada Pacific and White Knight, has been derived from publicly-available documents and certain information the target companies have provided to us. We have no reason to doubt the accuracy or completeness of these publicly-available documents or other information. Nevertheless, there could be inaccuracies or material omissions in the publicly-available or other information about or relating to Tone Resources, Coral Gold, Nevada Pacific or White Knight. If there are such inaccuracies or material omissions, this prospectus may also contain inaccuracies or material omissions, which could result in unanticipated liabilities or expenses for us, and may increase the cost of integrating the companies. This would likely adversely affect the operational plans of the combined company and its results of operations and financial condition.

After the consummation of the offer, Tone Resources would become a majority-owned subsidiary of U.S. Gold and our interests as a majority shareholder could differ from yours.

After the consummation of the offer, we expect to own a sufficient number of Tone Resources common shares so that we would have the power to elect the directors, appoint new management, approve certain actions requiring the approval of Tone Resources shareholders, including adopting certain amendments to Tone Resources’ organizational and governing documents and approving mergers or sales of Tone Resources’ assets. In particular, after the consummation of the offer we intend to acquire all of the Tone Resources common shares not deposited under the offer in a subsequent acquisition transaction or, if a subsequent acquisition transaction is not available, to integrate Tone Resources and U.S. Gold by merger or other transaction whereby the operations of Tone Resources and U.S. Gold are combined. Our interests with respect to Tone Resources may differ from those of any remaining minority shareholders.

Change of control provisions in agreements triggered upon the acquisition of Tone Resources, Coral Gold, Nevada Pacific or White Knight may lead to adverse business or financial consequences.

Any of Tone Resources, Coral Gold, Nevada Pacific or White Knight may be a party to agreements that contain change of control provisions that may be triggered following our acquisition of the majority of the common shares of those companies. These change of control provisions, if triggered and not waived by any beneficiaries of those provisions, could result in termination of an agreement or in unanticipated expenses following our acquisition of shares of the relevant company and could adversely affect that company’s results of operations and financial condition. As mentioned above, we have not had complete access to the non-public books and records of Tone Resources, Coral Gold, Nevada Pacific or White Knight and do not know whether there are any change of control agreements or provisions in the agreements of the target companies, or the magnitude of payments or expenses or other adverse consequences, if any.

We may not be successful in completing the strategic offers described in this prospectus.

We are unable to predict when, if ever, our acquisitions of Tone Resources, Coral Gold, Nevada Pacific and White Knight will be completed. Further, management of one or more of the target companies may resist our efforts to complete those acquisitions. In addition, our current estimates of the value of these entities is based only on publicly available information, and we may determine through due diligence investigation of any or all of the target companies that acquiring one or more of them would be less advantageous than we currently believe. As a result of these or other factors, we may choose to terminate our acquisition efforts with, or be unable for other reasons to complete our acquisition of, one or more of the target companies. If we do not consummate the acquisition of one or more of those companies, the benefits of the acquisitions described in this prospectus may not be realized.

The integration of any target companies that we acquire will present significant challenges and may disrupt and adversely impact our business or may not occur as planned.

The offer for your Tone Resources common shares described in this prospectus has been made with the expectation that its successful completion will result in improved operations by taking advantage of the synergies of consolidation and enhanced growth opportunities of the combined company. These anticipated benefits will depend in part on whether U.S. Gold’s and Tone Resources’ operations can be integrated in an efficient and effective manner.

These integration efforts will require the dedication of management resources, which will temporarily divert attention from the day-to-day business of the combined company. Most operational and strategic decisions, and certain staffing decisions, with respect to the combined company have not yet been made. These decisions and the integration of the two companies will present challenges to management, including the integration of systems and personnel of the two companies, and special risks, including possible unanticipated liabilities, unanticipated costs, including costs associated with complying with regulatory requirements we are not currently subject to, and the loss of key employees. The process of combining the organizations may cause an interruption of, or a loss of momentum in, the activities of any or all of the combined company’s business, which could have an adverse effect on the revenues and operating results of the combined company for an indeterminate period of time. The failure to successfully complete this integration process may prevent us from achieving the anticipated potential benefits of any such acquisition. If we fail to realize the anticipated benefits of any acquisition, the market value of our stock may be adversely affected.

Our shareholders may not approve the matters on which our offer is conditioned.

Our offer to acquire your shares is conditioned upon the approval by U.S. Gold shareholders, voting at a special shareholders’ meeting, of proposals relating to the offer. Among these proposals are the authorization and issuance of a new class of preferred stock of U.S. Gold and approval of the issuance of the stock of U.S. Gold that will be used as consideration for your shares. These proposals will require the affirmative vote of the holders of a majority of the shares of common stock of U.S. Gold voting at the meeting where a quorum is present. Our shareholders may not approve these proposals. If any of these proposals are not approved, we would not waive this condition to our offer and we would have no obligation to purchase your shares. Although we are unaware of any specific reason our shareholders would not approve these proposals, we cannot predict the outcome of the shareholder vote.

We will incur substantial costs in connection with the proposed acquisitions even if they are never completed.

We expect to incur acquisition-related expenses of approximately $6.5 million, consisting of investment banking, legal and accounting fees and financial printing and other related charges in connection with the proposed acquisitions. These amounts are preliminary estimates and the actual amounts may be higher or lower. Moreover, we are likely to incur additional expenses in future periods in connection with the integration of any acquired company’s business with our business. Some of these expenses will be incurred even if we do not complete the proposed acquisitions.

Completion of one or more of the acquisitions would result in the issuance of a significant amount of additional U.S. Gold common stock which may in turn depress the trading price of our stock.

While no formal agreement has been reached with regard to the acquisition of one or more of the target companies, completion of one or more of those acquisitions would result in the issuance of a significant amount of our common stock. If all of the offers were completed on the terms currently proposed, of which there is no assurance, Canadian Exchange Co. would issue up to 46,520,683 exchangeable shares in consideration for the currently outstanding shares of the target companies, or up to 54,434,998 exchangeable shares, if currently outstanding options and warrants of the target companies are exercised and the underlying common shares tendered in accordance with the offer. If all of the exchangeable shares that may be issued in the offers are exchanged for our common stock, it would represent an increase in the outstanding shares of U.S. Gold common stock of approximately 93% of the common stock we presently have outstanding, or 109% if all outstanding options and warrants of the target companies are exercised. The issuance of such a significant amount of common stock could depress the trading price of our common stock and you may lose all or a part of your investment.

Operational Risks

We will require significant additional capital to continue our exploration activities, and, if warranted, to develop mining operations.

Upon completion of any of the acquisitions of Tone Resources, Coral Gold, Nevada Pacific or White Knight, substantial expenditures will be required to establish proven and probable reserves through drilling and analysis, to develop metallurgical processes to extract metal or develop the mining and processing facilities and infrastructure at any of our newly-acquired properties or mine sites. We will be required to expend significant amounts for geological and geochemical analysis, assaying, and, if warranted, feasibility studies with regard to the results of our exploration. We may not benefit from these investments if we are unable to identify commercially exploitable mineralized material. If we are successful in identifying reserves, we will require significant additional capital to construct a mill and other facilities necessary to extract those reserves. Our ability to obtain necessary funding, in turn, depends upon a number of factors, including the state of the national and worldwide economy and the price of gold. We may not be successful in obtaining the required financing for these or other purposes on terms that are favorable to us or at all, in which case, our ability to continue operating would be adversely affected. Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration and the possible, partial or total loss of our potential interest in certain properties.

The ongoing operations and past mining activities of the target companies are subject to environmental risks, which we will assume after our acquisition of those companies and which could expose us to significant liability and delay, suspension or termination of our operations.

All phases of the operations of the target companies are subject to federal, state and local environmental regulation. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for companies and their officers, directors and employees. Future changes in environmental regulation, if any, may adversely affect our operations, make our operations prohibitively expensive, or prohibit them altogether. Environmental hazards may exist on the properties in which we may hold interests in the future, including the properties of the target companies, that are unknown to us at the present and that have been caused by us, one of the target companies, or previous owners or operators, or that may have occurred naturally. Under applicable federal and state environmental laws, prior property owners may be liable for remediating any damage that those owners may have caused. Mining properties that the target companies may have transferred may cause us to be liable for remediating any damage that those companies may have caused. The liability could include response costs for removing or remediating the release and damage to natural resources, including ground water, as well as the payment of fines and penalties.

We depend on a limited number of personnel and the loss of any of these individuals could adversely affect our business.

Our company is dependent on three persons, namely our Chairman and Chief Executive Officer, President and Chief Operating Officer and Vice President and Chief Financial Officer. Robert R. McEwen, our Chairman and Chief Executive Officer, is responsible for strategic direction and the oversight of our business. Ann S. Carpenter, our President and Chief Operating Officer, is responsible for company management and overseeing our exploration and regulatory compliance. William F. Pass, our Vice President and Chief Financial Officer, is responsible for our public reporting and administrative functions. We rely heavily on these individuals for the conduct of our business. The loss of any of our existing officers would significantly and adversely affect our business and our ability to realize the perceived benefits of the acquisitions of the target companies. In that event, we would be forced to identify and retain an individual to replace the departed officer. We may not be able to replace one or more of these individuals on terms acceptable to us. We have no life insurance on the life of any officer.

The nature of mineral exploration and production activities involves a high degree of risk and the possibility of uninsured losses that could materially and adversely affect our operations.

Exploration for minerals is highly speculative and involves greater risk than many other businesses. Many exploration programs do not result in the discovery of mineralization, and any mineralization discovered may not be of sufficient quantity or quality to be profitably mined. Few properties that are explored are ultimately advanced to the stage of producing mines. Our current exploration efforts are, and any future development or mining operations we may elect to conduct will be, subject to all of the operating hazards and risks normally incident to exploring for and developing mineral properties, such as, but not limited to:

•	economically insufficient mineralized material;

•	fluctuations in production costs that may make mining uneconomical;

•	labor disputes;

•	unanticipated variations in grade and other geologic problems;

•	environmental hazards;

•	water conditions;

•	difficult surface or underground conditions;

•	industrial accidents;

•	metallurgical and other processing problems;

•	mechanical and equipment performance problems;

•	failure of pit walls or dams;

•	unusual or unexpected rock formations;

•	personal injury, fire, flooding, cave-ins and landslides; and

•	decrease in reserves due to a lower gold price.

Any of these risks can materially and adversely affect, among other things, the development of properties, production quantities and rates, costs and expenditures and production commencement dates. We currently have no insurance to guard against any of these risks. If we determine that capitalized costs associated with any of our mineral interests are not likely to be recovered, we would incur a writedown of our investment in these interests. All of these factors may result in losses in relation to amounts spent which are not recoverable.

We do not insure against all risks to which we may be subject in our planned operations.

While we currently maintain insurance to insure against general commercial liability claims, our insurance will not cover all of the potential risks associated with our operations. For example, we do not have insurance on the mill at our Tonkin Springs property and we do not have business interruption insurance. We may also be unable to obtain insurance to cover other risks at economically feasible premiums or at all. Insurance coverage may not continue to be available, or may not be adequate to cover liabilities. We might also become subject to liability for environmental, pollution or other hazards associated with mineral exploration and production which may not be insured against, which may exceed the limits of our insurance coverage or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could materially adversely affect our financial condition and our ability to fund activities on our property. A significant loss could force us to reduce or terminate our operations.

We will be required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 and any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have a material adverse effect on the price of our common stock.

Under Section 404 of the Sarbanes-Oxley Act of 2002, we expect that we will be required to furnish a report by our management on internal control over financial reporting for the fiscal year ending December 31, 2007. Such a report must contain, among other matters, an assessment of the effectiveness of our internal control over financial reporting, including a statement as to whether or not our internal control over financial reporting is effective. This assessment must include disclosure of any material weaknesses in our internal control over financial reporting identified by our management. This report must also contain a statement that our auditors have issued an attestation report on our management’s assessment of such internal control over financial reporting. While we believe our internal control over financial reporting is effective, we are still constructing the system and processing documentation and performing the evaluations needed to comply with Section 404, which is both costly and challenging. The completion of the acquisition transactions described in this prospectus and the subsequent integration of the target companies into our operations may make it more difficult for us to comply with Section 404. We may not be able to complete our evaluation, testing and required remediation, if any, in a timely fashion. If we are unable to assert that our internal control over financial reporting is effective, or if we disclose significant deficiencies or material weaknesses in our internal control over financial reporting, investors could lose confidence in the accuracy and completeness of our financial reports, which would have a material adverse effect on our stock price.

The laws of the State of Colorado and our Articles of Incorporation may protect our directors from certain types of lawsuits.

The laws of the State of Colorado provide that our directors will not be liable to us or our shareholders for monetary damages for all but certain types of conduct as directors of the company. Our articles of incorporation permit us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing shareholders from recovering damages against our directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our directors and officers against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

Market Risks

A market for the exchangeable shares may not develop.

Because the shares of Canadian Exchange Co. may be exchanged, under the circumstances described in this prospectus, for shares of our common stock on a one-for-one basis, the economic value of those should be closely linked to the trading value of our common stock. Nevertheless, there can be no assurance that the exchangeable shares of Canadian Exchange Co. will be valued similarly to our common stock. If an active trading market in the exchangeable shares of Canadian Exchange Co. does not develop, or if after the exchangeable shares of Canadian Exchange Co. are listed on the TSX and AMEX, the exchangeable shares do not continue to meet the listing requirements of the TSX and/or AMEX, the market price of those shares may decline. Furthermore, although the exchangeable shares of Canadian Exchange Co. are exchangeable for our common stock, under the circumstances described in this prospectus, for an equivalent number of shares of common stock of U.S. Gold, the exchangeable shares of Canadian Exchange Co. have no trading history and will be less widely held than our common stock. This may cause those shares to trade at a lower market price, or to be less liquid, than either the Tone Resources common shares or our common stock.

Fluctuating gold prices could negatively impact our business plan.

The potential for profitability of our gold mining operations and the value of our mining property, currently and following completion of any of the proposed acquisitions of the target companies, are directly related to the market price of gold. The price of gold may also have a significant influence on the market price of our common stock. If we obtain positive drill results and progress our property to a point where a commercial production decision can be made, our decision to put a mine into production and to commit the funds necessary for that purpose must be made long before any revenue from production would be received. A decrease in the price of gold at any time during future exploration and development may prevent our property from being economically mined or result in the writeoff of assets whose value is impaired as a result of lower gold prices. The price of gold is affected by numerous factors beyond our control, including inflation, fluctuation of the United States dollar and foreign currencies, global and regional demand, the purchase or sale of gold by central banks, and the political and economic conditions of major gold producing countries throughout the world.

During the last five years, the average annual market price of gold has ranged between $271 per ounce and $445 per ounce, as shown in the table below:

Average Annual Market Price of Gold

2001	2002	2003	2004	2005

$271	$310	$364	$406	$445

Although it may be possible for us in the future to protect against some price fluctuations by hedging if we identify commercially minable reserves on our mining property, the volatility of mineral prices represents a substantial risk, which no amount of planning or technical expertise can fully eliminate. In the event gold prices decline and remain low for prolonged periods of time, we might be unable to develop our property or produce any revenue.

Our stock price may be volatile and as a result you could lose all or part of your investment.

In addition to volatility associated with over the counter securities in general, the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock:

•	changes in the worldwide price for gold;

•	disappointing results from our exploration or development efforts;

•	failure to meet our revenue or profit goals or operating budget;

•	decline in demand for our common stock;

•	downward revisions in securities analysts’ estimates or changes in general market conditions;

•	technological innovations by competitors or in competing technologies;

•	investor perception of our industry or our prospects; and

•	general economic trends.

In addition, stock markets generally have experienced extreme price and volume fluctuations and the market prices of securities generally have been highly volatile. These fluctuations are often unrelated to operating performance of a company and may adversely affect the market price of our common stock. As a result, investors may be unable to resell their shares at a fair price.

Risks Relating to Our Business

The feasibility of mining our property has not been established, meaning that we have not completed exploration or other work necessary to determine if it is commercially feasible to develop the property.

We are currently an exploration stage company. We have no proven or probable reserves on our property, and neither do Tone Resources or Coral Gold. A “reserve,” as defined by regulation of the SEC, is that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. A reserve requires a feasibility study demonstrating with reasonable certainty that the deposit can be economically extracted and produced. We have not carried out any feasibility study with regard to all or a portion of our Tonkin Springs property. As a result, we currently have no reserves and there are no assurances that we will be able to prove that there are reserves or probable reserves on our properties or any of the properties we will acquire if the transactions described in this prospectus are completed.

The mineralized material identified in the Cortez Trend does not and may never have demonstrated economic viability. Substantial expenditures are required to establish reserves through drilling and there is no assurance that reserves will be established. The feasibility of mining in the Cortez Trend has not been, and may never be, established. Whether a mineral deposit can be commercially viable depends upon a number of factors, including the particular attributes of the deposit, including size, grade and proximity to infrastructure; metal prices, which can be highly variable; and government regulations, including environmental and reclamation obligations. If we are unable to establish some or all of our mineralized material as proven or probable reserves in sufficient quantities to justify commercial operations, we may not be able to raise sufficient capital to develop a mine, even if one is warranted. If we are unable to establish such reserves, the market value of our securities may decline, and you may lose some or all of your investment.

We are dependent upon production of gold or other precious metals from a single property, have incurred substantial losses since our inception in 1979, and may never be profitable.

Unless the offer for one or more of the target companies is successful, we are dependent on our one existing property. Since our inception in 1979, we have not been profitable. As of June 30, 2006, our accumulated deficit was approximately $104 million. To become profitable, we must identify additional mineralization and establish reserves at our mining property, and then either develop our property or locate and enter into agreements with third party operators. It could be years before we receive any revenues from gold production, if ever. We may suffer significant additional losses in the future and may never be profitable. We do not expect to receive revenue from operations in the foreseeable future, if at all. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.

Historical production of gold at our Tonkin Springs property may not be indicative of the potential for future development or revenue.

Historical production of gold from our Tonkin Springs property came from relatively shallow deposits, and in very limited quantities for a very limited period of time. Although we intend to explore deeper zones in an effort to identify additional mineralized material, due to the uncertainties associated with exploration, including variations in geology and structure, there is no assurance that our efforts will be successful. Investors in our securities should not rely on our historical operations as an indication that we will ever place our mining property into commercial production again. We expect to incur losses unless and until such time as our property enters into commercial production and generates sufficient revenue to fund our continuing operations.

Our continuing reclamation obligations at the Tonkin Springs property could require significant additional expenditures.

We are responsible for the reclamation obligations related to disturbances located on the Tonkin Springs property. The current estimate of reclamation costs for existing disturbances on the property to the degree required by the Federal Bureau of Land Management (BLM) and Nevada Division of Environmental Protection is approximately $3.3 million. As required by applicable regulations, we currently have in place a cash bond in the amount of $3.1 million to secure the reclamation of the property and anticipate increasing that amount by approximately $376,000 upon approval of the revised reclamation plan filed in September and bonding associated with the property-wide exploration permit. Reclamation bond estimates are required to be updated every three years or prior to new disturbances taking place that are not already bonded. We updated the reclamation obligation during September 2006 as noted above. There is a risk that any cash bond, even if augmented upon update of the reclamation obligations, could be inadequate to cover the costs of reclamation which could subject us to additional costs for the actual reclamation obligations. The satisfaction of bonding requirements and continuing reclamation obligations will require a significant amount of capital. There is a risk that we will be unable to fund these additional bonding requirements, and further that the regulatory authorities may increase reclamation and bonding requirements to such a degree that it would not be commercially reasonable to continue exploration activities.

Title to mineral properties can be uncertain, and we are at risk of loss of ownership of our property.

Our ability to explore and operate our property depends on the validity of title to that property. The mineral properties making up the Tonkin Springs property and the property of the target companies consist of leases of unpatented mining claims and unpatented millsite claims. Unpatented mining claims provide only possessory title and their validity is often subject to contest by third parties or the federal government, which makes the validity of unpatented mining claims uncertain and generally more risky. These uncertainties relate to such things as the sufficiency of mineral discovery, proper posting and marking of boundaries, assessment work and possible conflicts with other claims not determinable from descriptions of record. Since a substantial portion of all mineral exploration, development and mining in the United States now occurs on unpatented mining claims, this uncertainty is inherent in the mining industry. We have not obtained a title opinion on our entire property, and do not intend to obtain title opinions on any of the properties of the target companies, with the attendant risk that title to some claims, particularly title to undeveloped property, may be defective. There may be valid challenges to the title to our property which, if successful, could impair development and/or operations.

We remain at risk that the mining claims may be forfeited either to the United States, or to rival private claimants due to failure to comply with statutory requirements as to location and maintenance of the claims or challenges to whether a discovery of a valuable mineral exists on every claim.

A significant portion of the lode claims comprising our Tonkin Springs property are subject to a lease in favor of a third party, which may expire in 2009 and which provides for a 5% royalty on production.

A total of 269 of our mining and millsite claims are subject to this lease. The lease requires annual payments of $150,000 or 455 ounces of gold, whichever is greater, and payment of a royalty of 5% of the gross sales price of gold or silver from the property before deduction of any expenses from the gross sales price. This lease may expire January 1, 2009. In the event we are unable to extend the lease or purchase the claims from the owner, we may be forced to forfeit the underlying claims, which in turn may adversely affect our ability to explore and develop the property. If we are successful in identifying sufficient mineralization to warrant placing the property into production, we will be obligated to pay the leaseholder a royalty of 5% of the production. The payment of this royalty, together with other royalties payable to third parties in respect of certain claims, will reduce our potential revenue.

We cannot assure you that we will have an adequate supply of water to complete desired exploration or development of our mining property.

In accordance with the laws of the State of Nevada, we have obtained permits to drill the water wells that we currently use to service the Tonkin Springs property and we plan to obtain all required permits for drilling water wells to serve other property we may acquire in the future. However, the amount of water that we are entitled to use from those wells must be determined by the appropriate regulatory authorities. A final determination of these rights is dependent in part on our ability to demonstrate a beneficial use for the amount water that we intend to use. Unless we are successful in developing the property to a point where we can commence commercial production of gold or other precious metals, we may not be able to demonstrate such beneficial use. Accordingly, there is no assurance that we will have access to the amount of water needed to operate a mine at the property.

Estimates of mineralized material at our Tonkin Springs property are based on drill results from shallow deposits and are not necessarily indicative of the results we may achieve from drilling at greater depths.

Previous operators at the Tonkin Springs property were focused on producing gold from shallow deposits in an effort to achieve immediate revenue. Our proposed drilling program for the remainder of 2006 and 2007 targets mineralization at greater depths and at different locations on our property. Estimates of mineralization in shallow zones is not necessarily indicative of mineralization at greater depths. In addition, estimates of mineralization are based on limited samples and many assumptions, and are inherently imprecise. Our ability to identify and delineate additional mineralization depends on the results of our future drilling efforts and our ability to properly interpret those results. We may be unable to identify any additional mineralization or reserves.

Our industry is highly competitive, attractive mineral lands are scarce, and we may not be able to obtain quality properties.

We compete with many companies in the mining industry, including large, established mining companies with substantial capabilities, personnel and financial resources. There is a limited supply of desirable mineral lands available for claim-staking, lease or acquisition in the United States, and other areas where we may conduct exploration activities. We may be at a competitive disadvantage in acquiring mineral properties, since we compete with these individuals and companies, many of which have greater financial resources and larger technical staffs. From time to time, specific properties or areas which would otherwise be attractive to us for exploration or acquisition may be unavailable to us due to their previous acquisition by other companies or our lack of financial resources. Competition in the industry is not limited to the acquisition of mineral properties but also extends to the technical expertise to find, advance, and operate such properties; the labor to operate the properties; and the capital for the purpose of funding such properties. Many competitors not only explore for and mine precious metals, but conduct refining and marketing operations on a world-wide basis. Such competition may result in our company being unable not only to acquire desired properties, but to recruit or retain qualified employees or to acquire the capital necessary to fund our operation and advance our properties. Our inability to compete with other companies for these resources would have a material adverse effect on our results of operation and business.

Risks Related to Our Securities

The exercise of outstanding options and warrants and the future issuances of our common stock will dilute current shareholders and may reduce the market price of our common stock.

As of October 23, 2006, we have outstanding options and warrants to purchase a total of 11,259,500 shares of our common stock, which if completely exercised, would dilute existing shareholders’ ownership by approximately 23%. A significant portion of the outstanding options are exercisable at prices significantly below the current market price of our common stock as of October 23, 2006. If the market price of our stock remains at or above the exercise price, it is likely that these options will be exercised. Our Board of Directors has the authority to authorize the offer and sale of additional securities without the vote of or notice to existing shareholders. Based on the need for additional capital to fund expected growth, it is likely that we will issue additional securities to provide such capital and that such additional issuances may involve a significant number of shares. Issuance of additional securities underlying outstanding options as authorized by our Board of Directors in the future will dilute the percentage interest of existing shareholders and may reduce the market price of our common stock.

A small number of existing shareholders own a significant portion of our common stock, which could limit your ability to influence the outcome of any shareholder vote.

Our executive officers and directors, together with our largest non-executive shareholder, beneficially own approximately 36.2% of our common stock as of October 23, 2006. After the completion of the transactions described in this prospectus, we anticipate that our executive officers and directors, together with our largest non-executive shareholder, will beneficially own approximately 26.2% of our common stock. Under our articles of incorporation and the laws of the State of Colorado, the vote of a majority of the shares voting at a meeting at which a quorum is present is generally required to approve most shareholder action. As a result, these individuals and entities will be able to significantly influence the outcome of shareholder votes for the foreseeable future, including votes concerning the election of directors, amendments to our articles of incorporation or proposed mergers or other significant corporate transactions.

We have never paid a dividend on our common stock and we do not anticipate paying any in the foreseeable future.

We have not paid a dividend on our common stock to date, and we may not be in a position to pay dividends in the foreseeable future. Our ability to pay dividends will depend on our ability to successfully develop one or more properties and generate revenue from operations. Further, our initial earnings, if any, will likely be retained to finance our growth. Any future dividends will depend upon our earnings, our then-existing financial requirements and other factors, and will be at the discretion of our Board of Directors.

Governmental and Regulatory Risks

If we are unable to satisfy the compliance order issued with regard to our Tonkin Springs property, we may forfeit our mine permit.

In May 2005, the Nevada Division of Environmental Protection issued a notice of alleged violation relating to disturbances at a portion of the Tonkin Springs property where mining was formerly conducted under the mine permit. As a result of that notice, we are under a compliance order to submit and implement a final closure plan for the previous mining operation by November 15, 2006. Our failure or inability to comply with that order and satisfy other regulations affecting our property could cause us to forfeit our existing permit and adversely affect our ability to obtain additional necessary permits. We anticipate completing the work requirements under the compliance order by November 15, 2006, with the possible exception of installation of certain equipment which is currently on order. We continue to work with the state and federal regulators, and we believe that the substantial compliance with the order would satisfy the regulators and would not result in negative implications to us.

We are subject to changes in the regulatory environment where we operate and may face additional regulatory requirements as a result of the acquisition of the target companies.

Our mining operations and exploration activities are subject to extensive regulation governing various matters, including licensing, production, taxes, water disposal, toxic substances, mine safety, development and permitting, exports and imports, occupational health and safety, and environmental protections. As a result of the proposed acquisition of the target companies, we may face additional regulatory requirements that we are not currently subject to. For example, Nevada Pacific conducts mining operations in Mexico and is subject to Mexican environmental laws and foreign investment regulations under the Law of Foreign Investment, and must comply with the terms of exploration and exploitation concessions granted by the Mexican government in connection with its mining operations. Continued compliance with the regulations currently applicable to us and compliance with the new regulations that we may become subject to as a result of the acquisition of the target companies are expected to increase our costs, including the costs of planning, designing, drilling, operating, developing, constructing, and closure and reclamation. In addition, these laws and regulations are subject to frequent change and reinterpretation. Amendments to current laws and regulations governing operations and activities of mining companies or more stringent implementation or interpretation of these laws and regulations could have a material adverse impact on us.

Our operations are subject to permitting requirements which could require us to delay, suspend or terminate our operations on our mining property.

Our operations, including our ongoing two-year exploration drilling program, require permits from the state and federal governments. We may be unable to obtain these permits in a timely manner, on reasonable terms, or at all. If we cannot obtain or maintain the necessary permits, or if there is a delay in receiving these permits, our timetable and business plan for exploration of the Tonkin Springs property will be adversely affected.

Legislation has been proposed that would significantly affect the mining industry.

Periodically, members of the U.S. Congress have introduced bills which would supplant or alter the provisions of the General Mining Law of 1872, which governs the unpatented claims that we control with respect to our Tonkin Springs property. One such amendment has become law and has imposed a moratorium on patenting of mining claims, which reduced the security of title provided by unpatented claims such as those on our Tonkin Springs property. If additional legislation is enacted, it could substantially increase the cost of holding unpatented mining claims by requiring payment of royalties, and could significantly impair our ability to develop mineral resources on unpatented mining claims. Such bills have proposed, among other things, to make permanent the patent moratorium, to impose a federal royalty on production from unpatented mining claims and to declare certain lands as unsuitable for mining. Although it is impossible to predict at this time what royalties may be imposed in the future, the imposition of such royalties could adversely affect the potential for development of such mining claims, and the economics of existing operating mines on federal unpatented mining claims. Passage of such legislation could adversely affect our business.

THE OFFERORS

U.S. Gold

U.S. Gold is engaged in the exploration for gold and other precious metals. We hold a 100% interest in the Tonkin Springs property in Eureka County, Nevada, subject to paramount title in the United States. This property consists of approximately 36 square miles of unpatented lode mining claims and millsite claims located on the Battle Mountain-Eureka Trend, also known as the Cortez Trend, approximately 45 miles northwest of the town of Eureka in north-central Nevada. We are presently in the exploration stage at the Tonkin Springs property. We have not generated revenue from mining operations since 1990.

U.S. Gold was organized under the laws of the State of Colorado on July 24, 1979 under the name Silver State Mining Corporation. On June 21, 1988, we changed our name to U.S. Gold Corporation.

In July 2005, Robert R. McEwen became our largest shareholder by purchasing 11,100,000 shares of our common stock, representing 33.3% of our outstanding shares before the financing discussed immediately below. In August 2005, he became our Chairman and Chief Executive Officer. In November 2005, at a meeting of our shareholders, nominees of Mr. McEwen were elected as a majority of our board of directors. At that meeting, our shareholders also approved an increase in our authorized capital from 35,000,000 shares of common stock to 250,000,000 shares.

On February 22, 2006, U.S. Gold completed a private placement of 16,700,000 subscription receipts, with gross proceeds to us of $75,150,000. As part of that private placement, Mr. McEwen bought 667,000 subscription receipts, including 667,000 shares of common stock and warrants to purchase 333,500 shares of our common stock. As of the date of this prospectus, Mr. McEwen owns 11,767,000 shares of our common stock plus the 333,500 warrants, representing 24.0% of our outstanding shares (assuming the exercise of Mr. McEwen’s warrants).

We intend to hold a special meeting of shareholders, to be held at [     ] at [     ], local time, on [     ], 2006, at which U.S. Gold shareholders, as of [          ], the record date, will be asked to vote on matters necessary to enable us to acquire the target companies. An affirmative vote of a majority of the votes cast at the special meeting is required to approve the strategic offers. Abstentions and broker non-votes will have no effect on the outcome of any of the proposals voted at our special meeting. The number of shares of our common stock outstanding and entitled to vote at the special meeting is [          ]. Holders of our common stock do not have dissenters’ rights under Colorado law in connection with any of the matters to be acted on at the special meeting.

Information regarding the qualifications and compensation of our current directors and executive officers, such persons’ beneficial ownership of our securities and the existence of certain relationships and transactions between such individuals and us and our subsidiaries, can be found in our annual report on Form 10-KSB for the fiscal year ended December 31, 2005, filed with the SEC on April 7, 2006, which is incorporated into and forms a part of this prospectus. See the section entitled “Incorporation by Reference of Certain Documents and Information of U.S. Gold for U.S. Shareholders” on page v of this prospectus. Financial and other information about U.S. Gold as of the end of the quarter ended June 30, 2006 can be found in our quarterly report on Form 10-QSB, filed with the SEC on August 14, 2006, and amended on August 24, 2006, which is incorporated into and forms part of the prospectus. See the section entitled “Incorporation by Reference of Certain Documents and Information of U.S. Gold for U.S. Shareholders” on page v of this prospectus.

Our principal executive offices are located at 2201 Kipling Street, Suite 100, Lakewood, Colorado, U.S.A. 80215 and our telephone number is (303) 238-1438. Our website is www.usgold.com. Information contained on the website is not incorporated by reference into this prospectus, and you should not consider information contained on the website as part of this prospectus.

Description of Our Capital Stock

Our authorized capital consists of 250,000,000 shares of common stock, no par value per share. As of October 23, 2006, we had 49,996,755 shares of common stock issued and outstanding.

The following discussion summarizes the rights and privileges of our capital stock. This summary is not complete, and you should refer to our articles of incorporation, as amended, which have been filed or incorporated as an exhibit to our annual report on Form 10-KSB for the fiscal year ended December 31, 2005, which is incorporated into and forms part of this prospectus.

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to stockholders, including the election of directors. Cumulative voting for directors is not permitted. Except as provided by special agreement, the holders of common stock are not entitled to any preemptive rights and the shares are not redeemable or convertible. All outstanding common stock is, and all common stock issuable upon exercise of warrants will be, when issued and paid for, fully paid and nonassessable. The number of authorized shares of common stock may be increased or decreased (but not below the number of shares then outstanding or otherwise reserved for issuance by us) by the affirmative vote of a majority of shares cast at a meeting of our security holders at which a quorum is present.

The holders of our common stock are entitled to dividends if, as and when declared by our board of directors from legally available funds. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, all assets remaining after payment to creditors and prior to liquidation rights, if any, of any series of outstanding preferred stock.

Pending shareholder approval at our special meeting in connection with the strategic offers, our authorized share capital will consist of 250,000,000 shares of common stock, no par value, and one share of preferred stock, no par value, designated Series A Special Voting Preferred Stock. See the section entitled “The Offer — Voting and Exchange Trust Agreement” on page 39 of this prospectus.

Our articles of incorporation and bylaws do not include any provision that would delay, defer or prevent a change in control of our company. However, pursuant to the laws of the State of Colorado, certain significant transactions would require the affirmative vote of a majority of the shares eligible to vote at a meeting of shareholders, which requirement could result in delays to or greater cost associated with a change in control of the company.

Additional information regarding our business and operations, description of property, management’s discussion and analysis of financial condition and results of operations is included in our annual report on Form 10-KSB for the fiscal year ended December 31, 2005, which is incorporated into and forms part of the prospectus; our quarterly report on Form 10-QSB/A for the quarter ended June 30, 2006, which is incorporated into and forms part of the prospectus; Appendix F (Unaudited Financial Statements of U.S. Gold Canadian Acquisition Corporation); Appendix G (Unaudited Pro Forma Consolidated Financial Statements of U.S. Gold); Appendix H (Unaudited Pro Forma Consolidated Supplementary Financial Statements of U.S. Gold) and Appendix I (Rights, Privileges, Restrictions and Conditions Attaching to the Exchangeable Shares of US Gold Canadian Acquisition Corporation) are incorporated into and form part of this prospectus. See the section entitled “Incorporation by Reference of Certain Documents and Information of U.S. Gold for U.S. Shareholders” on page v of this prospectus.

Canadian Exchange Co.

US Gold Canadian Acquisition Corporation, or Canadian Exchange Co., is a corporation incorporated under the Business Corporation Act (Alberta) and is our wholly-owned subsidiary. We formed Canadian Exchange Co. solely for the purpose of making the strategic offers. It has no significant assets or capitalization and has not engaged in any business or other activities to date. In connection with the strategic offers, among other things, Canadian Exchange Co. will acquire the benefit of the Support Agreement between U.S. Gold and Alberta ULC (see the section entitled “The Offer — Subsequent Acquisition Transaction” on page 52 of this prospectus for a description of Alberta ULC); and Canadian Exchange Co., and, to the extent the strategic offers are completed, will acquire common shares of Tone Resources, Coral Gold, Nevada Pacific and White Knight and incur liabilities in connection with the strategic offers. Canadian Exchange Co.’s registered office is located at 2900 Manulife Place, 10180-101 Street, Edmonton, Alberta, Canada T5J 3V5 and its telephone number is (780) 423-7100.

Robert R. McEwen, Ann S. Carpenter and William F. Pass are the current directors of Canadian Exchange Co. Each of Mr. McEwen, Ms. Carpenter and Mr. Pass has served as a director of Canadian Exchange Co. since

Canadian Exchange Co.’s incorporation on April 18, 2006. The term of office of each director will expire not later than the close of the next annual meeting of shareholders of Canadian Exchange Co. In addition, Mr. McEwen currently serves as the Chairman and Chief Executive Officer, Ms. Carpenter currently serves as the President, and Mr. Pass currently serves as the Vice President, Secretary and Treasurer, of Canadian Exchange Co. Additional information regarding Mr. McEwen, Ms. Carpenter and Mr. Pass is included in U.S. Gold’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, which is incorporated into and forms part of the prospectus. See the section entitled “Incorporation by Reference of Certain Documents and Information of U.S. Gold for U.S. Shareholders” on page v of this prospectus.

Additional information regarding Canadian Exchange Co. is included in Appendix F (Unaudited Financial Statements of U.S. Gold Canadian Acquisition Corporation), which is incorporated into and forms part of this prospectus.

In addition to an unlimited number of common shares, Canadian Exchange Co. is authorized to issue the exchangeable shares, as described in the section entitled “Exchangeable Shares — Description of Exchangeable Shares” on page 35 of this prospectus, having substantially the attributes set out in Appendix I (Rights, Privileges, Restrictions and Conditions Attaching to the exchangeable shares of US Gold Canadian Acquisition Corporation), which is incorporated into and forms part of this prospectus.

THE OFFER

Offer to Purchase

Common Shares

We hereby offer to purchase, upon the terms and subject to the conditions of the offer, all of the outstanding Tone Resources common shares, including any Tone Resources common shares that may be issued after the date of the offer and prior to the expiry time, on the basis of 0.26 of an exchangeable share of Canadian Exchange Co. for each Tone Resources common share. Each exchangeable share will, under the circumstances described herein, be exchangeable for shares of common stock of U.S. Gold on a one-for-one basis.

You are encouraged to consult your own advisors regarding the tax consequences of the proposed transactions. You should carefully review the description of the tax consequences of the proposed transactions under the sections entitled “Material Canadian Federal Income Tax Considerations” and “Material U.S. Federal Income Tax Considerations” on pages 64 and 74, respectively, of this prospectus and you are encouraged to seek independent tax advice with respect to your specific circumstances.

Warrants, Options or Other Securities

Our offer is being made only for Tone Resources common shares and is not being made for any warrants, options or other securities that may entitle the holder to acquire Tone Resources common shares. Any holder of such securities who wishes to accept the offer must exercise those securities and deposit Tone Resources common shares in accordance with the offer. Any such exercise must be sufficiently in advance of the expiry time to permit Tone Resources common shares acquired on the exercise of those securities to be tendered in the offer in accordance with the procedures described under the sections entitled “— Time for Acceptance” and “— Manner of Acceptance” on pages 44 and 46, respectively, of this prospectus. However, if, after completion of the offer, we implement a subsequent acquisition transaction, we intend to structure such transaction so that warrants would be exchanged for warrants to purchase exchangeable shares of Canadian Exchange Co. and the Tone Resources stock option plan would be assumed or adopted by U.S. Gold. See the section entitled “— Subsequent Acquisition Transaction” on page 52 of this prospectus.

Fractional Shares

Fractional exchangeable shares will not be issued in the offer. Instead, the number of exchangeable shares to be issued to each tendering shareholder will be either rounded up (if the fractional interest is 0.5 or more) or down (if the fractional interest is less than 0.5) to the next whole number. For rounding purposes, all Tone Resources common shares deposited by a shareholder will be aggregated.

Total Expected Issuance of U.S. Gold Shares

The total number of outstanding common shares of Tone Resources together with the number of outstanding warrants and options to purchase Tone Resources common shares as reported by Tone Resources as of October 20, 2006 is 24,702,652. Based on this number and the exchange ratio of 0.26 of an exchangeable share of Canadian Exchange Co., we expect to issue approximately 6,422,690 exchangeable shares of Canadian Exchange Co. in connection with the offer. The disclosure in this prospectus regarding the anticipated effects of the transactions on our voting power and our shareholder’s ownership percentage in us after giving effect to the proposed acquisition of Tone Resources and the other target companies and upon the exchange of the exchangeable shares for shares of our common stock is based on this expectation.

Exchangeable Shares

Background and Reason for the Issuance of Exchangeable Shares

The exchangeable shares being issued in connection with this offer in lieu of U.S. Gold common stock to enable, to the extent permissible and applicable, the White Knight shareholders to take advantage of a full or partial tax deferral (rollover) available under the Tax Act. The exchangeable shares by virtue of the redemption and exchange rights attaching to them and the provisions of the Voting and Exchange Trust Agreement, which will be entered into between U.S. Gold, Alberta ULC, Canadian Exchange Co. and a trustee to be determined, and the Support Agreement, which will be entered into between U.S. Gold, Alberta ULC, and Canadian Exchange Co., are intended to provide the holders thereof with the economic and voting rights that are, as nearly as practicable, equivalent to those of a share of common stock of U.S. Gold. See the section entitled “Material Canadian Federal Income Tax Considerations” on page 64 of this prospectus.

You should be aware that, in the other strategic offers, it is our intention that shareholders of Coral Gold, Nevada Pacific and Tone Resources may also receive exchangeable shares in exchange for their shares in such companies.

Description of Exchangeable Shares

The exchangeable shares are exchangeable on a one-for-one basis at any time at the option of the holder of the exchangeable shares into shares of U.S. Gold common stock. The following is a summary description of the material provisions of the rights, privileges, restrictions and conditions attaching to the exchangeable shares and is qualified in its entirety by reference to the full text of the share provisions included in Appendix I (Rights, Privileges, Restrictions and Conditions Attaching to the Exchangeable Shares of US Gold Canadian Acquisition Corporation), which is incorporated into and forms part of this prospectus.

Retraction of Exchangeable Shares by Holders

Subject to the retraction call right described below, holders of exchangeable shares will be entitled at any time to retract (i.e., to require Canadian Exchange Co. to redeem) any or all exchangeable shares held by them and to receive the retraction price per exchangeable share to be satisfied by issuance of one share of common stock of U.S. Gold, plus the dividend amount, which for purposes of this prospectus we define as the full amount of all declared and unpaid dividends on the exchangeable shares and all dividends and distributions declared on a share of common stock of U.S. Gold that have not yet been declared on the exchangeable shares. Holders of exchangeable shares may effect a retraction by presenting to Canadian Exchange Co. or its transfer agent the certificate(s) representing the exchangeable shares the holder desires to have Canadian Exchange Co. redeem, together with such other documents and instruments as may be required under the Business Corporation Act (Alberta), the articles of Canadian Exchange Co. or by its transfer agent, and a duly executed retraction request specifying that the holder desires to have the number of retracted shares specified therein redeemed by Canadian Exchange Co.

Upon receipt by Canadian Exchange Co. of a retraction request, Canadian Exchange Co. will promptly provide notice of such request to us and Alberta ULC. Instead of Canadian Exchange Co. redeeming the retracted shares, and provided that the retraction request is not revoked by the holder in the manner described below, we or Alberta ULC will have the right to purchase all but not less than all of the shares covered by the retraction request, which we refer to as our retraction call right. Under the retraction call right, we or Alberta ULC, as the case may be, will purchase from the holder and the holder will sell to us or Alberta ULC, as the case may be, the retracted shares. The retraction price per share will be equal to the current market price of a share of our common stock, calculated as provided in the share provisions included in Appendix I and incorporated by reference herein as of the last business day prior to the retraction date (described below), which shall be satisfied by delivering to the holder one share of our common stock plus the dividend amount, if any. The retraction date means the fifth business day after the date on which the retraction request is received by Canadian Exchange Co. See the section entitled “— Call Rights” on page 37 of this prospectus. In the event that we or Alberta ULC do not exercise the retraction call right, and provided that the retraction request is not revoked by the holder in the manner described below, Canadian Exchange Co. will redeem the retracted shares on the retraction date for the retraction price.

A holder of retracted shares may withdraw its retraction request, by written notice to Canadian Exchange Co. before the close of business on the business day immediately preceding the retraction date, in which case the retraction request will be null and void and the revocable offer will be deemed to have been revoked.

If, as a result of solvency provisions of applicable law, Canadian Exchange Co. is not permitted to redeem all exchangeable shares tendered by a retracting holder, Canadian Exchange Co. will redeem up to the maximum permissible number of exchangeable shares tendered by the holder. We or Alberta ULC will be required to purchase any exchangeable shares not redeemed by Canadian Exchange Co. in exchange for shares of our common stock on the retraction date under the optional exchange right described below. See the section entitled “— Voting and Exchange Trust Agreement — Optional Exchange Upon Canadian Exchange Co. Insolvency Event” on page 40 of this prospectus.

Distribution on Liquidation of Canadian Exchange Co.

In the event of the liquidation, dissolution or winding up of Canadian Exchange Co. or any other distribution of its assets among its shareholders for the purpose of winding up its affairs, holders of exchangeable shares shall be entitled, subject to applicable law, to receive from the assets of Canadian Exchange Co. a liquidation payment that will be satisfied by issuance of one share of our common stock plus the dividend amount, if any for each exchangeable share. This liquidation amount will be paid to the holders of exchangeable shares before any distribution of assets of Canadian Exchange Co. is made to the holders of the common shares or any other shares of Canadian Exchange Co. ranking junior to the exchangeable shares, and is subject to the exercise by us or Alberta ULC of our or its liquidation call right described in the section entitled “— Liquidation Call Right” below.

Automatic Exchange Upon Liquidation of U.S. Gold

Under the Voting and Trust Agreement, in the event of our liquidation, all of the then outstanding exchangeable shares will be automatically exchanged for shares of our common stock. To effect an automatic exchange, we, or at our option, Alberta ULC, will purchase all of the exchangeable shares from the holders on the fifth business day prior to the effective date of a liquidation. The purchase price payable for each exchangeable share purchased in a liquidation of U.S. Gold will be satisfied by the issuance of one share of our common stock plus the dividend amount, if any. See the section entitled “— Voting and Exchange Trust Agreement — Automatic Exchange Right Upon U.S. Gold Liquidation Event” on page 41 of this prospectus.

Redemption of Exchangeable Shares by Canadian Exchange Co.

The redemption date for the exchangeable shares will be the earlier of: (i) the seventh anniversary of the date on which exchangeable shares are first issued; and (ii) any date established by the board of directors of Canadian Exchange Co. for the redemption of exchangeable shares at such time as there are fewer than 10% of the total number of exchangeable shares issued in connection with the strategic offers (other than exchangeable shares held by us or our subsidiaries and subject to necessary adjustments to the number of shares to reflect permitted changes to exchangeable shares) outstanding.

Notice of the redemption date will be sent to us and Alberta ULC at the same time as it is sent to the holders of exchangeable shares and, notwithstanding any proposed redemption of the exchangeable shares, each of us and Alberta ULC will have a redemption call right to purchase all, but not less than all, of the outstanding exchangeable shares on the redemption date. The redemption price per share will equal the current market price of a share of our common stock, calculated as provided in the share provisions included in Appendix I, on the last business day prior to such redemption, which shall be satisfied by delivering to the holder one share of our common stock plus the dividend amount, if any. See the section entitled “— Call Rights” below.

Unless the relevant Canadian tax legislation is amended, any Canadian tax deferral obtained by a shareholder who receives exchangeable shares under the offer will end on the exchange or redemption of exchangeable shares for shares of our common stock. Moreover, if our rights or the rights of Alberta ULC to acquire exchangeable shares from the holders of exchangeable shares, which we refer to as our or its call rights, are not exercised upon a redemption (including a retraction) of the exchangeable shares by Canadian Exchange Co., a holder of exchangeable shares may realize a dividend for Canadian tax purposes that may exceed the holder’s economic gain. A holder of exchangeable shares will be subject to different Canadian federal income tax consequences depending upon whether the call rights are exercised or whether the relevant exchangeable shares are redeemed by Canadian Exchange Co. under the share provisions if the call rights are not exercised. See the sections entitled “Risk Factors” and “Material Canadian Federal Income Tax Considerations” on pages 19 and 64, respectively, of this prospectus. Subject to applicable law, and provided that we and Alberta ULC have not exercised the redemption call right,

Canadian Exchange Co. will redeem all of the outstanding exchangeable shares upon at least 60 days prior notice to the holders of the exchangeable shares

Call Rights

In the circumstances described below, we and Alberta ULC will have certain overriding rights to acquire exchangeable shares from the holders. A holder of exchangeable shares will be subject to different Canadian federal income tax consequences depending upon whether the call rights are exercised or whether the relevant exchangeable shares are redeemed by Canadian Exchange Co. if the call rights are not exercised. See the section entitled “Material Canadian Federal Income Tax Considerations” on page 64 of this prospectus.

Retraction Call Right

Under the share provisions, each of we and Alberta ULC have an overriding retraction call right to acquire all but not less than all of the exchangeable shares that a holder of exchangeable shares requests Canadian Exchange Co. to redeem. Alberta ULC is only entitled to exercise its retraction call right with respect to those holders of exchangeable shares, if any, for which we have not exercised our retraction call right. The purchase price under the retraction call right is equal to the retraction call purchase price per share, which is the current market price of a share of our common stock, calculated as provided in the share provisions included in Appendix I, on the last business day prior to the retraction date. The purchase price will be satisfied by delivering to the holder one share of our common stock plus the dividend amount, if any.

At the time of a retraction request by a holder of exchangeable shares, Canadian Exchange Co. will promptly notify us and Alberta ULC and either we or Alberta ULC must then advise Canadian Exchange Co. within five business days if we choose to exercise the retraction call right. If we or Alberta ULC do not advise Canadian Exchange Co. within the five-business day period, Canadian Exchange Co. will notify the holder as soon as possible thereafter that neither of us will exercise the retraction call right. Unless the holder revokes his or her retraction request, on the retraction date the exchangeable shares that the holder has requested Canadian Exchange Co. to redeem will be acquired by us or Alberta ULC (assuming either we or Alberta ULC exercise the retraction call right) or redeemed by Canadian Exchange Co., as the case may be, in each case for the retraction call purchase price as described in the preceding paragraph.

Liquidation Call Right

Under the share provisions, each of we and Alberta ULC have an overriding liquidation call right, in the event of and notwithstanding a proposed liquidation, dissolution or winding up of Canadian Exchange Co., to acquire all but not less than all of the exchangeable shares then outstanding. Alberta ULC is only entitled to exercise its liquidation call right with respect to those holders of exchangeable shares, if any, for which we have not exercised our liquidation call right. The purchase price under the liquidation call right is equal to the liquidation call exercise price per share, which is the current market price of a share of our common stock, calculated as provided in the share provisions included in Appendix I, on the last business day prior to the effective date of such voluntary or involuntary liquidation, dissolution or winding up, or the liquidation date. The purchase price will be satisfied by delivering to the holder one share of our common stock plus the dividend amount, if any. Upon the exercise by us or Alberta ULC of the liquidation call right, the holders will be obligated to transfer their exchangeable shares to us or Alberta ULC, as the case may be. The acquisition by us or Alberta ULC of all of the outstanding exchangeable shares upon the exercise of the liquidation call right will occur on the effective date of the voluntary or involuntary liquidation, dissolution or winding up of Canadian Exchange Co.

To exercise the liquidation call right, we or Alberta ULC must notify Canadian Exchange Co.’s transfer agent in writing, as agent for the holders of the exchangeable shares, and Canadian Exchange Co. of our or Alberta ULC’s intention to exercise this right at least 55 days before the liquidation date in the case of a voluntary liquidation, dissolution or winding up of Canadian Exchange Co. and at least five business days before the liquidation date in the case of an involuntary liquidation, dissolution or winding up of Canadian Exchange Co. The transfer agent will notify the holders of exchangeable shares as to whether or not we or Alberta ULC have exercised the liquidation call right promptly after the expiry of the date by which the same may be exercised by us or Alberta ULC. If we or

Alberta ULC exercise the liquidation call right on the liquidation date, we or Alberta ULC will purchase and the holders will sell all of the exchangeable shares for an amount equal to the liquidation call exercise price as described in the preceding paragraph.

Redemption Call Right

Under the share provisions, each of we and Alberta ULC have an overriding redemption call right, notwithstanding the proposed automatic redemption of the exchangeable shares by Canadian Exchange Co. in the share provisions, to acquire all but not less than all of the exchangeable shares then outstanding. Alberta ULC is only entitled to exercise its redemption call right with respect to those holders of exchangeable shares, if any, for which we have not exercised our redemption call right. The purchase price under the redemption call right is equal to the redemption call purchase price, which is the current market price of a share of our common stock, calculated as provided in the share provisions included in Appendix I, on the last business day prior to the redemption date. The purchase price will be satisfied by delivering to the holder one share of our common stock plus the dividend amount, if any. Upon the exercise by us or Alberta ULC of the redemption call right, the holders will be obligated to transfer their exchangeable shares to us or Alberta ULC, as the case may be.

To exercise the redemption call right, we or Alberta ULC must notify Canadian Exchange Co.’s transfer agent in writing, as agent for the holders of the exchangeable shares, and Canadian Exchange Co. of our or Alberta ULC’s intention to exercise this right at least 30 days before the redemption date. The transfer agent will notify the holders of exchangeable shares as to whether or not we or Alberta ULC exercise the redemption call right promptly after the date by which the same may be exercised by us or Alberta ULC. If we or Alberta ULC exercise the redemption call right on the redemption date, we or Alberta ULC will purchase and the holders will sell all of the exchangeable shares for an amount equal to the redemption call purchase price as described in the preceding paragraph.

Effect of Call Rights Exercise

If U.S. Gold or Alberta ULC exercise one or more of its call rights, shares of our common stock will be directly issued to holders of exchangeable shares and we or Alberta ULC, as the case may be, will become the holder of the exchangeable shares. We or Alberta ULC will not be entitled to exercise any voting rights attached to the exchangeable shares that are acquired from the holders. If we or Alberta ULC decline to exercise the call rights when applicable, we will be required, under the Support Agreement we will enter into with Alberta ULC and Canadian Exchange Co., to issue shares of our common stock to the holders of exchangeable shares. The Canadian tax consequences resulting from the exercise by us or Alberta ULC, as the case may be, of one or more of the call rights are discussed in the section entitled “Material Canadian Federal Income Tax Considerations” on page 64 of this prospectus.

Voting Rights

Under the Voting and Exchange Trust Agreement we will enter into with Alberta ULC, Canadian Exchange Co. and a trust company to be determined, holders of exchangeable shares will be entitled to receive notice of and attend any meeting of our shareholders and to vote at any meetings. See the section entitled “— Voting and Exchange Trust Agreement — Voting Rights in U.S. Gold” on page 40 of this prospectus.

The number of directors of Canadian Exchange Co. will be fixed at three and the exchangeable share provisions will entitle holders of exchangeable shares to annually elect one director. However, except as required by applicable law, or as provided in the rights, privileges, restrictions and conditions of the exchangeable shares, the holders of the exchangeable shares shall not otherwise be entitled as such to receive notice of or to attend any meeting of the shareholders of Canadian Exchange Co. or to vote at any meeting held for any other purpose than the annual election of directors.

Ranking

Holders of exchangeable shares will be entitled to a preference over holders of any other common shares of Canadian Exchange Co. and any other shares ranking junior to the exchangeable shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding up of Canadian

Exchange Co., whether voluntary or involuntary, or any other distribution of the assets of Canadian Exchange Co. among its shareholders for the purpose of winding up its affairs.

Dividends

Holders of exchangeable shares will be entitled to receive dividends equivalent to the dividends, if any, paid from time to time by us on shares of our common stock. The declaration date, record date and payment date for dividends on the exchangeable shares will be the same as that for any corresponding dividends on shares of our common stock.

Certain Restrictions

Except with the approval of the holders of the exchangeable shares, Canadian Exchange Co. will not be permitted to:

•	pay any dividends on common shares or any other shares of Canadian Exchange Co. ranking junior to the exchangeable shares, other than stock dividends payable in common shares or any such other shares of Canadian Exchange Co. ranking junior to the exchangeable shares, as the case may be;

•	redeem or purchase or make any capital distribution in respect of common shares or any other shares of Canadian Exchange Co. ranking junior to the exchangeable shares;

•	redeem or purchase any other shares of Canadian Exchange Co. ranking equally with the exchangeable shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding up of Canadian Exchange Co., whether voluntary or involuntary, or any other distribution of the assets of Canadian Exchange Co. among its shareholders for the purpose of winding up its affairs; or

•	issue any shares of stock other than exchangeable shares and any other shares not ranking superior to the exchangeable shares,

unless, in the case of the first three bullet points above, all dividends on the outstanding exchangeable shares corresponding to dividends declared and paid to date on the shares of our common stock have been declared and paid on the exchangeable shares.

Amendment and Approval

Any approval required to be given by the holders of the exchangeable shares to add to, change or remove any right, privilege, restriction or condition attaching to the exchangeable shares or any other matter requiring the approval or consent of the holders of the exchangeable shares in accordance with applicable law shall be deemed to have been sufficiently given if it has been given in accordance with applicable law, subject to a minimum requirement that such approval be evidenced by a resolution passed by not less than 66 2/3% of the votes cast on such resolution at a meeting of holders of exchangeable shares duly called and held, excluding exchangeable shares beneficially owned by us or any of our subsidiaries.

Voting and Exchange Trust Agreement

The following is a summary description of the material provisions of the Voting and Exchange Trust Agreement between U.S. Gold, Alberta ULC, Canadian Exchange Co. and the voting and exchange trustee. This summary is qualified in its entirety by reference to the full text of the Voting and Exchange Trust Agreement, which is attached as Appendix J to this prospectus.

The purpose of the Voting and Exchange Trust Agreement will be to create a trust for the benefit of the registered holders from time to time of exchangeable shares (other than us or our subsidiaries). A voting and exchange trustee to be determined, will hold the one issued and outstanding share of U.S. Gold Series A Special Voting Preferred Stock in order to enable the voting and exchange trustee to exercise the voting rights attached thereto and will hold exchange rights in order to enable the voting and exchange trustee to exercise such rights, in each case as trustee for and on behalf of such registered holders.

Voting Rights in U.S. Gold

Under the Voting and Exchange Trust Agreement, we will issue to the voting and exchange trustee one share of Series A Special Voting Preferred Stock to be held of record by the voting and exchange trustee as trustee for and on behalf of, and for the use and benefit of, the registered holders from time to time of exchangeable shares (other than us or our subsidiaries) and in accordance with the provisions of the Voting and Exchange Trust Agreement. During the term of the Voting and Exchange Trust Agreement, and under the terms of the Support Agreement, we will not be permitted to issue any additional shares of Series A Special Voting Preferred Stock without the consent of the holders of exchangeable shares.

Under the Voting and Exchange Trust Agreement, the voting and exchange trustee will be entitled to all of the voting rights, including the right to vote in person or by proxy, attaching to the one share of Series A Special Voting Preferred Stock on all matters that may properly come before our shareholders at a meeting of shareholders. The share of Series A Special Voting Preferred Stock will have that number of votes, which may be cast by the voting and exchange trustee at any meeting at which our shareholders are entitled to vote, equal to the number of outstanding exchangeable shares (other than shares held by us or our subsidiaries).

Each holder of an exchangeable share (other than us or our subsidiaries) on the record date for any meeting at which our shareholders are entitled to vote will be entitled to instruct the voting and exchange trustee to exercise one of the votes attached to the share of Series A Special Voting Preferred Stock for such exchangeable share. The voting and exchange trustee will exercise each vote attached to the share of Series A Special Voting Preferred Stock only as directed by the relevant holder and, in the absence of instructions from a holder as to voting, the voting and exchange trustee will not have voting rights with respect to such exchangeable share. A holder of an exchangeable share may, upon instructing the voting and exchange trustee, obtain a proxy from the voting and exchange trustee entitling the holder to vote directly at the relevant meeting the votes attached to the share of Series A Special Voting Preferred Stock to which the holder is entitled.

The voting and exchange trustee will send to the holders of the exchangeable shares the notice of each meeting at which our shareholders are entitled to vote, together with the related meeting materials and a statement as to the manner in which the holder may instruct the voting and exchange trustee to exercise the votes attaching to the share of Series A Special Voting Preferred Stock, at the same time as we send such notice and materials to our shareholders. The voting and exchange trustee will also send to the holders of exchangeable shares copies of all information statements, interim and annual financial statements, reports and other materials sent by us to our shareholders at the same time we send those materials to our shareholders. We will endeavor to obtain copies of materials sent by third parties to our shareholders generally, including dissident proxy circulars and tender and exchange offer circulars, as soon as possible after those materials are first sent to our shareholders and to deliver those materials to the voting and exchange trustee, which will send those materials to holders of exchangeable shares.

All rights of a holder of exchangeable shares to exercise votes attached to the share of Series A Special Voting Preferred Stock will cease upon the exchange of that holder’s exchangeable shares for shares of our common stock.

Optional Exchange Upon Canadian Exchange Co. Insolvency Event

We and Alberta ULC will agree in the Voting and Exchange Trust Agreement that, upon the insolvency of Canadian Exchange Co., a holder of exchangeable shares will be entitled to instruct the voting and exchange trustee to exercise an exchange right with respect to any or all of the exchangeable shares held by the holder, thereby requiring us or Alberta ULC to purchase the exchangeable shares from the holder. The purchase price payable for each exchangeable share purchased upon the insolvency of Canadian Exchange Co. will be satisfied by the issuance of one share of our common stock plus an additional amount equivalent to the full amount of all declared and unpaid dividends, if any, on the exchangeable share and all dividends and distributions declared on a share of common stock that have not yet been declared on the exchangeable shares.

As soon as practicable following an event of insolvency of Canadian Exchange Co. or any event that may, with the passage of time or the giving of notice or both, result in the insolvency of Canadian Exchange Co., Canadian Exchange Co. and we will give written notice of the insolvency or other event to the voting and exchange trustee. As soon as practicable after receiving the notice, the voting and exchange trustee will give notice to each holder of exchangeable shares of the event and will advise the holder of its rights with respect to the exchange right.

If, as a result of solvency provisions of applicable law, Canadian Exchange Co. is unable to redeem all of a holder’s exchangeable shares which the holder is entitled to have redeemed in accordance with the share provisions, the holder will be deemed to have exercised the optional exchange right with respect to the unredeemed exchangeable shares and we or Alberta ULC will be required to purchase those shares from the holder in the manner set forth above.

Automatic Exchange Right Upon U.S. Gold Liquidation Event

We will agree in the Voting and Exchange Trust Agreement that we will notify the voting and exchange trustee, upon the occurrence of either (a) a determination by our board of directors to institute voluntary liquidation, dissolution or winding up proceedings with respect to U.S. Gold or to affect any other distribution of our assets among our shareholders for the purpose of winding up our affairs, such notice to be given at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding up or other distribution, or (b) the earlier of (i) receipt by us of notice of, and (ii) we otherwise become aware of any threatened or instituted claim, suit petition or other proceeding with respect to involuntary liquidation, dissolution or winding up or to effect any other distribution of our assets among our shareholders for the purpose of winding up our affairs.

Immediately following receipt by the voting and exchange trustee of notice of such an event or potential event of insolvency, the voting and exchange trustee will give notice to each holder of exchangeable shares of such event or potential event and will advise the holder of its rights with respect to the automatic exchange right.

On the fifth business day prior to the effective date of such event of insolvency, we will automatically exchange all of the then outstanding exchangeable shares (other than exchangeable shares held by us or our subsidiaries) for a purchase price per exchangeable share equal to one share of our common stock plus the dividend amount.

Support Agreement

The following is a summary description of the material provisions of the Support Agreement, to be entered into between U.S. Gold, Alberta ULC and Canadian Exchange Co., and is qualified in its entirety by reference to the full text of the Support Agreement, which is attached as Appendix K to this prospectus.

Under the Support Agreement, we will covenant that, so long as exchangeable shares not owned by us or our subsidiaries are outstanding, we will, among other things: (a) not declare or pay any dividend on the shares of our common stock unless (i) on the same day Canadian Exchange Co. declares or pays, as the case may be, an equivalent dividend on the exchangeable shares and (ii) Canadian Exchange Co. has sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of an equivalent dividend on the exchangeable shares; (b) advise Canadian Exchange Co. in advance of the declaration of any dividend on the shares of our common stock and take other actions reasonably necessary to ensure that the declaration date, record date and payment date for dividends on the exchangeable shares are the same as those for any corresponding dividends on the shares of our common stock; (c) ensure that the record date for any dividend declared on the shares of our common stock is not less than ten (10) business days after the declaration date of such dividend; and (d) take all actions and do all things reasonably necessary or desirable to enable and permit Canadian Exchange Co., in accordance with applicable law, to pay the liquidation amount, the retraction price or the redemption price to the holders of the exchangeable shares in the event of a liquidation, dissolution or winding up of Canadian Exchange Co., a retraction request by a holder of exchangeable shares or a redemption of exchangeable shares by Canadian Exchange Co., as the case may be.

The Support Agreement will also provide that, without the prior approval of Canadian Exchange Co. and the holders of exchangeable shares, we will not distribute additional shares of common stock of U.S. Gold or rights to subscribe therefor or other property or assets to all or substantially all holders of shares of our common stock, nor change any of the rights, privileges or other terms of our common stock, unless the same or an equivalent distribution on, or change to, the exchangeable shares (or in the rights of the holders thereof) is made simultaneously. In the event of any proposed tender offer, share exchange offer, issuer bid, take-over bid or similar transaction affecting our common stock, we will use reasonable efforts to take all actions necessary or desirable to enable holders of exchangeable shares to participate in such transaction to the same extent and on an economically equivalent basis as the holders of our common stock.

The Support Agreement will also provide that, as long as any outstanding exchangeable shares are owned by any person or entity other than us or any of our subsidiaries, we will, unless approval to do otherwise is obtained from the holders of the exchangeable shares, remain the direct or indirect beneficial owner of all the issued and outstanding common shares of Canadian Exchange Co. and all issued and outstanding voting shares of Alberta ULC.

With the exception of changes for the purpose of: (i) adding to the covenants of any or all of the parties; (ii) evidencing successors of U.S. Gold; (iii) making certain necessary amendments or; (iv) curing ambiguities or clerical errors (provided, in each case, that our board of directors and the boards of directors of each of Canadian Exchange Co. and Alberta ULC are of the opinion that such amendments are not prejudicial to the interests of the holders of the exchangeable shares), the Support Agreement may not be amended without the approval of the holders of the exchangeable shares.

Under the Support Agreement, each of us and Alberta ULC will not exercise, and will prevent their affiliates from exercising, any voting rights attached to the exchangeable shares owned by us or Alberta ULC or their affiliates on any matter considered at meetings of holders of exchangeable shares (including any approval sought from such holders in respect of matters arising under the Support Agreement).

Conditions of the Offer

We may withdraw the offer in which event Canadian Exchange Co. shall not be required to accept for purchase and/or pay for any Tone Resources common shares tendered in the offer) or extend the period of time during which the offer is open (in which event the offerors may postpone accepting for purchase and paying for any Tone Resources common shares tendered in the offer), unless each of the following conditions has been satisfied or has been waived by us at or prior to the expiry time:

(a) there shall have been properly deposited and not withdrawn that number of Tone Resources common shares that constitutes at least the greater of (1) 66 2/3% of Tone Resources common shares deemed outstanding on a fully-diluted basis or (2) 80% of the Tone Resources common shares issued and outstanding on the date the shares are accepted for purchase;

(b) Tone Resources shall not have entered into or effectuated any other agreement or transaction with any person or entity having the effect of impairing our ability to acquire Tone Resources or otherwise diminishing the expected economic value to us of the acquisition of Tone Resources including, but not limited to, any material issuance of securities of Tone Resources, transfer of assets, the declaration of any extraordinary dividend, the adoption of a shareholder rights plan or any other transaction not in the ordinary course of Tone Resources’ business;

(c) the shares of our common stock shall have been approved for listing on AMEX, the additional shares of common stock of U.S. Gold issuable upon exchange of the exchangeable shares offered under this offer shall have been approved for listing on the TSX and AMEX and the exchangeable shares shall have been approved for listing on the TSX and AMEX;

(d) the registration statement for the exchangeable shares to be issued in the offer and the shares of our common stock that may be issued upon the exchange of any exchangeable shares shall have become effective under the Securities Act and no stop order suspending the effectiveness of the registration statement or a proceeding seeking a stop order shall have been issued nor shall there have been proceedings for that purpose initiated or threatened by the SEC and U.S. Gold and Canadian Exchange Co. shall have received all necessary state securities law or blue sky authorizations;

(e) all necessary orders shall have been obtained from relevant Canadian securities regulatory authorities in respect of the exchangeable shares to be issued in the offer, the shares of our common stock that may be issued upon the exchange of any such exchangeable shares and the resale of any exchangeable shares or shares of our common stock;

(f) U.S. Gold and Canadian Exchange Co. shall have received waivers relating to any change of control provisions in any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which Tone Resources or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound, except such waivers the absence of which would not in the aggregate materially adversely affect U.S. Gold, Tone Resources and our and its respective subsidiaries;

(g) the holders of shares of our common stock, voting at a meeting of such holders, shall have approved the following prior to the expiry time:

(i) an amendment to our certificate of incorporation to create a new class of stock comprised of one share of preferred stock, designated Series A Special Voting Preferred Stock, no par value, to be issued in connection with the strategic offers;

(ii) the issuance, in connection with the strategic offers, of the exchangeable shares, the U.S. Gold Series A Special Voting Preferred Stock providing holders of the exchangeable shares voting rights in U.S. Gold and the shares of our common stock issuable upon exchange of the exchangeable shares;

(h) the Tone Resources directors will have made commitments reasonably satisfactory to U.S. Gold and Canadian Exchange Co. to (i) effect an orderly transition of its board of directors contemporaneously with or promptly after Canadian Exchange Co. takes up and pays for the common shares deposited under the offer to purchase, including, if requested, resigning in favor of any nominees who may be specified by us and Canadian Exchange Co. and (ii) release Tone Resources from all claims as directors, other than existing rights to indemnification and insurance and customary directors fees and expenses for attendance at meetings of the board of directors;

(i) there shall not be in effect or threatened as of the expiry time, as it may be extended, any temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition challenging the offer or preventing the completion of the offer or any of the other transactions described in this offer, and there shall be no statute, rule, regulation, order, injunction or decree enacted, entered, promulgated or enforced by any court, administrative agency or commission or other governmental authority or instrumentality which requires consent or approval or challenges, prohibits, restricts or makes illegal the completion of the offer or the subsequent acquisition transaction;

(j) there shall not be pending or threatened any suit, action or proceeding by any governmental entity:

(i) challenging the offer, seeking to restrain or prohibit the completion of the offer or seeking to obtain from us or Tone Resources or our respective subsidiaries any damages that are material to Tone Resources and its subsidiaries, on a consolidated basis, or us and our subsidiaries, on a consolidated basis;

(ii) seeking to prohibit or limit the ownership or operation by us or Tone Resources or any of our subsidiaries of any material portion of the business or assets of Tone Resources or us or any of our subsidiaries or to compel Tone Resources or us or any of our subsidiaries to dispose of or hold separate any material portion of the business or assets of us or Tone Resources or any of our subsidiaries as a result of the offer;

(iii) seeking to prohibit us from effectively controlling in any material respect the business or operations of Tone Resources; or

(iv) which otherwise is reasonably likely to have a material adverse effect on us or our subsidiaries, on a consolidated basis, or Tone Resources and its subsidiaries, on a consolidated basis;

(k) there shall be no change or threatened change in the business, properties, assets, liabilities, capitalization, shareholders’ equity, condition (financial or otherwise), operations, licenses or franchises, results of operations or prospects of Tone Resources or any of its subsidiaries, on a consolidated basis, that, in our reasonable judgment, has or may have a material adverse effect on Tone Resources and its subsidiaries, on a consolidated basis, and we shall not have become aware of any fact that, in our reasonable judgment, has or may have a material adverse effect on Tone Resources and its subsidiaries or their business or prospects or the value to us of the common shares of Tone Resources;

(l) U.S. Gold and Canadian Exchange Co. shall have obtained or received all approvals, consents, clearances or waivers required to be obtained or received from any governmental regulatory agency, authority or commission in connection with the offer and the subsequent acquisition transaction; and

(m) there shall not have occurred or been threatened:

(i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States or Canada;

(ii) any extraordinary or material adverse change in the financial markets or major stock exchange indices in the United States or Canada or in the market price of Tone Resources’ common shares;

(iii) any change in the general political, market, economic or financial conditions in the U.S. or Canada that could, in our reasonable judgment, have a material adverse effect upon the business, properties, assets, liabilities, capitalization, shareholders equity, condition (financial or otherwise), operations, licenses or franchises, results of operations or prospects of Tone Resources or any of its subsidiaries;

(iv) any material change in U.S. dollar or Canadian dollar exchange rates or a suspension of, or limitation on, the markets therefor;

(v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or Canada;

(vi) any limitation (whether or not mandatory) by any government, domestic, foreign or supranational, or governmental entity on, or other event that, in our reasonable judgment, might affect the extension of credit by banks or other lending institutions;

(vii) a commencement of war or armed hostilities or other national or international calamity involving the U.S. or Canada; or

(viii) in the case of any of the foregoing existing at the time of the commencement of the offer, a material acceleration or worsening thereof.

The conditions listed above are for the exclusive benefit of us and Canadian Exchange Co., and we may assert them regardless of the circumstances giving rise to any of the conditions. Unless precluded from doing so by applicable law, we may, in our sole discretion, waive any of these conditions in whole or in part. The determination as to whether any condition has been satisfied shall be final and binding on all parties.

The offerors reserve the right to terminate the offer on or prior to the expiry time if any condition to the offer remains unsatisfied or has not been waived or to comply with any applicable law.

Time for Acceptance

The offer is open for acceptance, unless withdrawn or extended at our sole discretion, until the expiry time, being 5:00 p.m. (Vancouver Time) on [          ], 2006, or such later time or times and date or dates as we may fix from time to time.

See the section entitled “Extension of the Expiry Time or Variation or Change of the Offer” immediately below.

Extension of the Expiry Time or Variation or Change of the Offer

The offer is open for acceptance until the expiry time, being 5:00 p.m. (Vancouver Time) on [          ], 2006, unless earlier withdrawn.

We reserve the right at any time and from time to time to extend the offer or to vary or change the terms of the offer by giving written notice or other communication (confirmed in writing) of such extension or variation to the depositary at its principal office in Toronto, and by causing the depositary to provide as soon as practicable thereafter a copy of such notice in the manner set forth in the section entitled “Notices and Delivery” on page 49 of this prospectus to all Tone Resources shareholders. We will make a public announcement of the extension or variation as soon as possible after giving notice of an extension or variation to the depositary (and in the case of an extension of the offer, no later than 9:00 a.m. (Vancouver time) on the day following the expiry time) and provide a copy of the notice to the TSX-V and AMEX, as applicable. Any notice of extension or variation will be deemed to have been given and to be effective on the day it is delivered or otherwise communicated in writing to the depositary at its principal office in Toronto.

Where the terms of the offer are varied, the offer will not expire before 10 business days after the notice of such variation has been mailed to shareholders, unless otherwise permitted by applicable law.

If, before the expiration of all rights of withdrawal with respect to the offer, a material change occurs in the information contained in this prospectus, as amended from time to time, that would reasonably be expected to affect the decision of a Tone Resources shareholder to accept or reject the offer (other than a change that is not within the control of the offerors or their affiliates), the offerors will give written notice of such change to the depositary at its principal office in Toronto, and will cause the depositary to promptly provide a copy of such notice in the manner provided in the section entitled “Notices and Delivery” on page 49 of this prospectus to all shareholders, if required by applicable law. As soon as practicable after giving notice of such a material change to the depositary, we will make a public announcement of the change in information and provide a copy of the notice thereof to the TSX-V in accordance with the section entitled “Notices and Delivery” on page 49 of this prospectus.

During any such extension or in the event of a material variation or change in information, all Tone Resources common shares previously deposited and not accepted for purchase or withdrawn will remain subject to the offer and may be accepted for purchase by us in accordance with the terms of the offer, subject to the withdrawal rights described in the section entitled “Right to Withdraw” below. An extension of the expiry time, a variation of the terms of the offer or a change in information does not constitute a waiver by any of the offerors of any rights described above in the section entitled “Conditions of the Offer” on page 42 of this prospectus. If the consideration under the offer is increased, the increased consideration will be paid to all depositing shareholders whose Tone Resources common shares are accepted for purchase under the offer.

We will follow any extension, termination, variation, amendment or delay as promptly as practicable, with a public announcement. In the case of an extension, variation or amendment, any related announcement will be issued no later than 5:00 p.m. (Vancouver time), on the date on which the expiry time previously was to occur. Subject to applicable law and without limiting the manner in which the offerors may choose to make any public announcement, the offerors assume no obligation to publish, advertise or otherwise communicate any public announcement of this type other than in accordance with the section entitled “Notices and Delivery” on page 49 of this prospectus.

Acceptance of the Offer by Certain Related Parties

To our knowledge, after reasonable inquiry, none of our directors or senior officers nor any associate of our directors or senior officers, nor any person or company holding more than 10 per cent of any class of our equity securities, nor any person or company acting jointly or in concert with us, propose to accept the offer, except Robert R. McEwen. On March 7, 2006, Mr. McEwen announced that, in his capacity as a holder of common shares, he intended to support the proposal of U.S. Gold to acquire each of Tone Resources, Coral Gold, Nevada Pacific and Tone Resources. As of the date of this prospectus, Mr. McEwen owns 2,500,000 units of Tone Resources with each unit consisting of one common share and one warrant to acquire one common share at an exercise price of Cdn$0.25 per share, which means that he beneficially owns 5,000,000 common shares of Tone Resources. Based on information provided by Tone Resources on October 20, 2006, this means that Mr. McEwen beneficially owns approximately 22.2% of the outstanding Tone Resources common shares. See the sections entitled “Background to the Offer” and “Relationships Between the Offerors and Tone Resources — Beneficial Ownership of and Trading in Securities of Tone Resources” on pages 56 and 62, respectively, of this prospectus.

Manner of Acceptance

Letter of acceptance and transmittal

You may accept the offer by delivering to Kingsdale Shareholder Services Inc., the depositary, at the office specified in the letter of acceptance and transmittal, so as to arrive there not later than the expiry time:

•	the certificate(s) representing Tone Resources common shares you desire to tender; AND

•	a letter of acceptance and transmittal (printed on BLUE paper) in the form accompanying the offer or a facsimile thereof, properly completed and duly executed as required by the instructions set out in the letter of acceptance and transmittal; AND

•	any other document required by the instructions set forth in the letter of acceptance and transmittal.

Except as otherwise provided in the instructions set out in the letter of acceptance and transmittal or as may be permitted by the offerors, the signature on the letter of acceptance and transmittal must be guaranteed by an eligible institution. Eligible institution means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Exchange, Inc. Medallion Signature Program (MSP). If a letter of acceptance and transmittal is executed by a person other than the registered holder of Tone Resources common shares represented by the certificate(s) that are deposited, the certificate(s) must be endorsed or be accompanied by an appropriate share transfer power of attorney duly and properly completed by the registered holder, with the signature on the endorsement panel or share transfer power of attorney guaranteed by an eligible institution.

Alternatively, Tone Resources common shares may be deposited in compliance with the procedures set forth below for guaranteed delivery not later than the expiry time.

Procedure for Guaranteed Delivery

If you would like to deposit your Tone Resources common shares in the offer and the certificate(s) representing Tone Resources common shares are not immediately available or you cannot deliver the certificate(s) and all other required documents to the depositary at or prior to the expiry time, those Tone Resources common shares may nevertheless be deposited if all of the following conditions are met:

•	the deposit is made by or through an eligible institution; AND

•	a notice of guaranteed delivery (printed on GREEN paper) in the form accompanying the offer or a facsimile thereof, properly completed and duly executed, including a guarantee by an eligible institution in the form specified in the notice of guaranteed delivery, is received by the depositary at the office set out in the notice of guaranteed delivery, at or prior to the expiry time; AND

•	the certificate(s) representing the deposited Tone Resources common shares in proper form for transfer together with a letter of acceptance and transmittal in the form accompanying the offer or a facsimile thereof, properly completed and duly executed, with any required signature guarantees and all other documents required by the letter of acceptance and transmittal, are received by the depositary at the office set out in the notice of guaranteed delivery at or prior to 5:00 p.m. (Vancouver time) on the third trading day on the TSX-V after the expiry time.

The notice of guaranteed delivery may be delivered by hand or courier, transmitted by facsimile or mailed to the depositary at the office set out in the notice of guaranteed delivery and must include a guarantee by an eligible institution in the form set out in the notice of guaranteed delivery.

General

In all cases, payment for Tone Resources common shares deposited and accepted for purchase by us will be made only after timely receipt by the depositary of the certificate(s) representing Tone Resources common shares, a letter of acceptance and transmittal or a facsimile thereof, properly completed and duly executed with the signatures guaranteed, if required, covering those Tone Resources common shares in accordance with the instructions in the letter of acceptance and transmittal, and any other required documents.

The method of delivery of certificates representing Tone Resources common shares, the letter of acceptance and transmittal and all other required documents is at the option and risk of the person depositing them. The offerors recommend that all of these documents be delivered by hand to the depositary and a receipt obtained, or, if mailed, that registered mail, with return receipt requested, be used and that proper insurance be obtained.

If your Tone Resources common shares are registered in the name of a nominee you should contact your broker, investment dealer, bank, trust company or other nominee for assistance in depositing your Tone Resources common shares under the offer.

All questions as to the validity, form, eligibility (including timely receipt) and acceptance of any Tone Resources common shares tendered in the offer will be determined by us in our sole discretion. Depositing shareholders agree that such determination shall be final and binding. We reserve the absolute right to reject any and all deposits that we determine not to be in proper form or that may be unlawful to accept under the laws of any jurisdiction. We reserve the absolute right to waive any defects or irregularities in the deposit of any Tone Resources common shares. Neither we nor the depositary or any other person will have any duty to give notice of any defects or irregularities in any deposit, or any liability for failure to give this notice. Our interpretation of the terms and conditions of this prospectus, the letter of acceptance and transmittal and the notice of guaranteed delivery will be final and binding.

No fee or commission will be payable by Tone Resources shareholder who delivers their shares directly to the depositary or utilizes the facilities of a soliciting dealer to accept the offer.

The offerors reserve the right, in accordance with applicable law, to permit a Tone Resources shareholder to accept the offer in a manner other than as set out above.

Acceptance for Purchase of, and Payment for, Deposited Tone Resources Common Shares

If all conditions described in the section entitled “Conditions of the Offer” on page 42 of this prospectus have been satisfied or waived by us at the expiry time, all Tone Resources common shares that have been properly deposited and not withdrawn will be required to be accepted for purchase promptly following the expiry time and, in any event, not later than 10 days after the expiry time. All Tone Resources common shares accepted for purchase under the offer will be paid for promptly and, in any event, within three business days of having been accepted for purchase.

Subject to applicable law, we expressly reserve the right to delay accepting for purchase and paying for any Tone Resources common shares. No Tone Resources common shares properly tendered in the offer will be accepted for purchase unless all Tone Resources common shares then properly tendered in the offer are accepted for purchase.

Tone Resources common shares properly deposited and not withdrawn in the offer will be deemed to have been accepted for purchase and accepted for payment if, as and when we give written notice or other communication confirmed in writing to the depositary at its principal office in Toronto to that effect.

Canadian Exchange Co. will pay for Tone Resources common shares properly tendered in the offer and not withdrawn by providing the depositary with certificates for exchangeable shares, as applicable, for transmittal to depositing shareholders. Under no circumstances will interest accrue or be paid to persons depositing Tone Resources common shares by any of us, Canadian Exchange Co. or the depositary, regardless of any delay in making payment for those shares.

Fractional shares will not be issued in the offer. Instead, the number of exchangeable shares to be issued to each shareholder will be rounded up (if the fractional interest is 0.5 or more) or down (if the fractional interest is less than 0.5) to the next whole number. For all rounding purposes, all Tone Resources common shares deposited by a shareholder will be aggregated.

The depositary will act as the agent of the shareholders who have properly deposited Tone Resources common shares under the offer for the purposes of receiving payment under the offer and transmitting that payment to those shareholders, and receipt of payment by the depositary will be deemed to constitute receipt of payment by those shareholders who have properly deposited Tone Resources common shares.

Settlement with each Tone Resources shareholder who has properly deposited Tone Resources common shares under the offer will be made by the depositary by forwarding a certificate representing the exchangeable shares, as payment for Tone Resources common shares accepted for purchase. Unless otherwise specified by the shareholder in the letter of acceptance and transmittal, share certificates will be issued in the name of the registered holder of Tone Resources common shares so deposited and forwarded by first class mail to the address specified in the letter of acceptance and transmittal. If no address is specified, share certificates will be sent to the address of the shareholder as shown on the register of shareholders maintained by or on behalf of Tone Resources. Share certificates mailed in accordance with this paragraph will be deemed to be delivered and payment will be deemed to be made at the time of mailing.

If the consideration payable in the offer is increased before the expiry time, the increased consideration will be paid for all Tone Resources common shares acquired in the offer, regardless of whether those shares were deposited before that increase in the consideration.

Power of Attorney

The execution of a letter of acceptance and transmittal by a shareholder irrevocably appoints Canadian Exchange Co. or its designees as the true and lawful agent, attorney and attorney in fact of that shareholder with respect to Tone Resources common shares deposited and purchased under the offer, and with respect to any and all stock dividends, securities, rights, warrants or other interests or distributions accrued, declared, paid, issued, transferred, made or distributed on or in respect of the purchased Tone Resources common shares on or after [     ], 2006. This appointment is effective from and after the date the purchased common shares are accepted for purchase and paid for under the offer, which we refer to as the effective date. This appointment affords Canadian Exchange Co. full power of substitution (such power of attorney being coupled with an irrevocable interest), in the name and on behalf of the holder who deposited those Tone Resources common shares, to:

•	register, record, transfer and enter the transfer of the purchased common shares and any other securities of Tone Resources on the books of Tone Resources;

•	vote, execute and deliver any instruments of proxy, authorizations and consents in form and on terms satisfactory to Canadian Exchange Co. in respect of any purchased common shares and any or all other securities of Tone Resources, revoke any such instrument, authorization or consent given prior to or after the effective date, designate in any such instruments of proxy any person(s) as the proxy or the proxy nominee(s) of the shareholder in respect of those purchased common shares and those other securities for all purposes;

•	execute, endorse and negotiate any cheques or other instruments representing any distribution payable to the holder; and

•	exercise any and all other rights of a holder of purchased common shares and any other securities.

In addition, a Tone Resources shareholder who executes a letter of acceptance and transmittal agrees, from and after the date on which the purchased common shares are accepted for purchase and paid for under the offer:

•	not to vote any of the purchased common shares or other securities at any meeting of holders of those securities;

•	not to exercise any other rights or privileges attached to any of these securities; and

•	to deliver to Canadian Exchange Co. any and all instruments of proxy, authorizations or consents received in respect of all those securities.

All prior proxies given by a holder of purchased common shares with respect to those purchased common shares and to those other securities shall be revoked at the date on which the purchased common shares are accepted for purchase and paid for under the offer and no subsequent proxies may be given by that holder with respect to those purchased common shares or other securities.

Depositing Shareholders’ Representations and Warranties

The deposit of Tone Resources common shares in the offer will create and constitute a binding agreement between the applicable shareholder and each of U.S. Gold and Canadian Exchange Co. upon the terms and subject to the conditions of the offer, including the shareholder’s representation and warranty that:

•	such shareholder has full power and authority to deposit, sell, assign and transfer Tone Resources common shares (and any other securities) being deposited and has not sold, assigned or transferred or agreed to sell, assign or transfer any of such Tone Resources common shares (and other securities) to any other person;

•	the shareholder owns Tone Resources common shares (and any other securities) being deposited within the meaning of applicable securities laws;

•	the deposit of those Tone Resources common shares (and any other securities) complies with applicable securities laws; and

•	when those Tone Resources common shares (and any other securities) are accepted for purchase and paid for under the offer, Canadian Exchange Co. will acquire good title thereto free and clear of all liens, restrictions, charges, encumbrances and claims.

Return of Tone Resources Common Shares

If any Tone Resources common shares tendered in the offer are not accepted for purchase in the offer, or certificates are submitted for more Tone Resources common shares than are properly deposited, certificates for those Tone Resources common shares that are not accepted for purchase (or were not properly deposited) will be returned to the depositing Tone Resources shareholder without expense to the shareholder as soon as practicable after the expiry time or withdrawal or termination of the offer by sending certificates representing Tone Resources common shares not purchased by first class mail in the name of and to the address specified by the shareholder in the letter of acceptance and transmittal or, if such name or address is not so specified, in the name and to the address as shown on the share register maintained by or on behalf of Tone Resources.

Mail Service Interruption

Notwithstanding any other provisions of this offer, the letter of acceptance and transmittal and the notice of guaranteed delivery, share certificates and other relevant documents will not be mailed if we or Canadian Exchange Co. determine, in our reasonable discretion, that delivery by mail may be delayed by a disruption of mail service. Tone Resources shareholders entitled to share certificates and/or other relevant documents that are not mailed for this reason may take delivery thereof at the office of the depositary at which they deposited their Tone Resources common shares until such time as we have determined, in our reasonable discretion, that delivery by mail will no longer be delayed. Notwithstanding the section entitled “Acceptance for Purchase of, and Payment for, Deposited Common Shares” on page 47 of this prospectus, but subject to the section entitled “Notices and Delivery” on page 49 of this prospectus, share certificates and other relevant documents not mailed for this reason will, subject to applicable law, be conclusively deemed to have been delivered on the first day upon which they are available for delivery at the office of the depositary at which Tone Resources common shares were deposited. Notice of any such determination by U.S. Gold shall be given to holders of Tone Resources common shares in accordance with the section entitled “Notices and Delivery” on page 49 of this prospectus.

Notices and Delivery

Except as otherwise provided in this offer, any notice that we or Canadian Exchange Co. or the depositary may provide, give or cause to be given under the offer will be deemed to have been properly given if mailed to the registered holders of Tone Resources common shares at their respective addresses appearing in the registers maintained in respect of such Tone Resources common shares and will be deemed to have been delivered and received on the mailing date. These provisions shall apply notwithstanding any accidental omission to provide or give notice to any one or more holders of Tone Resources common shares and notwithstanding interruption of mail service in Canada, the United States or elsewhere following mailing. In the event of any interruption of mail service, we intend to make reasonable efforts to disseminate the notice by other means, such as publication. Subject to the approval of applicable regulatory authorities, in the event of any interruption of mail service, any notice that we or Canadian Exchange Co. or the depositary may provide, give or cause to be given under the offer will be deemed to have been properly provided or given to or received by holders of Tone Resources common shares if: (i) it is given to the TSX-V for dissemination through their facilities; (ii) it is published once in the National Edition of The Globe and Mail or The National Post; or (iii) it is given to the Canada Newswire Service or Dow Jones Newswire.

Right to Withdraw

Except as indicated herein or as otherwise required by applicable law, deposits of Tone Resources common shares are irrevocable. Tone Resources common shares tendered in the offer may be withdrawn by or on behalf of the depositing shareholder (unless otherwise required or permitted by applicable law):

(a) at any time before Tone Resources common shares have been accepted for purchase by the offerors under the offer;

(b) if the Tone Resources common shares have not been paid for by us or Canadian Exchange Co. within three business days after having been accepted for purchase; or

(c) at any time before the expiration of 10 days from the date upon which either:

(i) a notice of change relating to a change in the information contained in the offer, as amended from time to time, that would reasonably be expected to affect the decision of a Tone Resources shareholder to accept or reject the offer (other than a change that is not within the control of us, Canadian Exchange Co. or our affiliates, unless it is a change in a material fact relating to the shares of our common stock or the exchangeable shares), in the event that such change occurs at or before the expiry time or after the expiry time but before the expiry of all rights of withdrawal in respect of the offer; or

(ii) a notice of variation concerning a variation in the terms of the offer (other than a variation consisting solely of an increase in the consideration offered for Tone Resources common shares where the expiry time is not extended for more than 10 days);

is mailed, delivered, or otherwise properly communicated, but subject to abridgement of that period pursuant to such order or orders as may be granted by applicable courts or securities regulatory authorities and only if such deposited shares have not been accepted for purchase by the offerors at the date of the notice.

Notice of withdrawal of deposited Tone Resources common shares must: (i) be made by a method that provides the depositary with a written or printed copy of such notice (which includes a facsimile); (ii) be made by or on behalf of the depositing shareholder; (iii) be signed by or on behalf of the shareholder who signed the letter of acceptance and transmittal that accompanied Tone Resources common shares being withdrawn; (iv) specify such shareholder’s identity, the number of Tone Resources common shares to be withdrawn, the name of the registered shareholder of, and the certificate number shown on each certificate evidencing, Tone Resources common shares being withdrawn; and (v) be actually received by the depositary within the applicable time specified above. Any signature in the withdrawal notice must be guaranteed in the same manner as in the letter of acceptance and transmittal.

Withdrawals may not be rescinded. Any Tone Resources common shares withdrawn will be deemed not properly deposited for the purposes of the offer, but may be re-deposited at any time on or prior to the expiry time by following the applicable procedures described in the section entitled “Manner of Acceptance” on page 46 of this prospectus.

In addition to the foregoing withdrawal rights, Tone Resources shareholders in certain provinces of Canada are entitled to statutory rights of rescission in certain circumstances. See the section entitled “Offerees’ Statutory Rights” on page 96 of this prospectus.

Dividends and Distributions

If, on or after the date of the offer, Tone Resources should subdivide, consolidate or otherwise materially change any of its common shares or its capitalization or disclose that it has taken any such action, we may make such adjustments as we deem appropriate to reflect such subdivision, consolidation or other change in the purchase price and other terms of the offer including (without limitation) the type of securities offered to be purchased and the amounts payable therefor.

Tone Resources common shares acquired in the offer shall be acquired free and clear of all encumbrances, together with all rights and benefits arising therefrom including the right to any and all cash and stock dividends, securities, rights, warrants or other interests or distributions which may be accrued, declared, paid, issued, distributed, made or transferred on or in respect of such Tone Resources common shares and which are made payable or distributable to the holders of those Tone Resources common shares of record on a date on or after the date of the offer. If Tone Resources should declare or pay any cash or stock dividend or make any other distribution on, or issue any securities, rights, warrants or other interests or distributions in respect of, deposited Tone Resources common shares after the date of the offer, such dividend, distribution or rights will be received and held by the depositing Tone Resources shareholder for the account of Canadian Exchange Co., and:

(i) in the case of cash dividends, distributions or payments, the amount of the dividends, distributions or payments shall be received and held by the depositing shareholders for their own account, and to the extent that such dividends, distributions or payments do not exceed the value of the consideration per Tone Resources common share payable by us or Canadian Exchange Co. in the offer (as determined by us or Canadian Exchange Co.), the consideration will be reduced by that number of exchangeable shares having a value equal to the amount of such dividend, distribution or payment;

(ii) in the case of non-cash dividends, distributions, payments, rights or other interests, the whole of any such non-cash dividend, distribution, payment, right or other interest shall be delivered by depositing shareholders to the depositary for the account of us or Canadian Exchange Co., accompanied by appropriate documentation of transfer; and

(iii) in the case of any cash dividends, distributions or payments in an amount that exceeds the consideration per Common Share payable by us or Canadian Exchange Co. (as determined by us or Canadian Exchange Co.), the whole of any such cash dividend, distribution or payment shall be received and held by the depositing shareholders for the account of us or Canadian Exchange Co. and shall be required to be promptly remitted and transferred by the depositing shareholders to the depositary for the account of us or Canadian Exchange Co., accompanied by appropriate documentation of transfer.

Pending such remittance (in the case of (ii) and (iii) above), we or Canadian Exchange Co. will be entitled to all rights and privileges as owner of any such dividend, distribution, payment, right or other interest and may withhold all of the exchangeable shares, as applicable, otherwise issuable by us or Canadian Exchange Co. to the non-remitting shareholder in the offer or deduct from the number of exchangeable shares with a value equal to the amount or value equal to the amount or value of the dividend, distribution, payment right or other interest, as determined by us or Canadian Exchange Co. in our sole discretion.

Market Purchases

Neither we nor Canadian Exchange Co. will acquire beneficial ownership of Tone Resources common shares while the offer is outstanding, other than in the offer.

Other Terms

We reserve the right to transfer to one or more of our affiliates the right to purchase all or any portion of Tone Resources common shares tendered in the offer, but any such transfer will not relieve us or Canadian Exchange Co. of our and its obligations under the offer and will in no way prejudice the rights of persons depositing Tone Resources common shares to receive payment for Tone Resources common shares validly deposited and accepted for payment in the offer.

No broker, dealer or other person has been authorized to give any information or to make any representation or warranty on behalf of us or Canadian Exchange Co. or any of our affiliates in connection with the offer other than as contained in the offer, and, if any such information, representation or warranty is given or made, it must not be relied upon as having been authorized.

The provisions of this prospectus, together with the letter of acceptance and transmittal and the notice of guaranteed delivery accompanying this prospectus collectively comprise the terms and conditions of the offer.

We will determine in our reasonable discretion all questions relating to the interpretation of this prospectus, the letter of acceptance and transmittal and the notice of guaranteed delivery, the validity (including time of receipt) of any acceptance of the offer and any withdrawal of Tone Resources common shares, including, without limitation, the satisfaction or non-satisfaction of any condition, the validity, time and effect of any deposit of Tone Resources common shares or notice of withdrawal of Tone Resources common shares, and the due completion and execution of the letter of acceptance and transmittal. Our determination of such matters shall be final and binding for all purposes. We and Canadian Exchange Co. each reserve the right to waive any defect in acceptance with respect to any particular Tone Resources common share or any particular shareholder. There shall be no obligation on us, Canadian Exchange Co., the soliciting dealers or the depositary to give notice of any defects or irregularities in any acceptance or notice of withdrawal and no liability shall be incurred by any of them for failure to give any such notification.

This document does not constitute an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. The offer is not being made to, nor will deposits be accepted from or on behalf of, shareholders in any jurisdiction in which the making or acceptance of the offer would not be in compliance with the laws of any such jurisdiction. However, we and Canadian Exchange Co. may, in our and their sole discretion, take such action as we may deem necessary to extend the offer to Tone Resources shareholders in any such jurisdiction.

Dissenters’ Rights

No dissenters’ rights are available in connection with the offer. However, any subsequent acquisition transaction may result in shareholders having the right to dissent and demand payment of the fair value of their Tone Resources common shares under Section 238 of the BCBCA. If the statutory procedures are complied with, this right could lead to a judicial determination of the fair value required to be paid to such dissenting shareholders for their Tone Resources common shares. The fair value of Tone Resources common shares so determined could be more or less than the amount paid per common share in the subsequent acquisition transaction or the offer. See the section entitled “The Offer — Subsequent Acquisition Transaction” on page 52 of this prospectus.

Judicial Developments

Prior to the pronouncement of Canadian OSC Rule 61-501 (or its predecessor OSC Policy 9.1) and AMF Regulation Q-27, Canadian courts had, in a few instances, granted preliminary injunctions to prohibit transactions which constituted going private transactions or business combinations within the meaning of OSC Rule 61-501 and AMF Regulation Q-27. The offerors have been advised that more recent notices and judicial decisions indicate a willingness to permit business combinations to proceed subject to compliance with requirements intended to ensure procedural and substantive fairness to the minority shareholders.

Shareholders should consult their legal advisors for a determination of their legal rights with respect to any transaction that may constitute a business combination or going private transaction.

Subsequent Acquisition Transaction

If Canadian Exchange Co. accepts for purchase and pays for Tone Resources common shares validly tendered in the offer, we or Canadian Exchange Co. intend to take any necessary or advisable actions, including causing a special meeting of Tone Resources shareholders to be called to consider a transaction that would enable us or an affiliate to acquire all Tone Resources common shares not acquired in the offer. We or Canadian Exchange Co. currently intend to cause a special meeting of Tone Resources shareholders to be called following the completion of the offer to consider a statutory plan of arrangement or similar transaction whereby: (i) Tone Resources warrants would be exchangeable for warrants to purchase exchangeable shares of Canadian Exchange Co. at the rate of 0.26 of an exchangeable share for each share of Tone Resources that the warrant holders had the right to purchase; (ii) Tone Resources shareholders who did not deposit their Tone Resources common shares under the offer would receive exchangeable shares in the same exchange ratio offered in the offer; and (iii) the Tone Resources stock option plan would be assumed or adopted by us or Canadian Exchange Co. The timing and details of any subsequent acquisition transaction will depend on a number of factors, including the number of Tone Resources common shares acquired in the offer and the terms of Tone Resources’ warrant indentures and stock option plan, and there can be no assurance that any subsequent acquisition transaction will be proposed, or if proposed, effected.

A subsequent acquisition transaction described above may constitute a “business combination” or a “going private transaction” within the meaning of certain applicable Canadian securities legislation, including OSC Rule 61-501 and AMF Regulation Q-27. Under OSC Rule 61-501 and AMF Regulation Q-27, subject to certain exceptions, a subsequent acquisition transaction may constitute a “business combination” or a “going private transaction” if it would result in the interest of a holder or beneficial owner of Tone Resources common shares being terminated without such holder’s or beneficial owner’s consent, irrespective of the nature of the consideration provided in substitution therefor. We expect that any subsequent acquisition transaction relating to Tone Resources common shares will be a “business combination” or a “going private transaction” under OSC Rule 61-501 and AMF Regulation Q-27.

In certain circumstances, the provisions of OSC Rule 61-501 and AMF Regulation Q-27 may also deem certain types of subsequent acquisition transactions to be “related party transactions.” However, if the subsequent acquisition transaction is a “business combination” or a “going private transaction” carried out in accordance with OSC Rule 61-501 and AMF Regulation Q-27 or an exemption therefrom, the “related party transaction” provisions therein do not apply to such transaction. We intend to carry out any such subsequent acquisition transaction in accordance with OSC Rule 61-501 and AMF Regulation Q-27, or any successor provisions, or exemptions therefrom, such that the “related party transaction” provisions of OSC Rule 61-501 and AMF Regulation Q-27 will not apply to such subsequent acquisition transaction.

OSC Rule 61-501 and AMF Regulation Q-27 provide that unless exempted, a corporation proposing to carry out a business combination or a going private transaction is required to prepare a formal valuation of Tone Resources common shares (and, subject to certain exceptions, any non-cash consideration being offered therefor) and provide to the holders of Tone Resources common shares a summary of such valuation or the entire valuation. In connection therewith, we intend to rely on any exemption then available or to seek waivers pursuant to OSC Rule 61-501 and AMF Regulation Q-27 exempting us or Tone Resources or their affiliates, as appropriate, from the requirement to prepare a valuation in connection with any subsequent acquisition transaction. An exemption is available under OSC Rule 61-501 and AMF Regulation Q-27 for certain business combinations or going private transactions completed within 120 days after the expiry of a formal take-over bid where the consideration under such transaction is at least equal in value to and is in the same form as the consideration that tendering shareholders were entitled to receive in the take-over bid, provided that certain disclosure is given in the take-over bid disclosure documents. We currently intend that the consideration offered under any subsequent acquisition transaction proposed by us would be equal in value to, and in the same form as, the consideration offered under the offer and that such subsequent acquisition transaction will be completed no later than 120 days after the expiry date and, accordingly, we expect to rely on these exemptions.

Depending on the nature and the terms of the subsequent acquisition transaction, the provisions of the BCBCA may require the approval of at least 66 2/3% of the votes cast by holders of the outstanding Tone Resources common shares at a meeting duly called and held for the purpose of approving a subsequent acquisition transaction. OSC Rule 61-501 and AMF Regulation Q-27 would in effect also require that, in addition to any other required securityholder approval, in order to complete a business combination or a going private transaction, the approval of a majority of the votes cast by “minority” holders of Tone Resources common shares must be obtained unless an exemption is available or discretionary relief is granted by the OSC and the AMF. In relation to any subsequent acquisition transaction, the “minority” holders will be, subject to any available exemption or discretionary relief granted by the OSC and the AMF, as required, all Tone Resources shareholders other than us, any “related party” of ours or any other “interested party” (within the meaning of OSC Rule 61-501 and AMF Regulation Q-27) including any of our directors or senior officers, affiliate or insiders or any of our directors or senior officers or any person acting jointly or in concert with any of the foregoing.

OSC Rule 61-501 and AMF Regulation Q-27 also provide that we may treat Tone Resources common shares acquired pursuant to the offer as “minority” shares and vote them, or consider them voted, in favor of a subsequent acquisition transaction that is a business combination or a going private transaction, provided that, among other things: (a) the business combination or going private transaction is completed not later than 120 days after the expiry date; (b) the consideration for each security in the subsequent acquisition transaction is at least equal in value to and in the same form as the consideration paid pursuant to the offer; and (c) the Tone Resources shareholder who tendered such Tone Resources common shares to the offer was not (i) acting jointly or in concert with us in respect of the offer, (ii) a direct or indirect party to any “connected transaction” (as defined in OSC Rule 61-501) to the offer, or (iii) entitled to receive, directly or indirectly, in connection with the offer, a “collateral benefit” (as defined in OSC Rule 61-501) or consideration per security that is not identical in amount and form to the entitlement of shareholders in Canada. We currently intend that the consideration offered under any subsequent acquisition transaction proposed by it would be equal in value to, and in the same form as, the consideration offered under the offer and that such subsequent acquisition transaction will be completed no later than 120 days after the expiry date and, accordingly, the offerors intend to cause Tone Resources common shares acquired pursuant to the offer to be voted in favor of such transaction and to be counted as part of any minority approval required in connection with any such transaction.

In addition, under OSC Rule 61-501 and AMF Regulation Q-27, if, following the offer, U.S. Gold and our affiliates are the registered holders of 90% or more of Tone Resources common shares at the time the business combination or going private transaction is initiated, the requirement for minority approval under OSC Rule 61-501 and AMF Regulation Q-27 would not apply to the transaction if an enforceable right to dissent and seek fair value or a substantially equivalent right is made available to the minority Tone Resources shareholders.

Any subsequent acquisition transaction may also result in Tone Resources shareholders having the right to dissent and demand payment of the fair value of their Tone Resources common shares under Section 238 of the BCBCA. If the statutory procedures are complied with, this right could lead to a judicial determination of the fair value required to be paid to such dissenting shareholders for their Tone Resources common shares. The fair value of Tone Resources common shares so determined could be more or less than the amount paid per Tone Resources common share pursuant to the subsequent acquisition transaction or the offer.

The tax consequences to a Tone Resources shareholder of a subsequent acquisition transaction may differ from the tax consequences to such Tone Resources shareholder of accepting the offer. See the section entitled “Material Canadian Federal Income Tax Considerations” on page 64 of this prospectus. Shareholders should consult their legal advisors for a determination of their legal rights with respect to a subsequent acquisition transaction if and when proposed.

The timing and details of any subsequent acquisition transaction involving Tone Resources will necessarily depend on a variety of factors, including the number of Tone Resources common shares acquired pursuant to the offer. Although we currently intend to propose a subsequent acquisition transaction on the same terms as the offer, it is possible that, as a result of the number of Tone Resources common shares acquired under the offer, delays in our ability to effect such a transaction, information hereafter obtained by us, changes in general economic, industry, regulatory or market conditions or in the business of Tone Resources, or other currently unforeseen circumstances, such a transaction may not be so proposed or may be delayed or abandoned. We expressly reserve the right not to propose a subsequent acquisition transaction involving Tone Resources.

Rule 13e-3 under the Exchange Act is applicable to certain “going-private” transactions in the United States and may under certain circumstances be applicable to a subsequent acquisition transaction. We believe that Rule l3e-3 would not be applicable to a subsequent acquisition transaction unless the subsequent acquisition transaction is consummated more than one year after the termination of the offer. If applicable, Rule 13e-3 would require, among other things, that certain financial information concerning Tone Resources and certain information relating to the fairness of the subsequent acquisition transaction, and the consideration offered to minority shareholders be filed with the SEC and distributed to minority shareholders before the consummation of any such transaction.

The foregoing discussion of certain provisions of the Exchange Act is not a complete description of the Exchange Act or such provisions thereof and is qualified in its entirety by the reference to the Exchange Act.

If we are unable or decide not propose a subsequent acquisition transaction, or propose a subsequent acquisition transaction but cannot obtain any required approvals or exemptions promptly, we will evaluate their other alternatives. These alternatives could include, to the extent permitted by applicable law, purchasing additional Tone Resources common shares in the open market, in privately negotiated transactions, in another take-over bid or exchange offer or otherwise, or from Tone Resources, or taking no actions to acquire additional Tone Resources common shares. Subject to applicable law, any additional purchases of Tone Resources common shares could be at a price greater than, equal to, or less than the price to be paid for Tone Resources common shares under the offer and could be for cash, securities and/or other consideration. Alternatively, we may take no action to acquire additional Tone Resources common shares, or may even sell or otherwise dispose of any or all Tone Resources common shares acquired in the offer, on terms and at prices then determined by us, which may vary from the price paid for the Tone Resources common shares. The failure to consummate the subsequent acquisition transaction could adversely affect the U.S. tax treatment of shareholders of Tone Resources who exchange their Tone Resources shares for exchangeable shares in the offer.

BACKGROUND TO THE OFFER

During December 2005, and March 2006, Mr. Robert R. McEwen, our Chairman and Chief Executive Officer, acquired 2.5 million units of Tone Resources, each unit consisting of one common share and one warrant exercisable to acquire an additional common share at a price of Cdn$0.25 per share for twenty-four months. Assuming the exercise of all his warrants and options, Mr. McEwen will hold approximately 22.2 per cent of the outstanding shares of Tone Resources.

Under the subscription agreement, for a period of two years following the closing of the December 2005 acquisition, if Mr. McEwen owns at least 10% of the issued and outstanding Tone Resources common shares (calculated by assuming the exercise of any warrants held by Mr. McEwen), then Mr. McEwen shall have a right of first refusal to participate up to and including a percentage amount, equal to Mr. McEwen’s percentage ownership interest in the then outstanding common shares of Tone Resources, of the value of each financing undertaken by Tone Resources, either by way of private placement or public offering of equity, debt, subscription units or convertible securities, rights offering or project financing, or financing, on the same terms and conditions (including price and timing) as other investors in each such financing. Mr. McEwen’s right to participate in a financing applies to each financing and is not affected by Mr. McEwen’s exercise or failure to exercise such right in respect of any particular financing.

In addition, the subscription agreement provides that, for a period of five years following the closing of the December 2005 acquisition, if at any time subsequent to the December 2005 closing, Mr. McEwen owns not less than 10% of the issued and outstanding common shares of Tone Resources (calculated by assuming the exercise of any warrants held by Mr. McEwen), then Mr. McEwen shall have the right, from time to time and at any time, to nominate one individual to the board of directors of Tone Resources, and Tone Resources shall use all reasonable efforts to cause its board of directors to pass such resolutions and to take such other actions as may be required in order that Mr. McEwen’s nominee become a member of the board of directors of Tone Resources. In addition, Tone Resources shall use all reasonable efforts to cause its board of directors to pass such resolutions and to take such other actions as may be required in order to maintain the number of members of the board of directors of Tone Resources at not more than six. Pursuant to the subscription agreement, Tone Resources agreed Mr. McEwen would be appointed to the board of directors of Tone Resources. Mr. McEwen was elected as a director of Tone Resources at its annual general meeting of shareholders on February 10, 2006.

On March 5, 2006, we announced that we intended to acquire in stock transactions, all of the outstanding common shares of Tone Resources, Nevada Pacific, Coral Gold and White Knight, each of which is exploring in the Cortez Trend in Nevada. These proposals were made in letters sent on March 5, 2006 by Mr. McEwen to the chief executive officers of each of the target companies. We announced that our proposal represented a premium of 25% to the closing stock prices of each company’s shares on March 3, 2006 and that our board of directors had formed a special committee to evaluate the terms of each of the transactions in recognition of, among other things, the equity interests of Mr. McEwen in each of the four companies.

In response to our offer, Tone Resources formed an independent takeover bid response committee who will report to the directors their recommendation once the formal takeover bid has been received. Tone Resources has also delivered draft financial statements prepared in accordance with United States generally accepted accounting principles.

On May 1, 2006, we announced the commencement of the offer. We also announced that we intended to make formal offers to the shareholders of Tone Resources, Coral Gold and Nevada Pacific based on the same per share exchange ratios announced by us on March 5, 2006 as soon as practicable following the completion by each of the foregoing companies of formal valuations required under applicable law.

On May 19, 2006, Mr. McEwen resigned from the board of directors of Tone Resources, in order to facilitate the offer.

On June 5, 2006, we announced that, in view of certain United States securities regulatory requirements, we had terminated the offer to purchase White Knight common shares. We stated that we intended to commence the strategic offers by mailing new offer documents as soon as regulatory requirements could be satisfied, including the receipt of necessary information from each of the target companies.

During the months of August and September 2006, our management, with the assistance of our financial and legal advisors, obtained and analyzed certain publicly available information regarding Tone Resources to evaluate the proposed acquisition of Tone Resources. Management also worked with our financial and legal advisors to consider various structuring and transaction alternatives for the strategic offers.

On September 28, 2006, the law firm of Hogan & Hartson L.L.P., our United States special counsel, sent a written request to Tone Resources’ outside counsel to provide us and their advisors with certain due diligence materials, including financial statements for the most recent completed fiscal period, and requested that Tone Resources instruct their independent auditors to provide a consent to the inclusion of Tone Resources’ financial statements in this proxy statement. On October 3, 2006, U.S. Gold sent a follow-up request to Tone Resources requesting the same information and consent. Similar follow-up requests were made by our Canadian counsel and Tone Resources complied with our requests.

INTENTIONS OF THE OFFERORS

Strategic Rationale for the Offer

We are engaged in the exploration for gold and other precious metals. We hold a 100% interest in the Tonkin Springs exploration gold property in Eureka County, Nevada, subject to paramount title in the United States. We have commenced an extensive two-year, property-wide, integrated exploration program at the Tonkin Springs gold property, focusing on evaluation of the structural and stratigraphic setting of the project. Our objectives are to expand the known mineralization and to discover mineralization in areas previously untested, targeting deeper mineralization. U.S. shareholders are cautioned that, although National Instrument 43-101 requires disclosure in Canada of measured, indicated and inferred mineral resources, the SEC does not recognize these classification categories for U.S. reporting purposes.

Tone Resources is an exploration stage company engaged in the acquisition and exploration of mineral property primarily located on the major gold trends in the north-central region of Nevada. Tone Resources is focused on gold and holds substantially all interests in eight projects (10 claim groups) in Elko, Eureka, Lander, and Pershing counties in Nevada. All of Tone Resource’s properties are located near infrastructure facilities of currently producing gold mines.

In addition to filing this prospectus, we expect to commence take-over bids for all of the outstanding common shares of Coral Gold, Nevada Pacific and White Knight as soon as practicable following the completion by Coral Gold, Nevada Pacific and White Knight of formal valuations required under applicable law. We have also filed registration statements to register the exchangeable shares, and shares of our common stock issuable upon exchange of the exchangeable shares, which we intend to issue to the holders of the other target companies in these separate strategic offers. Like Tone Resources, each of the other target companies is an exploration stage company engaged in the acquisition and exploration of mineral properties primarily located on the major gold trends in the north-central region of Nevada and has mineral exploration properties that are adjacent to or near our Tonkin Springs gold property.

•	Coral Gold. Since Coral Gold’s 2002 fiscal year, Coral Gold has made aggregate principal expenditures of Cdn$2,498,084 on the Robertson Mining Claims in Nevada. We intend to offer to purchase all of the outstanding shares of Coral Gold on the basis of 0.63 of an exchangeable share for each common share of Coral Gold. Coral Gold’s common shares are listed on the TSX-V under the symbol “CGR-V” and on the OTCBB under the symbol “CGREF.”

•	Nevada Pacific. Nevada Pacific owns an exploratory property portfolio covering approximately 890 square miles of mineral rights in Mexico, including the Magistral Gold Mine, ten properties in Nevada and one in Utah. The Nevada property portfolio covers approximately 85 square miles, including portions of two significant gold producing belts in regions: the Battle Mountain/Eureka Trend/Cortez Trend and the State of Nevada Carlin Trend. We intend to offer to purchase all of the outstanding shares of Nevada Pacific on the basis of 0.23 of an exchangeable share for each common share of Nevada Pacific. Nevada Pacific’s common shares are listed on the TSX-V under the symbol “NPG-V.”

•	White Knight. In 1993, White Knight began to acquire gold exploration properties in Nevada and has focused solely on exploration and operation of properties in Nevada since that time. Currently White Knight’s efforts are exploratory in nature in each of the 18 Nevada properties where it holds an interest. White Knight continues to explore for projects to acquire in Nevada. We intend to offer to purchase all of the outstanding shares of White Knight on the basis of 0.35 exchangeable shares for each common share of White Knight. White Knight’s common shares are listed on the TSX-V under the symbol “WKR-V.”

If all of the strategic offers are successfully completed, the voting power of our shareholders will be diluted and it is expected that the shareholders of Tone Resources, Coral Gold, Nevada Pacific and White Knight will own, in the aggregate, approximately 48% of the outstanding shares and voting power of U.S. Gold (or approximately 47% on a fully-diluted basis).

We believe that there are significant benefits to bringing together U.S. Gold, Tone Resources, Coral Gold, Nevada Pacific and White Knight, including that the combined company will have:

•	A larger land position within the Cortez Trend and a larger exploration program. We hold a 100% interest in the Tonkin Springs exploration gold property in Eureka County, Nevada, subject to paramount title in the United States. This property consists of approximately 36 square miles of unpatented lode mining claims and millsite claims located on the Battle Mountain-Eureka Trend, approximately 45 miles northwest of the town of Eureka, in north-central Nevada. Upon successful completion of the strategic offers, our land position would increase by approximately 344% to approximately 160 square miles. Over the next two years, we have planned 400,000 feet of exploration drilling on our Tonkin Springs exploration gold property at a cost of $30 million. If the strategic offers are successfully completed, we intend to aggressively explore the properties of White Knight, Coral Gold, Nevada Pacific and Tone Resources over the next two years to coincide with our exploration program at our Tonkin Springs exploration gold property.

•	A stronger cash position and reduced costs. On February 22, 2006, we completed a private placement of 16,700,000 subscription receipts, with gross proceeds to us of $75,150,000. Of the intermediate exploration companies currently exploring for gold in Nevada, we have one of the strongest cash positions. Successful completion of one or more of the strategic offers will also give us access to any additional cash resources of the companies acquired. Due to the strategic locations in Nevada of the assets of each of Nevada Pacific, Coral Gold, Tone Resources and White Knight and the elimination of redundant fees and costs, we expect that U.S. Gold would realize lower total costs than if each company were to remain a separate entity.

•	Enhanced trading liquidity and better market focus. U.S. Gold and Canadian Exchange Co. expect that the successful completion of the acquisition of the target companies would result in increased market capitalization and trading liquidity of the combined company, resulting in better market focus. Because of the increased market capitalization and liquidity of the combined company, we expect that the combined company will have greater access to equity and debt capital markets than U.S. Gold currently does, and greater appeal to institutional investors. It is a condition to the strategic offers that the shares of our common stock shall have been approved for listing on the AMEX and the exchangeable shares shall have been approved for listing on the TSX and AMEX. We expect that the enhanced access to the equity and debt capital markets resulting from the acquisition of the target companies would provide management of the combined company greater flexibility to execute its business plan under various financial market conditions.

•	Additional technical expertise. We believe that one or more of Nevada Pacific, Coral Gold, Tone Resources and White Knight has quality employees with good technical expertise. We hope to retain at least some of these key employees following the successful completion of the proposed acquisitions to assist in our business and operations going forward.

Upon successful completion of the strategic offers, the combined company would strive to become the premier exploration company in Nevada. However, you should be aware that the successful completion of any or all of our offers to purchase all of the outstanding shares of Coral Gold, Nevada Pacific and White Knight is not a condition of the offer.

Purpose of the Offer

We are making the offer to acquire, directly or indirectly, all of the outstanding Tone Resources common shares. If the conditions of the offer are satisfied or waived and we accept for purchase and pay for Tone Resources common shares validly tendered pursuant to the offer, we currently intend to acquire, directly or indirectly, all of the outstanding Tone Resources common shares in accordance with applicable law by way of a subsequent acquisition transaction. See the section entitled “The Offer — Subsequent Acquisition Transaction” on page 52 of this prospectus.

Plans for Tone Resources

Upon successful completion of the offer and any subsequent acquisition transaction, we intend to take appropriate actions to optimize and rationalize the combined entities’ assets, operations, management, personnel, general and administrative functions and corporate structure.

If permitted by applicable law, subsequent to the completion of the offer and, if necessary, any subsequent acquisition transaction, we intend to delist Tone Resources common shares from the TSX-V and cause Tone Resources to cease to be a reporting issuer under the securities laws of the applicable jurisdictions.

INVESTMENT CONSIDERATIONS

We believe that the consideration offered for Tone Resources common shares under the offer is fair. You are urged to consider the following factors in making your decision to accept the offer.

The consideration offered under the offer provides a significant premium for Tone Resources’ shareholders.

We are offering to purchase, upon the terms and subject to the conditions of the offer, all of the outstanding Tone Resources common shares, including any Tone Resources common shares that may be issued after the date of the offer and prior to the expiry time, on the basis of 0.26 of an exchangeable share for each Tone Resources common share. The exchangeable shares will, under the circumstances described in this prospectus, be exchangeable for shares of our common stock on a one-for-one basis. Based on the closing prices of Tone Resources common shares on the TSX-V and shares of our common stock on the OTCBB on March 3, 2006, the last trading day prior to the announcement of U.S. Gold’s proposed business combination with Tone Resources, this exchange ratio represented a premium of approximately 25% to shareholders over the trading price prior to the announcement of the offer. Based on the closing prices of Tone Resources common shares on the TSX-V and the shares of common stock of U.S. Gold on the OTCBB on October 23, 2006, the most recent trading day practicable before the filing of this prospectus, this exchange ratio represented a premium of approximately 6.5% to shareholders over the trading price before the filing of this prospectus.

We believe that there are significant benefits to bringing together U.S. Gold with four other companies exploring in the Cortez Trend.

In addition to this prospectus, we expect to commence take-over bids for all of the outstanding common shares of Coral Gold, Nevada Pacific and White Knight as soon as practicable following the completion by Coral Gold, Nevada Pacific and White Knight of formal valuations required under applicable law. Like Tone Resources, each of these companies is exploring in the Cortez Trend in Nevada and has mineral exploration properties that are adjacent to or near U.S. Gold’s Tonkin Springs gold property. See the section entitled “Intentions of the Offerors — Strategic Rationale for the Offer” on page 58 of this prospectus. We believe that there are significant benefits to bringing together U.S. Gold, Tone Resources, Coral Gold, Nevada Pacific and White Knight, including that the combined company will have:

•	a larger land position within the Cortez Trend and a larger exploration program;

•	a stronger cash position and reduced costs;

•	enhanced trading liquidity and better market focus; and

•	greater technical expertise.

Upon successful completion of the strategic offers, the combined company would strive to become the premier exploration company in Nevada. However, you should be aware that the successful completion of any or all of our offers to purchase all of the outstanding shares of Coral Gold, Nevada Pacific and White Knight is not a condition of the offer.

The liquidity and trading price of Tone Resources common shares may be adversely affected if we are not successful in acquiring 100% of Tone Resources common shares.

Our acquisition of any Tone Resources common shares under the offer will reduce the number of Tone Resources common shares that might otherwise trade publicly, as well as the number of shareholders. Depending on the number of shareholders depositing and the number of Tone Resources common shares acquired by us under the offer, following the completion of the offer and prior to any subsequent acquisition transaction, the liquidity and market value of the remaining Tone Resources common shares held by the public would likely be adversely affected. After the purchase of Tone Resources common shares under the offer, it may be possible for Tone Resources to take steps towards the elimination of any applicable public reporting requirements under applicable securities legislation in any province in which it has an insignificant number of shareholders.

The Tone Resources common shares may fail to meet the criteria for continued listing on the TSX-V even if the offerors are not successful in acquiring 100% of Tone Resources’ common shares.

The rules and regulations of the TSX-V establish certain criteria that, if not met, could lead to the delisting of Tone Resources common shares from the TSX-V. Among such criteria are the number of Tone Resources shareholders, the number of Tone Resources common shares publicly held and the aggregate market value of Tone Resources common shares publicly held. Depending on the number of Tone Resources shareholders depositing Tone Resources common shares and the number of Tone Resources common shares acquired by us under the offer, it is possible that, following the completion of the offer and prior to any subsequent acquisition transaction, Tone Resources common shares would fail to meet the criteria for continued listing on the TSX-V. If this were to happen, Tone Resources common shares could be delisted and this could, in turn, adversely affect the market or result in a lack of an established market for such shares. We intend to cause Tone Resources to apply to delist Tone Resources common shares from the TSX-V as soon as practicable after the successful completion of the offer and any subsequent acquisition transaction.

RELATIONSHIPS BETWEEN THE OFFERORS AND TONE RESOURCES

Beneficial Ownership of and Trading in Securities of Tone Resources

As at the date hereof, Robert R. McEwen, our Chairman and Chief Executive Officer, beneficially owns 5,000,000 Tone Resources common shares, which represents approximately 22.2% of the outstanding Tone Resources common shares as of October 20, 2006, or 20.2% of the outstanding Tone Resources common shares on a fully-diluted basis. Other than such securities, no securities of Tone Resources, are owned beneficially, directly or indirectly, nor is control or direction exercised over any securities of Tone Resources, by our directors or executive officers or, to the knowledge of such directors and executive officers after reasonable inquiry, by any of our associates or affiliates, by any associate of our directors or executive officers or by any person or company owning, directly or indirectly, more than 10% of any class of our securities. No person is acting jointly or in concert with us and Canadian Exchange Co. with respect to the offer.

Except for the purchases by Mr. McEwen of Tone Resources common shares described in the section entitled “Background to the Offer” on page 56 of this offer, no securities of Tone Resources have been purchased or sold during the 12-month period preceding the date of the offer by the offerors or the offerors’ directors or executive officers or, to the knowledge of such directors and executive officers after reasonable inquiry, by any of the offerors’ associates or affiliates, by any associate of the offerors’ directors or executive officers or by any person or company owning, directly or indirectly, more than 10% of any class of securities of the offerors.

Commitments to Acquire Securities of Tone Resources

Except in connection with the offer, neither of us, Canadian Exchange Co. nor any of our directors or executive officers, nor to the knowledge of our directors and executive officers after reasonable inquiry, any of our associates or affiliates, any associate of any of our directors or executive officers or any person or company owning, directly or indirectly, more than 10% of any class of our securities has entered into any commitments to acquire any equity securities of Tone Resources.

Arrangements, Agreements or Understandings

Except as described in this prospectus or in the attached appendices or documents, neither we nor, to the best of our knowledge, any of our directors, executive officers or other affiliates have any contract, arrangement, understanding or relationship with any other person with respect to any securities of Tone Resources, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies. Except as described in the offer, there have been no contacts, negotiations or transactions between us or, to the best of our knowledge, any of our directors, executive officers or other affiliates on the one hand, and Tone Resources or its affiliates, on the other hand, relating to any merger, consolidation or acquisition, a tender offer or other acquisition of securities, an election of directors, or a sale or other transfer of a material amount of assets. Neither we, nor, to the best of our knowledge, any of the our directors, executive officers or other affiliates has had any transaction with Tone Resources or any of its executive officers, directors or affiliates that would require disclosure under the rules and regulations of the SEC applicable to the offer.

There are no arrangements or agreements made or proposed to be made between us and any of the directors or executive officers of Tone Resources and no payments or other benefits are proposed to be made or given by us to such directors or executive officers as compensation for loss of office or as compensation for remaining in or retiring from office if the offer is consummated.

MATERIAL CHANGES AND OTHER INFORMATION

Except for the offer and as otherwise disclosed publicly by Tone Resources, U.S. Gold is not aware of any information which indicates that any material change has occurred in the affairs of Tone Resources since the date of the last available published financial statements of Tone Resources.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Fraser Milner Casgrain LLP, Canadian counsel to U.S. Gold and Canadian Exchange Co., the following is, at the date hereof, a summary of the material Canadian federal income tax considerations applicable to shareholders who dispose of their Tone Resources common shares pursuant to the offer and who, for purposes of the Tax Act and at all relevant times, hold their Tone Resources common shares and will hold any exchangeable shares and shares of common shares of U.S. Gold as capital property and deal at arm’s length with, and are not affiliated with, U.S. Gold, Canadian Exchange Co., Alberta ULC and Tone Resources.

The Tone Resources common shares, the exchangeable shares and the shares of common stock of U.S. Gold will be considered to be capital property to a holder thereof provided such securities are not held in the course of carrying on a business of buying and selling securities and such securities are not acquired in a transaction considered to be an adventure in the nature of trade. A Canadian resident holder of Tone Resources common shares or exchangeable shares may in certain circumstances make an irrevocable election under subsection 39(4) of the Tax Act to have his or her Tone Resources common shares and exchangeable shares and every other “Canadian security” (as defined in the Tax Act) owned by such holder in the taxation year of election and in all subsequent taxation years deemed to be capital property. Where a shareholder makes an election under section 85 of the Tax Act in respect of the disposition of Tone Resources common shares, as described below, the exchangeable shares received in exchange will not be Canadian securities for this purpose.

This summary is not applicable to a shareholder: (i) that is a “financial institution” (as defined in the Tax Act for purposes of the mark-to-market rules); (ii) an interest in which is a “tax shelter investment” (as defined in the Tax Act); or (iii) with respect to whom U.S. Gold is or will be a “foreign affiliate” within the meaning of the Tax Act.

This summary is based on the facts set out in this prospectus, the current provisions of the Tax Act, the regulations thereunder and counsel’s understanding of the current published administrative policies and assessment practices of the Canada Revenue Agency, or the CRA. This summary also takes into account all proposed amendments to the Tax Act and the regulations thereunder publicly announced by or on behalf of the Minister of Finance (Canada) before the date of the offer (“Tax Proposals”). There can be no assurance that any such Tax Proposals will be implemented in their current form or at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except as mentioned above, does not otherwise take into account or anticipate changes in the law, whether by judicial, governmental or legislative action or decision, or changes in the administrative policies or assessment practices of the CRA, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations described herein.

THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED AS, LEGAL OR TAX ADVICE TO ANY PARTICULAR SHAREHOLDER. ACCORDINGLY, SHAREHOLDERS ARE ENCOURAGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES OF DISPOSING OF THEIR COMMON SHARES PURSUANT TO THE OFFER AND ACQUIRING, HOLDING AND DISPOSING OF EXCHANGEABLE SHARES AND SHARES OF COMMON STOCK OF U.S. GOLD, HAVING REGARD TO THEIR PARTICULAR CIRCUMSTANCES.

For the purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of exchangeable shares or shares of common stock of U.S. Gold, including dividends, adjusted cost base and proceeds of disposition, must be converted into Canadian dollars using the Canadian/U.S. dollar exchange rate prevailing at the time such amounts arise.

Shareholders Resident in Canada

The following portion of this summary is applicable to a shareholder who, for the purposes of the Tax Act and any applicable income tax treaty or convention, is or is deemed to be a Canadian resident at all relevant times.

Receipt of Ancillary Rights

A shareholder who receives exchangeable shares on a disposition of Tone Resources common shares pursuant to the offer will also be entitled to certain rights and benefits, referred to herein as ancillary rights, under the Voting and Exchange Trust Agreement, as discussed in the section entitled “Exchangeable Shares — Voting and Exchange Trust Agreement” on page 39 of this prospectus. A shareholder will be required to account for the ancillary rights in determining the proceeds of disposition of such holder’s Tone Resources common shares and the cost of the exchangeable shares received pursuant to the offer. U.S. Gold is of the view that the ancillary rights have a nominal fair market value given the other rights and benefits that shareholders will have upon completion of the offer including, without limitation, the right to exchange their exchangeable shares for shares of common shares of U.S. Gold on a one-for-one basis. Any such determination of value is not binding upon the CRA. Counsel expresses no opinion as to the appropriateness or accuracy of this valuation. A reference to exchangeable shares will be deemed to include a reference to ancillary rights, where applicable.

Grant of Call Rights

U.S. Gold is of the view that the liquidation call right, the redemption call right and the retraction call right, as discussed in the section entitled “— Call Rights” on page 37 of this prospectus, have a nominal fair market value and that accordingly, no amount should be allocated to the call rights. Any such determination of value is not binding upon the CRA. Counsel expresses no opinion as to the appropriateness or accuracy of this valuation. Provided that the valuation with respect to such call rights is correct, the granting of the call rights will not result in any material adverse income tax consequences to a shareholder. However, should the CRA challenge this valuation and ultimately succeed in establishing that the call rights have a fair market value in excess of a nominal amount, a shareholder receiving exchangeable shares pursuant to the offer will realize a capital gain in an amount equal to the fair market value of the call rights. See the section entitled “Taxation of Capital Gains or Capital Losses” below.

Exchange of Tone Resources Common Shares for Exchangeable Shares

No Election Transaction.  Subsection 85.1(1) of the Tax Act provides that where a taxpayer exchanges shares, or the exchanged shares, of any particular class of the capital stock of a taxable Canadian corporation for shares of another taxable Canadian corporation, or the purchaser corporation, and receives no consideration for the transfer of the exchanged shares other than shares of the purchaser corporation, the taxpayer is deemed to dispose of the exchanged shares for an amount equal to the adjusted cost base of the exchanged shares to the taxpayer immediately before the exchange and to acquire the shares of the purchaser corporation at a cost then equal to the adjusted cost base to the taxpayer of the exchanged shares immediately before the exchange. Subsection 85.1(1) does not apply if the taxpayer elects in the taxpayer’s return of income for the year in which the exchange occurs to recognize any gain or loss on the exchange or if the taxpayer makes a joint tax election pursuant to subsection 85(1) or (2) with respect to the exchanged shares. If section 85.1(1) applies to the exchange by a shareholder of Tone Resources common shares for exchangeable shares, the shareholder would dispose of Tone Resources common shares for an amount equal to its adjusted cost base of Tone Resources common shares immediately before the exchange and receive exchangeable shares with a cost to the shareholder equal to the adjusted cost base of Tone Resources common shares immediately before the exchange. If the ancillary rights represent consideration to the shareholders for the disposition of Tone Resources common shares, section 85.1 would not apply to the exchange by a shareholder of Tone Resources common shares for exchangeable shares. Shareholders are advised to consult their tax advisors as to whether subsection 85.1 may apply to an exchange by them of their Tone Resources common shares and whether they should make an election pursuant to subsection 85(1) or (2) as described below under “Section 85 Election.”

If subsection 85.1(1) does not apply to a shareholder, a shareholder who exchanges Tone Resources common shares for exchangeable shares will be considered to have disposed of such Tone Resources common shares for proceeds of disposition equal to the fair market value of the exchangeable shares (including the value of the ancillary rights) acquired by such shareholder on the exchange, unless such shareholder makes a joint tax election under subsection 85(1) or 85(2) of the Tax Act. As a result, such shareholder will realize a capital gain (or capital loss) to the extent that such proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of such Tone Resources common shares. See the section entitled “Taxation of Capital

Gains or Capital Losses” below. The cost to a holder of exchangeable shares acquired on the exchange will be equal to the fair market value thereof at the time of acquisition.

Election Transaction.  A shareholder who exchanges Tone Resources common shares for exchangeable shares may make a joint tax election with Canadian Exchange Co. pursuant to subsection 85(1) of the Tax Act (or, in the case of a shareholder who is a partnership, pursuant to subsection 85(2) of the Tax Act). Such election may result in the full or partial deferral of capital gains otherwise arising on the exchange of Tone Resources common shares as described under “Non-Rollover Transaction.” Provided that, on the effective date, the adjusted cost base of such shareholder’s Tone Resources common shares equals or exceeds the fair market value of the ancillary rights acquired by such shareholder on the exchange, that shareholder may elect so as to not realize a capital gain for the purposes of the Tax Act on the exchange. The elected amount (as defined herein) will be determined by each shareholder who makes such a joint tax election, subject to the limitations under the Tax Act described below under “Section 85 Election.”

Section 85 Election

Canadian Exchange Co. will make a joint tax election under subsection 85(1) or subsection 85(2), as applicable, of the Tax Act (and the corresponding provisions of any applicable provincial tax legislation) with a shareholder who receives exchangeable shares on the exchange of Tone Resources common shares and at the amount elected by the shareholder, subject to the limitations under the Tax Act. The joint tax election allows a shareholder to elect an amount which, subject to the limitations under the Tax Act described below, will be treated for the purposes of the Tax Act as the shareholder’s proceeds of disposition of his or her Tone Resources common shares. Canadian Exchange Co. agrees only to execute any properly completed election forms and to forward such election forms by mail (within 30 days after the receipt thereof by Canadian Exchange Co.) to the applicable tax authorities with a copy to the shareholder. With the exception of the execution and filing of the election by Canadian Exchange Co., compliance with the requirements to ensure the validity of a joint tax election will be the sole responsibility of the shareholder making the election.  Accordingly, neither Canadian Exchange Co. nor the depositary will be responsible or liable for taxes, interest, penalties, damages or expenses resulting from the failure by anyone to properly complete any election within the time prescribed and in the form prescribed under the Tax Act (or the corresponding provisions of any applicable provincial legislation).

The relevant Canadian federal tax election form is CRA Form T2057 (or, in the event that Tone Resources common shares are held as partnership property, CRA Form T2058). For shareholders required to file in Québec, Québec Form TP-518V (or, in the event that Tone Resources common shares are held as partnership property, Québec Form TP-529V) will also be required. A tax election package, consisting of the relevant tax election forms, a tax election filing authorization letter, and a letter of instructions, may be obtained from the depositary. A shareholder interested in making a joint tax election should so indicate on the letter of acceptance and transmittal in the space provided therein and a tax election package will be sent to such shareholder.

In order to make a joint tax election, a shareholder must provide to the depository, at the address set forth on the back page hereof, on behalf of Canadian Exchange Co., two signed copies of the necessary election forms on or before the day which is 90 days after the effective date, duly completed with the details of the number of Tone Resources common shares transferred and the applicable elected amount for the purposes of the election. Certain Canadian provincial jurisdictions may require that a separate joint tax election be filed for provincial income tax purposes. Canadian Exchange Co. will also make a Canadian provincial joint tax election with a shareholder under the provision of any relevant Canadian provincial income tax legislation with similar effect to subsection 85(1) or subsection 85(2) of the Tax Act (and, if requested, an election pursuant to sections 518 or 529 of the Taxation Act (Quebec) or analogous provincial tax legislation). Shareholders are encouraged to consult their own tax advisors to determine whether separate election forms must be filed with any Canadian provincial taxing authority. It will be the responsibility of each shareholder who wishes to make such a joint tax election to obtain the necessary Canadian provincial election forms and to submit such forms to the depositary for execution and filing by Canadian Exchange Co.

Where Tone Resources common shares are held in joint ownership and two or more of the co-owners wish to elect, one of the co-owners designated for such purpose should file the designation and a copy of the CRA Form T2057 (and where applicable, the corresponding Québec form) for each co-owner, along with a list of all co-owners electing, which list should contain each co-owner’s percentage of ownership, the address and Canadian social insurance number or tax account number of each co-owner. Where Tone Resources common shares are held as partnership property, a partner validly designated by the partnership may file one copy of the CRA Form T2058 on behalf of all members of the partnership (and where applicable, the corresponding form in duplicate with the Québec taxation authorities). Such CRA Form T2058 (and Québec form, if applicable) must be accompanied by a letter signed by each partner authorizing the designated partner to complete and file the form, and a list containing the name, address, social insurance number or tax account number of each partner.

Where a joint tax election is made, pursuant to the limitations imposed by the Tax Act, the elected amount may not be:

•	less than the fair market value of the ancillary rights received on a disposition of Tone Resources common shares pursuant to the offer;

•	less than the lesser of: (a) the adjusted cost base to the shareholder of the shareholder’s Tone Resources common shares disposed of pursuant the offer, and (b) the fair market value of Tone Resources’ common shares; and

•	greater than the fair market value of Tone Resources common shares so disposed of,

in each case, determined immediately before the time of the disposition. The amount elected by a shareholder in accordance with the foregoing limitations is referred to herein as the elected amount.

Elected amounts which do not comply with the foregoing limitations will be automatically adjusted pursuant to the provisions of the Tax Act.

Where a shareholder and Canadian Exchange Co. make a Canadian joint tax election, the Canadian tax treatment to the shareholder will be as follows:

•	the shareholder will be deemed to have disposed of Tone Resources common shares for proceeds of disposition equal to the elected amount;

•	if the proceeds of disposition of Tone Resources common shares are equal to the aggregate of the adjusted cost base of the shareholder’s Tone Resources common shares, determined immediately before the time of the disposition, and any reasonable costs of disposition, no capital gain or capital loss will be realized by the shareholder;

•	to the extent that the proceeds of disposition of Tone Resources common shares exceed (or are less than) the aggregate of the adjusted cost base to the shareholder of his or her Tone Resources common shares, determined immediately before the time of the disposition, and any reasonable costs of disposition, a capital gain (or capital loss) will be realized by the shareholder; and

•	the cost to a shareholder of the exchangeable shares received in exchange for Tone Resources common shares will be equal to the amount by which the elected amount exceeds the fair market value of the ancillary rights received on the disposition of Tone Resources common shares pursuant to the offer.

In order for the CRA (and, where applicable, the Ministère du Revenu du Québec) to accept a joint tax election without a late filing penalty being paid by the shareholder, the election must be received by such revenue authorities on or before the day that is the earliest of the days on or before which either Canadian Exchange Co. or the shareholder is required to file an income tax return for the taxation year in which the exchange occurs. Canadian Exchange Co.’s taxation year is scheduled to end on December 31. Thus, where the exchange occurs prior to December 31, 2006, the tax election will, in the case of a shareholder who is an individual (other than a trust), generally have to be received by the revenue authorities by April 30, 2007 (being generally the last day for filing a tax return for the individual’s 2006 taxation year). Shareholders, other than individuals, are encouraged to consult their own advisors as soon as possible respecting the deadlines applicable to their own particular circumstances. However, regardless of such deadline, the tax election forms of a shareholder must be received by the depositary, as indicated above, no later than the 90th day after the effective date. If, for whatever reason, the current taxation year of Canadian Exchange Co. were to terminate before December 31, 2006, the joint tax election may have to be filed earlier to avoid late filing penalties. In such event, Canadian Exchange Co. has agreed to notify forthwith, through the depositary, every shareholder who received exchangeable shares on the exchange of their Tone Resources common shares of such change.

Any shareholder who does not ensure that the depositary has received a duly completed election form on or before the 90th day after the effective date, will not be able to benefit from the joint tax election. Accordingly, all shareholders who wish to enter into a joint tax election with Canadian Exchange Co. should give their immediate attention to this matter. The instructions for requesting a tax election package are set out in the letter of acceptance and transmittal. Shareholders are referred to Information Circular 76-19R3 and Interpretation Bulletin IT-291R3 issued by the CRA for further information respecting the joint tax election. Joint tax election forms are also available from the CRA and provincial tax authorities. Shareholders wishing to make the joint tax election are encouraged to consult their own tax advisors. The comments herein with respect to such elections are provided for general assistance only. The law in this area is complex and contains numerous technical requirements.

As discussed above, shareholders will be required to account for the ancillary rights in determining the proceeds of disposition of such shareholder’s Tone Resources common shares and the cost of the exchangeable shares received pursuant to the offer. U.S. Gold is of the view that the ancillary rights have a nominal fair market value given the other rights and benefits that shareholders also have upon completion of the offer including, without limitation, the right to exchange their exchangeable shares for shares of common stock of U.S. Gold on a one-for-one basis. Any such determination of value is not binding upon the CRA. Counsel expresses no opinion as to the appropriateness or accuracy of this valuation. A reference to exchangeable shares will be deemed to include a reference to ancillary rights, where applicable.

Exchangeable Shares/Shares of Common Stock of U.S. Gold

Dividends on Exchangeable Shares

Dividends received or deemed to be received on exchangeable shares by a shareholder who is an individual (including most trusts) will be included in computing the individual’s income for the taxation year in which such dividends are received and will be subject to the gross-up and dividend tax credit rules generally applicable to taxable dividends received from taxable Canadian corporations.

On June 29, 2006, the Minister of Finance (Canada) tabled in the House of Commons a notice of Ways and Means Motion to introduce an enhanced federal gross-up and dividend tax credit for “eligible dividends” paid after 2005 and received by individuals resident in Canada. If legislation is enacted as described in the notice of Ways and Means Motion, dividends received or deemed to be received on the exchangeable shares by a holder may qualify for the enhanced gross-up and dividend tax credit.

A shareholder that is a corporation will be required to include in computing its income for a taxation year any dividends received on the exchangeable shares and will generally be entitled to deduct such dividends in computing its taxable income.

A shareholder that is a “private corporation” as defined in the Tax Act or any other corporation resident in Canada and controlled or deemed to be controlled by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts) may be liable to pay a refundable tax under Part IV of the Tax Act equal to 33 1/3% of dividends received or deemed to be received on the exchangeable shares to the extent that such dividends are deductible in computing the holder’s taxable income.

The exchangeable shares will be “taxable preferred shares” and “short-term preferred shares” for purposes of the Tax Act. Accordingly, Canadian Exchange Co. will be subject to a tax under Part VI.1 of the Tax Act equal to 66 2/3% (to be reduced to 50% under the Tax Proposals retroactively effective to dividends paid by a corporation in its 2003 and subsequent taxation years) of all dividends paid or deemed to be paid on the exchangeable shares. Canadian Exchange Co. will also be entitled to deduct 9/4 (to be increased to 3 times under the Tax Proposal retroactively effective to dividends paid by a corporation in its 2003 and subsequent taxation years) of any Part VI.1 tax payable in computing its taxable income. Dividends received or deemed to be received on the exchangeable shares will not be subject to the 10% tax under Part IV.1 of the Tax Act.

Dividends on Shares of Common Stock of U.S. Gold

Dividends received on shares of common stock of U.S. Gold will be included in a shareholder’s income for the purposes of the Tax Act. Such dividends received by a shareholder who is an individual will not be subject to the gross-up and dividend tax credit rules in the Tax Act. A shareholder that is a corporation will not be entitled to deduct the amount of such dividends in computing its taxable income. A shareholder that is a “Canadian-controlled private corporation” as defined in the Tax Act may be liable to pay an additional refundable tax of 6 2/3% on its “aggregate investment income” for the year which will include such dividends. Subject to the detailed rules in the Tax Act, a shareholder may be entitled to a foreign tax credit or deduction for any United States non-resident withholding tax paid on dividends received on shares of common stock of U.S. Gold.

Redemption or Exchange of Exchangeable Shares

On the redemption (including a retraction) of an exchangeable share by Canadian Exchange Co., the shareholder will be deemed to have received a dividend equal to the amount, if any, by which the redemption proceeds (being the fair market value at that time of the share of common stock of U.S. Gold plus the accrued and unpaid dividends, if any, received by the shareholder on the redemption) exceeds the paid-up capital for purposes of the Tax Act of the exchangeable share at the time of the redemption. A shareholder will be subject to tax on the amount of any such deemed dividend in the manner described above under the heading “Dividends on Exchangeable Shares.” On the redemption, the shareholder will also be considered to have disposed of the exchangeable share for proceeds of disposition equal to the redemption proceeds less the amount of such deemed dividend, and will realize a capital gain (or a capital loss) equal to the amount by which such proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the exchangeable share to the shareholder. See the section entitled “Taxation of Capital Gains or Capital Losses” below. In some circumstances, the amount of any such deemed dividend received by a shareholder that is a corporation on the redemption of an exchangeable share may be treated as proceeds of disposition and not as a dividend.

Where an exchangeable share is exchanged with U.S. Gold or Alberta ULC for a share of common stock of U.S. Gold, the shareholder will realize a capital gain (or a capital loss) to the extent the proceeds of disposition of the exchangeable share, net of any reasonable costs of disposition, exceed (or are less than) the shareholder’s adjusted cost base of the exchangeable share. For this purpose, the proceeds of disposition will be the aggregate of the fair market value, at the time of the exchange, of the shares of common stock of U.S. Gold received on the exchange and any accrued and unpaid dividends received by the shareholder as part of the exchange consideration. See the section entitled “Taxation of Capital Gains or Capital Losses” below.

Because of the existence of the call rights and certain rights provided in the Voting and Exchange Trust Agreement, a holder of exchangeable shares cannot control whether such a holder will receive shares of common stock of U.S. Gold by way of redemption of the exchangeable shares by Canadian Exchange Co. or by way of a purchase of the exchangeable shares by U.S. Gold or Alberta ULC. If the call rights are not exercised on redemption or retraction of the exchangeable shares, a holder of exchangeable shares may realize a dividend for Canadian tax purposes that may exceed the holder’s economic gain.

As described above, the Canadian federal income tax consequences of a redemption by Canadian Exchange Co. differ from those of a purchase by U.S. Gold or Alberta ULC.

Acquisition and Disposition of Shares of Common Stock of U.S. Gold

The cost of the shares of common stock of U.S. Gold received on the retraction, redemption, exchange or purchase of exchangeable shares will be equal to the fair market value of such shares of common stock of U.S. Gold at that time and will be averaged with the adjusted cost base of all other shares of common stock of U.S. Gold held by the shareholder as capital property at that time for the purposes of determining the adjusted cost base of such shares of common stock of U.S. Gold.

A disposition or deemed disposition of shares of common stock of U.S. Gold by a shareholder will result in a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the shareholder’s adjusted cost base of such shares of common stock of U.S. Gold. See the section entitled “Taxation of Capital Gains or Capital Losses” below.

Taxation of Capital Gains or Capital Losses

A shareholder will be required to include one-half of the amount of any capital gain (a “taxable capital gain”) in income, and will generally be required to deduct one-half of the amount of any capital loss (an “allowable capital loss”) against taxable capital gains realized by the shareholder in the year of disposition. Allowable capital losses not deducted in the taxation year in which they are realized may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against taxable capital gains realized in such years, to the extent and under the circumstances specified in the Tax Act.

A shareholder that is a “Canadian-controlled private corporation,” as defined in the Tax Act, may be liable to pay an additional refundable tax of 6 2/3% on its “aggregate investment income” for the year which will include an amount in respect of taxable capital gains.

If the holder of exchangeable shares is a corporation, the amount of any capital loss arising from a disposition or deemed disposition of such shares may be reduced by the amount of any dividends, including deemed dividends, which have been previously received on such shares to the extent and under the circumstances specified in the Tax Act. Similar rules may apply where the corporation is a member of a partnership or beneficiary of a trust that owns exchangeable shares or where the trust or partnership of which a corporation is beneficiary or a member is a member of a partnership or beneficiary of a trust that owns exchangeable shares. Shareholders to whom these rules may be relevant should consult their own tax advisors.

Alternative Minimum Tax

Individuals and certain trusts that receive or are deemed to receive taxable dividends on exchangeable shares, or realize a capital gain on the disposition or deemed disposition of Tone Resources common shares, the exchangeable shares or shares of common stock of U.S. Gold, may realize an increase in their liability for alternative minimum tax under the Tax Act.

Qualified Investments

The exchangeable shares issued pursuant to the offer, will be “qualified investments” under the Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans or registered education savings plans, or deferred plans, as defined in the Tax Act, provided the exchangeable shares are listed on a “prescribed stock exchange” (which currently includes the TSX and AMEX).

The ancillary rights will not be qualified investments under the Tax Act for such deferred plans. However, U.S. Gold is of the view that the ancillary rights have a nominal fair market value. Counsel expresses no opinion as to the appropriateness or the accuracy of this valuation. Any determination of value is not binding on the CRA. Where plans acquire property that is not a qualified investment, the plans are required to pay tax on the income and capital gains in respect of such property in accordance with the Tax Act. In addition, where a non-qualified investment is acquired by a trust governed by a registered retirement savings plan or a registered retirement income fund, the fair market value of the non-qualified investment at the time of acquisition will be included in the income of the annuitant under the plan. Where a non-qualified investment is acquired by a trust governed by a deferred profit sharing plan, the trust will be liable for a tax equal to the fair market value of the investment at the time the investment is acquired. The registration of a registered education savings plan becomes revocable if it acquires a non-qualified investment and, accordingly, exchangeable shares (by reason of the attached ancillary rights) are not suitable investments for trusts governed by registered education savings plans.

The shares of common stock of U.S. Gold issued pursuant to the offer, will be qualified investments under the Tax Act for Plans, provided such shares are listed on a “prescribed stock exchange” (which currently includes the TSX and AMEX).

Foreign Property Information Reporting

A holder of exchangeable shares or shares of common stock of U.S. Gold who is a “specified Canadian entity” for a taxation year or a fiscal period and whose total cost amount of “specified foreign property,” including such exchangeable shares or shares of common stock of U.S. Gold, at any time in the year or fiscal period exceeds Cdn$100,000 will be required to file an information return for the year or period disclosing prescribed information.

Subject to certain exceptions, a taxpayer resident in Canada in the year will be a specified Canadian entity. Holders are encouraged to consult their tax advisors as to whether they must comply with these rules.

Foreign Investment Entity Status

On July 18, 2005, the Minister of Finance (Canada) released revised draft legislation relating to the income tax treatment of investments by Canadian residents in non-resident entities that constitute “foreign investment entities” (“FIEs”) applicable for taxation years commencing after 2002 (the “FIE Tax Proposals”). The FIE Tax Proposals, as currently drafted, would apply to require a shareholder that holds a “participating interest” (that is not an “exempt interest”) in a non-resident entity that is an FIE at the entity’s taxation year-end to take into account in computing the shareholder’s income for the shareholder’s taxation year that includes such taxation year-end: (i) an amount based on a prescribed rate of return on the “designated cost” of such participating interest held by a shareholder at the end of each month ending in the holder’s taxation year at which time the participating interest is held by the shareholder; (ii) in certain limited circumstances, any gains and losses accrued on such participating interest for the year; or (iii) in certain limited circumstances, a shareholder’s proportionate share of the FIE’s income (or loss) for the year calculated using Canadian tax rules. For the purposes of the FIE Tax Proposals, exchangeable shares and shares of common stock of U.S. Gold will constitute participating interests in U.S. Gold.

U.S. Gold will not be an FIE at the end of its taxation year provided that, at that time, the “carrying value” of all of U.S. Gold’s “investment property” is not greater than one-half of the “carrying value” of all its property. The determination of whether or not U.S. Gold is an FIE must be made on an annual basis at the end of each taxation year-end of U.S. Gold.

Even if U.S. Gold were an FIE at the end of one of its taxation years, an exchangeable share or a share of common stock of U.S. Gold, respectively, may be an exempt interest provided that throughout the period that such a security is held by a holder during such taxation year of U.S. Gold: (i) U.S. Gold is resident in the United States for the purposes of the Tax Act; (ii) the exchangeable share or the share of common stock of U.S. Gold (as applicable) is listed on a “prescribed stock exchange”; and (iii) the exchangeable share or the share of common stock of U.S. Gold (as applicable) constitutes an “arm’s length interest” (as defined for the purposes of the FIE Tax Proposals). It is expected that the exchangeable shares and the shares of common stock of U.S. Gold will be “arm’s length interests” of a particular shareholder thereof for the purposes of the FIE Tax Proposals provided that such shareholder (together with entities and individuals with whom the holder does not deal at arm’s length) does not hold, in the aggregate, more than 10% of the exchangeable shares or 10% of the shares of common stock of U.S. Gold, as applicable, based on the fair market value of such securities. In addition, an exchangeable share or share of common stock of U.S. Gold will only constitute an exempt interest at the end of U.S. Gold’s taxation year if, at that time, it is reasonable to conclude that the shareholder has no “tax avoidance motive” in respect of such exchangeable share or share of common stock of U.S. Gold. For this purpose, the shareholder will be regarded as having a tax avoidance motive only if it is reasonable to conclude that the main reasons for acquiring or holding such exchangeable shares or shares of common stock of U.S. Gold include directly or indirectly benefiting principally from income, profits, gains or increases in value in respect of investment property and from the deferral or reduction of tax that would have been payable on such income, profits or gains. Shareholders are encouraged to consult their own tax advisors regarding the determination of whether or not they have such a tax avoidance motive. The determination of whether exchangeable shares or shares of common stock of U.S. Gold constitute an exempt interest must be made on an annual basis at the end of the taxation year of U.S. Gold and no assurances can be given that the exchangeable shares or shares of common stock of U.S. Gold will constitute an exempt interest at any subsequent taxation year-end of U.S. Gold.

Economic Statement of October 18, 2000

In the Economic Statement released on October 18, 2000 (the “Economic Statement”), the Minister of Finance (Canada) announced a proposal to formulate and introduce a rule to permit shares of a Canadian corporation held by a Canadian resident to be exchanged for shares of a foreign corporation on a tax-deferred basis. This statement included no details of the circumstances in which such tax-deferred share-for-share exchanges could occur but rather indicated that these rules would be developed in consultation with the private sector. The Economic Statement indicated that any such rules would not be effective before the public release of draft legislation including such rules. The Canadian Federal Budget of February 18, 2003, reiterated the statements made in the Economic Statement and indicated that draft legislative proposals would be released in the near future for public review and comment.

The Canadian Federal Budget of March 23, 2004 (the “2004 Budget”) indicated that it is intended that detailed proposals will be released for public comment within months after the release of the 2004 Budget. The 2004 Budget also indicated that the proposals are expected to be in the form of draft legislation and there has been no indication as to an effective date for the proposals.

It is not known whether the draft legislation containing the proposed amendments described above will be released in time to affect a subsequent exchange of exchangeable shares for shares of common stock of U.S. Gold, and it is therefore possible that such exchange of exchangeable shares may be achieved on a tax-deferred basis. In any case, until such rules are developed and released, it is not possible to state whether those rules would apply to a shareholder who exchanges exchangeable shares for shares of common stock of U.S. Gold. Shareholders are encouraged to consult their own tax advisors once the draft legislation is released, if at all, to determine how the draft legislation might apply to the holder’s particular circumstances.

Subsequent Acquisition Transaction

If Tone Resources common shares validly tendered pursuant to the offer are accepted for purchase and paid for, the offerors currently intend to acquire, directly or indirectly, all of the remaining outstanding Tone Resources common shares in accordance with applicable law by way of a subsequent acquisition transaction. The tax treatment of a subsequent acquisition transaction to a shareholder will depend upon the exact manner in which the subsequent acquisition transaction is carried out and may be materially less favorable than would apply if Tone Resources common shares were tendered pursuant to the offer. Shareholders are encouraged to consult their own tax advisors for advice with respect to the income tax consequences to them of having their Tone Resources common shares acquired pursuant to a subsequent acquisition transaction.

The offerors currently intend to effect a subsequent acquisition transaction in the form of a statutory plan of arrangement or similar transaction as discussed above under the caption “The Offer — Subsequent Acquisition Transaction.” Upon the subsequent acquisition transaction, holders of warrants will receive warrants to purchase exchangeable shares of Canadian Exchange Co. In addition, the Tone Resources stock option plan will be replaced on a tax-deferred basis with a stock option plan of U.S. Gold.

Under the current administrative practice of the CRA, shareholders who exercise their right of dissent in respect of a merger should be considered to have disposed of their Tone Resources common shares for proceeds of disposition equal to the amount paid by the acquiring corporation to the dissenting shareholder therefore, other than interest awarded by the court (if any). Because of uncertainties under the relevant legislation as to whether such amounts paid to a dissenting shareholder would be treated entirely as proceeds of disposition, or in part as the payment of a deemed dividend, dissenting shareholders are encouraged to consult with their own tax advisors in this regard.

Shareholders Not Resident in Canada

The following portion of the summary is applicable to holders of Tone Resources common shares who, for purposes of the Tax Act or any applicable income tax treaty or convention, have not been and will not be resident or deemed to be resident in Canada at any time while they have held Tone Resources common shares or will hold exchangeable shares and/or shares of common stock of U.S. Gold and who do not use or hold or are not deemed to use or hold such Tone Resources common shares, exchangeable shares and/or shares of common stock of U.S. Gold in carrying on a business in Canada, or a non-resident shareholder. Special rules, which are not discussed in this summary, may apply to a non-resident that is an insurer carrying on business in Canada and elsewhere.

Disposition of Tone Resources Common Shares or Exchangeable Shares

A non-resident shareholder will not be subject to capital gains tax under the Tax Act on the disposition of Tone Resources common shares pursuant to the offer or a disposition of exchangeable shares unless Tone Resources common shares or exchangeable shares, as the case may be, constitute “taxable Canadian property” of the shareholder for purposes of the Tax Act and the shareholder is not entitled to relief under an applicable income tax treaty or convention.

Generally, Tone Resources common shares or the exchangeable shares, as the case may be, will not be taxable Canadian property at a particular time provided that such shares are listed on a “prescribed stock exchange” (which currently includes the TSX and AMEX), and the shareholder, alone or together with persons with whom such shareholder does not deal at arm’s length, has not owned 25% or more of the issued shares of any class or series of shares in the capital of Tone Resources or Canadian Exchange Co., as the case may be, at any time during the five year period immediately preceding the particular time.

A non-resident shareholder whose Tone Resources common shares constitute taxable Canadian property may be eligible to make a joint tax election with Canadian Exchange Co. See the section entitled “Shareholders Resident in Canada — Section 85 Election”. Non-resident shareholders whose Tone Resources common shares or exchangeable shares constitute taxable Canadian property should consult their own tax advisors with respect to the Canadian tax consequences, including the effects thereon of the provisions of any income tax treaty or convention, of disposing of such shares.

Dividends On Exchangeable Shares

Dividends paid or deemed to be paid to a non-resident shareholder on exchangeable shares (including on a redemption of such shares by Canadian Exchange Co.) will be subject to Canadian withholding tax at the rate of 25% unless the rate is reduced under the provisions of an applicable income tax treaty or convention. See the section entitled “Shareholders Resident in Canada — Redemption or Exchange of Exchangeable Shares — ”. For example, under the Canada-United States tax treaty, the withholding tax rate is generally reduced to 15% in respect of a dividend paid to a person who is the beneficial owner thereof and who is resident in the United States for purposes of the Canada-United States tax treaty.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Hogan & Hartson L.L.P., U.S. special counsel to U.S. Gold and Canadian Exchange Co., the following is, as of the date of the offer and to the extent it describes applicable provisions of U.S. federal income tax laws, an accurate summary of the material U.S. federal income tax considerations applicable to shareholders who dispose of their Tone Resources common shares pursuant to the offer. This summary is included for general information purposes only and does not purport to be a complete technical analysis or listing of all potential U.S. tax consequences that may be relevant to holders of Tone Resources common shares. It is not intended to be, nor should it be construed as being, legal or tax advice. For this reason, holders of Tone Resources common shares should consult their own tax advisors concerning the tax consequences of the proposed transaction. Further, this summary does not address any tax consequences arising under the income or other tax laws of any state, local or foreign jurisdiction or any tax treaties.

This discussion is based upon the provisions of the Code, the related Treasury regulations, administrative interpretations and court decisions, in each case as in effect or available as of the date of the offer, all of which are subject to change, possibly with retroactive effect. Any such change could affect the accuracy of the statements and the conclusions discussed below and the tax consequences of the proposed transaction.

This discussion applies only to persons that hold their Tone Resources common shares, and will hold their exchangeable shares, as capital assets within the meaning of section 1221 of the Code, and assumes (without verification by the offerors) that Tone Resources is not, and has not been, a “controlled foreign corporation” for U.S. federal income tax purposes and that Tone Resources has never been treated as a U.S. domestic corporation pursuant to Section 897(i) of the Code. If Tone Resources is a controlled foreign corporation or was a controlled foreign corporation during the period that U.S. holders (defined below) have held their Tone Resources common shares, special U.S. tax rules not discussed herein may substantially affect the tax consequences of the proposed transaction to U.S. holders. If Tone Resources is treated as a U.S. domestic corporation pursuant to Section 897(i) of the Code, the U.S. tax consequence of the proposed transaction to non-U.S. holders may differ from those described below. This summary does not address all aspects of U.S. federal income taxation that may be relevant to holders of Tone Resources common shares in light of their particular circumstances or that may be applicable to them if they are subject to special treatment under the U.S. federal income tax laws. Specifically, this summary does not address tax consequences that may apply to a holder of Tone Resources common shares that is:

•	a financial institution, thrift, insurance company or mutual fund;

•	a tax-exempt organization;

•	an S corporation, an entity taxable as a partnership for U.S. federal income tax purposes or other pass-through entity or an owner thereof;

•	a dealer in stocks and securities or foreign currencies or a trader or an investor in Tone Resources common shares who elects the mark-to-market method of accounting for such stock;

•	a shareholder who received Tone Resources common shares from the exercise of employee stock options, stock purchase plans or otherwise as compensation, or from a tax-qualified retirement plan, individual retirement account or other qualified savings account;

•	a U.S. holder (defined below) that has a functional currency other than the U.S. dollar;

•	an expatriate or former long-term resident of the United States;

•	a shareholder that owns (or is deemed to own) shares representing 10% or more of the voting power of Tone Resources;

•	a shareholder that, immediately following completion of the acquisition of Tone Resources by U.S. Gold (through Canadian Exchange Co.), will own (or be deemed to own) exchangeable shares representing 5% or more of the total voting power or value of all shares of Canadian Exchange Co. stock; or

•	a shareholder who holds Tone Resources common shares as part of a hedge against currency risk, straddle or a constructive sale or conversion transaction, or other risk reduction or integrated investment transaction.

U.S. Federal Income Tax Consequences to U.S. Holders of Tone Resources Common Shares

For purposes of this summary, the term “U.S. holder” means a beneficial owner of Tone Resources common shares who is (i) an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes; (ii) a corporation or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) a trust, if either (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person; or (iv) an estate that is subject to U.S. federal income tax on its income regardless of its source.

An entity that is classified as a partnership for U.S. federal income tax purposes is neither a U.S. holder nor a non-U.S. holder. The U.S. federal income tax treatment of a partnership and its partners depends upon a variety of factors not specifically addressed herein, including the activities of the partnership and the partners. Holders of Tone Resources common shares that are partnerships for U.S. federal income tax purposes, and partners in any such partnership, should consult their tax advisors concerning the U.S. federal income tax consequences of the exchange of Tone Resources common shares pursuant to the offer and of owning and disposing of exchangeable shares or shares of common stock of U.S. Gold.

Tone Resources has stated that it believes that it has been and may continue to be a “passive foreign investment company” or “PFIC” within the meaning of Section 1297 of the Code. We have not verified whether this is the case. The PFIC rules are highly complex, and the U.S. federal income tax consequences to a U.S. holder of Tone Resources common shares of the exchange of Tone Resources shares for exchangeable shares of Canadian Exchange Co. will vary substantially depending upon whether Tone Resources is a PFIC and whether the holder has made certain elections potentially available to a holder of Tone Resources shares under the PFIC rules. Each U.S. holder of Tone Resources shares is therefore strongly urged to consult with such holder’s tax advisor regarding the consequences to such holder of the application of the PFIC rules, taking into account such holder’s particular situation. See the discussion of the consequences of PFIC status under the heading “U.S. Federal Income Tax Consequences Arising from the Exchange by a U.S. Holder of Tone Resources Common Shares for Exchangeable Shares and Ancillary Rights” below.

U.S. Federal Income Tax Characterization of the Exchangeable Shares

There is no direct authority addressing the proper characterization and treatment of instruments with characteristics similar to the exchangeable shares and the ancillary rights for U.S. federal income tax purposes. Because the exchangeable shares are exchangeable into shares of U.S. Gold common stock, have dividend rights based on the dividends paid with respect to U.S. Gold common stock, and have the benefit of voting rights similar to the voting rights attributable to the shares of common stock of U.S. Gold, there is a significant chance that, for U.S. federal income purposes, the U.S. Internal Revenue Service, or the IRS, or the United States courts may treat the exchangeable shares as shares of U.S. Gold rather than as shares of Canadian Exchange Co. In the absence of specifically applicable authority and in view of the voting and other rights that holders of exchangeable shares have with respect to Canadian Exchange Co., the offerors intend to take the position that the exchangeable shares constitute stock of Canadian Exchange Co., and not stock of U.S. Gold, for U.S. federal income tax purposes. However, this characterization is not binding on the IRS, and the IRS or the courts could treat the exchangeable shares as shares of U.S. Gold. The offerors have not requested, nor do they intend to request, an opinion from United States legal counsel or a ruling from the IRS regarding the U.S. federal income tax classification of the exchangeable shares.

U.S. Federal Income Tax Characterization of the Exchange by a U.S. Holder of Tone Resources Common Shares for Exchangeable Shares and Ancillary Rights

This summary assumes that, as contemplated, (i) the offer will be consummated by Canadian Exchange Co., (ii) pursuant to the offer, Canadian Exchange Co. will obtain at least 80 percent of the shares of the single class of outstanding stock of Tone Resources, (iii) the sole consideration received by the shareholders of Tone Resources for their shares of Tone Resources stock (pursuant to the offer or in any other transaction that may be integrated with the offer for U.S. federal income tax purposes) will be voting exchangeable shares of Exchange Co, (iv) Tone Resources will thereafter be a corporate subsidiary of Canadian Exchange Co, and (v) U.S. Gold will acquire additional shares of common stock of Canadian Exchange Co. for cash in conjunction with the consummation of the offer.

The offer will be effected under the applicable provisions of Canadian law, which differ from analogous provisions of United States law. Whether the offer will qualify as a generally tax deferred transaction under Section 368(a) of the Code (a “reorganization”) or under Section 351 of the Code will depend on the resolution of numerous factual issues, some of which will not be known until the effective time of consummation of the offer. There is no United States legal authority dealing with the tax consequences of a transaction identical to the offer, nor is there authority addressing the nature and status of securities like the exchangeable shares, and we have not requested, nor do we intend to request, an opinion from United States legal counsel or a ruling from the IRS regarding the tax characterization or consequences of the offer.

Based on current authority and the foregoing assumptions and subject to the discussion below: (i) if the exchangeable shares are regarded for U.S. federal income tax purposes as shares of common stock of U.S. Gold, the offer should, more likely than not, qualify as a reorganization for United States federal income tax purposes pursuant to Section 368(a) of the Code; and (ii) if the exchangeable shares are regarded instead as shares of stock of Canadian Exchange Co. and provided that the ancillary rights are not regarded as property rights that are separate and distinct from the exchangeable shares, the offer should, more likely than not, qualify as a reorganization. If the ancillary rights are treated as property rights that are separate from the exchangeable shares, the offer will not qualify as a reorganization pursuant to Section 368(a) of the Code, but exchanges pursuant to the offer are intended to qualify, in conjunction with the contemporaneous exchanges of exchangeable shares for shares in Nevada Pacific, White Knight and Coral Gold and the acquisition of additional common shares of Canadian Exchange Co. by U.S. Gold, as tax-deferred transactions pursuant to Section 351 of the Code. We believe that the ancillary rights should not be regarded as property rights that are separate and distinct from the exchangeable shares because, among other things, they are central to the definition of the economic and voting rights of the exchangeable shares and are not transferable apart from the exchangeable shares, but no assurances can be given that the IRS or the courts will agree with this position.

One of the requirements that must be satisfied in order for an exchange of shares pursuant to the offer to qualify as a reorganization is that the Canadian Exchange Co. must acquire ownership of at least 80 percent of Tone Resources shares solely for voting stock. Under the terms of the offer, Canadian Exchange Co. has the right to accept Tone Resources shares tendered pursuant to the offer even if it does not thereby obtain 80 percent or greater ownership of Tone Resources stock. If Canadian Exchange Co. accepts the shares tendered pursuant to the offer but fails for any reason to obtain ownership of at least 80 percent of Tone Resources stock, the exchange of Tone Resources shares for exchangeable shares will not qualify as a reorganization.

U.S. Federal Income Tax Consequences Arising from the Exchange by a U.S. Holder of Tone Resources Common Shares for Exchangeable Shares and Ancillary Rights

Subject to the discussion of the PFIC rules below, if the offer qualifies as part of a reorganization, the following United States federal income tax consequences will result to U.S. holders, provided that the ancillary rights are not regarded as property rights that are separate and distinct from the exchangeable shares: (a) no gain or loss will be recognized by a U.S. holder that exchanges Tone Resources common shares for exchangeable shares pursuant to the offer; (b) the tax basis of a U.S. holder in the exchangeable shares acquired in exchange for Tone Resources common shares pursuant to the offer will be equal to such U.S. holder’s adjusted tax basis in Tone Resources common shares exchanged; and (c) the holding period of a U.S. holder for the exchangeable shares acquired in exchange for Tone Resources common shares pursuant to the offer will include such U.S. holder’s holding period for Tone Resources common shares exchanged. As discussed above, it is possible that the IRS may take the position that the ancillary rights constitute property rights that are separate and distinct from the exchangeable shares. In that case, the offer would not qualify as a reorganization under Section 368(a) of the Code, but the exchange of Tone Resources shares for exchangeable shares is intended to qualify as a transfer coming within Section 351 of the Code if the exchangeable shares are regarded as shares of Canadian Exchange Co. stock. If so, then, subject to the discussion of the PFIC rules below, the tax consequences of the offer for a U.S. Holder will be the same as those just described for a reorganization, except that the U.S. Holder would be required to recognize gain (calculated as described in the immediately following paragraph), if any, realized from the consummation of the offer up to the fair market value of the ancillary rights. The tax basis of such U.S. holder in the exchangeable shares would in that case be equal to such U.S. holder’s adjusted tax basis in the Tone Resources common shares exchanged plus the amount of gain recognized minus the fair market value of the ancillary rights received.

Subject to the discussion of the PFIC rules below, if the offer qualifies neither as a reorganization under Section 368(a) nor as a transfer coming within Section 351, a U.S. holder who exchanges Tone Resources shares for exchangeable shares will recognize gain or loss for U.S. federal income tax purposes equal to the difference between (1) the fair market value of the exchangeable shares and ancillary rights such holder receives, and (2) such holder’s adjusted tax basis for the Tone Resources shares exchanged. Such gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder’s holding period for the Tone Resources shares is more than one year as of the date of the exchange. In the case of a non-corporate holder of Tone Resources shares, long-term capital gain will generally be taxed at a maximum U.S. federal income tax rate of 15%. The deductibility of capital losses is subject to limitations.

As mentioned above, Tone Resources has stated that it believes that it has been and may continue to be a PFIC within the meaning of Section 1297 of the Code. If so, the consequences to U.S. holders of Tone Resources common shares of exchanges pursuant to the offer will differ very significantly from those described above. The PFIC rules are extremely complex, and each U.S. Holder of Tone Resources shares is strongly urged to consult with his or her tax advisor regarding the substantial effect such rules may have on the tax consequences to such U.S. Holder of an exchange of Tone Resources shares for exchangeable shares pursuant to the offer and regarding certain tax elections that may be available to such U.S. Holder pursuant to the PFIC rules.

If Tone Resources is or has been a PFIC, the PFIC provisions of the Code will generally override the rules described in the preceding paragraphs regarding the tax treatment of reorganizations under Section 368(a), transfers under Section 351 and taxable transactions. Briefly, under the PFIC rules, when a U.S. holder of Tone Resources shares exchanges those shares for exchangeable shares, any gain realized by the holder on such exchange (measured by the excess, if any, of the fair market value of the exchangeable shares and ancillary rights received by the holder over the holder’s adjusted tax basis for his or her Tone Resources shares) is allocated ratably to each day of such holder’s holding period for such shares. The portion of the gain allocable to the year in which the exchange occurs is taxed as ordinary income, not as capital gain. Tax is calculated with respect to the portions of the gain allocated to each of the prior years of the shareholder’s holding period by multiplying the portion allocable to each prior year by the highest tax rate applicable to ordinary income in effect for such prior year. In addition, interest is charged with respect to the tax attributable to the gain allocated to such prior years. Thus, a U.S. holder who exchanges Tone Resources shares will generally be subject to an amount of tax equal to the sum of (i) the tax on the gain allocable to the year in which the exchange occurs, (ii) the tax on the gain allocable to each of the prior years of his holding period, and (iii) an interest charge with respect to such prior year tax amounts. These same rules would apply if the U.S. holder of Tone Resources shares sold those shares for cash.

As mentioned above, the provisions of Sections 368(a) and 351 of the Code that provide for tax-deferred treatment of certain share-for-share exchanges do not generally apply in the case of dispositions of shares of PFICs. Proposed U.S. Treasury Regulations provide for two exceptions to this general rule for certain specified types of dispositions of PFIC shares, but the offer does not appear to come within these exceptions.

The PFIC rules provide for certain tax elections that may be utilized by a U.S. holder who wishes to rid his or her shares of the “PFIC taint” so that these special, generally adverse PFIC tax rules will not be applicable with respect to sales or exchanges of those shares. The rules governing the availability and consequences of these PFIC elections are complex. Each U.S. holder of Tone Resources shares is strongly urged to consult with his or her tax advisor regarding the availability and consequences of the PFIC elections in light of such holder’s specific circumstances.

As discussed above, there are a number of areas of uncertainty regarding the U.S. federal income tax treatment of exchanges pursuant to the offer. Each U.S. holder is urged to consult with his or her own tax advisor regarding these matters.

U.S. Federal Income Tax Consequences Arising from Holding the Exchangeable Shares.

Receipt of Distributions

As discussed above, the offerors intend to take the position that the exchangeable shares are shares of Canadian Exchange Co., and not shares of U.S. Gold. Distributions, if any, paid with respect to the exchangeable shares out of Canadian Exchange Co.’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be taxable as dividend income to U.S. holders. Dividends paid with respect to the exchangeable shares are expected to qualify for the lower tax rates applicable to net capital gains. To the extent that the amount of any distribution exceeds Canadian Exchange Co.’s current and accumulated earnings and profits for a taxable year, the distribution will first be treated as a tax-free return of capital to the extent of the U.S. holder’s tax basis, and any excess will be treated as capital gain. Subject to certain conditions and limitations, Canadian income tax withheld on dividends with respect to the exchangeable shares generally may be deducted in determining a U.S. holder’s federal taxable income or credited against a U.S. holder’s federal income tax liability.

As also discussed earlier, the IRS may take the view that the exchangeable shares should be treated as shares of U.S. Gold for U.S. federal income tax purposes. In that case, the determination of whether and to what extent a distribution is taxable as a dividend would be made by reference to the current and accumulated earnings and profits of U.S. Gold, rather than Canadian Exchange Co. Furthermore, the classification of the exchangeable shares as shares of U.S. Gold rather than Canadian Exchange Co. may affect adversely the calculation of the amount of Canadian withholding tax that may be credited against a U.S. holder’s federal income tax liability.

Dispositions of Exchangeable Shares

Generally, a U.S. holder will recognize gain or loss on any sale, exchange or other disposition of the exchangeable shares. The amount of gain or loss recognized will equal the difference between the holder’s adjusted tax basis in the exchangeable shares and the amount realized from the sale, exchange or other disposition, unless the disposition transaction qualifies for non-recognition treatment. Gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period is more than one year. In the case of U.S. holders who are individuals, trusts or estates, any such long-term capital gain may be taxed at preferential rates. The deductibility of losses may be subject to limitations.

If a U.S. holder exchanges exchangeable shares for common shares of U.S. Gold, the U.S. income tax consequences of that exchange will depend upon whether the exchangeable shares are classified as shares of Canadian Exchange Co. or as shares of U.S. Gold for U.S. federal income tax purposes. If they are regarded as shares of Canadian Exchange Co., the exchange will be a taxable transaction, with the tax consequences described in the immediately preceding paragraph. If, on the other hand, the exchangeable shares are regarded as shares of U.S. Gold, the exchange of exchangeable shares for common stock of U.S. Gold should not be taxable.

Certain Passive Foreign Investment Company Considerations

If Canadian Exchange Co. were treated as a “passive foreign investment company” for U.S. federal income tax purposes, this could have potentially adverse U.S. tax consequences to U.S. holders who dispose of or receive distributions with respect to exchangeable shares, which consequences may be different from the consequences discussed above under “U.S. Federal Income Tax Consequences Arising from Holding the Exchangeable Shares — Receipt of Distributions” and under “U.S. Federal Income Tax Consequences Arising from Holding the Exchangeable Shares — Dispositions of Exchangeable Shares.” U.S. holders should consult their own tax advisors with respect to the potential application of the rules governing passive foreign investment companies. The offerors do not intend or expect Canadian Exchange Co. to be a “passive foreign investment company” as defined in Section 1297(a) of the Code, but no assurances can be given in this regard.

U.S. Federal Income Tax Consequences Arising from Holding the Shares of Common Stock of U.S. Gold

Receipt of Distributions

Distributions, if any, paid with respect to shares of common stock of U.S. Gold out of U.S. Gold’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be taxable as dividend income to U.S. holders. In the case of U.S. holders who are individuals, trusts or estates, any such dividend income will be subject to tax at the same preferential rates as net capital gains if the applicable requirements are satisfied. To the extent that the amount of any distribution exceeds U.S. Gold’s current and accumulated earnings and profits for a taxable year, the distribution will first be treated as a tax-free return of capital to the extent of the U.S. holder’s tax basis, and any excess will be treated as capital gain.

Dispositions of Shares of Common Stock of U.S. Gold

Generally, a U.S. holder will recognize gain or loss on any sale, exchange or other disposition of the shares of common stock of U.S. Gold equal to the difference between the U.S. holder’s adjusted tax basis in the shares of common stock of U.S. Gold and the amount realized from the sale, exchange or other disposition. Gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period is more than one year. In the case of U.S. holders who are individuals, trusts or estates, any such long-term capital gain may be taxed at preferential rates. The deductibility of losses may be subject to limitations.

U.S. Federal Income Tax Consequences to Non-U.S. Holders of Tone Resources Common Shares

For purposes of this summary, the term non-U.S. holder means a beneficial owner of Tone Resources common shares that is not treated as a partnership for U.S. federal income tax purposes, and that is not a U.S. holder. (See the discussion of partnerships under the section entitled “U.S. Federal Income Tax Consequences to U.S. Holders of Tone Resources Common Shares,” above.)

As stated previously, this summary does not address the U.S. federal income tax consequences to shareholders that are subject to special rules. It also does not apply to a non-U.S. holder that is affected by the provisions of an income tax treaty to which the United States is a party, and does not address currency exchange issues. Any non-U.S. holder that may be subject to any of these tax rules is urged to consult his or her own tax advisor to determine the tax consequences to him or her of the exchange pursuant to the offer.

U.S. Federal Income Tax Consequences Arising from the Exchange of Tone Resources Common Shares for Exchangeable Shares and from the Exchange of Exchangeable Shares for Shares of Common Stock of U.S. Gold

Generally, subject to the discussion below, a non-U.S. holder will not be subject to U.S. federal income tax on the income or gain (if any) realized on the exchange of Tone Resources common shares for exchangeable shares and ancillary rights, or upon the exchange of exchangeable shares for shares of common stock of U.S. Gold, unless:

•	the income or gain is effectively connected with the conduct by the non-U.S. holder of a trade or business, or, if a tax treaty applies, attributable to a permanent establishment maintained by the non-U.S. holder, in the United States; or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met, unless an applicable income tax treaty provides otherwise.

As noted above, if the exchangeable shares are regarded as shares of U.S. Gold for U.S. federal income tax purposes, the exchange of exchangeable shares for shares of common stock of U.S. Gold should not be taxable in any event.

U.S. Federal Income Tax Consequences Arising from Holding the Exchangeable Shares and Shares of Common Stock of U.S. Gold.

Receipt of Distributions on Exchangeable Shares

Assuming, as discussed above under “U.S. Federal Income Tax Consequences to U.S. Holders of Tone Resources Common Shares — U.S. Federal Income Tax Characterization of the Exchangeable Shares,” that the exchangeable shares are treated as shares of Canadian Exchange Co. for U.S. federal income tax purposes, rather than shares of common stock of U.S. Gold, dividends received by a non-U.S. holder with respect to the exchangeable shares should not be subject to U.S. withholding tax. However, a non-U.S. holder will be taxed in the United States on the receipt of dividends from Canadian Exchange Co. in the same manner as a U.S. holder if the non-U.S. holder has an office or other fixed place of business within the United States to which the dividends are attributable and the dividends are either derived in the active conduct of a banking, financing or similar business within the United States or received by a corporation the principal business of which is trading stock or securities for its account (unless otherwise provided in an applicable treaty).

Receipt of Distributions on Shares of Common Stock of U.S. Gold

Dividends received by a non-U.S. holder with respect to shares of common stock of U.S. Gold (and with respect to exchangeable shares if they are treated for U.S. tax purposes as shares of U.S. Gold) could be subject to U.S. withholding tax at a rate of 30%. The withholding tax rate could be reduced by an applicable income tax treaty in effect between the United States and the non-U.S. holder’s country of residence. For example, the withholding rate under the Canada-United States tax treaty on dividends paid by a U.S. corporation to residents of Canada is generally 15%. In addition, (a) a non-U.S. holder will be taxed in the same manner as a U.S. holder on dividends paid that are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (unless otherwise provided in an applicable treaty) and will not be subject to the U.S. withholding tax provided that the non-U.S. holder provides the proper certification, and (b) a corporate non-U.S. holder may also be subject to an additional branch profits tax at a 30% rate (or such lower rate as may be specified in an applicable income tax treaty) on dividend income that is effectively connected with a U.S. trade or business.

Dispositions of Shares of Common Stock of U.S. Gold or Exchangeable Shares

Subject to the rules discussed below, a non-U.S. holder will not be subject to U.S. federal income tax on gain (if any) realized on the sale or exchange of exchangeable shares or on the sale or exchange of shares of common stock of U.S. Gold, unless:

•	the gain is effectively connected with the conduct by the non-U.S. holder of a trade or business, or, if a tax treaty applies, attributable to a permanent establishment maintained by the non-U.S. holder, in the United States; or

•	such non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met, unless an applicable income tax treaty provides otherwise; or

In addition, under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), if U.S. Gold is treated as a “U.S. Real Property Holding Corporation” (“USRPHC”) and the requirements set forth below are satisfied, then gain or loss recognized by a non-U.S. holder on the sale or exchange of exchangeable shares or shares of common stock of U.S. Gold will be subject to regular U.S. federal income tax, as if such gain or loss were effectively connected with the conduct of a U.S. trade or business by the holder. U.S. Gold will be treated as a USRPHC if at any time during the shorter of (x) the five-year period ending on the date of the sale or exchange of exchangeable shares or shares of common stock of U.S. Gold (as the case may be) or (y) the period during which a holder held exchangeable shares or shares of common stock of U.S. Gold, the fair market value of U.S. Gold’s United States real property interests equals or exceeds 50% of the sum of the fair market values of all of its interests in real property and all of its other assets used or held for use in a trade or business (as defined in applicable regulations). It is anticipated that U.S. Gold will be a USRPHC after consummation of the proposed transaction.

If U.S. Gold is treated as a USRPHC after the consummation of the proposed transaction, gain or loss from the sale or exchange of exchangeable shares or shares of common stock of U.S. Gold will be subject to tax under FIRPTA in the following circumstances:

•	In the case of a non-U.S. holder who owns only shares of common stock of U.S. Gold (actually and constructively), the shares of common stock of U.S. Gold are treated as “regularly traded on an established securities market” and the non-U.S. holder holds more than 5% of the total fair market value of the shares of common stock of U.S. Gold outstanding (on a non-diluted basis) at the relevant determination time;

•	In the case of a non-U.S. holder who owns only exchangeable shares (actually and constructively, other than shares of common stock of U.S. Gold constructively owned by reason of ownership of exchangeable shares), either:

•	The exchangeable shares are treated as “regularly traded on an established securities market” and such non-U.S. holder holds more than 5% of the total fair market value of the exchangeable shares outstanding at the relevant determination time, or

•	The exchangeable shares are not treated as “regularly traded on an established securities market,” but the shares of common stock of U.S. Gold are “regularly traded on an established securities market,” and such non-U.S. holder holds exchangeable shares with a fair market value on the relevant date of determination greater than 5% of the total fair market value of the shares of common stock of U.S. Gold outstanding (on a non-diluted basis) on such date;

•	In the case of a non-US holder who actually or constructively owns shares of common stock of U.S. Gold or exchangeable shares, such shares and exchangeable shares are not treated as “regularly traded on an established securities market.”

The offerors expect that the shares of common stock of U.S. Gold will be traded on the American Stock Exchange, or AMEX, and the TSX, and that the exchangeable shares will be traded on the TSX and AMEX. AMEX and the TSX should each be considered an “established securities market” for FIRPTA purposes. Once U.S. Gold’s listing application is approved, the shares of common stock of U.S. Gold generally will be considered to be “regularly traded” on AMEX for FIRPTA purposes for any calendar quarter during which they are regularly quoted by brokers or dealers making a market in such shares within the meaning of applicable Treasury regulations.

If income from the sale or exchange of exchangeable shares or shares of common stock of U.S. Gold is subject to tax based on FIRPTA, the transferee of such shares may be required to deduct and withhold a tax equal to 10 percent of the amount realized on the disposition, unless certain exceptions apply. Any tax withheld may be credited against the U.S. federal income tax owed by the non-U.S. holder for the year in which the sale or exchange occurs.

The foregoing summary of the possible application of FIRPTA rules to non-U.S. holders is only a summary of certain material aspects of these rules. If at any time the exchangeable shares are traded on an established securities market located in the United States, different rules, not described herein, may apply. Because the U.S. federal income tax consequences to a non-U.S. holder under FIRPTA may be significant and are complex and subject to uncertainty, non-U.S. holders are urged to discuss those consequences with their tax advisors.

Backup Withholding and Information Reporting

Information returns may be filed with the U.S. Internal Revenue Service in connection with payments on the shares of common stock of U.S. Gold or exchangeable shares and the proceeds from a sale or other disposition of such stock. Holders of shares of common stock of U.S. Gold or exchangeable shares may be subject to U.S. backup withholding tax on these payments if they fail to provide their taxpayer identification numbers to the paying agent and comply with certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the U.S. Internal Revenue Service.

THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT LEGAL OR TAX ADVICE. EACH SHAREHOLDER IS ENCOURAGED TO CONSULT ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER AND TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF EXCHANGEABLE SHARES OR SHARES OF COMMON STOCK OF U.S. GOLD, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR NON-U.S. TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

COMPARISON OF SHAREHOLDER RIGHTS

Comparison of Rights of Holders of U.S. Gold Common Stock and Tone Resources Common Shares

U.S. Gold is a corporation organized in the United States and the rights of our shareholders are governed by the Colorado Business Corporation Act, or the Colorado Act, and our articles of incorporation, as amended, and bylaws. Tone Resources is a corporation organized in the Province of British Columbia and the rights of the respective shareholders are governed by the Business Corporations Act (British Columbia), referred to as the BCBCA, and other laws of Canada, and Tone Resources’ articles and notice of articles. Following the consummation of the offer, the subsequent acquisition transaction, and the exchange of the exchangeable shares, Tone Resources’ shareholders will become our shareholders and as such their rights will be governed by the Colorado Act and our articles of incorporation and bylaws.

The following is a summary of the material differences between the rights of holders of Tone Resources shares and the rights of holders of our shares. This summary is not a complete comparison of rights that may be of interest, and you should therefore read the full text of the respective corporate charters, articles and bylaws, as applicable of Tone Resources and U.S. Gold.

	Tone Resources Shareholder Rights	U.S. Gold Shareholder Rights

Authorized Capital Stock	Tone Resources’ authorized capital share structure is an unlimited number of common shares without par value.	Following shareholder approval at our special meeting in connection with the strategic offers, our authorized capital stock will be 250,000,001 shares consisting of 250,000,000 shares of common stock, no par value, and one share of preferred stock, no par value, designated Series A Special Voting Preferred Stock.

Dividends	Dividends may be declared at the discretion of Tone Resources’ board, subject to the rights of any shareholder holding shares with special rights to dividends. Dividends may be paid in cash, assets of Tone Resources, shares, bonds, debentures or other securities of Tone Resources, or in any one or more of those ways.	Our articles of incorporation provide that, and pursuant to the Colorado Act, our board may declare dividends. Dividends may be paid in cash, in property or in shares of capital stock.

Size of the Board	The BCBCA that a public corporation must have at least three directors. Tone Resources’ articles provide that the number of directors may be determined by the board from time to time.	Our bylaws provide that there shall be seven directors and the board may increase or decrease, to not less than three, the number of directors by resolution.

Removal and Retirement of Directors	Under the BCBCA, a director may be removed before the expiration of his or her term by a special resolution. Tone Resources’ articles provide that the shareholders may by special resolution remove any	Under our bylaws, at a meeting called for the purpose of removing directors, shareholders may, remove the entire board or any lesser number of directors, with or without cause by a majority vote of the shares entitled to vote at an election of directors.

	Tone Resources Shareholder Rights	U.S. Gold Shareholder Rights

director and by ordinary resolution appoint another person to fill the vacancy. If the shareholders do not elect or appoint a director to fill the vacancy simultaneously with the removal of a director, the remaining directors or shareholders may elect or appoint a director to fill the vacancy.

Directors’ Term	Under Tone Resources’ articles, at each annual general meeting, shareholders entitled to vote at the annual general meeting must elect the entire board. If Tone Resources does not hold an annual general meeting, the directors appointed at the last annual general meeting shall continue in office until a director’s successor is elected or appointed or the date on which a director otherwise no longer holds office under the BCBCA or Tone Resources’ articles.	Our bylaws, as amended, provide that each director elected shall hold office until such director’s successor is elected and qualified.

Filling Vacancies on the Board
Under the BCBCA and Tone Resources’ articles, the directors may appoint a person as a director either to fill a vacancy on the board or as an addition to the board. The number of additional directors so appointed, however, cannot at any time exceed one-third of the number of directors elected or appointed at the last annual general meeting. Any additional director shall hold office until the next annual general meeting, but shall be eligible for re-election at such meeting.

Under Tone Resources’ articles, if there are fewer directors in office than the number set in the articles as a quorum of directors (a majority of current directors or as set by the board), the board may only act to appoint directors up to the number set in the articles as a quorum of directors or may call a shareholder meeting to fill those
Our bylaws provide that any vacancy occurring in our board may be filled by the affirmative vote of a majority of our remaining directors, even if less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of such director’s predecessor in office, and shall hold such office until his successor is duly elected and shall qualify. If a directorship is to be filled by reason of an increase in the number of directors, either a majority of the directors then in office or a majority of shareholders, may elect the successor. The director so chosen shall hold office until the next annual meeting and until such director’s successor has been elected and shall qualify.

	Tone Resources Shareholder Rights	U.S. Gold Shareholder Rights

vacancies. If Tone Resources’ has no directors or fewer directors in office than the number set in Tone Resources’ articles, shareholders may elect or appoint directors to fill vacancies.

Required Vote for Certain Transactions
Under the BCBCA, certain extraordinary corporate actions, such as continuances, certain amalgamations, sales, leases or other dispositions of all, or substantially all of, the property of a corporation (other than in the ordinary course of business), liquidations, dissolutions and certain arrangements, are required to be approved by special resolution of the shareholders.

For Tone Resources, a special resolution means a resolution passed at a general meeting by a majority of at least two- thirds of the votes cast on the resolution.

In certain cases, an action that prejudices or interferes with a right or special right attached to issued shares of class or series of shares must be approved separately by the holders of the class or series of shares being affected.
To effect a merger or share exchange under the Colorado Act, a corporation’s board must approve and adopt a plan of merger or plan of share exchange and recommend such plan to the shareholders. Such plan must be adopted by a majority of the shareholders of the corporation entitled to vote thereon unless the articles of incorporation require a greater vote. Under the Colorado Act, a corporation may sell, lease, exchange or otherwise dispose of all, or substantially all, of its property other than in the regular course of business on the terms and conditions and for the consideration determined by the board, if the board proposes and a majority of the shareholders entitled to vote approve the transaction. Our articles of incorporation and bylaws do not require a greater vote.

Calling a Meeting of Shareholders
Under Tone Resources’ articles, the directors have the power at any time to call special meetings of shareholders.

Under the BCBCA, the holders of not less than 5% of the issued shares of a corporation that carry the right to vote at a general meeting may requisition that the directors call a meeting of shareholders. Upon meeting the technical requirements set out in the BCBCA, the directors must call a meeting of shareholders to be held not more than four months after receiving the requisition. If
Our bylaws provide that a special meeting of shareholders may be called at any time by the president, by a majority of the board or upon written demand by shareholders holding 10% or more of all the votes entitled to be cast on any issue proposed to be considered at the meeting.

	Tone Resources Shareholder Rights	U.S. Gold Shareholder Rights

the directors do not call such meeting within 21 days after receiving the requisition, the requisitioning shareholders or any of them holding in aggregate not less than 2.5% of the issued shares of the corporation that carry the right to vote at general meetings may call the meeting.

Quorum of Shareholders
Tone Resources’ articles provide that a quorum for the transaction of business at any general meeting of shareholders is one person present or represented by proxy.

If within one half hour from the time appointed for a general meeting a quorum is not present, the general meeting, if convened by requisition of the shareholders, shall be dissolved. In any other case the meeting shall stand adjourned to the same day in the next week at the same time and place. If at such adjourned meeting a quorum is not present within one half hour from the time appointed, the person or persons present and being or representing by proxy, a shareholder or shareholders entitled to attend and vote at the meeting shall constitute a quorum.
Our articles of incorporation provide that the holders of one-third of our stock entitled to vote at the meeting, present in person or represented by proxy, constitutes a quorum at any meeting of our shareholders.

Notice of Meeting of Shareholders
Under the BCBCA, notices of the date, time and place of a general meeting of shareholders must be sent not less than 21   days nor more than two   months before the meeting to each director and to each shareholder entitled to attend the meeting.

Under Tone Resources’ articles, the notice for a shareholder meeting for which special business will be conducted must state the nature of the special business to be discussed or approved. If a document is being considered by
The Colorado Act and our bylaws provide that, whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting stating, among other things, the place, date and time of the meeting must be given not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting. Moreover, if the number of our authorized shares is to be increased, at least 30 days written notice of the shareholder meeting must be given.

	Tone Resources Shareholder Rights	U.S. Gold Shareholder Rights

the shareholders, that document must be attached to the notice.

Record Date for Notice of Meetings of Shareholders	The BCBCA and Tone Resources’ articles provide that the directors may fix in advance a date as the record date for the determination of shareholders entitled to receive notice of and vote at a meeting of shareholders, but such record date shall not precede the meeting date (i) by more than two months or (ii) four months in the case of a meeting requisitioned by shareholders. If Tone Resources is a public company, the record date shall not be less than 21 days prior to the meeting date. If Tone Resources is not a public company, the record date shall not be less than 10 days prior to the meeting date. If no record date is fixed, the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders shall be at 5:00 p.m. on the day immediately preceding the day on which the notice is given or, if no notice is given, the beginning of the meeting.	Under the Act and our bylaws, our board may fix in advance a date as the record date, provided that such date is not less than 10 days nor more than 50 days prior to the meeting. If our board does not fix the record date, the record date shall be 30 days prior to the shareholder meeting.

Dissenters’ or Appraisal Rights
The BCBCA provides that shareholders of a corporation are entitled to exercise dissent rights in respect of certain matters and to be paid the fair value of their shares in connection therewith. The dissent right is applicable where the corporation resolves to:
•   alter its articles to alter the restrictions on the powers of the corporation or on the business it is permitted to carry on;
•   approve certain amalgamations;
•   approve an arrangement, where the terms of the arrangement permit dissent;
•   sell, lease or otherwise dispose of all or substantially all of its undertaking; or
The Colorado Act provides that a holder of shares of any class or series has the right, in certain circumstances, to dissent and obtain fair value of his or her shares. The Colorado Act grants these dissenters’ rights in the case of mergers or consolidations and certain sales or transfers of assets or a purchase of assets for stock. No dissenters’ rights are available for shares of any class or series that is listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 shareholders, unless the

	Tone Resources Shareholder Rights	U.S. Gold Shareholder Rights

• continue the corporation into another jurisdiction.
agreement of merger or consolidation requires the holders to accept for their shares anything other than:
•   shares of stock of the surviving corporation;
•   shares of stock of another corporation that are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 shareholders;
•   cash in lieu of fractional shares of the stock described in the two preceding bullets, or
•   any combination of the above.

In addition, dissenters’ rights are not available to holders of shares of the surviving corporation if the merger did not require the vote of the shareholders of the surviving corporation.

Indemnification of Directors and Officers
Under the BCBCA, a corporation may indemnify an individual who is or was a director or officer of the corporation. However, indemnification is prohibited if:
•   such eligible party did not act honestly and in good faith with a view to the best interests of such corporation (or the other entity, as the case may be); and
•   in the case of a proceeding other than a civil proceeding, such eligible party did not have reasonable grounds for believing that such person’s conduct was lawful.

The BCBCA allows for the corporation to pay the expenses actually and reasonably incurred by the eligible party, provided that, the corporation receives from such eligible party an undertaking
Our bylaws provide that we shall indemnify any person who is made or threatened to be made a party to any threatened, pending or completed action or suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of U.S. Gold or is or was serving at our request as a director, officer, employee or agent of another entity against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of U.S. Gold; but no indemnification shall be made by us in respect of any claim, issue,

Tone Resources Shareholder Rights	U.S. Gold Shareholder Rights

to repay the amounts advanced if it is ultimately determined that such payment is prohibited.

Despite the foregoing, on application of a corporation or eligible party, a court may:
•   order a corporation to indemnify an eligible party in respect of an eligible proceeding;
•   order a corporation to pay some or all of the expenses incurred by an eligible party in an eligible proceeding;
•   order enforcement of or any payment under an indemnification agreement;
•   order the corporation to pay some or all of the expenses actually and reasonably incurred by a person in obtaining the order of the court; and/or
•   make any other order the court considers appropriate.

Tone Resources’ articles require Tone Resources to indemnify directors of Tone Resources, former directors of Tone Resources or alternate directors of Tone Resources and their heirs and legal personal representative to the greatest extent permitted by the BCBCA. Under its articles, Tone Resources may indemnify any other person. The failure of a director, alternate director or officer of Tone Resources to comply with the BCBCA or the articles will not invalidate any indemnity that person is entitled to under the articles.

or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to U.S.   Gold unless and only to the extent that the court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper. Such indemnification is authorized and conditioned upon a determination of a majority of our disinterested directors, or if no such quorum is available, by independent legal counsel in a written opinion, that the indemnification of such person is proper in the circumstances because such person has met the standard of conduct.

Our bylaws also provide that to the extent a director, officer, employee or agent of U.S.   Gold has been successful on the merits in defense of any action, suit or proceeding referred to above or defense of any claim, issue or matter, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with such defense.

In addition, the Colorado Act and our bylaws allows for the advance payment of expenses of an officer or director who is indemnified prior to the final disposition of an action, provided that, in the case of a current director or officer, such person undertakes to repay any such amount advanced if it is later determined that such person is not entitled to indemnification

	Tone Resources Shareholder Rights	U.S. Gold Shareholder Rights

with regard to the action for which the expenses were advanced.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Director Liability
Under the BCBCA, directors of a corporation who vote for or consent to a resolution that authorizes the corporation to do any of the following are jointly and severally liable to restore to the corporation any amount paid or distributed as a result and not otherwise recovered by the corporation:
•   carry on its business or exercise any power that it is restricted by its articles from carrying on or exercising;
•   pay a commission or allow a discount contrary to the provisions of the BCBCA;
•   pay a dividend or acquire or redeem any of its shares where there are reasonable grounds for believing that the corporation is insolvent or the payment of the dividend or the acquisition or redemption would render the corporation insolvent; or
•   indemnify a person in contravention of the BCBCA.

Our articles of incorporation provide that directors shall not be personally liable to U.S.   Gold or our shareholders for monetary damages for breach of fiduciary duty, except as prohibited by the Colorado Act, as follows:
•   for any breach of the director’s duty of loyalty to U.S.   Gold or its shareholders;
•   for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•   for unlawful dividends under the Colorado Act; or
•   for any transaction from which the director derived an improper personal benefit.

A director is not liable for the foregoing if the director relied, in good faith, on:
•   financial statements of the corporation represented to the director by an officer of the corporation or in a written

	Tone Resources Shareholder Rights	U.S. Gold Shareholder Rights

report of the auditor of the corporation to fairly reflect the financial position of the corporation;
•   a written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by that person;
•   a statement of fact represented to the director by an officer of the corporation to be correct; or
•   any record, information or representation that the court considers provides reasonable grounds for the actions of the director, whether or not that
record   was   forged,   fraudulently made or inaccurate.

Furthermore, a director is not liable if the director did not know and could not reasonably have known that the act done by the director or authorized by the resolution voted for or consented to by the director was contrary to the BCBCA.

Interested Shareholder Transactions	The rules or policies of certain Canadian securities regulatory authorities, including Ontario Securities Commission, or OSC, Rule 61-501 and Policy Statement Q-27 of the Commission des valeurs moblieres du Quebec, or AMF Regulation Q-27, contain requirements in connection with ‘‘related party transactions.” A related party transaction means, generally, any transaction by which an issuer, directly or indirectly, completes one or more specified transactions with a related party including purchasing or disposing of an asset, issuing securities and assuming liabilities. A ‘‘related party” is defined in OSC Rule 61-501 and AMF Regulation Q-27 and includes directors and senior officers of the	The Colorado Act and our articles of incorporation and bylaws do not prevent us from engaging in a transaction with an interested shareholder.

	Tone Resources Shareholder Rights	U.S. Gold Shareholder Rights

issuer and holders of voting securities carrying more than 10% of the voting rights attaching to all issued and outstanding voting securities or of a sufficient number of any securities of the issuer to materially affect control of the issuer.

OSC Rule   61-501 and AMF Regulation   Q-27 require more detailed disclosure in the proxy material sent to securityholders in connection with a related party transaction, and, subject to certain exceptions, the preparation of a formal valuation with respect to the subject matter of the related party transaction and any non cash consideration offered in connection therewith, and the inclusion of a summary of the valuation in the proxy material. OSC Rule   61-501 and AMF Regulation   Q-27 also require that, subject to certain exceptions, an issuer shall not engage in a related party transaction unless approval of the disinterested shareholders of the issuer or the related party transaction has been obtained.

Transactions with Directors and Officers	Under the BCBCA, subject to certain exceptions, a director or senior officer of a corporation holds a “disclosable interest” in a contract or transaction if: (i) the contract is material to the corporation; (ii) the corporation has entered, or proposes to enter, into the contract or transaction; and (iii) the director or senior officer has a direct or indirect material interest in the contract or transaction. Subject to certain exceptions under the BCBCA and unless the court orders otherwise, a director or senior officer of a corporation is liable to account to the corporation for any profit that accrues to the director or senior officer under or as a result of a	Under the Colorado Act and our articles of incorporation, contracts and transactions between us and one or more of our directors and officers, or between us and any other entity in which one or more of our directors or officers are directors or officers or have a financial interest may be void or voidable unless: (i) the material facts of the director’s or officer’s relationship or interest are disclosed or known to the board or committee and the board or committee authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, (ii) the material facts of the director’s or officer’s relationship or interest are

Tone Resources Shareholder Rights	U.S. Gold Shareholder Rights

contract or transaction in which the director or senior officer holds a disclosable interest. The exemptions from the requirement to account to the corporation for any profit include where the disclosable interest is disclosed to the directors of the corporation and the directors approve of the contract or transaction with any directors that hold a disclosable interest abstaining or the contract is approved by a special resolution of the shareholders. If all directors have a disclosable interest in a contract or transaction, any or all of those directors may vote on a directors’ resolution to approve the contract or transaction. Directors with a disclosable interest may be counted in the quorum at the directors’ meeting to approve the contract or transaction whether or not such directors vote at the directors’ meeting.

Tone Resources’ articles also provide that a director or senior officer who holds any office or possesses any property interest that conflicts materially with his or her duties or interests as a director or senior officer must disclose the nature of such conflict to the board.

disclosed or known to the shareholders and the contract or transaction is approved in good faith by a vote of the shareholders, or (iii)   the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board, a committee or the shareholders.

Our articles of incorporation provide that the officers, directors and other members of our management shall be subject to the doctrine of “corporate opportunities” only insofar as it applies to business opportunities in which U.S.   Gold has expressed an interest as determined from time to time by the board as evidenced by resolutions appearing in our minutes. Once such areas of interest are delineated, all such business opportunities within such area of interest which come to the attention of the officers, directors, and other members of our management shall be disclosed promptly to U.S.   Gold and made available to us. Our board may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself or herself of such opportunity. Until such time as U.S.   Gold, through our board, has designated an area of interest, our officers, directors and other member of management shall be free to engage in such areas of interest on their own.

In addition, we adopted a corporate opportunity policy that defines the business opportunities in which we have an interest and prohibits our officers and directors from taking advantage of those opportunities without the approval of a majority of the disinterested

	Tone Resources Shareholder Rights	U.S. Gold Shareholder Rights

directors or a committee of our board appointed for that purpose.

Consent Required to Transfer Shares	Tone Resources’ articles provide that, for so long as Tone Resources is not a public company, no share may be sold, transferred or otherwise disposed of without the consent of Tone Resources’ board and the board is not required to give any reason for refusing its consent. Tone Resources is, however, currently a public company, and therefore, this prohibition does not currently apply.	U.S. Gold’s bylaws do not contain any restriction on the transfer or disposition of U.S. Gold common stock.

VALUATION AND FAIRNESS OPINION

The offer is an “insider bid” within the meaning of applicable Canadian securities legislation by virtue of Robert R. McEwen’s equity interests in both U.S. Gold and Tone Resources. As a result, a formal valuation of the Tone Resources common shares and of the consideration being offered in exchange for them is required. A special committee of the board of directors of Tone Resources engaged an independent valuator to prepare the formal valuation and to provide an opinion as to the fairness of the offer from a financial point of view to the holders of the Tone Resources common shares. Under applicable Canadian securities legislation, the formal valuation would be prepared as of an effective date that is not more than 120 days before the date of the offer.

EXPENSES OF THE OFFER

We estimate the total amount of the fees and expenses related to the strategic offers will be approximately $6.5 million.

REGULATORY MATTERS

Our obligation to accept for purchase and pay for Tone Resources common shares tendered pursuant to the offer is conditional upon, among other things, obtaining all governmental or regulatory consents or approvals that U.S. Gold, in our sole discretion, views as necessary or desirable to enable us to consummate the offer, on terms and conditions satisfactory to us. See the section entitled “Conditions of the Offer” on page 42 of this prospectus.

Competition Act (Canada)

Our acquisition of Tone Resources common shares pursuant to the offer is not a transaction which requires pre-merger notification to the Commissioner of Competition appointed under Part IX of the Competition Act (Canada), or the Commissioner. Whether or not a pre-merger filing is required, however, the Commissioner may apply to the Competition Tribunal, a special-purpose quasi-judicial tribunal empowered to deal with certain matters under the Competition Act (Canada), to seek relief in respect of merger transactions (including share acquisitions) and, if the Competition Tribunal finds that a merger is likely to prevent or lessen competition substantially, it may order that the merger not proceed or, in the event that the merger has been completed, order its dissolution or the disposition of some of the assets or shares involved. Proceedings under the merger provisions of the Competition Act (Canada) may be instituted by the Commissioner for a period of three years after a merger transaction has been substantially completed. We are not aware of any grounds upon which such proceedings could be taken.

Investment Canada Act

The acquisition of Tone Resources common shares by us pursuant to the offer is not a transaction which is subject to governmental review or notification pursuant to the Investment Canada Act (Canada).

Hart-Scott-Rodino Act

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules promulgated thereunder by the United States Federal Trade Commission, or the FTC, certain transactions, including certain tender offers, may not be consummated unless notification has been given and certain information has been furnished to the FTC and the Antitrust Division of the United States Department of Justice and certain waiting period requirements have been satisfied. We have determined that the offer is not subject to the notification and reporting requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Filings Under Other Jurisdictions

We have determined that aside from the Canadian requirement described herein, filings under foreign jurisdictions are not required.

Canadian Securities Regulatory Matters

The distribution of the shares of our common stock and exchangeable shares under the offer is being made pursuant to statutory exemptions from the prospectus qualification and dealer registration requirements under applicable Canadian securities laws.

Although the resale of shares of common stock of U.S. Gold and exchangeable shares issued under the offer is subject to restrictions under the securities laws of certain Canadian jurisdictions, shareholders in such jurisdictions generally will be able to rely on statutory exemptions from such restrictions.

United States Securities Regulatory Matters

We have filed a registration statement with the SEC on Form S-4 registering the issuance of shares of common stock of U.S. Gold and exchangeable shares to be offered in connection with the offer. One of the conditions of the offer is that such registration statement has become and remains effective until the expiry time. See the section entitled “Conditions of the Offer” on page 42 of this prospectus.

ACCOUNTING TREATMENT

If consummated, the transaction described in this prospectus will be accounted for as a purchase transaction, with U.S. Gold as the acquirer of Tone Resources. The offer is being made only for Tone Resources common shares and is not being made for any Tone Resources warrants, options or other securities that may entitle the holder to acquire common shares of Tone Resources. After completion of the offer, we may implement a plan of arrangement or similar transaction to acquire full ownership of Tone Resources. We intend we would structure a subsequent acquisition transaction so that warrants to purchase Tone Resources common shares would be exchanged for warrants to purchase exchangeable shares of Canadian Exchange Co. and U.S. Gold would assume or adopt the Tone Resources’ stock option plan so that options under that plan would be exercisable for shares of common stock of U.S. Gold. As a result, for purposes of preparing the financial statements attached as Appendix G (Unaudited Pro Forma Consolidated Financial Statements of U.S. Gold) and Appendix H (Unaudited Pro Forma Consolidated Supplementary Financial Statements of U.S. Gold), the options to be issued by U.S. Gold and the warrants to purchase exchangeable shares of Canadian Exchange Co. have been included as part of the purchase price consideration based on the outstanding warrants and options, as disclosed in the most recent publicly available financial statements of each of Tone Resources, Coral Gold, Nevada Pacific and White Knight.

DEPOSITARY

We have engaged Kingsdale Shareholder Services Inc. to act as depositary for the receipt of certificates in respect of Tone Resources common shares and related letters of acceptance and transmittal and notices of guaranteed delivery tendered pursuant to the offer and for the payment for Tone Resources common shares purchased by us under the offer. The depositary will receive reasonable and customary compensation from us for its services relating to the offer and will be reimbursed for certain out-of-pocket expenses. We have also agreed to indemnify the depositary against certain liabilities and expenses in connection with the offer, including certain liabilities under the securities laws of Canada.

Questions and requests for assistance concerning the offer should be made directly to the depositary.

DEALER MANAGER AND SOLICITING DEALER GROUP; INFORMATION AGENT

We have retained GMP Securities L.P. as dealer manager in Canada and Griffiths McBurney Corp. as dealer manager in the United States in connection with the offer and to provide various financial advisory services to U.S. Gold in connection with the offer. The dealer manager will receive customary compensation for their services in connection with the transactions contemplated by the offer and will be reimbursed for out-of-pocket expenses, including reasonable expenses of counsel and other advisors. We have agreed to indemnify the dealer manager and its affiliates against various liabilities and expenses in connection with its services in connection with the transactions contemplated by the offer, including various liabilities and expenses under securities laws. From time to time, the dealer manager and its affiliates may actively trade the debt and equity securities of U.S. Gold and Tone Resources for their own account or for the accounts of customers and, accordingly, may hold a long or short position in those securities. The dealer manager has in the past performed various investment banking and financial advisory services for us for which it has received customary compensation.

GMP Securities L.P. has the right to form a soliciting dealer group comprised of members of the Investment Dealers Association of Canada to solicit acceptances of the offer from persons who are not resident in the United States and Griffiths McBurney Corp. has the right to appoint sub-agents who are registered under applicable United States securities laws to solicit acceptances of the offer from persons who are resident in the United States. Each member of the soliciting dealer group, including the dealer manager, is referred to herein as a soliciting dealer. We have agreed to pay each soliciting dealer whose name appears in the appropriate space in the letter of acceptance and transmittal accompanying a deposit of Tone Resources common shares a fee of $0.01 for each such common share deposited and accepted for purchase by us under the offer. The aggregate amount payable to any soliciting dealer with respect to any single depositing holder of Tone Resources common shares will be not less than $25.00 nor more than $1,500.00, provided that such holder deposits no less than 1,000 Tone Resources common shares. If Tone Resources common shares deposited and registered in a single name are beneficially owned by more than one beneficial owner, the minimum and maximum amounts will be applied separately in respect of each such beneficial owner. We may require each soliciting dealer to furnish evidence of such beneficial ownership satisfactory to us at the time of deposit.

Tone Resources shareholders should contact the depositary, the dealer manager or a broker or dealer for assistance in accepting the offer and in depositing Tone Resources common shares with the depositary.

We have retained Kingsdale Shareholder Services Inc. to act as information agent in connection with the offer. The information agent will receive reasonable and customary compensation from us for services in connection with the offer, will be reimbursed for certain out-of-pocket expenses and will be indemnified against certain liabilities, including liabilities under securities laws and expenses incurred in connection therewith.

Other than as set forth above, we will not pay any fees or commissions to any broker, dealer or other person for soliciting deposits of Tone Resources common shares pursuant to the offer. We will reimburse brokers, dealers, commercial banks and trust companies and other nominees, upon request, for customary clerical and mailing expenses incurred by them in forwarding offering materials to their customers.

OFFEREES’ STATUTORY RIGHTS

Securities legislation in certain of the provinces and territories of Canada provides holders of Tone Resources common shares with, in addition to any other rights they may have at law, rights of rescission or to damages, or both, if there is misrepresentation in a circular or a notice that is required to be delivered to such shareholders. However, such rights must be exercised within prescribed time limits. Holders of Tone Resources common shares should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult with a lawyer.

DIRECTORS’ APPROVAL

The contents of this prospectus have been approved, and the sending thereof to the shareholders has been authorized, by the board of directors of each of U.S. Gold and Canadian Exchange Co.

EXPERTS

Independent Registered Accounting Firms

The consolidated financial statements of U.S. Gold Corporation as and for the years ended December 31, 2005, 2004 and 2003 and the unaudited balance sheet of US Gold Canadian Acquisition Corporation as of June 30, 2006, incorporated by reference or appearing elsewhere herein, have been included in reliance upon the reports of Stark Winter Schenkein Co., LLP, independent registered accounting firm, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Tone Resources Limited included in this registration statement have been audited by Amisano Hanson, Chartered Accountants, as stated in its report appearing elsewhere herein, and are included in reliance upon the report of such firm given upon its authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Matters of Canadian law, including the legality of the exchangeable shares offered hereby, will be passed upon on behalf of the offerors by, and the opinion contained in the section entitled “Material Canadian Federal Income Tax Considerations” on page 64 of this prospectus has been provided by, Fraser Milner Casgrain LLP. The legality of the common stock of U.S. Gold offered hereby will be passed upon on behalf of the offerors by Dufford & Brown, P.C. The opinions contained in the section entitled “Material U.S. Federal Income Tax Considerations” on page 74 of this prospectus have been provided by Hogan & Hartson L.L.P.

APPENDIX A

INFORMATION CONCERNING TONE RESOURCES LIMITED

Tone Resources Limited, or Tone Resources, files audited consolidated annual financial statements, unaudited consolidated interim financial statements, management’s discussion and analysis, information circulars and other information with the securities regulatory authorities of British Columbia, Alberta, Yukon and Ontario on SEDAR. The information concerning Tone Resources contained in this Appendix A has been taken from Tone Resources’ Management’s Discussion and Analysis of Financial Condition and Results of Operations for the nine months ended May 31, 2006 filed on July 31, 2006 and for the fiscal years ended August 31, 2005 and 2004 filed on December 29, 2005 and January 17, 2005, respectively; its unaudited consolidated financial statements for the nine months ended May 31, 2006 filed on July 31, 2006; and its audited consolidated financial statements for the fiscal years ended August 31, 2005 and 2004 filed on December 29, 2005 and January 17, 2005. Although U.S. Gold has no reason to doubt the accuracy or completeness of the information relating to Tone Resources, U.S. Gold is not in a position to independently assess or verify this information, including Tone Resources’ financial statements. See the section entitled “Risk Factors — We have been unable to independently verify the reliability of information about Tone Resources, Coral Gold, Nevada Pacific and White Knight contained in this prospectus” on page 21 of this prospectus.

The terms mineral resource, measured mineral resource, indicated mineral resource and inferred mineral resource are recognized and required to be reported by Canadian regulations, but the SEC does not recognize these terms. As a result, the information contained in this Appendix A relating to mineral resources may not be comparable to similar information publicly reported by U.S. companies. See the section entitled “Appendix A — Terms Relating to Mineral Resources” on page A-21 of this Appendix A.

Some terms used in this Appendix A may be unfamiliar to you. We have provided a Glossary beginning on page A-20 for your reference.

Overview

Tone Resources is an exploration stage company engaged in the acquisition and exploration of mineral properties primarily located on the major gold trends in the north-central region of Nevada, U.S.A. Tone Resources’ activities are focused on gold and Tone Resources controls substantially all interests in eight properties in Elko, Eureka, Lander, and Pershing counties in Nevada. All of Tone Resources’ properties are located near infrastructure facilities of currently producing gold mines.

Tone Resources’ mineral properties were acquired from KM Exploration Ltd., a private company with a common director, or were staked by that director. The properties are subject to a royalty of 1 per cent of net smelter returns, excepting the Red Ridge property, portions of which are subject to a royalty of 4 per cent of net smelter returns.

Tone Resources was incorporated on October 31, 2001 in the Yukon Territory and was continued to British Columbia from the Yukon Territory on March 1, 2005. The address and telephone number of its principal offices are 3374 West 19th Avenue, Vancouver, British Columbia, V6S 1C2, Canada, telephone (604) 263-5614. Its registered and records office is located at 10th Floor, 595 Howe Street, Vancouver, British Columbia, V6C 2T5, Canada. Tone Resources is a reporting issuer in British Columbia, Alberta, Ontario and the Yukon Territory and files its continuous disclosure documents with the securities regulatory authorities in those provinces. These documents are available without charge on SEDAR, at www.sedar.com. Tone Resources’ common shares trade on the TSX Venture Exchange under the symbol “TNS-V”.

Authorized and Outstanding Share Capital of Tone Resources

Tone Resources is authorized to issue an unlimited number of common shares without par value. As at June 30, 2006, there were 19,590,745 common shares issued and outstanding.

The following options were outstanding at June 30, 2006:

	Exercise
Number	Price	Expiry Date
	(Cdn$)

1,180,000	0.50	May 16, 2008
50,000	0.50	June 9, 2008
12,500	0.50	July 21, 2008
100,000	0.50	November 14, 2008
12,000	0.30	September 2, 2009
157,732	0.50	February 1, 2010
106,000	0.40	July 26, 2010
40,000	0.20	November 18, 2010
37,500	0.35	December 1, 2010

1,695,732

The following common share purchase warrants are outstanding at June 30, 2006 (each warrant entitling the holder to purchase one common share for each warrant held).

	Exercise
Number	Price	Expiry Date
	(Cdn$)

355,000	0.75	July 5, 2006
41,175	0.60 — 0.80	November 26, 2006
25,000	0.60 — 0.80	December 14, 2006
2,465,000	0.25	December 19, 2007
730,000	0.25	March 3, 2008

3,616,175

The common shares of Tone Resources rank equally as to dividends, voting rights (one vote per share) and the distribution of assets on liquidation, dissolution or winding-up (after payment of Tone Resources’ liabilities and obligations to creditors). Holders of common shares have no pre-emptive rights or rights to convert their common shares into other securities. Holders of the common shares are entitled to receive notice of and attend any meetings of shareholders and are entitled to one vote for each common share entitled to be voted on the matter at such meetings.

Dividends and Dividend Policy

Tone Resources has never declared any dividends on its common shares, and does not currently intend to pay dividends in the future.

History and Development of Tone Resources

Since inception, Tone Resources has been engaged in the business of acquiring and exploring mineral properties primarily located in the major gold trends in the north-central region of Nevada through its wholly-owned subsidiary, Tone Resources (US) Inc., a corporation incorporated under the laws of Nevada. Tone Resources currently controls eight mineral projects.

Tone Resources commenced exploration activity in Nevada on four properties consisting of unpatented lode claims which were acquired by Tone from KM Exploration Ltd., or KM Exploration, by agreement dated July 1, 2002. The agreement terms were claim staking costs and a retained 1% net smelter returns to KM Exploration. These acquisitions included 10 Cabin Creek claims, 54 Cabin Creek South claims, 40 North Kobeh claims, and 28 North Kobeh North claims. Drilling commenced in September, 2002 and 4 holes were drilled on the Cabin Creek claims, resulting in one hole that assayed 80 feet of 0.077 ozAu/st from 75 to 155 feet and 55 feet of 0.049 ozAu/st from 160 to 215 feet. Two holes were drilled on the Cabin Creek South claims, 3 holes were drilled on the North Kobeh claims, and 3 holes were drilled on the North Kobeh North claims. The drill results on the Cabin Creek South claims were negative and led to a decision to drop the property. Based on the results obtained on the Cabin Creek, North Kobeh, and North Kobeh North claims, Tone Resources decided to conduct additional drilling on these properties and the North Kobeh and North Kobeh North property position was merged into one and expanded to 133 claims. In addition, based on the negative results on the Cabin Creek South claims and important geologic information obtained in the drill holes, the 50 South Wall claims were staked to cover an evident target opportunity.

Favorable early drill results, an improved gold market, and the collective desire to build a larger company led to further expansions of the Roberts Creek project, or Roberts Creek claims, which included the addition of 44 nearby North Hunter claims. In addition the 75 Fish Creek claims were acquired. The Red Ridge property comprised of two fee sections of 640 acres each and 77 Red Ridge claims, the 8 Big Antelope Springs claims, later expanded to 24 claims, the 10 Kent Springs claims, and the 28 South Keystone claims, and 16 Gold Bar North, later expanded to 19 claims, were also acquired by Tone Resources in 2003 and 2004. All properties were acquired by Tone Resources at cost, plus a retained 1% net smelter returns to KM Exploration or a common director.

The legal and commercial name of Tone Resources is Tone Resources Limited. Tone Resources was incorporated on October 31, 2001 in the Yukon Territory and was continued to British Columbia from the Yukon Territory on March 1, 2005.

Tone Resources is domiciled in British Columbia, Canada and is in good standing under the British Columbia Business Corporations Act. Tone Resources’ principal place of business is located at 3374 West 19th Avenue, Vancouver, British Columbia, V6S 1C2, Canada, telephone: (604) 263-5614, email: scott.baxter@shaw.ca.

Business Overview of Tone Resources

Tone Resources is a gold exploration company designed to seek out, acquire, and test quality gold prospects within the gold-rich region of north-central Nevada. Tone Resources controls eight individual projects (10 individual claim groups) within the heartland of this north-central Nevada gold country. Eight of the projects were acquired from KM Exploration, which began acquiring properties during the lowest gold price and gold interest times of mid-2001. The Red Ridge project is located within the Rain mining district on the Carlin Trend. Drilling in 2004 at Red Ridge intersected significant gold mineralization in three holes. The Fish Creek project, south of Newmont Mining Company’s Phoenix project, is on the Eureka — Battle Mountain Trend. Little previous exploration of this prospect has focused on gold. Two of three holes drilled in 2004 intersected low levels of gold mineralization up to 276 ppb; with one hole intersecting thick intervals of low levels of copper and molybdenum. The Roberts Mountains projects consist of the Kobeh project and the Roberts Creek project, which are located along the southern flank of the Roberts Mountains on the Battle Mountain — Eureka Trend. Other projects controlled by Tone Resources on the Battle Mountain — Eureka Trend include the Gold Bar North project and the South Keystone project. Both of these properties were recently surrounded by Placer Dome staking and lease acquisitions. Tone Resources believes it controls the core and critical property position at both locations. Two other projects include the Big Antelope Springs project and Kent Springs project. These projects are located on the southern extension of the north-south trending Rabbit Creek Trend.

Tone Resources’ Organizational Structure

The following chart illustrates the organizational structure of Tone Resources, including its principal subsidiaries and their jurisdictions of incorporation.

Tone Resources’ Mineral Properties

The following is a description of the properties in which Tone Resources holds an interest.

Roberts Mountain Project

Drilling was conducted by Tone Resources on the Kobeh and Roberts Creek projects in the Roberts Mountains area in 2002. Twelve holes were drilled to test 6 widespread and diverse target opportunities. Some of the targets had received no, or very little, previous drilling. All bedrock and near bedrock samples were assayed by ALS Chemex on 5 foot intervals. 34 element ME-ICP determinations were done on 20 foot composite samples. For laboratory assay checks, 50 randomly obtained comparison drill samples were assayed for gold; 49 of 50 samples exhibited excellent correspondence. A nine hole drill program in 2003 followed-up on favorable results obtained in 2002. Continued favorable results consisting of permissive host rocks, epithermal-style alteration, weak gold mineralization and associated anomalous pathfinder elements were obtained.

Red Ridge Project, Carlin Trend, Elko Co., Nevada

The Red Ridge properties, acquired by Tone Resources in June 2003, represent a significant unexplored prospect in the Rain mining district on the Carlin Trend. The prospective alteration — structural zone comprising the northwest-trending Red Ridge fault structure can be traced on the surface for a minimum of 7000 feet, and possibly projected under cover for several thousand more feet. Alteration effects along this structural zone are up to several hundred feet wide and are expressed by the presence of silicification, decarbonization, sulfidation or oxidation, and anomalous rock geochemistry. Abundant vein and stringer barite commonly associated with the Rain district gold deposits are also present.

The exploration target opportunity is high-grade mineralization developed adjacent to the Red Ridge structural zone at the Devils Gate — Webb contact. Analogies for this type of underground mineable deposit are present nearby at the Northwest Rain underground deposit comprised of 265K oz at 0.23 ozAu/st, NW Tess and Saddle of 1,475K oz at 0.37 ozAu/st, including a high grade portion of the Saddle deposit of 782K oz at 0.572 ozAu/st.

A gridded, 663 sample soil survey was completed in August, 2003. The survey covers 7500 feet of strike length along the target structural zone and consists of 50 foot sample spacings along lines that cross the structural zone; these lines are spaced at 200 foot intervals along the structure. Coherent and continuous geochemical anomalies indicative of Carlin-style mineralization are present. Results, using the ALS Chemex Au-23 and ME-41 ICP geochemical package, include gold up to 179ppb, arsenic to 625ppm, antimony to 226ppm, mercury to 14ppm, barium to 3730ppm, and zinc to 1650ppm. Float rock samples obtained to follow-up a particular anomalous soil zone yielded up to 1.025ppm gold, 333ppm arsenic, 17ppm antimony, 20.3ppm mercury, and 7450ppm zinc.

In late August and September, 2004, Tone Resources drilled four exploration holes including a fifth, complete re-drill of the first hole. RR04-1 and redrill RR04-1A are vertical holes located at the same site 500 feet north of Tone Resources’ property boundary with Newmont Mining Company to the south. RR04-2 is a vertical hole located approximately 650 feet north of RR04-1 & 1A. RR04-3 is a westward directed, minus 60 degree angle hole, drilled from the same site as RR04-2; the mineralized intercept at the Webb Devils Gate contact within RR04-3, which had a down-hole survey, is approximately 300 feet to the west of the corresponding intercept in RR04-2.

Gold intervals in these holes provided the first indication of significant gold mineralization on Tone Resources’ Red Ridge property. Gold mineralization has a flat-tabular configuration and is located within a 100+foot thick zone of oxided jasperoid alteration located within Webb Formation lying immediately above Devils Gate Limestone; this mineralization is believed to be essentially tabular, dipping gently northward. ALS Chemex provided the assays using their Au-AA23 method for gold and ME-ICP41 for trace elements.

The following summarizes the 2004 Red Ridge drill results:

RR04-1A was a re-drill of RR04-1 because of very poor sample return. A different reverse circulation technique was employed in RR04-1A that provided excellent sample return. RR04-1A included the following results:

From 735 to 815 feet:  80 feet of 1.26ppm gold (0.037 ozAu/st), includes 25 feet of 2.54 ppm Au (0.074 ozAu/st); associated elements: 580 to 850 feet of >100 ppm As, up to 888 ppm As, and 695 to 850 feet of >30 ppm Sb, up to 103 ppm Sb

RR04-2 encountered some drilling difficulty within the zone of mineralization and failed to recover a 20 foot interval of rock material within the mineralized zone. RR04-2 provided the following results:

1035 to 1055 feet/ 20 feet of 0.99 ppm gold, 1055 to 1075 feet/ 20 feet no return, and 1075-1080/ 5 feet 1.17 ppm gold (0.034 ozAu/st); associated elements: 660 to 1120 feet of > 100 ppm As up to 1588 ppm As, and 970 to 1095 feet of > 30 ppm Sb, up to 162 ppm Sb

RR04-3, an angle hole toward the west from site RR04-2, also intersected base of Webb mineralization and provided the following results:

> 100 ppb Au, up to 870 ppb gold from 1045 to 1115 feet; associated elements: 820 to 1115 feet of > 100 ppm As up to 1060 ppm As, and 1005 to 1115 feet of > 30ppm Sb, up to 206 ppm Sb

RR04-4, located 2200 feet northwest of RR04-2 and 3, failed to reach the Webb-Devils Gate target zone.

The mineralization intersected in holes RR04-1A, RR04-2, and RR04-3 is believed to represent the distal expression of high-grade Rain/Tess/Saddle-style mineralization that is most likely associated with the target Red Ridge fault zone. The target opportunity remains completely open in essentially all directions, and additional exploration is warranted.

Fish Creek Project, Rabbit Creek Trend, Ladner Co., Nevada

The Fish Creek property, consisting of 75 lode claims, is located approximately between Newmont’s Phoenix project and Kinross’ Cove-McCoy project. The Fish Creek property was acquired from KM Exploration in June, 2003. The prospect is comprised of a large zone of mixed epithermal (low temperature) and mesothermal (medium temperature) alteration, including several base and precious metal-bearing skarns, centered near and around multi-phase intrusives The property was explored as a porphyry Cu-Mo system in the 60’s and 70’s by Kennecott and Summa Corp. (Howard Hughes), and then was held by Tenneco and Echo Bay for almost 20 years. It appears evident that very little exploration of the property was specifically directed toward discovery of new gold deposits. Previously drilled copper intercepts on the property include 59 feet of 0.48% Cu, 33 feet of 0.21% Cu, and 100 feet of 0.10% Cu located at shallow depths.

Rock units exposed on the property are believed to be mostly if not entirely Permian Havallah Formation and Cretaceous (one date) and possible Tertiary intrusives. Recent work has returned rock samples containing up to

260ppb gold, 57 ppm silver and 2.5% copper. The target opportunity is Lone Tree (5 million ounces) to Fortitude-style (10 million ounces) — type gold deposits developed within or just above Antler Limestone and Battle Mountain Conglomerate. Tone Resources drilled 3 wide-spaced exploratory holes in May, 2004. Two holes intersected weakly mineralized zones of gold with up to 276 and 234 ppb gold, respectively, and 40 feet of 0.12% copper and 100 feet of 0.10% copper. The property remains open to discovery and additional drilling is warranted.

Gold Bar North Project

The Gold Bar North Project is located northwest of the Gold Bar deposit on strike with the primary northwest trending Gold Bar feeder structure. Similar to the mined out Gold Bar deposit to the south, shallow Paleozoic rocks are present beneath a locally thin veneer of gravel cover. The Gold Bar North prospect, comprised of the Gold Bar North claims, is a bedrock high as indicated by a gravity high. This property was specifically staked for its comparison with the now mined-out Gold Bar Mine deposit. Subsequent to the staking of the Gold Bar North claims, Trend Resources, LLC surrounded the Gold Bar North claims and leased their land position to Placer Dome U.S., Inc. In November, Tone Resources commenced an intended 4-hole drilling program. The first hole was lost in altered siliceous volcanic rocks at 520 feet. Unseasonable weather struck in early November and a decision was made to halt drilling. A detailed gravity survey was conducted jointly with Placer Dome in late November and by pre-arrangement, the data from respective properties has been shared by both Tone Resources and Placer Dome. The detailed gravity became the basis for follow-up drilling late in 2004 and early in 2005. Two follow-up holes drilled intersected what is believed to be altered lower plate rock units at relatively shallow depth.

Kent Springs Project

The Kent Springs Project is located on the Rabbit Creek gold trend in Pershing County. The prospect consists of a knob of altered Havallah limestones and calcareous siltstones surrounded by a sea of colluvial cover. Alteration consists of decarbonatization, silicification, and sulfidation. Many of the samples, listed below, contain anomalous arsenic. Although no anomalous gold was obtained in the samples, it is believed the presence of quality prospective host rock and associated alteration suggest the possibility of a nearby gold deposit opportunity.

Big Antelope Springs

The Big Antelope Springs property consists of several claims which cover three, low-lying knobs of exposed altered Permian Havallah Fm. Havallah is the primary host of the Lone Tree, Nike-Converse, North Peak, and Buffalo Valley gold deposits. Alteration is comprised of decarbonatization of calcareous rocks, pervasive silicification and quartz veins, all suggestive of a hydrothermal system in the area. Anomalous pathfinder metals also indicate the presence of a hydrothermal system. A program of identifying and qualifying targets for the purpose of designing a drill program is in progress.

South Keystone

The South Keystone Project is comprised of 28 claims staked to encompass a gravity high and altered Paleozoic sedimentary rocks which flank a Tertiary intrusive. Subsequent to the claims being staked in January, 2004 junior exploration companies and Placer Dome US Inc staked claims to surround Tone Resources’ South Keystone claims. Placer has leased the junior mining company claims and now controls all of the surrounding properties. The geologic setting of this area is similar to that in the Gold Acres and Cortez areas. An extensive scoop-soil survey conducted by Tone Resources has provided positive indications of gold-bearing hydrothermal system near the center of the claim group. Drill targets are evident and will be permitted for drilling in 2005.

Legal Proceedings

Tone Resources is not and has not been a party to any material legal or arbitration proceeding, nor is any material governmental proceeding involving Tone Resources pending or known to be contemplated.

Exchange Controls

Other than as provided in the Investment Canada Act (Canada), or the Investment Act, there are currently no limitations imposed by Canadian laws, decrees or regulations that restrict the import or export of capital, including foreign exchange controls, or that affect the remittance of dividends to non-resident holders of Tone Resources’ securities. However, any such remittances of dividends paid to United States residents are subject to withholding tax at a rate equal to a maximum of 15% of the amount paid. See the section entitled “Taxation” of this Appendix A.

The following discussion summarizes the material features of the Investment Act, in its present form, for a non-resident of Canada who proposes to acquire Tone Resources’ common shares.

The Investment Act regulates the acquisition of control of a Canadian business by a “non-Canadian” as defined under the Investment Act. With respect to Tone Resources, an acquisition of control is considered to be the acquisition of the majority of its common shares. However, if a non-Canadian acquires more than one-third of the voting shares of Tone Resources, but less than a majority, there is a presumed acquisition of control unless it can be established that Tone Resources is not controlled in fact by the acquirer. All acquisitions of control of a Canadian business are notifiable (which requires that a notification form be submitted to Investment Canada within thirty days after the implementation of the investment) unless the investment is reviewable. If the investment is reviewable, the investment may not be implemented until the Minister responsible for the Investment Act is, or has been deemed to be, satisfied that the investment is likely to be of net benefit to Canada.

Where either the acquirer is, or Tone Resources is presently controlled by, a WTO investor (as that term is defined in the Investment Act), a direct acquisition of control of Tone Resources will only be reviewable if the value of Tone Resources’ assets, as shown on its audited financial statements for the most recently completed fiscal year, is equal to or greater than Cdn$223 million. This amount varies each year based on the rate of growth in Canadian gross domestic product. Other direct acquisitions of control are reviewable if the value of the assets of Tone Resources, as calculated above, is equal to or greater than Cdn$5 million. The Cdn$5 million threshold for review also applies with respect to the acquisition of control of any Canadian business that provides any financial services or transportation services, is a cultural business, or is engaged in the production of uranium and owns an interest in or producing uranium property in Canada.

Indirect acquisitions of control (acquisitions of control of an entity which in turn controls Tone Resources) are not reviewable under the Investment Act if the acquirer is a WTO investor or if Tone Resources is controlled by a WTO investor. Otherwise, an indirect acquisition will be reviewable if the value of Tone Resources’ assets is Cdn$50 million or more, or if the value of Tone Resources’ assets acquired in the total transaction is in Canada or the acquisition is not effected through the acquisition of control of a foreign corporation.

Certain types of transactions are exempt from application of the Investment Act including acquisitions of control of Tone Resources:

(a) by the acquisition of voting shares or the voting interests by any person in the ordinary course of that person’s business as a trader or dealer in securities;

(b) in connection with the realization of security granted for a loan or other financial assistance and not for any purpose related to the Investment Act;

(c) for facilitating its financing and not for any purpose related to the Investment Act on the condition that the acquirer divest control within two years after control was acquired; and

(d) by reason of an amalgamation, merger, consolidation or corporate reorganization following which the ultimate or indirect control in fact of Tone Resources through the ownership of voting interests remains unchanged.

There are currently no limitations on the right of foreign or non-resident owners of common shares to hold or vote such securities imposed by Canadian law or Tone Resources’ charter or other constituent documents.

Taxation

For a discussion of the material Canadian federal income tax consequences applicable to shareholders holding or disposing of their common shares, and the exchangeable shares and shares of common stock of U.S. Gold, the sections entitled “Material Canadian Federal Income Tax Considerations” and “Material U.S. Federal Income Tax Considerations” on pages 64 and 74, respectively, of this prospectus.

Selected Financial Data of Tone Resources

The selected financial data of Tone Resources which appears in the table below for the years ended August 31, 2005, 2004, and 2003 were derived from the consolidated annual financial statements of Tone Resources that were audited by Amisano Hanson, Chartered Accountants. The selected financial data for the year ended August 31, 2002 were derived from the consolidated annual financial statements of Tone Resources that were audited by Daniel F. Huber, Chartered Accountant. The selected financial data for the nine-month period ended May 31, 2006 are derived from the unaudited consolidated financial statements of Tone Resources. The selected financial data should be read in conjunction with the consolidated financial statements and other financial information included elsewhere in this registration statement.

Tone Resources has not declared any dividends on its common shares since incorporation and does not anticipate that it will do so in the foreseeable future.

The consolidated financial statements of Tone Resources have been prepared in accordance with Canadian generally accepted accounting principles, or Canadian GAAP. The application of Canadian GAAP in the consolidated financial statements for the nine months ended May 31, 2006 and the years ended August 31, 2005 and 2004 conforms in all material respects with U.S. GAAP, except as disclosed in Note 8 to the consolidated financial statements for the nine months ended May 31, 2006 and Note 10 to the consolidated financial statements for the years ended August 31, 2005 and 2004. See Appendix B (Financial Statements of Tone Resources).

Unless otherwise specified, all dollar amounts are expressed in Canadian Dollars, or Cdn$.

	Nine
	Months
	Ended
	May 31,	Fiscal Year Ended August 31,
	2006	2005	2004	2003	2002

Working capital (deficiency)	$1,196,227	$(114,930)	$349,922	$242,924	$199,038
Mineral property costs	1,254,834	1,124,298	905,596	449,726	102,291
Total assets	2,617,238	1,173,017	1,335,652	807,399	324,129
Net loss	(798,608)	(855,799)	(1,082,680)	(437,698)	(128,982)
Deficit	(3,303,767)	(2,505,159)	(1,649,360)	(566,680)	(128,982)
Net loss per common share	$(0.05)	$(0.06)	$(0.09)	$(0.07)	$(0.03)

Management’s Discussion and Analysis of Financial Position and Results of Operations

This discussion and analysis of the financial position and results of operations consists of comparisons of the operating results of Tone Resources for the nine-month period ended May 31, 2006 and for the fiscal years ended August 31, 2005, 2004 and 2003 and has been prepared as of July 27, 2006, as applicable, and should be read in conjunction with the consolidated unaudited financial statements for the nine months ended May 31, 2006 and the consolidated audited financial statements of Tone Resources for the years ended August 31, 2005 and 2004. Tone Resources’ financial statements and related notes have been prepared in accordance with Canadian generally accepted accounting principles, or Canadian GAAP, and all amounts are presented in Canadian dollars unless otherwise noted.

Cautionary Statement on Forward-Looking Information

The following discussion contains forward-looking statements regarding events and financial trends which may affect the future operating results and financial position of Tone Resources. Such statements are subject to risks and uncertainties that could cause Tone’s actual results and financial position to differ materially from those anticipated in the forward looking statements. These factors include, but are not limited to, the factors set forth in the sections entitled “Forward-Looking Statements” and “Risk Factors”, on pages vi and 19 of this prospectus.

Description of Business

Tone Resources Limited is an exploration stage company engaged in the acquisition and exploration of mineral properties primarily located on the major gold trends in the north-central region of Nevada, U.S.A. Tone Resources is focused on gold and controls substantially all interests in eight projects in Elko, Eureka, Lander, and Pershing counties in Nevada. All of Tone Resources’ properties are located near infrastructure facilities of currently producing gold mines.

Tone Resources’ mineral properties were acquired from a company with a common director, or were staked by that director; and are subject to a royalty of 1 per cent of net smelter returns excepting portions of the Red Ridge property which are subject to a royalty of 4 percent of net smelter returns.

Tone Resources is a reporting issuer in British Columbia, Alberta, Ontario and the Yukon Territory, and trades on the TSX Venture Exchange under the symbol TNS-V.

The following discussion and analysis is based upon information available to management as of July 27, 2006.

Significant Accounting Policies

Principles of Consolidation

Tone Resources’ consolidated financial statements include the accounts of Tone Resources and its wholly owned United States subsidiary, Tone Resources (US) Inc., which was incorporated on June 27, 2002 in the State of Nevada. All inter-company transactions and balances have been eliminated.

Mineral Property Costs and Depletion

Property Acquisition Costs

Acquisitions of mineral properties are initially recorded at cost. Producing resource properties are depleted over their estimated useful lives based upon a method relating recoverable resource reserves to production. Non-producing resource properties that Tone Resources abandons interest in are written off in the year of abandonment.

Deferred Exploration Costs

Tone Resources capitalizes all exploration expenses that result in the acquisition and retention of mineral properties or an interest therein. The accumulated costs including applicable exploration expenses relative to non-productive resource properties that Tone Resources abandons its interests in are written off. Otherwise, the exploration expenses are depleted over the estimated useful lives of the producing resource properties on a method relating recoverable reserves to production.

Tone Resources is in the process of exploring and developing its mineral properties and has not yet determined the amount of reserves available. Management reviews the carrying values of mineral properties on a periodic basis and will recognize impairment in value based upon current exploration results, the prospect of further work being carried out by Tone Resources, the assessment of future probability of profitable revenues from the property or from the sale of the property. Write-downs due to impairment in value are charged to operations. Amounts shown for properties represent costs incurred net of write-downs and recoveries, and are not intended to represent present or future values.

Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations and which do not contribute to current or future revenue generation are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or Tone Resources’ commitment to a plan of action based on the then-known facts.

Financial Instruments

The carrying values of cash, accounts payable and due to related parties approximate fair value because of the short-term maturity of those instruments. It is management’s opinion that Tone Resources is not exposed to significant interest or credit risks arising from these financial instruments.

Foreign Currency Translation

Monetary assets and liabilities denominated in a foreign currency are translated into Canadian dollars at exchange rates prevailing at the balance sheet date and non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction dates. Foreign currency denominated revenues and expenses are translated at exchange rates prevailing at the transaction dates. Gains or losses arising from the translations are recognized in the current year.

Basic and Diluted Loss Per Share

Basic earnings per share are computed by dividing the loss for the year by the weighted average number of common shares outstanding during the year. Diluted earnings per share reflect the dilution that would occur if potentially dilutive securities were exercised or converted to common shares. The dilutive effect of options and warrants and their equivalent is computed by application of the treasury stock method and the effect of convertible securities by the “if converted” method. Fully diluted amounts are not presented when the effect of the computations are anti-dilutive due to the losses incurred.

Income Taxes

Tone Resources accounts for income taxes by the asset and liability method. Under this method, current income taxes are recognized for the estimated income taxes payable for the current year. Future income tax assets and liabilities are recognized in the current year for temporary differences between the tax and accounting basis of assets and liabilities as well as for the benefit of losses available to be carried forward to future years for tax purposes that are more likely than not to be realized.

Stock-Based Compensation

Tone Resources has a stock-based compensation plan. During the year ended August 31, 2004, Tone Resources adopted the Canadian Institute of Chartered Accountants, or CICA, Handbook Section 3870 — “Stock-Based Compensation and Other Stock-Based Payments”. This change in accounting policy has been applied prospectively with no restatement of prior periods presented for the statements of loss and cash flows.

Under this standard, Tone Resources must account for compensation expense based on the fair value of options granted under its stock-based compensation plan. Costs attributable to stock options granted to directors, employees or consultants are measured at fair value at the grant date, and expensed when vested with a corresponding increase to contributed surplus. Upon exercise of stock options, consideration paid by the option holder, together with the amount previously recognized in contributed surplus, is recorded as an increase to share capital. Previously, Tone Resources accounted for stock-based compensation using the settlement method. No compensation expense was recorded in the financial statements for stock options granted to directors and employees as the options had no intrinsic value at the date of grant. Consideration paid on the exercise of stock options was credited to share capital.

Private Placement and Takeover Bid

During December, 2005, and March, 2006, Mr. Robert McEwen acquired 2.5 million units of Tone Resources, each unit consisting of one common share and one warrant exercisable to acquire an additional common share at a price of $0.25 per share for twenty-four months, at a price of $0.20 per unit. Assuming the exercise of all of his warrants, Mr. McEwen will hold approximately 22.2 % of the outstanding common shares of Tone Resources.

Mr. McEwen is chairman of U.S. Gold Corporation. On March 5, 2006, U.S. Gold Corporation announced that it proposed to acquire all of the issued common shares of Tone Resources Limited and three other companies. Mr. McEwen has announced that he will support the proposal to acquire these companies. Tone Resources has formed an independent takeover bid response committee who will report to the directors their recommendation once the formal offer from U.S. Gold is received. On May 11, 2006, Tone Resources delivered to U.S. Gold Corporation a valuation and fairness opinion concerning the offer which U.S. Gold has announced it intends to make which had been prepared for Tone Resources by Northern Securities Inc. Tone Resources has also delivered to U.S. Gold draft financial statements prepared in accordance with Canadian GAAP and reconciled to U.S. GAAP.

Results of Operations

The following financial data is derived from Tone Resources’ financial statements for the three most recently completed financial years:

	Nine
	Months
	Ended
	May 31,	Year Ended August 31,
	2006	2005	2004	2003	2002

Loss before other items	$(786,940)	$(756,176)	$(1,076,443)	$(436,196)	$(129,864)
Net Loss for the period	(798,608)	(855,799)	(1,082,680)	(437,698)	(128,982)
Loss per share	(0.05)	(0.06)	(0.09)	(0.07)	(0.03)
Total assets	2,617,238	1,173,017	1,335,652	807,399	324,129
Total liabilities	133,435	129,065	42,269	79,784	6,000
Working capital (deficiency)	1,196,227	(114,930)	349,922	242,924	199,038
Mineral property acquisitions	58,243	27,913	54,480	40,204
Claims maintenance	27,424	112,729	107,721	84,659	22,162
Exploration expenditures	103,112	130,499	320,236	208,296	39,925

During the 2005 fiscal year, Tone Resources incurred a loss of $855,799 (2004: a loss of $1,082,680) and a net loss per share of $0.06 (2004: a net loss per share of $0.09). The 2005 loss includes stock based compensation costs of $282,409 compared to $368,313 in 2004 and $7,938 in 2003; fiscal 2005 also includes a $82,769 write-off of the Crescent Valley North claims.

Total assets have decreased from the 2004 fiscal year to the 2005 fiscal year due to the reduction of cash balance: the cash balance at August 31, 2005, was $5,069 as compared with $372,760 at 2004 fiscal year end

Tone Resources remains free of long term, interest bearing debt. Total liabilities are exclusively current amounts and include $77,204 due to related parties at August 31, 2005, as a result of a number of directors not having been paid fees owing nor having been reimbursed expenses.

During fiscal 2005 directors exercised options to provide $49,850 to help fund operations, and one supplier exchanged $49,944 of drilling services for common shares.

Tone Resources continues to have reclamation bonds as an asset with the State of Nevada; $34,584 at August 31, 2005 and $37,865 at August 31, 2004.

Nine months ended May 31, 2006, compared with the year ended August 31, 2005

During the nine months ended May 31, 2006, Tone Resources issued 5,917,671 common shares for consideration of $2,421,432 including 3,300,000 at $0.20 private placements, 1,069,299 by exercise of options and 1,548,372 by exercise of share purchase warrants (of which 1,148,500 were at $0.75 per share). The increase in total assets of $1,444,221 is substantially the effect of the May 31, 2006, cash balance of $1,304,315.

During the nine months ended May 31, 2006, Tone Resources incurred a loss of $798,608 ($0.06 per share) as compared with a loss of $855,799 during the year ended August 31, 2005 ($0.05 per share).

General and administrative expenses before stock based compensation costs were $663,070 for the nine months ended May 31, 2006, as compared with $473,767 for the twelve months ended August 31, 2005. Legal and accounting costs were $316,719 (including $75,000 paid for the fairness opinion and valuation) for the nine months ended May 31, 2006, as compared with $95,000 for the year ended August 31, 2005; an increase of $221,719, substantially all of which related to the proposed take over offer from U.S. Gold Corporation. Management fees were $130,202 for the nine months ended May 31, 2006, as compared with $151,581 for the year ended August 31, 2005; during the nine months ended May 31, 2006, $42,000 was paid to the members of the directors’ bid-response committee. Investor relations costs were $67,000 for the nine months ended May 31, 2006, and $68,000 for the year ended August 31, 2005; a second person was hired full-time and the rate of pay increased twice during the nine month period. Advertising and promotion was $82,348 during the nine months ended May 31, 2006, and $70,802 during the year ended August 31, 2005, as Tone Resources endeavored to broaden its shareholder base. All other costs were $66,981 for the nine months ended May 31, 2006, and $88,384 for the year ended August 31, 2005.

Exploration expenditures for the nine months ended May 31 were $103,112 in 2006 as compared with $130,499 in 2005.

Year ended August 31, 2005, compared with the year ended August 31, 2004.

During fiscal 2005 Tone Resources issued 783,098 common shares for consideration of $323,959, including $49,850 as the result of the exercise of options, $49,944 common shares issued in exchange for services, and $54,000 for the acquisition of the Crescent Valley North claims (which were abandoned). During fiscal 2004 Tone Resources issued 2,625,170 common shares for consideration of $1,280,135 all the result of private placements.

During the year ended August 31, 2005, Tone Resources incurred a loss of $855,799 ($0.09 per share) as compared with a loss of #1,082,680 ($0.09 per share).

General and administrative expenses before stock based compensation costs were $473,767 for the year ended August 31, 2005 as compared with $708,130 for the year ended August 31, 2004, which is a $234,363 decrease. Legal and accounting costs were $95,000 in 2005 as compared with $241,403 in 2004. During the 2004 fiscal year Tone Resources incurred $94,000 legal costs for the preparation of a registration statement on Form 20-F, for filing with the Securities and Exchange Commission, which filing was not completed; and in addition, Tone Resources also incurred increased legal costs during 2004 related to the above noted private placements. Travel and promotion expenses were $39,613 greater in 2004 and related primarily to various promotional efforts to solicit private placements. There were also decreases in most other expense categories during 2005 as management reacted to reduced cash resources.

Exploration expenditures were $130,499 in 2005 as compared with $320,236 in 2004, again a reflection of lesser net cash raised through the issuance of privately placed common shares.

Year ended August 31, 2004, compared with the year ended August 31, 2003

Tone Resources was incorporated October, 2001, and completed its initial public offering during May, 2003, issuing 1,532,700 common shares for consideration of $766,350.

During fiscal 2003 Tone Resources added five claim groups to its properties inventory as compared to one property acquisition during 2004. Claims maintenance expense reflects the greater number of claims held.

The increase in total assets is almost exclusively the result of increased mineral property costs, cash balances and capitalized exploration expenditures. During fiscal 2003 exploration expenditures were concentrated on Tone Resources’ Roberts Mountain property as proposed in the initial offering prospectus; during fiscal 2004, Tone Resources continued its work at Roberts Mountain and also furthered exploration on its Red Ridge and Fish Creek claims.

During the 2004 fiscal year Tone Resources incurred a loss of $1,082,680 (2003: a loss of $437,698), including stock based compensation costs of $368,313 (2003: $7,938).

General and administrative costs before stock based compensation were $708,130 during fiscal 2004 as compared with $429,760 during fiscal 2003. Legal and accounting costs were $241,403 in 2004 and $92,412 in 2003, an increase of $148,991, as the result of the not completed Form 20-F filing and increased private placement and other legal costs in 2004. Investor relations expense increased $65,935 as a result of hiring a full time person. Promotion and travel costs increased $46,156 with increased activities related to both promotion and exploration. Filing and transfer fees increased $23,362 as costs for 2003 included a full year, whereas 2003 was only a partial year expense. Office related costs increased $10,753 in 2004 and management fees increased $201,741 during 2004.

Nine months ended May 31, 2006

Red Ridge Project, Carlin Trend, Elko County, Nevada

The Red Ridge property, mostly acquired in 2002, consists of 2 leased fee sections and 2 staked sections, comprising a total of about 2500 acres located in the Rain mining district on the southern end of the Carlin Trend. The primary target lies along the north-northwest trending Red Ridge structural zone. The structure has a surface expression characterized by locally intense silicification, baritization, dolomitization and iron oxides along a strike length of at least 4 to 5 kilometers. Soil anomalies consisting of gold, arsenic, antimony, barium, and gold up to 179 ppb are present over a length of about 2 kilometers. Follow-up rock samples up to 1 ppm gold were also obtained along the Red Ridge structure. Tone Resources controls about 80% of the target zone. The target is high-grade, underground mineable, gold-bearing oxide and, or sulfide material similar to the Rain fault-related Northwest Rain, Tess and Saddle deposits developed at and near the Webb Devils Gate contact. Potential exists for one, or more, gold deposits of 1 to 3 million ounces at about a one half ounce (15 g/t) grade.

In 2003 and 2004, Tone Resources provided the first drill tests into this highly prospective Carlin Trend target opportunity. Three holes drilled to date have intersected gold in flat-tabular collapse breccias with the best intercept of 80 feet of 0.036 ozAu/st. These holes confirmed the presence of the Rain deposit-style model. Two other holes drilled in 2003 passed prematurely through the Red Ridge structure into the footwall side of the structure. One other hole drilled in 2003 and one in 2004 may have been on target, but failed to reach the prescribed target zone primarily because of difficult drilling conditions.

Permitting is not required for the currently identified targets that are located on the fee sections under Taylor Grazing Act guidelines. Eight holes are recommended to follow-up on the gold mineralization intersected in 2004. The target depth is as shallow as perhaps 800 feet directly to the west of Holes RR04-1A, 2 & 3. The target zone of the Webb-Devils Gate contact juxtaposed against the Red Ridge fault zone dives going northwestward and may be as deep as 2500 feet about a mile to the northwest. At target depths of 1200 feet, or more, pre-collared, core-tailed holes are recommended and essentially requisite to drilling completion through the target zone.

Kobeh Project, Battle Mountain — Eureka Trend, Eureka County, Nevada

The Kobeh prospect consists of two claim groups of 83 North Kobeh and North Kobeh North claims and 50 SW claims staked in 2001 and 2002, respectively, comprising 2600 acres. These claims were staked to cover specific visual target opportunities on the prospective south flank of the Roberts Mountains. Several target horizons exist within the North Kobeh/North Kobeh North claim group including McColley Canyon (Bartine Member) limestone, Denay limestone, and the Webb-Devils Gate contact. Strong, pervasive, widespread alteration, pathfinder elements, and some low- levels of gold have been intersected in all of the 16 holes drilled by Tone. Gold rich mineralized feeder structure targets believed very likely present continue to be sought. Gravity and CSAMT data indicate the presence of an important northwest-trending complex structural zone.

The primary target opportunity on the South Wall claim group is the Webb-Devils Gate contact juxtaposed against the north-northwest trending Wall (feeder) structure. The potential of the Kobeh prospect is for one, or more, 1/2 to 2 million ounce Carlin-style gold deposits.

Four of five permitted and bonded sites on the South Wall claims have been drilled. Two holes, both of which intersected the Webb-Devils Gate contact target zone were drilled February, 2006. Target depths on the South Wall claims is anywhere from less than 500 feet to probable considerable depths. Multiple target horizons exist within this lower plate package of rocks.

All permitted sites on the North Kobeh-North Kobeh North claims except one have been drill tested to depths of 600 to 800 feet. Untested target horizons exist within this very permissive package of rocks. Every hole drilled to date has encountered indications of a gold-bearing type epithermal system. A permitted site in the center of a large zone of moderate to strong pathfinder geochemistry and gold at the surface up to 500 ppb designed as a deep test of multiple target zones within the lower plate stratigraphic section remains to be drilled. A 2000 plus foot deep mud-rotary exploratory hole is recommended at this site.

Fish Creek Project, Rabbit Creek Trend, Lander County, Nevada

The Fish Creek property consists of 75 lode claims, staked in 2002, comprising 1500 acres covering essentially all of an observable target opportunity located between the Copper Canyon project and the Cove-McCoy project. The prospect, historically referred to as the Fish Creek Porphyry prospect, has previously been explored as a porphyry copper-molybdenum opportunity. The primary gold target is for a Fortitude (Copper Canyon)-style target developed within Antler Limestone and Battle Conglomerate beneath highly altered, but much less permissive, overlying Havallah calcareous siltstones and sandstones. A secondary opportunity of Triassic carbonate-hosted gold targets analogous to the nearby Cove-McCoy deposits is also possible. The potential is for 2 to 5 million high-grade underground mineable ounces. Nearby extraction facilities significantly enhance the economic viability of additional gold discovered in this region.

Results from 3 wide-spaced Tone drilled holes, which include thick intervals of copper in the 0.10% range with anomalous arsenic and low levels of gold up to 200 ppb, confirm the copper and gold potential of the prospect. Several sites remain permitted for drilling.

Target depths are unknown, but are believed to be within reasonable reach of drilling. Future drilling should be designed to go to at least 2000 feet, perhaps more if altered Antler units are encountered. Mud-rotary or pre-collared core-tailed holes is the recommended approach of drilling.

Roberts Creek Project, Battle Mountain — Eureka Trend, Eureka County, Nevada

The Roberts Creek prospects are covered by two claim groups staked in 2001 and 2002, 10 claims and 44 claims, respectively, comprising a total of 1080 acres. The CC claims control the outcropping Cabin Creek gold deposit. The deposit, hosted in Bartine limestone, consists of about 100 thousand ounces at about 0.04 ozAu/st (1.3 g/t) in oxide material. Tone drilling in 2002 expanded the Cabin Creek deposit by 10 to 15%. One of the Tone holes intersected 165 feet of 0.06 ozAu/st gold in oxide material. The Cabin Creek deposit would make an economic satellite deposit to a nearby larger deposit operation at a reasonably high gold price of at least $400-$450 (USD) per ounce.

The North Hunter claims just to the east of the CC claims includes multiple target zones with a composite potential for 1/2 to one million ounce Carlin style deposits. Extensive alteration of decarbonatization, calcite veins and jasperoids is expressed in permissive host rock units at the surface. Surface geochemistry is very positive, and available data from previously drilled holes shows significant gold mineralization including an intercept of 80 feet of 0.04 ozAu/st (1.3 g/t) oxide material from 120 to 200 feet below the surface. This hole and other holes, and nearby surface gold anomalies provide a compelling justification for follow-up drilling.

Nine sites have been permitted for drilling on the North Hunter claims. The target depths range from the surface to perhaps a maximum, believed at this time, of 800 feet. Vertical and angle reverse circulation drilling is the appropriate means to address these targets. An amended notice of intent to drill for this additional drilling on the new North Hunter claims was approved in May, 2005.

South Keystone Project, Battle Mountain — Eureka Trend, Eureka County, Nevada

The south Keystone prospect is comprised of 28 claims (560 acres) staked in 2003 to cover a specific target area of widespread surface alteration and a distinct gravity high expressing a possible structural dome. These claims were also staked because this is where the northwest extension of the Gold Bar deposit structural zone intersects the Early Tertiary Keystone intrusive alteration aureole. It is believed that Tone Resources controls an important target opportunity within this area. Follow-up ground reconnaissance and soil geochemical results including low levels of gold have confirmed the presence of an epithermal-style gold system in the prospect area. Lower plate carbonate rocks may barely be exposed near the center of the prospect area. The discovery opportunity is for one or more multi-million ounce Carlin or Cortez Hills type gold deposits.

Three drill sites have been permitted for drilling. This area has never previously been drilled. The target depth is unknown and drilling should be prepared to go to depths of perhaps more than 2000 feet. Mud-rotary drilling is recommended for a first pass drill test of the target zone. A notice of intent to drill was approved for the drilling in May of 2005.

Gold Bar North Project, Battle Mountain — Eureka Trend, Eureka County, Nevada

The Gold Bar North prospect is comprised of 19 claims (380 acres) that were staked in 2002 to cover a very specific target of prospective, uplifted lower plate carbonate and the flank of a gravity high that coincides with the northwest continuation of the Gold Bar feeder fault structural zone. Early in 2005, Tone Resources and Placer Dome conducted a mutually beneficial gravity survey of the broader prospect area. The independent geophysicist who evaluated the gravity data recommended a total of eight drill holes to test multiple target opportunities; six of these holes he located within Tone Resources controlled claims. The target opportunity is for multimillion ounce Carlin or Cortez Hills-type gold deposits in unexposed permissive carbonate host units.

Four sites have been permitted for drilling. Two holes were drilled from one of these four sites in January and February of this year. The target depths are unknown, but a first pass program of 800 foot holes should provide either target tests or an indication of what will be required in a follow-up drill program. It is believed that lower-plate limestone was encountered in at least one of these holes. Weak epithermal-style alteration and associated geochemistry was also intersected. The target area remains wide open with the other three sites spread over a structural strike length of about 2 kilometers.

Big Antelope Springs Project, Southern Rabbit Creek Trend, Lander County, Nevada

The Big Antelope Springs prospect is comprised of 24 claims (480 acres) covering a Lone Tree type discovery opportunity. The surface is comprised of 3 small, widely-spaced, low-lying knobs of altered Havallah limestone, silty limestone, and possible Battle Conglomerate. Phelps Dodge drilled 6 wide-spaced holes into the prospect area. One hole is reported to include a 5 ft intercept of 0.17 ozAu/st (5.8g/t), in addition, thick intervals of trace amounts of gold with strong arsenic, antimony, and mercury geochemistry were also intersected. A gravity high and coinciding IP anomaly falls within Tone Resources claim group. The opportunity is for one or more structurally controlled Lone Tree-type gold deposit in the 1 to 5 million ounce category.

Tone Resources management believes drilling is warranted. Target depths are uncertain. Prospective Antler rocks may be present at an undefined, but reasonable depth. Initial drilling to 800 feet may be by reverse circulation methods to provide a further test of system encountered in the Phelps Dodge holes. A six hole program is recommended. A notice of intent to drill has not yet been submitted.

Kent Springs Project, Rabbit Creek Trend, Pershing County, Nevada

The Kent Springs prospect consists of 10 claims (200 acres) strategically located to cover a small knob of exposed alteration with a weak epithermal signature. The sense of this prospect is that something of interest appears to be in relative proximity to the knob, or at depth. It is proposed to conduct an aggressive regional reconnaissance and gravity search program in the area.

Qualified Person

David C. Mathewson, former Vice President, Exploration of Tone Resources, was the qualified person conducting the exploration and reporting results for Tone Resources. Mr. Mathewson continues to be available to Tone Resources, as needed, for these purposes, for a daily fee. Mr. Mathewson has 35 years of exploration experience including 25 years of gold exploration in Nevada. While with Newmont, Mr. Mathewson was directly responsible for the discoveries of the Northwest Rain, Tess, Saddle, and Emigrant South gold deposits; and from 1994 to 2001 he was Regional Manager in charge of Newmont’s Great Basin and Carlin Trend exploration programs.

Alliance with Teck Cominco

On March 9, 2004 Tone Resources entered into an agreement with Teck Cominco American Incorporated, which included a private placement of 1,000,000 units at $0.50 per unit, each unit comprised of one common share and one warrant exercisable at $0.75 for a period of two years. Under the agreement Teck Cominco has the right to earn interests of fifty-one to seventy-five per cent in a total of two projects. Teck Cominco may elect to earn these rights which may include designating properties expenditure requirements, preparation of a final feasibility report and arranging debt financing for the project. Under the terms of the Agreement Teck Cominco also has certain rights to participate in future financings undertaken by Tone Resources.

Overall Performance

When Tone Resources filed it initial public offering prospectus in February, 2003, Tone Resources had 122 claims covering approximately 2,240 acres in Eureka County: the Roberts Creek and Kobeh properties. At July 27, 2006, Tone Resources owns substantially all interests in 410 claims plus two leased sections covering in total approximately 9,160 acres in four counties.

To May 31, 2006, Tone Resources has spent $1,254,834 acquiring and exploring its mineral properties and $2,397,350 administering its business (net of stock based compensation costs).

Of the $5,578,571 equity capital raised, all equity has been arranged without commission, excepting the costs from the initial public offering

Summary of Quarterly Results

The following quarterly summary information has been extracted from Tone Resources’ audited annual and unaudited interim consolidated financial statements issued since August, 2004.

	May 31	Feb 28	Nov 30	Aug 31	May 31	Feb 28	Nov 30	Aug 31
	2006	2006	2005	2005	2005	2005	2004	2004
	(restated)	(restated)	(restated)

Property costs
Claims acquisition and maintenance	$—	$11,593	$15,831	$69,758	$7,831	$10,878	$83,760	$54,072
Exploration expenditures	6,378	95,783	951	26,194	1,303	13,188	117,328	86,922
Discontinued project	—	—	—	(82,769)	—	—	—	—

	$6,378	$107,376	$16,782	$13,183	$9,134	$24,066	$201,088	$140,994

Administration costs
Discontinued project	$—	$—	$—	$82,769	$—	$—	$—	$—
Accounting and legal	179,275	32,345	30,099	32,504	26,028	27,811	8,657	147,366
Management, director and consulting fees	168,772	16,490	86,940	193,168	96,101	125,656	97,066	270,984
Advertising, promotion and travel	32,208	47,213	2,927	5,581	26,303	13,112	22,581	31,764
All other	28,507	35,002	14,960	21,705	19,705	20,502	36,550	29,190

	$408,762	$131,050	$134,926	$335,727	$168,137	$187,081	$164,854	$479,304

Stock-based compensation included in management and other fees	$36,627	$44,371	$42,872	$121,525	$48,945	$71,310	$40,629	$246,307

Significant adjustments made at August 31, 2003 through 2005, were as follows.

2005

i) $82,769 Crescent Valley North claims acquisition and maintenance costs expensed as management decided subsequent to year end not to continue with the project.

ii) $36,811 stock based compensation was reclassified from contributed surplus to share capital related to the exercise of incentive stock options.

2004

i) $58,750 of legal costs associated with preparation of a registration statement on Form 20-F with the United States Securities and Exchange Commission was expensed; whereas prior to the adjustment, the amount was being expensed over twenty-four months.

ii) $286,813 of stock-based compensation was recorded when Tone Resources adopted the CICA Handbook Section 3870 recommendations and expensed prospectively costs associated with options granted to directors and employees.

2003

i) $187,877 of legal and accounting expense was reclassified to costs of issuing (the initial public offering) common shares.

Operations

The availability of funds on hand and financings have substantially influenced the levels of quarterly expenditures and Tone Resources’ ability to plan exploration activities.

Since May 31, 2005, Tone Resources has been focused almost exclusively on obtaining financings; the three quarter periods ended February 28, 2006, were a period of very limited exploration expenditures due to restricted working capital. During the quarter ended May 31, 2006, $6,378 was expended; Tone Resources had expected the that take-over by U.S. Gold Corporation would have been further advanced by this date and has limited exploration activities and expenditures awaiting receipt of the actual take-over offer.

Consulting fees for the quarter ended May 31, 2006, include $75,000 paid to Northern Securities Inc. for the valuation and fairness opinions. Included in management fees is $42,000 paid to the members of the bid-response-committee; legal fees of almost $50,000 were paid and accrued to counsel to the bid-response-committee. Travel and promotion expenses continue to be incurred generally in connection with financing activities.

Management fees are otherwise comprised substantially as follows:

Mr. Scott Baxter	$6,500 per month	President
Mr. David Mathewson	$6,500 per month	Former Vice-president exploration

Mr. Baxter was also paid $1,250 monthly (office in the home) rent; his daughter was paid an hourly amount for secretarial services. Mr. Mathewson was paid a reduced amount of $3,250 per month during the period July to December, 2005, in line with the very limited exploration activities. As of July 1, 2006, Mr. Mathewson has no longer been on the payroll.

Liquidity and Capital Resources

Tone Resources’ contractual obligations are lease payments on its Red Ridge properties, and monthly management fees noted above. Land management fees (paid) are payable annually to maintain legal title to Tone Resources’ mineral properties.

There are no known contingent liabilities; and excepting incentive options and common share purchase warrants, there are no off-balance sheet arrangements likely to affect Tone Resources’ financial position.

  Nine-Month Period Ended May 31, 2006

At May 31, 2006, Tone Resources had working capital of almost $1.2 million. Liquidity is not currently an issue as shareholders have been exercising common share purchase warrants, which have been more than sufficient to finance current activities. Management is currently studying the effects of the takeover bid proposal before embarking upon further exploration initiatives.

  Fiscal Year Ended August 31, 2005

At December 22, 2005, Tone Resources had working capital roughly estimated to be in excess of $425,000.

Excluding stock-based compensation costs, administration type expenditures were $39,481 per month for the year ended August 31, 2005. If funds were available, Tone Resources would like to expend greater than $1 million continuing the exploration of its properties during the year ending December 31, 2006; of the funds on hand $350,000 has been tentatively earmarked for the Gold Bar North, South Keystone and Red Ridge projects. Tone Resources is target rich but requires substantial capital to further explore its properties and to adequately assess the worth of its prospects. An exploration budget of at least one million dollars would greatly improve Tone Resources’ efficiency of property to administration costs.

Management proposes to continue to fund its capital requirements through further private placements; or, in the alternative, to joint venture one or more properties with a major gold producing company. Liquidity is an urgent issue and will continue to be of concern if Tone Resources is to continue its exploration programs and fund administration costs.

Off-Balance Sheet Arrangements

Excepting incentive options and common share purchase warrants, there are no off-balance sheet arrangements likely to affect Tone Resources’ financial position.

Transactions with Related Parties

See Appendix B (Financial Statements of Tone Resources), Note 5 to Tone Resources’ Unaudited Consolidated Financial Statements for the nine month period ended May 31, 2006.

Financial Instruments and Other Instruments

Tone Resources’ consolidated financial instruments include cash and cash equivalents, reclamation bonds, accounts receivable and accounts payable. The fair values of these financial instruments approximate their carrying values.

Critical Accounting Policies

Property Acquisition Costs

Acquisitions of mineral properties are initially recorded at cost. Producing resource properties are depleted over their estimated useful lives based upon a method relating recoverable resource reserves to production. Non-producing resource properties that Tone Resources abandons its interest in are written off in the year of abandonment.

Deferred Exploration Costs

Tone Resources capitalizes all exploration expenses that result in the acquisition and retention of mineral properties or an interest therein. The accumulated costs including applicable exploration expenses relative to non-productive resource properties that Tone Resources abandons interest in are written off. Otherwise, the exploration expenses are depleted over the estimated useful lives of the producing resource properties on a method relating recoverable reserves to production.

Tone Resources is in the process of exploring and developing its mineral properties and has not yet determined the amount of reserves available. Management reviews the carrying values of mineral properties on a periodic basis and will recognize impairment in value based upon current exploration results, the prospect of further work being carried out by Tone Resources, the assessment of future probability of profitable revenues from the property or from the sale of the property. Write-downs due to impairment in value are charged to operations. Amounts shown for properties represent costs incurred net of write-downs and recoveries, and are not intended to represent present or future values.

Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations and which do not contribute to current or future revenue generation are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or Tone Resources’ commitment to a plan of action based on the then known facts.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There have been no disagreements with accountants or any reportable event in connection with a change in accountants during any of the past two fiscal years.

Glossary

The following glossary and metric equivalents have been provided by Tone Resources. These definitions should be read in conjunction with this Appendix A, and do not apply to other sections of this prospectus.

As	The element symbol for arsenic.

Au	The element symbol for gold.

Bedrock	Solid rock underlying loose and unconsolidated soils and gravel.

Breccia	An angular fragmental rock often mineralized, and in the case of gold, favorable for gold deposition.

Colluvium	Surface material covering bedrock that consists of soil, gravel and any other size rock fragments.

Decarbonatization	Removal of carbonate.

Dolomitization	Introduction of dolomite.

Epithermal	Low temperature environments in the earth’s crust where mineralization, specifically gold, may occur.

Fault	Break along which movement of two juxtaposed blocks of rock has occurred.

Float	Loose unconsolidated broken rock in soil material.

Hydrothermal	Hot water conditions in the earth’s crust that may cause mineralization.

Jasperoid	A rock consisting essentially of cryptocrystalline or chalcedonic silica.

Llode claim	Generally a 1500 ft x 600 ft, 20 acre parcel, staked with 5 posts to secure ownership of certain minerals, including gold, below the surface.

Lower plate	A section of rocks, usually comprised of carbonate materials, that are conducive to gold mineralization.

Mesothermal	Medium temperature environment in the earth’s crust where mineralization may occur.

Mineralization	The process of converting or being converted into another mineral, as a metal and, or sulfide.

Oxidation	Conversion to oxide minerals.

Oxide	The property of being in the form of an oxide mineral, in the case of gold material favorable for gold leaching.

Pathfinder element	An element in common association with gold, such as arsenic, mercury, antimony, and zinc.

Section	Generally a 1 mile by one mile area comprised of a total of 640 acres of land.

Silicification	Introduction of silica.

Skarn	Rocks that were comprised of pure to nearly pure limestone that have undergone a mineralization change through thermal processes to calcium and magnesium-bearing siliceous minerals.

Stratigraphic unit	Unit consisting of stratified mainly sedimentary rocks.

Sulfidation	Introduction of sulfides.

Upper plate	A section of rocks, usually non-prospective, that may overly prospective lower-plate rock units below.

Terms Relating to Mineral Resources

The following terms used in this Appendix are Canadian mining terms defined in accordance with National Instrument 43-101 under the guidelines set out in Canadian Institute of Mining, Metallurgy and Petroleum (CIM) Standards on Mineral Resources and Mineral Reserves Definitions and Guidelines. The terms mineral resource, measured mineral resource, indicated mineral resource, and inferred mineral resource are recognized and required to be reported by Canadian regulations, the SEC does not recognize these terms. Information contained in this Appendix concerning descriptions of mineralization, resources and reserves may not be comparable to similar information publicly reported by U.S. companies. Resources classified as indicated mineral resource and inferred mineral resource have an uncertain existence and uncertain as to their economic and legal feasibility. You should not assume that any part or all of an inferred resource exists, or is economically mineable.

Mineral Resource	A concentration or occurrence of natural, solid, inorganic or fossilized organic material in or on the Earth’s crust in such form and quantity and of such a grade or quality that it has reasonable prospects for economic extraction. The location, quantity, grade, geological characteristics and continuity of a mineral resource are known, estimated or interpreted form specific geological evidence and knowledge.

Measured Mineral Resource	That part of a mineral resource for which quantity, grade or quality, densities, shape and physical characteristics are so well established that they can be estimated with confidence sufficient to allow the appropriate application of technical and economic parameters, to support production planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration, sampling and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough to confirm both geological and grade continuity.

Indicated Mineral Resource	That part of a mineral resource for which quantity, grade or quality, densities, shape and physical characteristics can be estimated with a level of confidence sufficient to allow the appropriate application of technical and economic parameters, to support mine planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough for geological and grade continuity to be reasonably assumed.

Inferred Mineral Resource	That part of a mineral resource for which quantity and grade or quality can be estimated on the basis of geological evidence and limited sampling and reasonably assumed, but not verified, geological and grade continuity. The estimate is based on limited information and sampling gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes.

Preliminary Feasibility Study	A comprehensive study of the viability of a mineral project that has advanced to a stage where the mining method, in the case of underground mining, or the pit configuration, in the case of an open pit, has determined, and includes a financial analysis based on reasonable assumptions of technical, engineering, legal, operating, and economic factors and evaluation of other relevant factors which are sufficient for a qualified person, acting reasonably, to determine if all or part of the mineral resource may be classified as a mineral reserve.

Metric Equivalents

The following formulas may be used to convert between metric equivalents:

Metric Measurement	U.S. Equivalent	Multiply Metric Figure by:
Hectares	Acres	2.471
Meters	Feet (ft.)	3.281
Kilometers (km)	Miles	0.621
Tonnes	Tons (2000 pounds)	1.102
Grams/tonne	Ounces (troy/tonne)	0.029

APPENDIX B — FINANCIAL STATEMENTS OF TONE RESOURCES

TONE RESOURCES LIMITED
(An Exploration Stage Company)
REPORT AND CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2005 and 2004
(Stated in Canadian Dollars)

A Partnership of Incorporated Professionals	Amisano Hanson
Chartered Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors,
Tone Resources Limited
(An Exploration Stage Company)

We have audited the consolidated balance sheets of Tone Resources Limited as at August 31, 2005 and 2004 and the consolidated statements of loss, cash flows and stockholders’ equity for the three years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at August 31, 2005 and 2004 and the results of its operations and its cash flows for the three years then ended in accordance with Canadian generally accepted accounting principles.

/s/ AMISANO HANSON
Chartered Accountants

Vancouver, Canada
December 22, 2005

COMMENTS BY AUDITOR FOR US READERS ON CANADA — US REPORTING CONFLICT

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there is substantial doubt about a company’s ability to continue as a going concern. The accompanying consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern which assumes the realization of assets and discharge of liabilities in the normal course of business. As discussed in Note 1 to the financial statements, the Company has losses from operations and the recoverability of amounts shown for mineral property costs is dependent upon whether the properties contain reserves that are economically recoverable, which raises substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our report to the shareholders dated December 22, 2005, is expressed in accordance with Canadian reporting standards which do not permit a reference to such uncertainty in the auditors’ report when the uncertainty is adequately disclosed in the financial statements.

/s/ AMISANO HANSON
Chartered Accountants

Vancouver, Canada
December 22, 2005

750 WEST PENDER STREET, SUITE 604	TELEPHONE: 604-689-0188

VANCOUVER CANADA	FACSIMILE: 604-689-9773

V6C 2T7	E-MAIL: amishan@telus.net

TONE RESOURCES LIMITED
(An Exploration Stage Company)

CONSOLIDATED BALANCE SHEETS
August 31, 2005 and 2004

	2005	2004
	(Stated in Canadian Dollars)

ASSETS
Current
Cash	$5,069	$372,760
GST recoverable	6,508	2,711
Prepaid expenses and advances — Note 6	2,558	16,720

	14,135	392,191
Reclamation bonds — Note 3	34,584	37,865
Mineral property costs — Notes 4 and 6 and Schedule 1	1,124,298	905,596

	$1,173,017	$1,335,652

LIABILITIES
Current
Accounts payable	$51,861	$29,884
Due to related parties — Note 6	77,204	12,385

	129,065	42,269

STOCKHOLDERS’ EQUITY
Share capital — Notes 5, 6, 7 and 9	2,927,262	2,566,492
Contributed surplus — Note 5	621,849	376,251
Deficit	(2,505,159)	(1,649,360)

	1,043,952	1,293,383

	$1,173,017	$1,335,652

Nature and Continuance of Operations — Note 1
Commitments — Notes 4, 5 and 9
Subsequent Events — Note 9

See accompanying notes

TONE RESOURCES LIMITED
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF LOSS
for the years ended August 31, 2005, 2004 and 2003
and for the period October 31, 2001 (Date of Inception) to August 31, 2005

				October 31,
				2001 (Date of
				Inception) to
				August 31,
	2005	2004	2003	2005
	(Stated in Canadian Dollars)

General and administrative expenses
Accounting and audit fees — Note 6	$35,808	$62,012	$56,768	$161,783
Advertising and promotion	32,937	28,174	681	74,602
Consulting fees	—	—	7,747	7,747
Filing fees	16,769	29,450	8,764	54,983
Finance fees	10,000	—	—	10,000
Investor relations	68,000	79,435	13,500	160,935
Legal fees — Note 6	59,192	179,391	35,644	288,480
Management fees — Note 6	151,581	181,036	189,295	587,482
Office and miscellaneous	13,334	14,971	11,617	49,417
Rent — Note 6	15,000	15,000	12,000	52,665
Stock-based compensation — Note 6	282,409	368,313	7,938	658,660
Secretarial — Note 6	11,389	13,462	11,240	38,146
Telephone	13,679	16,046	13,188	48,681
Transfer agent fees	8,213	6,912	4,236	19,361
Travel	37,865	82,241	63,578	185,381

Loss before other items	(756,176)	(1,076,443)	(436,196)	(2,398,323)
Other items
Foreign exchange loss	(17,389)	(7,440)	(4,265)	(29,450)
Interest income	535	1,203	2,763	5,383
Write-off of mineral property costs — Note 4	(82,769)	—	—	(82,769)

Net loss for the year	$(855,799)	$(1,082,680)	$(437,698)	$(2,505,159)

Basic and diluted loss per share	$(0.06)	$(0.09)	$(0.07)

Weighted average number of shares outstanding	13,168,002	11,478,821	6,547,593

See accompanying notes

TONE RESOURCES LIMITED
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS
for the years ended August 31, 2005, 2004 and 2003
and for the period October 31, 2001 (Date of Inception) to August 31, 2005

				October 31,
				2001 (Date of
				Inception) to
				August 31,
	2005	2004	2003	2005
	(Stated in Canadian Dollars)

Operating Activities
Net loss for the year	$(855,799)	$(1,082,680)	$(437,698)	$(2,505,159)
Add items not affecting cash:
Stock-based compensation	282,409	368,313	7,938	658,660
Write-off of mineral property costs	82,769	—	—	82,769
Changes in non-cash working capital accounts:
GST recoverable	(3,797)	11,305	(14,016)	(6,508)
Prepaid expenses and advances	13,162	2,275	32,608	(2,558)
Accounts payable	71,921	(43,132)	62,622	101,805
Due to related parties	65,819	5,617	11,162	77,204

	(343,516)	(738,302)	(337,384)	(1,593,787)

Financing Activities
Special warrants issued	—	—	262,773	—
Common shares issued	220,015	1,280,135	576,473	2,786,507

	220,015	1,280,135	839,246	2,786,507

Investing Activities
Reclamation bonds	3,281	(2,900)	(18,165)	(34,584)
Mineral property costs	(247,471)	(455,870)	(347,435)	(1,153,067)

	(244,190)	(458,770)	(365,600)	(1,187,651)

Increase (decrease) in cash during the year	(367,691)	83,063	136,262	5,069
Cash, beginning of the year	372,760	289,697	153,435	—

Cash, end of the year	$5,069	$372,760	$289,697	$5,069

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$—	$—	$—

Income taxes	$—	$—	$—

Non-cash Transactions — Note 7

See accompanying notes

TONE RESOURCES LIMITED
(An Exploration Stage Company)
for the years ended August 31, 2005, 2004 and 2003

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

		Number of		Special	Contributed
		Common Shares	Amount	Warrants	Surplus	Deficit	Total
		(Stated in Canadian dollars)

Balance, October 31, 2001		—	$—	$—	$—	$—	$—
For cash:
Issuance of founders shares	— at $0.0001	5,000,000	500	—	—	—	500
Issuance of special warrants	— at $0.15	—	—	446,611	—	—	446,611
Net loss for the period		—	—	—	—	(128,982)	(128,982)

Balance, August 31, 2002		5,000,000	500	446,611	—	(128,982)	318,129
For cash:
Initial public offering	— at $0.50	1,532,700	766,350	—	—	—	766,350
Issuance of special warrants	— at $0.15	—	—	31,426	—	—	31,426
	— at $0.50	—	—	231,347	—	—	231,347
Less: share issue costs — Note 6		—	(189,877)	—	—	—	(189,877)
Conversion of special warrants		3,649,606	709,384	(709,384)	—	—	—
Stock-based compensation		—	—	—	7,938	—	7,938
Net loss for the year		—	—	—	—	(437,698)	(437,698)

Balance, August 31, 2003		10,182,306	1,286,357	—	7,938	(566,680)	727,615
For cash:
Pursuant to private placements	— at $0.47	1,081,670	508,385	—	—	—	508,385
	— at $0.50	1,543,500	771,750	—	—	—	771,750
Stock-based compensation		—	—	—	368,313	—	368,313
Net loss for the year		—	—	—	—	(1,082,680)	(1,082,680)

Balance, August 31, 2004		12,807,476	2,566,492	—	376,251	(1,649,360)	1,293,383
For cash:
Pursuant to private placements	— at $0.40	175,412	70,165	—	—	—	70,165
	— at $0.40	250,000	100,000	—	—	—	100,000
Pursuant to exercise of options	— at $0.30	67,500	20,250	—	—	—	20,250
	— at $0.50	59,200	29,600	—	—	—	29,600
Shares for debt	— at $0.45	110,986	49,944	—	—	—	49,944
Mineral property costs	— at $0.45	120,000	54,000	—	—	—	54,000
Stock-based compensation		—	—	—	282,409	—	282,409
Stock based compensation charge on stock options exercised		—	36,811	—	(36,811)	—	—
Net loss for the year		—	—	—	—	(855,799)	(855,799)

Balance, August 31, 2005		13,590,574	$2,927,262	$—	$621,849	$(2,505,159)	$1,043,952

See accompanying notes

Schedule 1

TONE RESOURCES LIMITED
(An Exploration Stage Company)

CONSOLIDATED SCHEDULE OF MINERAL PROPERTY COSTS
August 31, 2005 and 2004

								Big	Crescent
	South	Roberts		Kent	Red	Battle	Gold Bar	Antelope	Valley
	Keystone	Creek	Kobeh	Springs	Ridge	Mountain	North	Springs	North	2005	2004
	(Eureka)	(Eureka)	(Eureka)	(Pershing)	(Elko)	(Lander)	(Eureka)	(Lander)	(Eureka)	Total	Total
	(Stated in Canadian Dollars)

Property acquisition and maintenance costs
Balance, August 31, 2004	$25,522	$53,772	$123,284	$7,440	$54,226	$51,927	$14,583	$6,385	$—	$337,139	$201,505
Cash	—	—	—	—	4,243	—	—	—	—	4,243	27,913
Common shares — Note 6	—	—	—	—	—	—	—	—	54,000	54,000	—
Claims maintenance — Note 6	3,693	7,122	17,540	1,319	35,318	9,891	2,506	6,571	28,769	112,729	96,718
Title opinions	—	—	—	—	—	—	—	—	—	—	11,003

Balance, August 31, 2005	29,215	60,894	140,824	8,759	93,787	61,818	17,089	12,956	82,769	508,111	337,139

Deferred exploration costs
Balance, August 31, 2004	13,766	88,848	191,259	125	143,538	130,286	525	110	—	568,457	248,221
Assaying	—	—	—	—	17,062	—	4,884	—	—	21,946	59,771
Consulting fees	—	—	—	—	—	—	5,754	—	—	5,754	7,507
Drilling	—	—	—	—	87,196	—	—	—	—	87,196	224,653
Field costs	—	—	—	—	4,760	—	2,046	729	—	7,535	18,784
Reclamation	—	—	—	—	8,068	—	—	—	—	8,068	9,521

Balance, August 31, 2005	13,766	88,848	191,259	125	260,624	130,286	13,209	839	—	698,956	568,457

Write-off mineral property — Note 4	—	—	—	—	—	—	—	—	(82,769)	(82,769)	—

Totals	$42,981	$149,742	$332,083	$8,884	$354,411	$192,104	$30,298	$13,795	$—	$1,124,298	$905,596

See accompanying notes

TONE RESOURCES LIMITED
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2005 and 2004
(Stated in Canadian Dollars)

Note 1	Nature and Continuance of Operations

The Company was incorporated on October 31, 2001 in the Yukon Territory. On March 1, 2005, the Company was continued to British Columbia from the Yukon Territory. The Company’s business is the exploration and development of its mineral properties located in Nevada, USA. The Company’s shares are publicly listed on the TSX Venture Exchange.

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which assume that the Company will realize its assets and discharge its liabilities in the normal course of business. At August 31, 2005, the Company has a working capital deficiency if $114,930, has not yet achieved profitable operations and has accumulated losses of $2,505,159 since incorporation. No assurances can be given that the Company will be able to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that might be necessary should the Company be unable to continue its operations and therefore be required to realize its assets and discharge its liabilities in other than its the normal course of operations and at amounts different from those reflected in the financial statements. The Company has historically satisfied its capital needs primarily by issuing equity securities. Management plans to continue to provide for its capital needs during the year ended August 31, 2006, by the issuance of common stock and through loans.

The recoverability of amounts shown for mineral property costs is dependent upon the discovery of economically recoverable reserves and the ability to obtain the necessary financing to complete their exploration and development.

Note 2	Significant Accounting Policies

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) in Canada and are stated in Canadian dollars. Except as disclosed in Note 10, these financial statements conform in all material respects with GAAP in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgement. Actual results may differ from these estimates.

The financial statements have, in management’s opinion, been properly prepared within the framework of the significant accounting policies summarized below:

a)  Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly owned United States subsidiary, Tone Resources (US) Inc., which was incorporated on June 27, 2002 in the State of Nevada. All inter-company transactions and balances have been eliminated.

TONE RESOURCES LIMITED
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

b)  Mineral Property Costs and Depletion

Property Acquisition Costs

Acquisitions of mineral properties are initially recorded at cost. Producing resource properties are depleted over their estimated useful lives based upon a method relating recoverable resource reserves to production. Non-producing resource properties that the Company abandons interest in are written off in the year of abandonment.

Deferred Exploration Costs

The Company capitalizes all exploration expenses that result in the acquisition and retention of mineral properties or an interest therein. The accumulated costs including applicable exploration expenses relative to non-productive resource properties that the Company abandons interest in are written off. Otherwise, the exploration expenses are depleted over the estimated useful lives of the producing resource properties on a method relating recoverable reserves to production.

The Company is in the process of exploring and developing its mineral properties and has not yet determined the amount of reserves available. Management reviews the carrying values of mineral properties on a periodic basis and will recognize impairment in value based upon current exploration results, the prospect of further work being carried out by the Company, the assessment of future probability of profitable revenues from the property or from the sale of the property. Write-downs due to impairment in value are charged to operations. Amounts shown for properties represent costs incurred net of write-downs and recoveries, and are not intended to represent present or future values.

c)  Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations and which do not contribute to current or future revenue generation are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitment to a plan of action based on the then known facts.

d)  Financial Instruments

The carrying values of cash, accounts payable and due to related parties approximate fair value because of the short-term maturity of those instruments. It is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

The Company’s mineral exploration activities are located in the United States of America and expenditures are in U.S. dollars. Consequently some assets and liabilities are exposed to foreign currency fluctuations. As at August 31, 2005, cash of $868 (2004: $229,870) and accounts payable of $15,830 (2004: $17,108) denominated in U.S. dollars are included in these financial statements.

e)  Foreign Currency Translation

Monetary assets and liabilities denominated in a foreign currency are translated into Canadian dollars at exchange rates prevailing at the balance sheet date and non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction dates. Foreign currency denominated revenues and expenses are translated at exchange rates prevailing at the transaction dates. Gains or losses arising from the translations are recognized in the current year.

TONE RESOURCES LIMITED
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

f)  Basic and Diluted Loss Per Share

Basic earnings per share are computed by dividing the loss for the year by the weighted average number of common shares outstanding during the year. Diluted earnings per share reflect the dilution that would occur if potentially dilutive securities were exercised or converted to common shares. The dilutive effect of options and warrants and their equivalent is computed by application of the treasury stock method and the effect of convertible securities by the “if converted” method. Fully diluted amounts are not presented when the effect of the computations are anti-dilutive due to the losses incurred. Accordingly, there is no difference in the amounts presented for basic and diluted loss per share.

g)  Income Taxes

The Company accounts for income taxes by the asset and liability method. Under this method, current income taxes are recognized for the estimated income taxes payable for the current year. Future income tax assets and liabilities are recognized in the current year for temporary differences between the tax and accounting basis of assets and liabilities as well as for the benefit of losses available to be carried forward to future years for tax purposes that are more likely than not to be realized.

h)  Stock-based Compensation

The Company has a stock-based compensation plan as disclosed in Note 5. During the year ended August 31, 2004, the Company adopted CICA Handbook Section 3870 — “Stock-based Compensation and Other Stock-based Payments”. This change in accounting policy has been applied prospectively with no restatement of prior periods presented for the statements of loss and cash flows.

Under this standard, the Company must account for compensation expense based on the fair value of options granted under its stock-based compensation plan. Costs attributable to stock options granted to directors, employees or consultants are measured at fair value at the grant date, and expensed when vested with a corresponding increase to contributed surplus. Upon exercise of stock options, consideration paid by the option holder, together with the amount previously recognized in contributed surplus, is recorded as an increase to share capital.

Previously, the Company accounted for stock-based compensation using the settlement method. No compensation expense was recorded in the financial statements for stock options granted to directors and employees as the options had no intrinsic value at the date of grant. Consideration paid on the exercise of stock options was credited to share capital.

Note 3	Reclamation Bonds

The Company has certificates of deposit that earn interest at approximately 1% per annum. These deposits represent restricted cash as they are pledged as security to the Bureau of Land Management and are only released to the Company after the Company meets inspection requirements. Reclamation costs are added to mineral property costs as incurred.

Note 4	Mineral Property Costs

The Company holds 410 mining claims in Nevada, USA. The properties are located in Eureka, Pershing, Elko and Lander counties and are subject to royalties of 1% to 4% of net smelter returns. Certain of the royalties are payable to a company with a director in common.

TONE RESOURCES LIMITED
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In addition, the Company holds two leased mineral rights located in Elko county, Nevada. Lease payments are due as follows for the years ended:

August 31, 2003	US$ 12,000	(paid)
August 31, 2004	12,000	(paid)
August 31, 2005	12,000	(paid)
August 31, 2006	20,000	(paid $10,000)
August 31, 2007	30,000
August 31, 2008	35,000
August 31, 2009	40,000
August 31, 2010	45,000
August 31, 2011	50,000

	US$256,000

On March 9, 2004, the Company entered into an agreement with Teck Cominco. The agreement grants Teck Cominco the option to earn interests of up to 75% in any two of the Company’s current properties located in north-central Nevada as well as any other properties acquired by the Company until March 9, 2006 in this defined area of interest in Nevada. Teck Cominco has a first right of refusal on the Red Ridge property. Teck Cominco may earn the interests by completing expenditure requirements totalling $3,000,000 and preparing feasibility reports.

By an agreement dated October 19, 2004, the Company entered into a mining lease with a company with a common director to acquire 76 mining claims known as the Crescent Valley North claims located in Nevada in exchange for 120,000 common shares of the Company (issued). The claims were subject to a 4% net smelter return royalty. In addition, the claims required the following lease payments:

US$12,000	Upon execution of the agreement (paid)
US$25,000	Anniversaries 1 through 4
US$50,000	Anniversaries 5 through 9
US$75,000	Thereafter

During the year ended August 31, 2005, the Company abandoned its interest in these claims and wrote-off related mineral property costs in the amount of $82,769.

Note 5	Share Capital — Notes 6 and 9

a)   Authorized:

An unlimited number of common shares without par value

b)   Escrow:

At August 31, 2005 there were 1,542,000 common shares held in escrow by the Company’s transfer agent. These shares will be released from escrow as follows:

November 16, 2005 (subsequently released)	771,000
May 16, 2006	771,000

1,542,000

TONE RESOURCES LIMITED
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

c)   Commitments:

i)   Stock-based Compensation Plan

Stock options are granted with an exercise price equal to the market price of the Company’s stock on the date of the grant. Pursuant to the stock-based compensation plan, options may not be granted at an exercise price of less than $0.10 per share. Stock options have a maximum term of five years. The Company’s options vest 25% on the date of the grant with the remaining 75% vesting over the next 18 months at a rate of 12.5% per quarter based on the original amount granted.

A summary of the status of the Company’s stock option plan as of August 31, 2005 and 2004 and the changes during the years then ended is presented below:

	2005		2004
		Weighted		Weighted
		Average		Average
	Number	Exercise	Number	Exercise
	of Shares	Price	of Shares	Price

Options outstanding, beginning of year	1,850,000	$0.50	2,000,000	$0.50
Granted	1,099,732	$0.41	550,000	$0.50
Exercised	(126,700)	$0.39	—	—
Cancelled	(150,000)	$0.50	(700,000)	$0.50

Options outstanding, end of year	2,673,032	$0.50	1,850,000	$0.50

Options exercisable, end of year	2,115,291	$0.50	1,459,375	$0.50

The following stock options were outstanding as at August 31, 2005:

	Exercise	Expiry
Number	Price	Date

1,165,800	$0.50	May 16, 2008
50,000	$0.50	June 09, 2008
25,000	$0.50	July 21, 2008
300,000	$0.50	November 14, 2008
100,000	$0.50	December 18, 2008
321,500	$0.30	September 2, 2009
484,732	$0.50	February 1, 2010
226,000	$0.40	July 26, 2010

2,673,032

At August 31, 2005, 557,741 of the above outstanding options were not yet vested with the optionees. These options will vest with the optionees over the period from September 2, 2005 to January 26, 2007.

Non-cash compensation charges totalling $282,409 (2004: $368,313) associated with vested options granted to directors, employees and consultants were recognized in the consolidated financial statements of the Company.

TONE RESOURCES LIMITED
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

These compensation charges have been determined under the fair value method using the Black-Scholes option pricing model with the following assumptions:

	Years Ended August 31,
	2005	2004

Expected dividend yield	0.0%	0.0%
Expected volatility	99.2%	90.0%
Risk-free interest rate	2.0%	2.0%
Expected term in years	5 years	5 years

The weighted average fair value at the date of grant of the stock options granted was as follows:

	Years Ended August 31,
	2005	2004

Weighted average fair value	$0.29	$0.32
Total options granted	1,099,732	550,000
Total fair value of options granted	$314,972	$178,500
Total fair value of options vested	$282,409	$368,313

ii)   Share Purchase Warrants

At August 31, 2005, there were 2,837,876 share purchase warrants outstanding entitling the holders thereof the right to purchase one common share for each warrant held as follows:

Number	Exercise Price	Expiry Date

1,026,387	$0.50	December 8, 2005
55,283	$0.50	January 15, 2006
1,000,000	$0.75	March 31, 2006
543,500	$0.75	July 5, 2006
87,706	$0.60	May 26, 2006
	or at $0.80	November 26, 2006
125,000	$0.60	June 14, 2006

	or at $0.80	December 14, 2006
2,837,876

TONE RESOURCES LIMITED
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 6	Related Party Transactions — Notes 4, 5, 8 and 9

The Company incurred the following charges from directors and officers of the Company, a company with a director in common with the Company and the daughter of a director of the Company for the years ended August 31, 2005, 2004 and 2003 and for the period October 31, 2001 (Date of Inception) to August 31, 2005:

				October 31,
				2001 (Date of
				Inception) to
				August 31,
	2005	2004	2003	2005

Accounting fees	$13,725	$—	$—	$13,725
Legal fees	30,209	41,945	6,353	78,507
Management fees	151,581	181,036	189,295	587,482
Mineral property costs	—	—	—	87,247
Mineral property acquisition costs
— common shares	54,000	—	—	54,000
— cash	15,717	—	47,043	15,717
Rent	15,000	15,000	12,000	52,665
Share issue costs	—	—	—	74,275
Stock-based compensation	197,763	286,813	—	484,576
Secretarial	11,389	13,462	11,090	37,996

	$489,384	$538,256	$340,056	$1,486,190

These charges were measured by the exchange amount, which is the amount agreed upon by the transacting parties.

Included in prepaid expenses and advances is $Nil (2004: $7,750) representing prepayment of management fees and rent to a director of the Company.

Amounts due to related parties are due to directors and officers of the Company and representing unpaid fees and expenses. These amounts are unsecured, non-interest bearing and have no specific terms of repayment.

During the year ended August 31, 2005, the Company issued 151,700 common shares for cash proceeds of $59,850 and 120,000 common shares for mineral property acquisition costs of $54,000 to directors of the Company and to a company with a director in common with the Company.

During the year ended August 31, 2004, the Company issued 110,000 common shares for cash proceeds of $52,000 to directors of the Company.

Note 7	Non-cash Transactions

Investing and financing activities that do not have a direct impact on current cash flows are excluded from the statements of cash flows. During the year ended August 31, 2005, the Company issued 120,000 common shares at $0.45 totalling $54,000 as a property acquisition cost pursuant to a mining lease. In addition, the Company issued 110,986 common shares at $0.45 to settle a debt of $49,944. These transactions have been excluded from the statement of cash flows.

During the year ended August 31, 2003, the company converted 3,649,606 special warrants to 3,649,606 common shares at a value of $709,384. This transaction has been excluded from the statement of cash flows.

TONE RESOURCES LIMITED
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 8	Income Taxes

Significant components of the Company’s future tax assets and liabilities, after applying enacted corporate income tax rates, are as follows:

	2005	2004

Future income tax assets
Tax losses carried forward	$1,022,523	$772,122
Less: valuation allowance	(1,022,523)	(772,122)

	$—	$—

The Company recorded a valuation allowance against its future income tax assets based on the extent to which it is more likely-than-not that sufficient taxable income will not be realized during the carry forward periods to utilize all the future tax assets.

At August 31, 2005, the Company and its subsidiary have accumulated losses totalling $2,870,643, which may be carried forward to reduce future years income for federal and state income tax purposes. These losses, the potential benefit of which have not been recognized in these financial statements, expire as follows:

		United States
	Canada	of America	Total

2009	$100,542	$—	$100,542
2010	377,116	—	377,116
2011	661,076	—	661,076
2015	432,271	—	432,271
2022	—	96,061	96,061
2023	—	352,776	352,776
2024	—	487,178	487,178
2025	—	363,623	363,623

	$1,571,005	$1,299,638	$2,870,643

Note 9	Subsequent Events — Note 5

a) On October 7, 2005, the Company issued 88,000 common shares at $0.30 per share to a director of the Company for proceeds of $26,400 pursuant to the exercise of share purchase options outstanding at August 31, 2005.

b) On November 18, 2005, the Company granted a director of the Company 100,000 share purchase options entitling him to purchase one common share for each option held at $0.20 per share until November 18, 2010.

c) On December 1, 2005, the Company granted a director of the Company 50,000 share purchase options entitling him to purchase one common share for each option held at $0.35 per share until December 1, 2010.

d) On December 8, 2005, the Company issued 103,058 common shares (80,000 to a director of the Company) at $0.50 per share for proceeds of $51,529 pursuant to the exercise of share purchase warrants outstanding at August 31, 2005. The remaining 923,329 warrants expired.

e) On December 19, 2005, the Company issued 2,570,000 units (1,840,000 to directors of the Company) at $0.20 per unit pursuant to private placement agreements for total proceeds of $514,000. Each unit consists of one common share and one share purchase warrant entitling the holder thereof the right to purchase an additional

TONE RESOURCES LIMITED
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

common share at $0.25 per share until December 19, 2007. The Company received regulatory approval for the issuance of a total 3,300,000 units at $0.20 per unit. The remaining 730,000 units are subject to disinterested shareholder approval at the Company’s next annual general meeting.

f) On December 20, 2005, the Company issued 25,000 common shares at $0.40 per share for proceeds of $10,000 pursuant to the exercise of share purchase options outstanding at August 31, 2005.

Note 10	Differences Between Canadian and United States Accounting Principles

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada which differ in certain respects with those principles and practices that the Company would have followed had its financial statements been prepared in accordance with accounting principles and practices generally accepted in the United States.

The Company’s accounting principles generally accepted in Canada differ from accounting principles generally accepted in the United States as follows:

a)  Mineral Property Costs and Deferred Exploration Costs

Under accounting principles generally accepted in Canada (“Canadian GAAP”) resource property acquisition and exploration costs may be deferred and amortized to the extent they meet certain criteria. Under accounting principles generally accepted in the United States (“US GAAP”) resource property acquisition and exploration costs must be expensed as incurred. Therefore an additional expense is required under US GAAP.

TONE RESOURCES LIMITED
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

b) The impact of the above on the consolidated financial statements is as follows:

	2005	2004	2003

Net Loss and Loss Per Share
Net loss for the year per Canadian GAAP	$(855,799)	$(1,082,680)	$(437,698)
Write-off of mineral property costs	82,769	—	—
Mineral property costs	(301,471)	(455,870)	(347,435)

Net loss for the year per US GAAP	$(1,074,501)	$(1,538,550)	$(785,133)

Basic and diluted loss per share per US GAAP	$(0.08)	$(0.13)	$(0.12)

Total Assets and Liabilities
Total assets per Canadian GAAP	$1,173,017	$1,335,652
Mineral property costs	(1,124,298)	(905,596)

Total assets per US GAAP	$48,719	$430,056

Total liabilities per Canadian and US GAAP	$129,065	$42,269

Stockholders’ Equity
Deficit, end of the year, per Canadian GAAP	$(2,505,159)	$(1,649,360)
Mineral property costs	(1,124,298)	(905,596)

Deficit, end of the year, per US GAAP	(3,629,457)	(2,554,956)
Capital stock per Canadian and US GAAP	2,927,262	2,566,492
Contributed surplus per Canadian and US GAAP	621,849	376,251

Stockholders’ equity (deficiency) per US GAAP	$(80,346)	$387,787

Statements of Cash Flows
Operating Activities per Canadian GAAP	$(343,516)	$(738,302)	$(337,384)
Mineral property costs	(247,471)	(455,870)	(347,435)

Operating Activities per US GAAP	$(590,987)	$(1,194,172)	$(684,819)

Financing Activities per Canadian and US GAAP	$220,015	$1,280,135	$839,246

Investing Activities per Canadian GAAP	$(244,190)	$(458,770)	$(365,600)
Mineral property costs	247,471	455,870	347,435

Investing Activities per US GAAP	$3,281	$(2,900)	$(18,165)

Note 11	Comparative Figures

Certain comparative figures as at August 31, 2004 and for the years ended August 31, 2004 and 2003 have been reclassified in order to comply with the financial statement presentation adopted for the year ended August 31, 2005.

TONE RESOURCES LIMITED

(An Exploration Stage Company)

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2006

(Unaudited)

(Stated in Canadian Dollars)

TONE RESOURCES LIMITED
(An Exploration Stage Company)

Interim Consolidated Balance Sheets
May 31, 2006 and August 31, 2005
(Unaudited)

	May 31,	August 31,
	2006	2005
	(Stated in Canadian Dollars)

ASSETS
Current
Cash	$1,304,315	$5,069
GST recoverable	14,717	6,508
Prepaid expenses and advances	10,630	2,558

	1,329,662	14,135
Reclamation bonds	32,742	34,584
Mineral property costs — Notes 3 and 5 and Schedule 1	1,254,834	1,124,298

	$2,617,238	$1,173,017

LIABILITIES
Current
Accounts payable	$115,873	$51,861
Due to related parties — Note 5	17,562	77,204

	133,435	129,065

STOCKHOLDERS’ EQUITY
Share capital — Notes 4, 5, and 7	5,348,694	2,927,262
Contributed surplus — Note 4	438,876	621,849
Deficit	(3,303,767)	(2,505,159)

	2,483,803	1,043,952

	$2,617,238	$1,173,017

Nature and Continuance of Operations — Note 2
Commitments — Notes 3, 4 and 7
Subsequent Events — Note 7

See accompanying notes

APPROVED BY THE DIRECTORS:

/s/ Dan Huber	Director

/s/ Scott Baxter	Director

TONE RESOURCES LIMITED
(An Exploration Stage Company)

Interim Consolidated Statements of Loss
for the three and nine months periods ended May 31, 2006 and 2005 and for the period October 31, 2001 (Date of Inception) to May 31, 2006
(Unaudited)

					October 31,
					2001 (Date of
	Three Months Ended		Nine Months Ended		Inception) to
	May 31,		May 31,		May 31,
	2006	2005	2006	2005	2006
	(Stated in Canadian Dollars)

General and administrative expenses
Accounting and audit fees — Note 5	$60,828	$8,000	$122,963	$22,454	$284,746
Advertising and promotion	15,834	6,472	50,042	29,493	124,644
Consulting fees	75,000	—	75,000	—	75,000
Filing fees	5,932	1,298	21,938	15,464	76,921
Investor relations	22,500	12,966	67,000	22,000	227,935
Legal fees — Note 5	118,447	18,028	118,756	40,042	407,236
Management fees — Note 5	71,272	47,156	130,202	157,939	717,684
Office and miscellaneous	1,690	1,495	5,908	7,096	67,689
Rent — Note 5	3,750	3,750	11,250	11,250	63,915
Stock-based compensation — Note 5	36,627	48,945	123,870	160,884	782,530
Secretarial — Note 5	3,435	1,798	8,743	8,833	46,889
Telephone	2,636	1,231	9,329	9,279	58,010
Transfer agent fees	2,297	3,091	9,633	7,550	28,994
Travel	16,374	12,493	32,306	25,165	217,687

Loss before other items	(436,622)	(166,723)	(786,940)	(517,449)	(3,179,880)
Other items
Foreign exchange gain (loss)	(8,767)	(1,414)	(11,668)	(2,623)	(41,118)
Write-off of mineral property costs	—	—	—	—	(82,769)

Net loss for the period	$(445,389)	$(168,137)	$(798,608)	$(520,072)	$(3,303,767)

Basic and diluted loss per share	$(0.02)	$(0.01)	$(0.05)	$(0.04)

Weighted average number of shares outstanding	18,535,489	13,151,582	16,043,936	13,077,760

See accompanying notes

TONE RESOURCES LIMITED
(An Exploration Stage Company)
INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
for the three and nine months periods ended May 31, 2006 and 2005 and for the period October 31, 2001 (Date of Inception) to February 28, 2006
(Unaudited)

					October 31,
					2001 (Date of
	Three Months Ended		Nine Months Ended		Inception) to
	May 31,		May 31,		May 31,
	2006	2005	2006	2005	2006
	(Stated in Canadian Dollars)

Operating Activities
Net loss for the period	$(445,389)	$(168,137)	$(798,608)	$(520,072)	$(3,303,767)
Add items not affecting cash:
Write-off of mineral property costs	—	—	—	—	82,769
Stock-based compensation	36,627	48,945	123,870	160,884	782,530
Changes in non-cash working capital accounts:
GST recoverable	(772)	9,213	(8,209)	13	(14,717)
Subscriptions receivable	3,500	—	—	—	—
Prepaid expenses and advances	14,977	12,788	(8,072)	13,432	(10,630)
Accounts payable	42,787	25,911	64,012	13,998	115,873

	(348,270)	(71,280)	(627,007)	(331,745)	(2,347,942)

Financing Activities
Share subscriptions	—	13,110	—	68,664	—
Common shares issued	1,490,587	70,530	2,114,589	215,325	4,922,271

	1,490,587	83,640	2,114,589	283,989	4,922,271

Investing Activities
Increase (decrease) in reclamation bonds	1,154	—	1,842	2,278	(32,742)
Mineral property costs	(6,378)	(9,134)	(130,536)	(234,288)	(1,254,834)
Increase (decrease) in due to related parties	(24,030)	—	(59,642)	—	17,562

	(29,254)	(9,134)	(188,336)	(232,010)	(1,270,014)

INCREASE (DECREASE) IN CASH DURING THE PERIOD	1,113,063	3,226	1,299,246	(279,766)	1,304,315
Cash, beginning of the period	191,252	89,768	5,069	372,760	—

CASH, END OF THE PERIOD	$1,304,315	$92,994	$1,304,315	$92,994	$1,304,315

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$—	$—	$—	$—	$—

Income taxes	$—	$—	$—	$—	$—

Non-cash Transactions — Note 6

See accompanying notes

TONE RESOURCES LIMITED
(An Exploration Stage Company)
INTERIM CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
for the period October 31, 2001 (Date of Inception) to May 31, 2006
(Unaudited)

		Number of
		Common		Special	Contributed
		Shares	Amount	Warrants	Surplus	Deficit	Total
		(Stated in Canadian Dollars)

Balance, October 31, 2001		—	$—	$—	$—	$—	$—
For cash:
Issuance of founders shares	— at $0.0001	5,000,000	500	—	—	—	500
Issuance of special warrants	— at $0.15	—	—	446,611	—	—	446,611
Net loss for the period		—	—	—	—	(128,982)	(128,982)

Balance, August 31, 2002		5,000,000	500	446,611	—	(128,982)	318,129
For cash:
Initial public offering	— at $0.50	1,532,700	766,350	—	—	—	766,350
Issuance of special warrants	— at $0.15	—	—	31,426	—	—	31,426
	— at $0.50	—	—	231,347	—	—	231,347
Less: share issue costs — Note 6		—	(189,877)	—	—	—	(189,877)
Conversion of special warrants		3,649,606	709,384	(709,384)	—	—	—
Stock-based compensation		—	—	—	7,938	—	7,938
Net loss for the year		—	—	—	—	(437,698)	(437,698)

Balance, August 31, 2003		10,182,306	1,286,357	—	7,938	(566,680)	727,615
For cash:
Pursuant to private placements	— at $0.47	1,081,670	508,385	—	—	—	508,385
	— at $0.50	1,543,500	771,750	—	—	—	771,750
Stock-based compensation		—	—	—	368,313	—	368,313
Net loss for the year		—	—	—	—	(1,082,680)	(1,082,680)

Balance, August 31, 2004		12,807,476	2,566,492	—	376,251	(1,649,360)	1,293,383
For cash:
Pursuant to private placements	— at $0.40	175,412	70,165	—	—	—	70,165
	— at $0.40	250,000	100,000	—	—	—	100,000
Pursuant to exercise of options	— at $0.30	67,500	20,250	—	—	—	20,250
	— at $0.50	59,200	29,600	—	—	—	29,600
Shares for debt	— at $0.45	110,986	49,944	—	—	—	49,944
Mineral property costs	— at $0.45	120,000	54,000	—	—	—	54,000
Stock-based compensation		—	—	—	282,409	—	282,409
Stock based compensation charge on stock options exercised		—	36,811	—	(36,811)	—	—
Net loss for the year		—	—	—	—	(855,799)	(855,799)

Balance, August 31, 2005		13,590,574	2,927,262	—	621,849	(2,505,159)	1,043,952

See accompanying notes

TONE RESOURCES LIMITED
(An Exploration Stage Company)
INTERIM CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
for the period October 31, 2001 (Date of Inception) to May 31, 2006
(Unaudited)

	Number of		Contributed
	Common Shares	Amount	Surplus	Deficit	Total
	(Stated in Canadian Dollars)

Balance, August 31, 2005	13,590,574	2,927,262	621,849	(2,505,159)	1,043,952
For cash:
Pursuant to a private placement — at $0.20	3,300,000	660,000	—	—	660,000
Pursuant to exercise of options — at $0.20	60,000	12,000	—	—	12,000
— at $0.30	301,999	90,600	—	—	90,600
— at $0.35	22,500	7,875	—	—	7,875
— at $0.40	105,000	42,000	—	—	42,000
— at $0.50	579,800	289,900	—	—	289,900
Pursuant to exercise of warrants — at $0.25	95,000	23,750	—	—	23,750
— at $0.50	158,341	79,170	—	—	79,170
— at $0.60	146,531	87,919	—	—	87,919
— at $0.75	1,148,500	861,375	—	—	861,375
Less: share issue costs	—	(40,000)	—	—	(40,000)
Stock based compensation	—	—	123,870	—	123,870
Stock based compensation charge on options exercised	—	306,843	(306,843)	—	—
Net loss for the period	—	—	—	(798,608)	(798,608)

Balance, May 31, 2006	19,508,245	$5,348,694	$438,876	$(3,303,767)	$2,483,803

See accompanying notes

Schedule 1

TONE RESOURCES LIMITED.
(An Exploration Stage Company)
INTERIM CONSOLIDATED SCHEDULE OF MINERAL PROPERTY COSTS
for the nine months ended May 31, 2006
(Unaudited)

								Big	Crescent
	South	Roberts		Kent	Red	Battle	Gold Bar	Antelope	Valley
	Keystone	Creek	Kobeh	Springs	Ridge	Mountain	North	Springs	North
	(Eureka)	(Eureka)	(Eureka)	(Pershing)	(Elko)	(Lander)	(Eureka)	(Lander)	(Eureka)	Total
	(Stated in Canadian Dollars)

Property acquisition and maintenance costs
Balance, August 31, 2004	$25,522	$53,772	$123,284	$7,440	$54,226	$51,927	$14,583	$6,385	$—	$337,139
Cash	—	—	—	—	4,243	—	—	—	—	4,243
Common shares — Note 5	—	—	—	—	—	—	—	—	54,000	54,000
Claims maintenance — Note 5	3,693	7,122	17,540	1,319	35,318	9,891	2,506	6,571	28,769	112,729

Balance, August 31, 2005	29,215	60,894	140,824	8,759	93,787	61,818	17,089	12,956	82,769	508,111

Deferred exploration costs
Balance, August 31, 2004	13,766	88,848	191,259	125	143,538	130,286	525	110	—	568,457
Assaying	—	—	—	—	17,062	—	4,884	—	—	21,946
Consulting fees	—	—	—	—	—	—	5,754	—	—	5,754
Drilling	—	—	—	—	87,196	—	—	—	—	87,196
Field costs	—	—	—	—	4,760	—	2,046	729	—	7,535
Reclamation	—	—	—	—	8,068	—	—	—	—	8,068

Balance, August 31, 2005	13,766	88,848	191,259	125	260,624	130,286	13,209	839	—	698,956

Write-off mineral property — Note 4	—	—	—	—	—	—	—	—	(82,769)	(82,769)

Totals	$42,981	$149,742	$332,083	$8,884	$354,411	$192,104	$30,298	$13,795	$—	$1,124,298

See accompanying notes

Schedule 1
Continued

TONE RESOURCES LIMITED.
(An Exploration Stage Company)
INTERIM CONSOLIDATED SCHEDULE OF MINERAL PROPERTY COSTS
for the nine months ended May 31, 2006
(Unaudited)

								Big
	South	Roberts		Kent	Red	Battle	Gold Bar	Antelope
	Keystone	Creek	Kobeh	Springs	Ridge	Mountain	North	Springs
	(Eureka)	(Eureka)	(Eureka)	(Pershing)	(Elko)	(Lander)	(Eureka)	(Lander)	Total
	(Stated in Canadian Dollars)

Property acquisition and maintenance costs
Balance, August 31, 2005	$29,215	$60,894	$140,824	$8,759	$93,787	$61,818	$17,089	$12,956	$425,342
Cash — lease payments	—	—	—	—	11,593	—	—	—	11,593
Claims maintenance — Note 5	1,088	2,080	5,121	401	2,577	2,886	746	932	15,831

Balance, May 31, 2006	30,303	62,974	145,945	9,160	107,957	64,704	17,835	13,888	452,766

Deferred exploration costs
Balance, August 31, 2005	13,766	88,848	191,259	125	260,624	130,286	13,209	839	698,956
Assaying	—	—	—	—	—	—	11,389	—	11,389
Consulting fees	—	—	—	—	—	—	853	—	853
Drilling	—	—	—	—	—	—	87,749	—	87,749
Field costs	—	—	—	—	—	—	3,121	—	3,121

Balance, May 31, 2006	13,766	88,848	191,259	125	260,624	130,286	116,321	839	802,068

Totals	$44,069	$151,822	$337,204	$9,285	$368,581	$194,990	$134,156	$14,727	$1,254,834

See accompanying notes

TONE RESOURCES LIMITED
(An Exploration Stage Company)

Notes to the Interim Consolidated Financial Statements
May 31, 2006
(Unaudited)
(Stated in Canadian Dollars)

Note 1 —	Interim Financial Statements

While the information presented in the accompanying interim three and nine months consolidated financial statements is unaudited, it includes all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented in accordance with the accounting principles generally accepted in Canada. These financial statements are inconformity with generally accepted accounting principles in the United States of America, except as described in Note 8 to the consolidated financial statements. These interim financial statements follow the same accounting policies and methods of their application as the Company’s August 31, 2005 annual consolidated financial statements. All adjustments are of a normal recurring nature. It is suggested that these interim financial statements be read in conjunction with the Company’s August 31, 2005 annual financial statements.

Operating results for the three and nine months ended May 31, 2006 are not necessarily indicative of the results that can be expected for the year ended August 31, 2006.

Note 2 —	Nature and Continuance of Operations

The Company was incorporated on October 31, 2001 in the Yukon Territory. On March 1, 2005, the Company was continued to British Columbia from the Yukon Territory. The Company’s business is the exploration and development of its mineral properties located in Nevada, USA. The Company’s shares are publicly listed on the TSX Venture Exchange.

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next twelve months. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. At May 31, 2006, the Company had not yet achieved profitable operations, has accumulated losses of $3,303,767 since its inception and had working capital of $1,196,227 which may not be sufficient to sustain operations over the next twelve months and expects to incur further losses in the development of its business, all of which casts substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

The recoverability of amounts shown for mineral property costs is dependent upon the discovery of economically recoverable reserves and the ability to obtain the necessary financing to complete their exploration and development.

Note 3 —	Mineral Property Costs

The Company holds 410 mining claims in Nevada, USA. The properties are located in Eureka, Pershing, Elko and Lander counties and are subject to royalties of 1% to 4% of net smelter returns. Certain of the royalties are payable to a company with a director in common.

TONE RESOURCES LIMITED
(An Exploration Stage Company)

Notes to the Interim Consolidated Financial Statements
(Unaudited) — (Continued)

In addition, the Company holds two leased mineral rights located in Elko county, Nevada. Lease payments are due as follows for the years ended:

August 31, 2003	US$ 12,000	(paid)
August 31, 2004	12,000	(paid)
August 31, 2005	12,000	(paid)
August 31, 2006	20,000	(paid $10,000)
August 31, 2007	30,000
August 31, 2008	35,000
August 31, 2009	40,000
August 31, 2010	45,000
August 31, 2011	50,000

	US$256,000

On March 9, 2004, the Company entered into an agreement with Teck Cominco. The agreement grants Teck Cominco the option to earn interests of up to 75% in any two of the Company’s current properties located in north-central Nevada as well as any other properties acquired by the Company until March 9, 2006 in this defined area of interest in Nevada. Teck Cominco has a first right of refusal on the Red Ridge property. Teck Cominco may earn the interests by completing expenditure requirements totalling $3,000,000 and preparing feasibility reports.

Note 4 —	Share Capital — Notes 5 and 7

a) Authorized:

An unlimited number of common shares without par value

b) Escrow:

At May 31, 2006 there were no common shares held in escrow by the Company’s transfer agent.

c) Commitments:

i) Stock-based Compensation Plan

Stock options are granted with an exercise price equal to the market price of the Company’s stock on the date of the grant. Pursuant to the stock-based compensation plan, options may not be granted at an exercise price of less than $0.10 per share. Stock options have a maximum term of five years. The Company’s options vest 25% on the date of the grant with the remaining 75% vesting over the next 18 months at a rate of 12.5% per quarter based on the original amount granted.

TONE RESOURCES LIMITED
(An Exploration Stage Company)

Notes to the Interim Consolidated Financial Statements
(Unaudited) — (Continued)

A summary of the status of the Company’s stock option plan as of August 31, 2005 and May 31, 2006 and the changes during the periods then ended is presented below:

	May 31,		August 31,
	2006		2005
		Weighted		Weighted
		Average		Average
	Number	Exercise	Number	Exercise
	of Shares	Price	of Shares	Price

Options outstanding, beginning of the period	2,673,032	$0.50	1,850,000	$0.50
Granted	150,000	$0.25	1,099,732	$0.41
Exercised	(1,069,299)	$0.41	(126,700)	$0.39
Cancelled	—	—	(150,000)	$0.50

Options outstanding, end of the period	1,753,733	$0.48	2,673,032	$0.50

Options exercisable, end of the period	1,523,695	$0.49	2,115,291	$0.50

The following stock options were outstanding as at May 31, 2006:

Number	Exercise Price	Expiry Date

1,190,000	$0.50	May 16, 2008
50,000	$0.50	June 09, 2008
25,000	$0.50	July 21, 2008
100,000	$0.50	November 14, 2008
12,000	$0.30	September 2, 2009
188,232	$0.50	February 1, 2010
121,000	$0.40	July 26, 2010
40,000	$0.20	November 18, 2010
27,500	$0.35	December 2, 2010

1,753,732

At May 31, 2006, 230,037 of the above outstanding options were not yet vested with the optionees. These options will vest with the optionees over the period from June 2, 2006 to June 2, 2007.

Non-cash compensation charges associated with vested options granted to directors, employees and consultants for the nine months ended May 31, 2006 were $123,870 (May 31, 2005: $160,884). These compensation charges were determined under the fair value method using the Black-Scholes option pricing model with the following assumptions:

	May 31,	May 31,
	2006	2005

Expected dividend yield	0.0%	0.0%
Expected volatility	94.9%	100.5%
Risk-free interest rate	2.0%	2.0%
Expected term in years	5 years	5 years

TONE RESOURCES LIMITED
(An Exploration Stage Company)

Notes to the Interim Consolidated Financial Statements
(Unaudited) — (Continued)

The weighted average fair value at the date of grant of the stock options granted was as follows:

	May 31,	May 31,
	2006	2005

Weighted average fair value	$0.18	$0.29
Total options granted	150,000	873,732
Total fair value of options granted	$27,000	$249,432

ii) Share Purchase Warrants

At May 31, 2006, there were 3,676,175 share purchase warrants outstanding entitling the holders thereof the right to purchase one common share for each warrant held as follows:

Number	Exercise Price		Expiry Date

405,000		$0.75	July 5, 2006
2,475,000		$0.25	December 19, 2007
41,175		$0.80	November 26, 2006
25,000		$0.60	June 14, 2006
	or at $	0.80	December 14, 2006
730,000		$0.25	March 3, 2008

3,676,175

Subsequent to May 31, 2006, 200,000 share purchase warrants exercisable at $0.75 per warrant expired on July 5, 2006.

Note 5 —	Related Party Transactions — Notes 3, 4 and 7

The Company incurred the following charges from directors and officers of the Company, a company with a director in common with the Company and the daughter of a director of the Company for the three and nine months ended May 31, 2006 and 2005 and for the period October 31, 2001 (Date of Inception) to May 31, 2006:

					October 31,
					2001 (Date of
	Three Months Ended		Nine Months Ended		Inception) to
	May 31,		May 31,		May 31,
	2006	2005	2006	2005	2006

Accounting fees	$29,476	$8,000	$74,387	$16,561	88,112
Legal fees	13,616	6,185	56,669	20,606	135,176
Management fees	71,000	39,000	129,500	118,400	716,982
Mineral property acquisition costs					87,247
— common shares	—	—	—	54,000	54,000
— claims maintenance	—	—	—	15,717	15,717
Rent	3,750	3,750	11,250	11,250	63,915
Stock-based compensation	23,206	24,337	89,516	81,478	574,092
Share issue costs	—	—	—	—	74,275
Secretarial	3,435	1,798	8,743	8,833	46,739

	$144,483	$83,070	$370,065	$326,845	$1,856,255

TONE RESOURCES LIMITED
(An Exploration Stage Company)

Notes to the Interim Consolidated Financial Statements
(Unaudited) — (Continued)

These charges were measured by the exchange amount, which is the amount agreed upon by the transacting parties.

Amounts due to related parties are due to directors and officers of the Company and represent unpaid fees and expenses. These amounts are unsecured, non-interest bearing and have no specific terms of repayment.

During the year ended August 31, 2005, the Company issued 151,700 common shares for cash proceeds of $59,850 and 120,000 common shares for mineral property acquisition costs of $54,000 to directors of the Company and to a company with a director in common with the Company. During the nine months ended May 31, 2006, the Company issued 2,806,803 common shares to directors of the Company for cash proceeds of $787,917 pursuant to exercise of share purchase options (629,800 common shares), warrants (336,283 common shares) and a private placement (1,840,000 common shares). The Company issued 730,000 units to a director of the Company at $0.20 per unit pursuant to a private placement agreement for total proceeds of $146,000. Each unit consisted of one common share and one share purchase warrant entitling the holder thereof the right to purchase an additional common share at $0.25 per share until March 3, 2008.

Note 6 —	Non-cash Transactions

Investing and financing activities that do not have a direct impact on current cash flows are excluded from the statements of cash flows. During the nine months ended May 31, 2005, the Company issued 120,000 common shares at $0.45 totalling $54,000 as a property acquisition cost pursuant to a mining lease and 110,986 common shares at $0.45 to settle a debt of $49,944. These transactions have been excluded from the statements of cash flows.

Note 7 —	Subsequent Events — Notes 4 and 5

Subsequent to May 31, 2006:

a) the Company issued 146,000 common shares (113,500 to directors of the Company) for proceeds of $70,125 ($54,875 from directors of the Company) pursuant to the exercise of share purchase options outstanding at May 31, 2006.

b) the Company issued 400,000 common shares for proceeds of $211,250 pursuant to the exercise of share purchase warrants outstanding at May 31, 2006.

c) by a letter dated March 5, 2006, the Company received an offer from US Gold Corporation to acquire 100% of the issued securities of the Company. Shareholders of the Company will receive 0.26 of a share of US Gold Corporation (or 0.26 Exchangeable Shares of US Gold Canadian Acquisition Corporation) for each share of the Company. Management of the Company is evaluating the offer. The proposed offer is subject to shareholder and regulatory approval.

Note 8 —	Differences Between Canadian and United States Accounting Principles

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada which differ in certain respects with those principles and practices that the Company

TONE RESOURCES LIMITED
(An Exploration Stage Company)

Notes to the Interim Consolidated Financial Statements
(Unaudited) — (Continued)

would have followed had its financial statements been prepared in accordance with accounting principles and practices generally accepted in the United States.

a) The Company’s accounting principles generally accepted in Canada differ from accounting principles generally accepted in the United States as follows:

Mineral Property Costs and Deferred Exploration Costs

Under accounting principles generally accepted in Canada (“Canadian GAAP”) mineral property acquisition and exploration costs may be deferred and amortized to the extent they meet certain criteria. Under accounting principles generally accepted in the United States (“US GAAP”) mineral property acquisition and exploration costs must be expensed as incurred. Therefore an additional expense is required under US GAAP.

b) The impact of the above on the consolidated financial statements is as follows:

	May 31,	August 31,
Total Assets and Liabilities	2006	2005

Total assets per Canadian GAAP	$2,617,238	$1,173,017
Mineral property costs	(1,254,834)	(1,124,298)

Total assets per US GAAP	$1,362,404	$48,719

Total liabilities per Canadian and US GAAP	$133,435	$129,065

Stockholders’ Equity
Deficit, end of the year, per Canadian GAAP	$(3,303,767)	$(2,505,159)
Mineral property costs	(1,254,834)	(1,124,298)

Deficit, end of the year, per US GAAP	(4,558,601)	(3,629,457)
Capital stock per Canadian and US GAAP	5,348,694	2,927,262
Contributed surplus per Canadian and US GAAP	438,876	621,849

Stockholders’ equity (deficiency) per US GAAP	$1,228,969	$(80,346)

TONE RESOURCES LIMITED
(An Exploration Stage Company)

Notes to the Interim Consolidated Financial Statements
(Unaudited) — (Continued)

	Three Months Ended		Nine Months Ended
	May 31,		May 31,
Net Loss and Loss Per Share	2006	2005	2006	2005

Net loss for the year per Canadian GAAP	$(445,389)	$(168,137)	$(798,608)	$(520,072)
Mineral property costs	(6,378)	(9,134)	(130,536)	(234,288)

Net loss for the year per US GAAP	$(451,767)	$(177,271)	$(929,144)	$(754,360)

Basic and diluted loss per share per US GAAP	$(0.02)	$(0.01)	$(0.06)	$(0.06)

Statements of Cash Flows
Operating Activities per Canadian GAAP	$(348,270)	$(71,280)	$(627,006)	$(331,745)
Mineral property costs	(6,378)	(9,134)	(130,536)	(234,288)

Operating Activities per US GAAP	$(354,648)	$(80,414)	$(757,542)	$(566,033)

Financing Activities per Canadian and US GAAP	$1,490,587	$83,640	$2,114,589	$283,989

Investing Activities per Canadian GAAP	$(29,254)	$(9,134)	$(188,336)	$(232,010)
Mineral property costs	6,378	9,134	130,536	234,288

Investing Activities per US GAAP	$(22,876)	$—	$(57,800)	$2,278

APPENDIX C — FINANCIAL STATEMENTS OF CORAL GOLD

CORAL GOLD RESOURCES LTD.

Consolidated Financial Statements
January 31, 2006, 2005 and 2004
(In Canadian Dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Coral Gold Resources Ltd.

We have audited the accompanying consolidated balance sheet of Coral Gold Resources Ltd. (an exploration stage enterprise) as of January 31, 2006, and the related consolidated statements of operations and deficit, cash flows and mineral properties for the year then ended, and for the period January 22, 1981 (inception) through January 31, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated financial statements as of January 31, 2005, and for the period January 22, 1981 (inception) through January 31, 2005, were audited by other auditors whose report dated April 13, 2005 except note 14, which is as of July 21, 2005 expressed an unqualified opinion on those statements. The consolidated financial statements for the period January 22, 1981 (inception) through January 31, 2005 prior to restatement, as described below, included total revenues and net loss of $2,176,079 and $20,510,872, respectively. Our opinion on the consolidated statements of operations and deficit, and cash flows for the period January 22, 1981 (inception) through January 31, 2006, insofar as it relates to amounts for prior periods through January 31, 2005 before restatement is based solely on the report of other auditors.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Coral Gold Resources Ltd., at January 31, 2006, and the results of its operations and its cash flows for the year then ended and the period from January 22, 1981 (inception) through January 31, 2006, in conformity with accounting principles generally accepted in the United States.

The consolidated financial statements of Coral Gold Resources Ltd. as of January 31, 2005 and for the years ended January 31, 2005 and 2004 were audited by other auditors who have ceased operations and whose report dated April 13, 2005 except note 14, which is as of July 21, 2005 expressed an unqualified opinion on those statements before the restatement adjustment described in Note 2.

As discussed above, the consolidated financial statements of Coral Gold Resources Ltd. as of January 31, 2005 and for the years ended January 31, 2005 and 2004 were audited by other auditors who have ceased operations. As described in Note 2, the Company recorded a prior period adjustment to account for an unrecorded future income tax liability arising from prior years. We audited the adjustment that was applied to restate the future income tax liability and deficit. Our procedures included (a) agreeing the future income tax liability recorded to a computation obtained from management and to underlying tax documents, and (b) testing the mathematical accuracy of the restated future income tax liability and deficit. In our opinion, such adjustment is appropriate and has been properly applied. However, we were not engaged to audit, review, or apply any procedures to the 2005 consolidated financial statements of the Company other than with respect to such adjustment and, accordingly, we do not express an opinion or any other form of assurance on the 2005 consolidated financial statements taken as a whole.

/s/ Ernst & Young LLP
Chartered Accountants

Vancouver, Canada,
May 31, 2006

CORAL GOLD RESOURCES LTD.

Consolidated Balance Sheets
January 31, 2006 and 2005

	2006	2005
		Restated
		(Note 2)
	(In Canadian Dollars)

ASSETS
Current
Cash and cash equivalents	$663,071	$1,472,146
Advances receivable (note 13(a))	62,358	78,101
Prepaid expenses	69,856	12,647

	795,285	1,562,894
Investment securities (note 5)	147,408	129,934
Loan receivable (note 13(g))	83,000	50,000
Equipment (note 6)	3,634	4,543
Mineral properties (note 7)	10,095,609	8,472,255
Reclamation deposit (note 8)	260,976	518,057

	$11,385,912	$10,737,683

LIABILITIES
Current
Accounts payable and accrued liabilities (note 13(h))	$696,810	$85,937
Advances payable to related parties (note 13(b))	61,956	76,352

	758,766	162,289

Site restoration obligation (note 14)	16,000	—

Future income tax liability (notes 3 and 15)	1,448,662	318,000

Non-controlling interest	10,320	—

SHAREHOLDERS’ EQUITY
Subscriptions received in advance (note 9)	60,000	—
Share subscriptions receivable	—	(11,945)
Share capital (note 10)	31,560,337	30,754,678
Contributed surplus (note 11)	1,428,173	343,533
Deficit	(23,896,346)	(20,828,872)

	9,152,164	10,257,394

	$11,385,912	$10,737,683

Commitments (note 12)
Approved by the Directors:	/s/ Matthew Wayrynen	/s/ Louis Wolfin
	Matthew Wayrynen	Louis Wolfin

The accompanying notes form an integral part of these financial statements.

CORAL GOLD RESOURCES LTD.

Consolidated Statements of Operations and Deficit
Years Ended January 31, 2006, 2005 and 2004

	For the Period
	January 22,
	1981
	(Inception) to
	January 31,
	2006	2006	2005	2004
			Restated	Restated
			(Note 2)	(Note 2)
	(In Canadian Dollars)

Revenue
Sales	$2,176,079	$—	$—	$—
Cost of Sales	(5,383,348)	—	—	—

	(3,207,269)	—	—	—

Expenses
Administrative services	1,058,598	—	—	—
Amortization	2,728	909	1,136	684
Consulting fees (note 13(c))	227,528	40,603	41,480	29,262
Directors fees (note 13(e))	75,763	12,000	14,000	24,000
Investor relations and shareholder Information	1,901,480	85,283	74,075	143,217
Legal and accounting	2,599,764	208,314	74,308	80,571
Listing and filing fees	137,275	17,532	20,428	43,626
Management fees (note 13(d))	354,500	105,000	75,000	90,000
Office and miscellaneous	2,036,612	82,007	93,910	118,872
Salaries and benefits	921,759	625,351	79,929	55,437
Stock-based compensation	1,399,633	1,056,100	343,533	—
Transfer agent fees	52,056	9,124	12,470	11,437
Travel	931,194	59,760	35,816	43,396

	11,698,890	2,301,983	866,085	640,502

Loss before the following	(14,906,159)	(2,301,983)	(866,085)	(640,502)
Other items
Interest income	854,290	20,454	33,786	15,184
Foreign exchange gain (loss)	(251,286)	(20,401)	(46,520)	(140,623)
Gain realized on disposition of option on property	143,552	—	—	—
Gain on sale of investment	17,692	—	—	—
Recovery (writedown) of advances receivable	(348,323)	12,467	—	36,320
Financing costs	(341,006)	—	—	—
Writedown of investment securities	(809,828)	—	—	(19,007)
Loss on equipment disposals	(32,784)	—	—	—
Writedown of equipment	(16,335)	—	—	—
Writedown of mineral properties	(7,110,148)	—	—	(4,968)

Loss for the year before future income taxes and non-controlling interest (balance carried forward)	$(22,800,335)	$(2,289,463)	$(878,819)	$(753,596)
Loss for the year before future income taxes and non-controlling interest (balance carried forward)	$(22,800,335)	$(2,289,463)	$(878,819)	$(753,596)
Future income tax expense (note 15)	1,096,000	778,000	—	—
Non-controlling interest loss	11	11	—	—

Loss for the period	$(23,896,346)	(3,067,474)	(878,819)	(753,596)

Deficit, beginning of the period		(20,828,872)	(19,950,053)	(19,196,457)

Deficit, end of the period		$(23,896,346)	$(20,828,872)	$(19,950,053)

Basic and diluted:
Loss per share		$(0.64)	$(0.19)	$(0.20)

Weighted average number of common shares outstanding		4,789,881	4,629,892	3,686,398

CORAL GOLD RESOURCES LTD.

Consolidated Statements of Cash Flows
Years Ended January 31, 2006, 2005 and 2004

	For the Period
	January 22,
	1981
	(Inception) to
	January 31,
	2006	2006	2005	2004
			Restated
			(Note 2)
	(In Canadian Dollars)

Cash flows from (used in) operating activities
Loss for the period	$(23,896,346)	$(3,067,474)	$(878,819)	$(753,596)
Adjustments for items not involving cash:
— amortization	2,728	909	1,136	684
— writedown of equipment	16,335	—	—	—
— stock based compensation	1,399,633	1,056,100	343,533	—
— non-controlling interest	11	11	—	—
— future income tax expense	1,096,000	778,000	—	—
— writedown of investment securities	809,828	—	—	19,007
— writedown of mineral properties	7,110,148	—	—	4,968
— writedown of advances receivable	348,323	12,467	—	(36,320)
— loss on equipment disposals	32,784	—	—	—
— gain on sales of investments	(17,692)	—	—	—
— gain realized on disposition of option on property	(143,552)	—	—	—
Change in non-cash working capital:
— (increase) decrease in advances receivable	(410,681)	3,276	(21,556)	(19,258)
— (increase) decrease prepaid expenses	(69,856)	(57,209)	(1,671)	(10,976)
— investment securities	(119,174)	—	—	—
— increase (decrease) in accounts payable and accrued liabilities	696,810	610,873	7,590	(152,419)
— (decrease) increase in advances payable	61,956	(14,396)	(6,397)	(73,985)

	(13,082,745)	(677,443)	(556,184)	(1,021,895)

Cash flows from (used in) investing activities
Mineral properties acquisition and exploration expenditures incurred	(16,023,742)	(584,880)	(897,908)	(420,054)
Acquisition of Marcus Corporation	(14,498)	(14,498)	—	—
Proceeds on sale of equipment	92,732	—	—	—
Loan receivable	(83,000)	(33,000)	(50,000)	—
Purchase of equipment	(145,485)	—	—	(2,943)
Purchase of investments	(939,776)	(17,474)	—	—
Advances receivable recovered	—	—	—	36,320
Decrease (increase) in reclamation deposit amounts	(260,976)	257,081	33,662	651,433

	(17,374,745)	(392,771)	(914,246)	264,756

Cash flows from financing activities
Subscriptions received in advance	60,000	60,000	—	791,720
Cash from share subscriptions receivable	—	11,945	58,700	—
Issuance of shares for cash, net	31,031,432	189,194	316,720	2,196,541

	31,091,432	261,139	375,420	2,988,261

Net increase (decrease) in cash and cash equivalents	633,942	(809,075)	(1,095,010)	2,231,122
Cash and cash equivalents, beginning of year	29,129	1,472,146	2,567,156	336,034

Cash and cash equivalents, end of year	$663,071	$663,071	$1,472,146	$2,567,156

Supplementary disclosure of cash flow information:

Cash Paid during the Year for:	2006	2005	2004

Interest	$40	$145	$730
Income taxes	—	—	—

CORAL GOLD RESOURCES LTD.

Consolidated Statements of Mineral Properties
Years Ended January 31, 2006, 2005 and 2004

			Proceeds of
	Acquisition	Exploration	Interest
	Cost	Expenditures	Disposed of	Total
	(In Canadian Dollars)

Robertson Property (note 7(a) (i) and 7(a)(iii))
Balance, January 31, 2004	$801,956	$8,675,800	$(1,937,625)	$7,540,131
2005 transactions, net	—	890,292	—	890,292

Balance, January 31, 2005	801,956	9,566,092	(1,937,625)	8,430,423
2006 transactions, net	—	1,623,354	—	1,623,354

Balance, January 31, 2006	$801,956	$11,189,446	$(1,937,625)	$10,053,777

Ruf and Norma Sass Properties (note 7(a)(ii))
Balance, January 31, 2004	$—	$73,514	$(39,301)	$34,213
2005 transactions, net	—	7,616	—	7,616

Balance, January 31, 2005	—	81,130	(39,301)	41,829
2006 transactions, net	—	—	—	—

Balance, January 31, 2006	$—	$81,130	$(39,301)	$41,829

Eagle Property (note 7(b))
Balance, January 31, 2004, 2005 and 2006	$1	$—	$—	$1

Ludlow Property (note 7(c))
Balance, January 31, 2004, 2005 and 2006	$1	$—	$—	$1

JDN Property (note 7(d))
Balance, January 31, 2004, 2005 and 2006	$1	$—	$—	$1

Total Properties	$801,959	$11,270,576	$(1,976,926)	$10,095,609

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Financial Statements
Years Ended January 31, 2006, 2005 and 2004
(In Canadian Dollars)

1.	Nature of Business and Going Concern

These consolidated financial statements have been prepared on a going-concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business in the foreseeable future. The Company is in the process of exploring its mineral interests and has not yet determined whether these properties contain ore reserves that are economically recoverable. The continued operations of the Company and the recoverability of mineral property costs is dependent upon the discovery of economically recoverable mineral reserves, the ability of the Company to obtain necessary financing to complete the development and upon future profitable production. Management’s plan in this regard is to raise equity financing as required.

2.	Prior Period Adjustment

During the year the Company recorded a prior period adjustment to account for an unrecorded future income tax liability arising from prior years. The effect of the restatement is that future income tax liability and deficit increased by $318,000 at January 31, 2005. The unrecorded future income tax liability pertained to periods prior to February 1, 2003, and as a result, the deficit, beginning of the period as disclosed in the consolidated statements of operations and deficit for the years ended January 31, 2005 and 2004 also increased by $318,000. The unrecorded future income tax liability did not change the Company’s loss for the period for either of the years ended January 31, 2005 or 2004.

3.	Marcus Corporation Acquisition

During the year ended January 31, 2006, the Company completed the following acquisition which was accounted for by the purchase method with effect from the date of acquisition.

On September 15, 2005, the Company acquired 98.49% of the issued and outstanding capital of Marcus Corporation (“Marcus”). The Company acquired the shares at a total cost, including costs of acquisition of $15,992, of $660,997. Consideration for the acquisition was paid through the issuance of common shares of the Company totalling 347,964, and 173,975 common share purchase warrants. The common shares were valued at $1.52 per share. The warrants were valued at $116,100 using the Black-Scholes option pricing model. The consideration has been allocated to identifiable assets acquired and liabilities assumed based on their estimated fair values with the excess consideration recorded to goodwill, as follows:

Cash	$1,494
Mineral Properties	1,022,231
Future Income taxes	(352,662)
Non-controlling interest	(10,066)

$660,997

4.	Significant Accounting Policies

(a)	Basis of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Coral Resources, Inc. and Coral Energy Corporation of California and its 98.49% owned subsidiary Marcus. Significant inter-company accounts and transactions have been eliminated.

These consolidated financial statements are prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”), which are in conformity with United States generally accepted

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

accounting principles (“US GAAP”), except as described in note 18 to these consolidated financial statements. All figures are in Canadian dollars unless otherwise stated.

(b)	Mineral Properties

The Company is in the exploration stage and defers all expenditures related to its mineral properties until such time as the properties are put into commercial production, sold or abandoned. Under this method, all amounts shown as mineral properties represent costs incurred to date less amounts amortized and/or written off and do not necessarily represent present or future values.

If the properties are put into commercial production, the expenditures will be depleted based upon the proven and probable reserves available. If the properties are sold or abandoned, the expenditures will be charged to operations. The Company does not accrue the estimated future costs, such as land taxes, of maintaining in good standing its mineral properties.

The carrying values of mineral interests, on a property-by-property basis, will be reviewed by management at least annually to determine if they have become impaired. If impairment is deemed to exist, the mineral property will be written down to its fair value. The ultimate recoverability of the amounts capitalized for the mineral properties is dependent upon the delineation of economically recoverable ore reserves, the Company’s ability to obtain the necessary financing to complete their development and realize profitable production or proceeds from the disposition thereof. Management’s estimates of recoverability of the Company’s investment in various projects have been based on current conditions. However, it is reasonably possible that changes could occur in the near term which could adversely affect management’s estimates and may result in future writedowns of capitalized property carrying values.

(c)	Investment Securities

The investments in Mill Bay Ventures Inc. (formerly First International Metals Corp.) and Levon Resources Ltd. are carried at cost less writedowns determined to be other than temporary. They will be written down to their net realizable value if and when it has been determined that an other than temporary impairment to their value has occurred.

(d)	Fair Value of Financial Instruments

The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and cash equivalents, advances receivable, share subscriptions receivable, accounts payable and accrued liabilities and advances payable to related parties. Fair values were assumed to approximate carrying values for these financial instruments, except where noted, since they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand. Management is of the opinion that the Company is not exposed to significant interest, credit or currency risks arising from these financial instruments.

At January 31, 2006 and 2005, the Company had approximately $nil and $nil, respectively, in cash balances at financial institutions which were in excess of the insured limits. Therefore, the company is not exposed to significant concentrations of credit risk.

(e)	Foreign Currency Translation

Assets and liabilities denominated in foreign currencies are translated into Canadian dollars at exchange rates in effect at the balance sheet date for monetary items and at exchange rates prevailing at the transaction dates for non-monetary items. Revenues and expenses are translated at the average exchange rates prevailing during the year except for amortization, which is translated at historical exchange rates. Gains and losses on translation is included as income (loss) for the year.

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

(f)	Use of Estimates

The preparation of financial statements in conformity with Canadian GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results may differ from those estimates.

(g)	Impairment of Long-term Assets

The Company re-evaluates the recoverability of long-term assets, including loan receivable, equipment, mineral properties, and investment securities, based upon estimates using factors such as future asset utilization, business climate and future undiscounted cash flows expected to result from the use of the related assets or be realized on sale. The Company’s policy is to write-down assets to their fair value in the period when it is determined that the carrying amount of the asset is not likely to be recovered.

(h)	Equipment

Equipment is recorded at historical cost less accumulated amortization. Amortization is charged to earnings in amounts sufficient to allocate the costs over their estimated useful lives on a straight-line basis using the following annual rates pro-rated from initial utilization:

Computer hardware	20%
Equipment	20%

(i)	Cash and Cash Equivalents

Cash and cash equivalents include cash on deposit with banks, and highly liquid short-term interest bearing securities with maturities at the purchase date of three months or less.

	2006	2005

Cash	$663,071	$122,146
Cash equivalents	—	1,350,000

	$663,071	$1,472,146

(j)	Loss per Share

Diluted loss per share amounts are calculated giving effect to the potential dilution that would occur if securities or other contracts to issue common shares were exercised or converted to common shares. The treasury stock method is used to determine the dilutive effect of stock options and other dilutive instruments. The treasury stock method assumes that proceeds received from the exercise of stock options and warrants are used to repurchase common shares at the prevailing market rate.

Basic loss per share is computed using the weighted average number of common shares outstanding during the year.

(k)	Income Taxes

Income taxes are accounted for using the liability method pursuant to Section 3465, Income Taxes, of The Handbook of the Canadian Institute of Chartered Accountants. Future taxes are recognized for the tax consequences of “temporary differences” by applying enacted or substantively enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. The effect on future taxes for a change in tax rates is recognized in income in the period that includes the

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

date of enactment or substantive enactment. In addition, Section 3465 requires the recognition of future tax benefits to the extent that realization of such benefits is more likely than not.

(l)	Asset Retirement Obligation

Asset retirement obligations are accounted for pursuant to Section 3110, of the Handbook of the Canadian Institute of Chartered Accountants. It requires the recognition of the fair value of a liability for asset retirement obligations in the year in which such a liability is incurred; when a reasonable estimate can be made. At such time the present value of the asset retirement obligation (referred to as “site restoration obligations”) are to be added to the capitalized cost of the mineral property, and recorded as a liability at the equivalent amount. In periods subsequent to initial measurement, the asset retirement obligation is adjusted for both the passage of time and revisions to the original estimate. The site restoration obligations included in the capitalized cost of the property, as adjusted from time to time, are to be amortized to operations on the unit-of-production basis together with total mineral property costs capitalized.

(m)	Stock-Based Compensation

The Company adopted Section 3870 (“CICA 3870”), Stock-based compensation and other stock-based payments, of the Handbook of the Canadian Institute of Chartered Accountants, which establishes standards for the recognition, measurement and disclosure of stock-based compensation and other stock-based payments made in exchange for goods and services. Section 3870 sets out a fair value based method of accounting that is required for all stock-based transactions. Under the recommendation, direct awards of stock granted to employees and directors are recorded at fair value on the date of grant and the associated expense is amortized over the vesting period.

5.	Investment Securities

	2006	2005

Levon Resources Ltd.
967,571 common shares (2005 — 967,571)	$77,117	$77,117
Mill Bay Ventures Inc. (formerly First International Metals Corp.)
518,731 common shares (2005 — 324,565)	70,291	52,817

	$147,408	$129,934

Levon Resources Ltd. (“Levon”) and Mill Bay Ventures Inc. (“Mill Bay”) are related to the Company by way of common management and directors. The fair market value of the Mill Bay and Levon common shares as at January 31, 2006 were $46,688 (2005 — $38,948), and $91,910 (2005 — $96,757), respectively.

6.	Equipment

	2006
		Accumulated	Net Book
	Cost	Amortization	Value

Computer hardware	$5,926	$2,536	$3,390
Equipment	436	192	244

	$6,362	$2,728	$3,634

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

	2005
		Accumulated	Net Book
	Cost	Amortization	Value

Computer hardware	$5,926	$1,688	$4,238
Equipment	436	131	305

	$6,362	$1,819	$4,543

7.	Mineral Properties

(a)	Robertson Property

The Company has certain interests in 724 patented and unpatented load mining claims located in the Bullion Mining District, Lander County, Nevada, subject to NSR’s ranging from 4% to 10%, and which certain leases provide for advance royalty payments. The Robertson group is recorded under three separate claims groups known as the Core Claims (100% owned), the Carve-out Claims (39% carried interest) and the Norma Sass/Ruff Claims (66.67% owned).

(i)  Carve-out Claims — 39% carried interest

By an Agreement dated May 16, 1996, the Company granted Amax Gold Exploration Inc. (“Amax”) an option to purchase a 51% interest in 200 claims. Amax exercised the option by paying twice the amount the Company had incurred in exploration expenditures on the property. Under the terms of the Agreement, the Company could elect, and did elect, to have the 49% of its interest reverted to a 39% carried interest.

The Carve-out Claims Option Agreement was assignable by the Company or Amax. On September 13, 1995, the Company optioned 50% of its interest in 54 claims (subsequent known as the Ruff/Sass Claims — see Note 7(a)(ii)) to Levon Resources Ltd., and on March 24, 1997 Amax assigned it’s Option to Placer Dome Inc. (“Placer”). On July 11, 1997, Placer exercised its right to acquire a 51% interest in the claims by making a payment to the Company of US$615,359. The claims, that Placer had acquired a 51% interest in, excluded the Ruff/Sass claims as these were released back to the Company by Placer. Pursuant to the terms under the option agreement, the parties entered into an Exploration and Mining Venture Agreement dated July 11, 1997, and the Company exercised its right to have Placer advance the Company’s share of venture costs from inception of the Venture to commencement of commercial production in exchange for an additional undivided 10% interest in the properties.

(ii)  Ruff/Norma Sass — 66.67% owned

By an amended Option Agreement dated September 13, 1995, the Company had granted Levon Resources Ltd. (“Levon”), a company related by common directors, an option to purchase a 50% interest in 54 claims known as the Ruff/Sass Claims. On December 31, 2002, the Agreement was amended whereby Levon earned a 33.33% interest in the claims by the issuance to the Company of 300,000 common shares in Levon (received during previous fiscal years) and incurring $350,294 in exploration on the Property (incurred during prior years).

A third party holds a 3% net smelter returns royalty on the production from some of these mining claims, up to a limit of USD$1,250,000.

By an Option Agreement dated December 4, 2002 the Company granted Goldfranchise Corporation (“Goldfranchise”) an Option to acquire a 33 1/3% interest in the Ruff/Norma Sass claims. In order to earn the interest, Goldfranchise must:

a) Pay to Coral US$38,391.50;

b)	Incur minimum expenditures on the property in the amount of US $300,000, of which $100,000 on or before December 4, 2003, and the balance of $200,000 on or before December 4, 2004; and

c)	Pay to Coral 33 1/3% of all land fees, taxes, advance royalties required to keep the claims in good standing.

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

This Option Agreement with Goldfranchise has been terminated due Goldfranchise not fulfilling their obligations under the Agreement.

By way of an agreement dated December 30, 2004, the Company and Levon have assigned, sub-leased and granted a mining lease to a subsidiary of Agnico-Eagle Mines Ltd. (“AGE”) on the following properties: the Blue Nugget; the Blue Nugget #1 to #8; the Lander Ranch; the Lander Ranch #1 to the Lander Ranch #25 and the Lander Ranch Extension; the Blue Jay; the T and S; the Norma and the Norma #1 to the Norma #23; the Sass and the Sass #1 to the Sass #10; the DM #1 to the DM #8; the BA #1 to the BA #12; the PC #1 to the PC #20; and the PM #1 to the PM #12, in consideration for the following minimum advance royalty payments (in US dollars) and minimum work commitments:

		Advance
		Royalty
Date		(US$)	Minimum Work

Execution of the Agreement	December 30, 2004	$25,000	—
First Anniversary	December 30, 2005	$30,000	13,000 ft of drilling
Second Anniversary	December 30, 2006	$50,000	15,000 ft of drilling
Third Anniversary	December 30, 2007	$75,000	17,000 ft of drilling
Fourth Anniversary	December 30, 2008	$75,000	—
Fifth Anniversary	December 30, 2009	$150,000	—

A minimum of 13,000 ft of exploration drilling was completed as part of the first year’s minimum work commitment. The initial advance royalty payment has been paid and received and the first anniversary payment has been received as well. Upon making the second and third year’s anniversary advance royalty payments, AGE will be obligated to complete the associated minimum work commitment for that year. After the third anniversary, or at anytime after the completion of at least 45,000 ft of drilling, AGE will have earned a 51% interest in the Norma Sass Property.

AGE, at its option, may provide the funds to acquire the leased claims from the underlying owners of such claims for the benefit of AGE, the Company and Levon, to earn an additional 24% interest (bringing AGE’s total interest to 75%). AGE will then have the option of acquiring the remaining 25% interest by producing a positive feasibility study and making a positive production decision.

At the fifth anniversary and every year thereafter until production occurs, the advance royalty payment will be $150,000 per annum. All advance royalty payments will be credited towards AGE’s payment of a royalty of 2.5% net smelter returns from production to the Company and Levon. AGE has reserved the right to purchase 1% of this net smelter returns royalty (to reduce the royalty to the Company and Levon to 1.5%) for a cash payment of USD$1.0 million. The Company and Levon have agreed to share in any benefits from the agreement with AGE in proportion to their current respective interests in the Norma Sass Property.

(iii)  Core claims — 100% owned

By an Option Agreement dated January 31, 1999 the Company granted Placer an option to acquire up to a 70% interest in the entire Robertson Property’s 724 claims. Under the terms of the Option, Placer guaranteed a Reclamation Bond required to be posted by the Company for previous exploration work on the Core Claims. The Option Agreement terminated on December 31, 1999. The Company was obligated under the terms of the Option to replace Placer’s guarantee. Subsequent to January 31, 2004, the Company replaced the guarantee by posting a cash bond (note 8).

(iv)  Marcus Corporation

By way of an agreement dated September 15, 2005, the Company has purchased 1,391,860 shares of Marcus Corporation (“Marcus”), representing 98.49% of the total issued shares of Marcus. Marcus owns the Marcus mining

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

claims, consisting of 39 unpatented lode claims and two Placer claims, and which comprise a portion of the Company’s Robertson Property. By acquiring Marcus, the Company will control Marcus, and own an indirect interest in the mining lease between the Company and Marcus, which provides for an annual advanced royalty to Marcus of US$12,000, and a 5% net smelter returns royalty up to a maximum payment of US$2.5 million. The mining lease with Marcus expires in 2007.

(b)	Eagle Property

The Company holds a 50% interest in 45 lode mineral claims located at Corral Canyon in Lander County, Nevada, USA. During the year ended January 31, 2001, the Company decided to defer exploration on the property and to reduce the carrying value to a nominal amount.

(c)	Ludlow Property

The Company owns a mineral property consisting of approximately 128 acres in the San Bernadino County, California, USA. During the year ended January 31, 2001, the Company decided to defer exploration on the property and to reduce the carrying value to a nominal amount.

(d)	JDN Property

The Company holds a 50% interest in 34 lode mineral claims located in Lander County, Nevada USA. The JDN claims are located approximately three miles north of the Robertson Property. During the year ended January 31, 2001, the Company decided to defer exploration on the property and to reduce the carrying value to a nominal amount.

Ownership in mineral properties involves certain inherent risks due to the difficulties in determining the validity of certain claims, as well as the potential for problems arising from the frequently ambiguous conveyancing history characteristics of many mineral interests. The Company has investigated ownership of its mineral interests and, to the best of its knowledge, ownership of its properties is in good standing.

8.	Reclamation Deposit

Under the laws of the State of Nevada, the Company is required to have a reclamation deposit which covers the cost to reclaim the ground disturbed. The Company’s obligation at January 31, 1999 had been assumed by Placer as part of the Exploration and Development Option Agreement [note 7(a)]. As the Agreement was terminated on December 31, 1999, the Company was required to post its own security to guarantee performance under the Reclamation Bond.

During the year, a revised Reclamation Plan for the purposes of reducing the performance bond was approved by the Bureau of Land Management (the “Bureau”), reducing the required deposit to $260,976 (US$228,205) (2005 — $518,057).

Coral Resources Inc., as principal, placed the funds in trust with a fully secured standby letter of credit lodged as collateral in support of the bond.

9.	Subscriptions Received in Advance

During the year, the Company received $60,000 (2005 — $nil) towards private placements of 20,000 shares (2005 — nil). These shares were issued subsequent to year-end as part of the private placement that closed on March 4, 2006 (note 17(a)).

10.	Share Capital

(a) Authorized: Unlimited common shares without par value.

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

(b) Issued:

	Shares	Amount	Deficit

Balance, January 31, 2003	3,470,993	$27,379,052	$(19,196,457)
2004 share issuances for cash:
Private placements	721,882	1,897,068
Exercise of warrants	149,310	357,368
Exercise of stock options	19,500	48,750
Share issuance costs	—	(36,000)
2004 loss			(753,596)

Balance, January 31, 2004	4,361,685	29,646,238	(19,950,053)
2005 share issuances for cash:
Private placements	255,220	1,039,464
Exercise of warrants	1,600	4,960
Exercise of stock options	30,400	76,000
Share issuance costs		(11,984)
2005 loss			(878,819)

Balance, January 31, 2005	4,648,905	30,754,678	(20,828,872)
2006 share issuances for cash:
Exercise of warrants	9,397	25,944
Exercise of stock options	102,500	174,250
Shares returned to treasury	(2,500)	(11,000)
Fair value of stock options exercised	—	87,560
Shares issued for Marcus Corp purchase	347,964	528,905
2006 loss			(3,067,474)

Balance, January 31, 2006	5,106,266	$31,560,337	$(23,896,346)

(c) At January 31, 2006, the following director, officer and employee stock options are outstanding and exercisable enabling the holders to acquire additional common shares as follows:

Number of Shares	Exercise Price	Expiry Date

300,400	$1.70	December 1, 2009
32,500	$1.70	April 12, 2010
365,000	$3.55	December 12, 2010

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

The Company has granted founders, directors, officers and certain employees stock options. Stock option activity is summarized as follows:

		Weighted
		Average
	Number	Exercise
	of Shares	Price

Balance outstanding, January 31, 2003	202,750	$2.50
2004 — Cancelled	(10,000)	2.50
2004 — Exercised	(19,500)	2.50

Balance outstanding, January 31, 2004	173,250	2.50
2005 — Granted	412,900	1.70
2005 — Cancelled	(20,250)	1.71
2005 — Exercised	(30,400)	2.50

Balance outstanding, January 31, 2005	535,500	1.91
2006 — Granted	407,500	3.36
2006 — Expired	(142,600)	2.50
2006 — Exercised	(102,500)	1.70

Balance outstanding, January 31, 2006	697,900	$2.67

The Company in fiscal 2005 adopted a formal stock option plan which provides for the granting of options to directors, officers, employees and consultants for a maximum of 706,000 shares (representing approximately 20% of the issued share capital of the Company as at the date of approval of the Plan by the Board). The Company recorded compensation expense of $1,056,100 (2005 — $343,533) with respect to stock options granted. The weighted average fair value of the options granted as at January 31, 2006 was $2.59 per share (2005 — $0.83 per share).

The fair value of options granted was estimated at the date of granting using the Black-Scholes option pricing model with the following assumptions: risk-free interest rates of 4.09% and 4.42%, dividend yield of 0.0%, volatility factors of 104.23% and 101.41, and a life of 5 years.

The Black-Scholes valuation model was developed for use in estimating the fair value of traded options, which are fully transferable and freely traded. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility, changes in the subjective input assumptions can materially affect the fair value estimate.

(d) At January 31, 2006, the Company has outstanding share purchase warrants enabling the holders to acquire additional common shares as follows. Subsequent to year-end, the warrants with expiry dates of February 16 and 17, 2006 expired without being exercised:

Number of Shares	Exercise Price	Expiry Date

104,380	$4.80	February 16, 2006
148,340	$5.50	February 17, 2006
391,900	$3.10	October 12, 2006
200,000	$3.60	November 17, 2006
100,000	$3.90	December 19, 2006
171,078	$2.00	September 15, 2007

1,115,698

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

11.	Contributed Surplus

	2006	2005

Balance, beginning of the year	$343,533	$—
Stock-based compensation expense	1,056,100	343,533
Warrants issued on acquisition of Marcus Corporation	116,100	—
Fair value of stock options exercised	(87,560)	—

	$1,428,173	$343,533

12.	Commitments

(a) The Company entered into a new cost-sharing agreement during 2005 to reimburse a related party for a variable percentage (2005 fixed percentage — 20%; 2004 fixed percentage — 20%) of its overhead expenses, to reimburse 100% of its out-of-pocket expenses incurred on behalf of the company, and to pay a percentage fee based on the total overhead and corporate expenses referred to above. The agreement may be terminated with one-month notice by either party.

A total of $166,203 (2005 — $135,140; 2004 — $107,393) was charged to operations in relation to the cost sharing agreement.

(b) The Company entered into a 12 month Investor Relations Agreement on July 1, 2005 with Investors Relations Services Group John Mullen & Partners (“IRS”) to provide investor relations services in Europe. In consideration for the services rendered, the Company has agreed to pay IRS fees totalling $18,000 plus expenses (2005 — $nil; 2004 — $nil).

13.	Related Party Transactions

Related party transactions not disclosed elsewhere in the financial statements are as follows:

(a) Included in advances receivable are amounts due from related parties, as well as third party receivables. These amounts due from related parties include $28,003 (2005 — $28,003) due from a joint venture with common management and common directors; $7,850 (2005 — $Nil) from a company controlled by a Director; $1,430 (2005 — $Nil) from a director of the Company and $13,124 (2006: $89,992 less an allowance for bad debt of $76,868; 2005: $122,048 less an allowance for bad debt of $90,621) with two companies with common management and common directors.

(b) Advances payable include $31,620 (2005 — $31,333) due to Directors in regards to past directors’ fees; $26,922 (2005 — $10,695) due to a company with common management in regards to the cost sharing agreement for overhead expenses; $nil (2005 — $32,540) to a company with common management and directors and $3,414 (2005 — $1,784) to a company controlled by a Director.

(c) Consulting fees of $30,000 (2005 — $30,000; 2004 — $22,500) were paid to a company owned by a director.

(d) Management fees of $105,000 (2005 — $75,000; 2004 — $90,000) were paid to a company owned by a director.

(e) Directors’ fees of $12,000 (2005 — $14,000; 2004 — $24,000) were paid to directors of the Company.

(f) An allowance in the amount of $209,840 (2005 — $209,840; 2004 — $209,840) has been accrued in respect of advances made to a Company with common management.

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

(g) The loan receivable of $83,000 (2005 — $50,000) is due from a subsidiary of a related company with common management that provides drilling services. The amount due is non-interest bearing, unsecured and due on demand.

(h) Included in accounts payable and accrued liabilities are bonuses payable to a director of the Company in the amount of $525,000 (2005 — $Nil).

These transactions are in the normal course of operations and are measured at the exchange amount, which is the consideration established and agreed to by the related parties, unless otherwise noted.

14.	Site Restoration Obligation

Management has assessed their site restoration obligations and the associated liability to be recognized in the current period. Management has estimated that the costs would approximate $16,000 (2005 — $nil). Management will continue to assess their site restoration obligations and the associated liability as further information becomes known.

15.	Income Taxes

The reconciliation of the future income tax recovery (expense) rate to the statutory rate is as follows:

	2006	2005	2004
		Restated	Restated
		(Note 2)	(Note 2)

Loss before taxes	$(2,289,463)	$(878,819)	$(753,596)
Income tax rate	34.75%	35.62%	35.62%
Income tax recovery at the statutory rate	795,474	313,035	268,431
Permanent differences	(354,610)	(166,879)	(49,269)
Expiration of losses	(1,018,575)	(158,065)	(285,593)
Share issuance costs	—	4,269	12,823
Changes in income tax rates	(95,008)	(185)	(498)
Foreign exchange differences	86,719	19,125	48,807
Change in the valuation allowance	(192,000)	(11,300)	5,299

Net future income tax recovery (expense)	$(778,000)	$—	$—

The components of the future income tax assets (liabilities) are as follows:

	2006	2005
		Restated
		(Note 2)

Future income assets:
Non-capital loss carry-forwards	$2,758,000	$3,351,000
Resource interests	775,000	809,000
Other	112,338	141,000

	3,645,338	4,301,000
Less: valuation allowance	(2,181,000)	(1,989,000)

Net future income tax asset	$1,464,338	$2,312,000
Future income tax liability:
Resource interests	(2,913,000)	(2,630,000)

Net future income tax liability	$(1,448,662)	$(318,000)

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

The valuation allowance reflects the Company’s estimate that the tax assets, more likely than not, will not be realized.

At January 31, 2006, the Company had, for Canadian tax purposes, operating losses aggregating approximately $3,798,000. These losses are available to reduce taxable incomes earned by the Canadian operations of future years and expire as follows:

2007	$420,000
2008	243,000
2009	231,000
2010	527,000
2011	627,000
2015	522,000
2016	1,228,000

$3,798,000

The net operating losses available to offset revenues of the US operations are approximately US$3,648,000 (2005 — US$4,700,000) and expire at various times through 2017.

16.	Segmented Information

The Company is involved in mineral exploration and development activities principally in United States. The Company is in the development stage and, accordingly, has no reportable segment revenues or operating results for each of the 2006, 2005 and 2004 fiscal year.

	2006
	Canada	USA	Total

Current assets	$695,738	$99,547	$795,285
Investment in securities	74,833	72,575	147,408
Loan Receivable	83,000	—	83,000
Equipment	3,634	—	3,634
Mineral properties	—	10,095,609	10,095,609
Reclamation deposit	—	260,976	260,976

	$857,205	$10,528,707	$11,385,912

	2005
	Canada	USA	Total

Current assets	$1,511,905	$50,989	$1,562,894
Investment in securities	57,359	72,575	129,934
Loan Receivable	50,000	—	50,000
Equipment	4,543	—	4,543
Mineral properties	—	8,472,255	8,472,255
Reclamation deposit	—	518,057	518,057

	$1,623,807	$9,113,876	$10,737,683

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

17.	Subsequent Events

(a) The Company closed a non-brokered private placement of 1,500,000 shares at a price of $3.00 per share on March 4, 2006.

(b) The Company announced on March 6, 2006 that it has received an offer by U.S. Gold Corporation to acquire all of the Company’s outstanding common shares. Under the proposal, U.S. Gold Corporation would offer 0.63 share of U.S. Gold common stock for each outstanding common share of the Company. To date this transaction has not closed.

18.	Differences Between Canadian And United States Generally Accepted Accounting Principles (Canadian GAAP And U.S. GAAP)

These consolidated financial statements and the selected financial data have been prepared under Canadian GAAP.

For each year of presentation, the modifications necessary in order for these consolidated financial statements to conform to U.S. GAAP have been suitably provided as follows:

(a)	Reconciliation of Consolidated Balance Sheet items:

(i)  Reconciliation of Total Assets and Liabilities

	2006	2005
		Restated
		(Note 2)

Total assets per CDN GAAP	$11,385,912	$10,737,683
Mineral properties (note 18(h))	(9,057,135)	(8,472,255)
Investment securities	(8,810)	5,771

Total assets per US GAAP	$2,319,967	$2,271,199

Total liabilities per US/CDN GAAP	$2,233,748	$450,289

(ii)  Reconciliation of Deficit under U.S. GAAP

	2006	2005	2004
		Restated	Restated
		(Note 2)	(Note 2)

Deficit end of year per CDN GAAP	$(23,896,346)	$(20,828,872)	$(19,950,053)
Stock compensation expense	(60,000)	(60,000)	(60,000)
Deferred exploration expenditures, net	(9,057,135)	(8,472,255)	(7,574,347)

Deficit end of year per US GAAP	$(33,013,481)	$(29,361,127)	$(27,584,400)

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

(b)	Reconciliation of Consolidated Statement of Income items:

Reconciliation of Net Loss under U.S. GAAP

	Year Ended	Year Ended	Year Ended
	January 31,	January 31,	January 31,
	2006	2005	2004
		Restated
		(Note 2)

Net loss for the year per CDN GAAP	$(3,067,474)	$(878,819)	$(753,596)
Deferred exploration expenditures	(584,880)	(897,908)	(420,054)
Writedown of deferred exploration expenditures	—	—	4,968

Net loss for the year per U.S. GAAP	$(3,652,354)	$(1,776,727)	$(1,168,682)
Unrealized gain (loss) on investment securities	(14,581)	5,771	—

Net comprehensive loss for the year per U.S. GAAP	$(3,696,935)	$(1,770,956)	$(1,168,682)

(c)	Loss Per Share U.S. GAAP

	Year Ended	Year Ended	Year Ended
	January 31,	January 31,	January 31,
	2006	2005	2004

Loss Per Share
— basic and diluted	$(0.76)	$(0.38)	$(0.32)

(d)	Comprehensive Income

Statement of Financial Accounting Standards No. 130 requires the reporting of comprehensive income in addition to net earnings. Comprehensive income includes net income plus other comprehensive income; specifically, all changes in equity of a company during a period arising from non-owner sources.

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

Under US GAAP, a statement of changes in shareholders’ equity and comprehensive income in the following format would form a part of the annual consolidated financial statements:

Consolidated Statement of Changes in Shareholders’ Equity

								Accumulated
								Other
						Compre-		Compre-	Total
	Share Capital				Additional	hensive		hensive	Share-
	Number of		Share		Paid in	Income		Income	holders’
	Shares	Amount	Subscriptions	Warrants	Capital	(Loss)	Deficit	(Loss)	Equity
							Restated		Restated
							(Note 2)

Balance forward, January 31, 2003	3,470,994	$27,379,052	$—	$—	$60,000		$(26,415,718)	$—	$1,023,334
Share subscriptions	—	—	791,720	—	—	—	—	—	791,720
Issuance of shares (see Note 10(b))	890,691	2,267,186	—	—	—	—	—	—	2,267,186
Components of comprehensive income:
— net income (loss)	—	—	—	—	—	(1,168,682)	(1,168,682)	—	(1,168,682)

						$(1,168,682)

Balance, January 31, 2004	4,361,685	$29,646,238	$791,720	$—	$60,000		$(27,584,400)	$—	$2,913,558

Balance forward, January 31, 2004	4,361,685	$29,646,238	$791,720	$—	$60,000		$(27,584,400)	$—	$2,913,558
Share subscriptions	—	—	(791,720)	—	—	—	—	—	(791,720)
Issuance of shares (see Note 10(b))	287,220	1,108,440	(11,945)	—	—	—	—	—	1,096,495
Stock-based compensation expense	—	—	—	—	343,533	—	—	—	343,533
Components of comprehensive income:
— net income (loss)	—	—	—	—	—	(1,776,727)	(1,776,727)	—	(1,776,727)
— change in unrealized gain (loss) of marketable securities	—	—	—	—	—	5,771	—	5,771	5,771

						$(1,770,956)

Balance, January 31, 2005	4,648,905	$30,754,678	$(11,945)	$—	$403,533		$(29,361,127)	$5,771	$1,790,910
Share subscriptions	—	—	71,945	—	—	—	—	—	71,945
Issuance of shares (see Note 10(b))	457,361	805,659	—	116,100	—	—	—	—	921,759
Stock-based compensation expense	—	—	—	—	1,056,100	—	—	—	1,056,100
Fair value of stock option exercises	—	—	—	—	(87,560)	—	—	—	(87,560)
Components of Comprehensive income:
— net income (loss)	—	—	—	—	—	(3,652,354)	(3,652,354)	—	(3,652,354)
— change in unrealized gain (loss) of marketable securities	—	—	—	—	—	(14,581)	—	(14,581)	(14,581)

						$(3,696,935)

Balance, January 31, 2006	5,106,266	$31,560,337	$60,000	$116,100	$1,372,073		$(33,013,481)	$(8,810)	$86,219

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

(e)	Supplemental Financial Information

(i)  Reconciliation of Cash Flows Under U.S. GAAP

Cash Flows from Operating Activities

	2006	2005	2004

Cash provided by (used in) operating activities per CDN GAAP	$(677,443)	$(556,184)	$(1,021,895)
Deferred exploration expenditures	(584,880)	(897,908)	(420,054)

Cash provided by (used in) operating activities per US GAAP	$(1,262,323)	$(1,454,092)	$(1,441,949)

Cash Flows from Investing Activities

	2006	2005	2004

Cash provided by (used in) investing activities per CDN GAAP	$(392,771)	$(914,246)	$264,756
Deferred exploration expenditures	584,880	897,908	420,054

Cash provided by (used in) investing activities per US GAAP	$192,109	$(16,338)	$684,810

(f)	Additional Disclosure Required by U.S. GAAP

(i)  Operations in a Foreign Country

The Company is subject to numerous factors relating to conducting business in a foreign country (including, without limitation, economic, political and currency risk), any of which could have a significant impact on the Company’s operation.

The Company’s U.S. subsidiaries, Coral Resources, Inc., Marcus Corporation and Coral Energy Corporation of California are subject to U.S. corporation tax on profits.

(g)	Additional Disclosure Required by SEC

The SEC requires that related party transactions be disclosed as a separate line in the financial statements. Under this requirement, the following related party transactions would have been shown separately as related party balances in the financial statements:

(i) Included in advances receivable are related party transactions of, $28,003 (2005 — $28,003; 2004 — $28,003) due from a joint venture with common management and common directors; $7,850 (2005 — $Nil; 2004 — $Nil) from a company controlled by a Director; $1,430 (2005 — $Nil; 2004 — $Nil) from a director of the Company and $13,124 (2006: $89,992 less an allowance for bad debt of $76,868; 2005: $122,048 less an allowance for bad debt of $90,621; 2004: $90,621) with two companies with common management and common directors.

(ii) Consulting fees of $30,000 (2005 — $30,000; 2004 — $22,500) were paid to a company owned by a director.

(iii) Management fees of $105,000 (2005 — $75,000; 2004 — $90,000) were paid to a company owned by a director.

(iv) Directors’ fees of $12,000 (2005 — $14,000; 2004 — $24,000) were paid to directors of the Company.

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

(v) An allowance in the amount of $209,840 (2005 — $209,840) has been accrued in respect of advances made to a company with common management.

(vi) The loan receivable of $83,000 (2005 — $50,000) is due from a subsidiary of a related company that provides drilling services. The amount due is non-interest bearing, unsecured and due on demand.

(vii) Included in accounts payable are $525,000 (2005 — $Nil) of amounts due to a Director of the Company, as a bonus.

(viii) Investment securities and marketable securities would be noted as a related party on the balance sheet.

(h)	Deferred Exploration Expenditures

The Company follows the policy of deferring all acquisition and exploration costs relating to the mineral properties held. Under US GAAP, the deferred exploration expenditures would have been expensed in the year they were incurred (see note 7(a) to 7(d)).

CORAL GOLD RESOURCES LTD.

Consolidated Balance Sheets
(Prepared by Management)

	July 31,	January 31,
	2006	2006

ASSETS
Current
Cash and cash equivalents	$3,974,850	$663,071
Advances receivable (note 7(b))	71,854	62,358
Interest receivable	12,585	—
Prepaid expenses	81,417	69,856

	4,140,706	795,285
Investment securities	147,408	147,408
Loan receivable (note 7(f))	83,000	83,000
Equipment	3,272	3,634
Mineral properties (note 5)	10,632,985	10,095,609
Reclamation deposit	263,182	260,976

	$15,270,553	$11,385,912

LIABILITIES
Current
Accounts payable and accrued liabilities (note 7(d))	$390,902	$696,810
Advances payable (note 7(c))	46,037	61,956

	436,939	758,766

Site restoration obligation	16,000	16,000

Future income tax liability	1,448,662	1,448,662

Non-controlling interest	10,317	10,320

SHAREHOLDERS’ EQUITY
Subscriptions received in advance	—	60,000
Share capital (note 6)	36,413,491	31,560,337
Contributed surplus	1,428,173	1,428,173
Deficit	(24,483,029)	(23,896,346)

	13,358,635	9,152,164

	$15,270,553	$11,385,912

NOTE 1 — NATURE OF OPERATIONS

Approved by the Directors:

/s/ Louis Wolfin	Director	/s/ Gary Robertson	Director

CORAL GOLD RESOURCES LTD.

Consolidated Interim Statements of Operations and Deficit
(Unaudited — Prepared by Management)

	Three Months Ended July 31,		Six Months Ended July 31,
	2006	2005	2006	2005

Revenue
Interest income	$43,930	$2,461	$70,968	$5,897

Expenses
Amortization	181	159	362	443
Consulting fees	57,500	10,020	92,300	20,020
Directors fees	—	—	50,000	—
Investor relations and shareholder information	53,669	23,089	69,072	39,426
Legal and accounting	188,356	14,922	225,468	51,612
Listing and filing fees	2,440	4,381	31,411	7,581
Management fees	32,800	22,500	60,475	45,000
Office and miscellaneous	18,458	17,137	40,227	34,921
Salaries and benefits	18,071	25,614	37,203	49,735
Stock-based compensation	—	—	—	36,400
Transfer agent fees	6,844	3,136	10,544	4,890
Travel	27,325	17,498	38,643	39,415

	405,644	138,456	655,705	329,443

Operating loss	(361,714)	(135,995)	(584,737)	(323,546)
Other items
Recovery of bad debt	3,464	—	3,464	—
Foreign exchange gain (loss)	(4,897)	(13,822)	(5,413)	(6,740)

Loss for the period before non-controlling interest	$(363,147)	$(149,817)	$(586,686)	$(330,286)
Non-controlling interest gain	—	—	3	—

Loss for the period	(363,147)	(149,817)	(586,683)	(330,286)
Deficit, beginning of period	(24,119,882)	(20,691,341)	(23,896,346)	(20,510,872)

Deficit, end of period	$(24,483,029)	$(20,841,158)	$(24,483,029)	$(20,841,158)

Loss per share	$(0.05)	$(0.03)	$(0.09)	$(0.07)

Weighted average number of common shares outstanding	6,719,932	4,651,155	6,425,173	4,650,030

CORAL GOLD RESOURCES LTD.

Consolidated Interim Statements of Cash Flows
(Unaudited — Prepared by Management)

	Three Months Ended July 31,		Six Months Ended July 31,
	2006	2005	2006	2005

Cash flows from (used in) operating activities
Loss for the year	$(363,147)	$(149,817)	$(586,683)	$(330,286)
Adjustments for items not involving cash:
— amortization	181	159	362	443
— stock based compensation	—	—	—	36,400
— non-controlling interest	—	—	(3)	—

	(362,966)	(149,658)	(586,324)	(293,443)
Change in non-cash working capital:
— increase (decrease) in advances receivable	(19,172)	(7,779)	(9,496)	4,378
— increase (decrease) prepaid expenses	(3,370)	(18,457)	(11,561)	(15,090)
— (increase) decrease in share subscription receivable	—	11,000	—	11,945
— increase (decrease) in accounts payable and accrued liabilities	17,289	59,673	(305,908)	51,220
— decrease (increase) in advances payable	(34,692)	(363)	(15,919)	(6,305)
— increase (decrease) in subscriptions received in advance	—	—	(60,000)	—

	(402,911)	(105,584)	(989,208)	(247,295)

Cash flows from (used in) investing activities
Mineral properties acquisition and exploration expenditures incurred	(413,977)	(206,753)	(537,376)	(285,811)
Interest receivable	(12,585)	—	(12,585)	—
Loan receivable	—	—	—	(33,000)
Decrease (increase) in reclamation deposit amounts	(2,206)	12,702	(2,206)	5,315

	(428,768)	(194,051)	(552,167)	(313,496)

Cash flows from financing activities
Issuance of shares for cash, net	192,749	900	4,853,154	900

Net increase (decrease) in cash and cash equivalents	(638,930)	(298,735)	3,311,779	(559,891)
Cash and cash equivalents, beginning of period	4,613,780	1,210,990	663,071	1,472,146

Cash and cash equivalents, end of period	$3,974,850	$912,255	$3,974,850	$912,255

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Interim Financial Statements
July 31, 2006
(Unaudited — Prepared by Management)

1.	Nature of Operations

These consolidated financial statements have been prepared on a going-concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business in the foreseeable future. The Company is in the process of exploring its mineral interests and has not yet determined whether these properties contain ore reserves that are economically recoverable. The continued operations of the Company and the recoverability of mineral property costs is dependent upon the discovery of economically recoverable mineral reserves, the ability of the Company to obtain necessary financing to complete the development and upon future profitable production. Management’s plan in this regard is to raise equity financing as required.

2.	Basis of Presentation

These unaudited interim financial statements have been prepared in accordance with the instructions for the preparation of such financial statements contained in the CICA Handbook Section 1751. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such instructions. These unaudited interim financial statements should be read in conjunction with the audited financial statements and accompanying notes thereto for the fiscal year ended January 31, 2006. These interim financial statements have not been reviewed by an auditor.

In the opinion of the Company’s management, all adjustments considered necessary for a fair presentation of these unaudited financial statements have been included and all such adjustments are of a normal recurring nature. Operating results for the six month period ended July 31, 2006 is not necessarily indicative of the results that can be expected for the year ended January 31, 2007.

3.	Basis of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Coral Resources, Inc. and Coral Energy Corporation of California and its 98.49% owned subsidiary Marcus. Significant inter-company accounts and transactions have been eliminated.

4.	Comparative Figures

Certain of the comparative figures for 2005 have been reclassified, where applicable, to conform to the presentation adopted for the current year.

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Interim Financial Statements — (Continued)

5.	Mineral Properties

The following is a summary of mineral property expenditures for the six months ended July 31, 2006:

Balance, beginning of period		$10,095,609
Robertson Property
Assays	$48,950
Consulting	172,140
Drilling	240,671
Field supplies and other	4,999
Lease payments	53,300
Reclamation	9,376
Water analysis	481

Total expenditures for Robertson Property		537,376

Balance, end of period		$10,632,985

6.	Share Capital

(a)	Authorized Unlimited common shares without par value

(b)	Issued

	2006		2005
	Shares	Amount	Shares	Amount

Balance, January 31,	5,106,266	$31,560,337	4,648,905	$30,754,678
Private placements	1,500,000	4,500,000	—	—
Exercise of warrants	58,212	160,064	—	—
Exercise of stock options	14,500	28,350	—	—
Warrants returned to treasury	(2,000)	(11,000)	—	—
Share issuance costs	—	(17,009)	—	—

Balance, April 30,	6,676,978	$36,220,742	4,648,905	$30,754,678
Exercise of warrants	67,232	173,624	—	—
Exercise of stock options	11,250	19,125	7,000	11,900
Cancelled shares	—	—	(2,500)	(11,000)

Balance, July 31,	6,755,460	$36,413,491	4,653,405	$30,755,578

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Interim Financial Statements — (Continued)

(c)	Share Purchase Warrants

A summary of share purchase warrants transactions for the year to date is as follows:

Number of
Underlying
Shares

Balance, January 31, 2006	1,115,698
Granted	—
Exercised	(58,212)
Returned to treasury	2,000
Expired	(252,720)

Balance, April 30, 2006	806,766
Granted	—
Exercised	(67,232)

Balance, July 31, 2006	739,534

As at July 31, 2006, the following share purchase warrants were outstanding:

Number of
Underlying
Shares	Exercise Price	Expiry Date

333,900	$3.10	October 12, 2006
192,500	$3.60	November 17, 2006
100,000	$3.90	December 19, 2006
113,134	$2.00	September 15, 2007

739,534

(d)	Stock Options

During the six months ended July 31, 2006, there were no stock options granted by the Company.

A summary of the stock options granted and exercised at the period ended July 31, 2006 is as follows:

	Number	Weighted Average
	of Options	Exercise Price

Balance, January 31, 2006	697,900	$2.67
Exercised	(14,500)	$1.96

Balance, April 30, 2006	683,400	$2.68
Exercised	(11,250)	$1.70

Balance, July 31, 2006	672,150	$2.70

A summary of stock options outstanding and exercisable at the period ended July 31, 2006 is as follows:

		Weighted
		Average	Weighted
		Remaining	Average
Exercise	Number	Contractual	Exercise
Price	Outstanding	Life (yr)	Price

$1.70	309,150	3.37	$1.70
$3.55	363,000	4.37	$3.55

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Interim Financial Statements — (Continued)

7.	Related Party Transactions

Related party transactions not disclosed elsewhere in these statements are as follows:

a) During the six months ended July 31, 2006, the Company paid, or made provision for the future payment, of the following amounts to related parties:

i) $58,281 (2005 — $92,006) for administrative expenses to a private Company beneficially owned by the Company and a number of other public companies related through common Directors;

ii) $45,000 (2005 — $45,000) to a private company controlled by a Director for management fees;

iii) $15,000 (2005 — $15,000) in consulting fees to a private company owned by a Director; and

iv) $50,000 (2005 — $nil) in directors fees to directors of the Company.

b) Included in advances receivable are amounts due from related parties, as well as third party receivables. These amounts due from related parties include $28,003 (2005 — $28,003) due from a joint venture with common management and common directors; $1,414 (2005 — $nil) due from a company controlled by a Director and $13,124 (2005 — $31,427) due from a public company with common management and common directors.

c) Advances payable include $17,000 (2005 — $19,333) due to Directors in regards to past directors’ fees; $22,676 (2005 — $32,540) due to the private company that provides administrative services as disclosed in note 7(a)(i) above; $5,325 (2005 — $nil) to an officer of the Company in regards to management fees and $1,036 (2005 — $nil) due to a private company controlled by a Director of the Company for expense reimbursements.

d) Of the $525,000 included in accounts payable and accrued liabilities as at January 31, 2006 and payable to a director of the Company, $300,000 has been paid to the director in the six month period ending July 31, 2006. The balance still owing and included in accounts payable and accrued liabilities as of July 31, 2006 is $225,000.

e) The loan receivable of $83,000 (2005 — $83,000) is due from a subsidiary of a related company with common management that provides drilling services. The amount due is non-interest bearing, unsecured and due on demand.

These transactions are in the normal course of operations and are measured at the exchange amount, which is the consideration established and agreed to by the related parties, unless otherwise noted.

8.	Commitments

The Company entered into a cost-sharing agreement during 2005 to reimburse a related party for a variable percentage of its overhead expenses, to reimburse 100% of its out-of-pocket expenses incurred on behalf of the company, and to pay a percentage fee based on the total overhead and corporate expenses referred to above. The agreement may be terminated with one-month notice by either party.

9.	Subsequent Events

The Company entered into a 3 month Investor Relations Agreement on August 30, 2006 with Agoracom Investor Relations Corp. (“Agoracom”), to provide online marketing services. In consideration for the services rendered, the Company has agreed to pay Agoracom fees totaling $9,000 and grant Agoracom the option to purchase 20,000 common shares at a price of $3.92 per share.

Subsequent to July 31, 2006 the Company renewed a 12 month Investor Relations Agreement with Investor Relations Group Inc., formerly called Investors Relations Services Group John Mullen & Partners (“IRS”), to

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Interim Financial Statements — (Continued)

provide investor relations services in Europe. In consideration for the services rendered, the Company has agreed to pay IRS fees totaling $18,000 plus expenses.

Subsequent to July 31, 2006 the Company granted incentive stock options for the purchase of up to 280,000 shares at a price of $3.92 per share exercisable on or before September 5, 2011 to directors, officers, employees and consultants of the Company.

Subsequent to July 31, 2006 the Company has had 1,000 share purchase warrants exercised for total proceeds of $3,100.

10.	Differences Between Canadian (“CDN”) and United States (“US”) GAAP

These consolidated financial statements and the selected financial data have been prepared under CDN GAAP.

For each period of presentation, the modifications necessary in order for these consolidated financial statements to conform to US GAAP have been suitably provided as follows:

(a)	Reconciliation of Consolidated Balance Sheet items:

(i)  Reconciliation of Total Assets and Liabilities

	July 31,	July 31,
	2006	2005

Total assets per CDN GAAP	$15,270,553	$10,501,557
Mineral properties	(9,594,511)	(7,956,107)
Investment securities	5,711	(49,160)

Total assets per US GAAP	$5,681,753	$2,496,290

Total liabilities per CDN and US GAAP	$1,911,918	$207,204

Total equity per CDN GAAP	$13,358,635	$10,294,353
Mineral properties	(9,594,511)	(7,956,107)
Investment securities	5,711	(49,160)

Total equity per US GAAP	$3,769,835	$2,289,086

(ii)  Reconciliation of Deficit under U.S. GAAP

	July 31,	July 31,
	2006	2005

Deficit end of period per CDN GAAP	$(24,483,029)	$(21,159,158)
Stock compensation expense	(60,000)	(60,000)
Deferred exploration expenditures, net	(9,594,511)	(7,956,107)

Deficit end of period per US GAAP	$(34,137,540)	$(29,175,265)

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Interim Financial Statements — (Continued)

(b)	Reconciliation of Consolidated Statement of Income items:

Reconciliation of Net Loss under US GAAP

	Three Months Ended July 31,		Six Months Ended July 31,
	2006	2005	2006	2005

Net loss for the period per CDN GAAP	$(363,147)	$(149,817)	$(586,683)	$(330,286)
Deferred exploration expenditures	(413,977)	(206,753)	(537,376)	(285,811)

Net loss for the period under US GAAP	(777,124)	(356,570)	(1,124,059)	(616,097)
Unrealized gain (loss) on investment securities	(151,721)	(224,066)	14,521	(57,824)

Net comprehensive income (loss) for the period per US GAAP	$(928,845)	$(580,636)	$(1,109,538)	$(673,921)

Income (loss) per share under US GAAP	$(0.14)	$(0.12)	$(0.17)	$(0.14)

(c)	Supplemental Financial Information

Reconciliation of Cash Flows under US GAAP

	Three Months Ended July 31,		Six Months Ended July 31,
	2006	2005	2006	2005

Cash Flows from Operating Activities
Cash provided by (used in) operating activities per CDN GAAP	$(402,911)	$(105,584)	$(989,208)	$(247,295)
Deferred exploration expenditures	(413,977)	(206,753)	(537,376)	(285,811)

Cash provided by (used in) operating activities per US GAAP	$(816,888)	$(312,337)	$(1,526,584)	$(533,106)

Cash Flows from Investing Activities
Cash provided by (used in) investing activities per CDN GAAP	$(428,768)	$(194,051)	$(552,167)	$(313,496)
Deferred exploration expenditures	413,977	206,753	537,376	285,811

Cash provided by (used in) investing activities per US GAAP	$(14,791)	$12,702	$(14,791)	$(27,685)

Cash provided by financing activities per CDN and US GAAP	$192,749	$900	$4,853,154	$900

(d)	Additional Disclosure Required by US GAAP

(i)  Operations in a Foreign Country

The Company is subject to numerous factors relating to conducting business in a foreign country (including, without limitation, economic, political and currency risk), any of which could have a significant impact on the Company’s operation.

The Company’s U.S. subsidiaries, Coral Resources, Inc., Marcus Corporation and Coral Energy Corporation of California are subject to U.S. corporation tax on profits.

CORAL GOLD RESOURCES LTD.

Notes to Consolidated Interim Financial Statements — (Continued)

(e)	Additional Disclosure Required by SEC

The SEC requires that related party transactions be disclosed as a separate line in the financial statements. Under this requirement, the following related party transactions would have been shown separately as related party balances in the financial statements:

(i) Included in advances receivable are related party transactions of, $28,003 (2005 — $28,003; 2004 — $28,003) due from a joint venture with common management and common directors; $1,414 (2005 — $nil; 2004 — $nil) from a company controlled by a Director and $13,124 (2005 — $31,427; 2004: $11,299) with two companies with common management and common directors.

(ii) Consulting fees of $15,000 (2005 — $15,000; 2004 — $15,000) were paid to a company owned by a director.

(iii) Management fees of $45,000 (2005 — $45,000; 2004 — $45,000) were paid to a company owned by a director.

(iv) Directors’ fees of $50,000 (2005 — $nil; 2004 — $nil) were paid to directors of the Company.

(v) An allowance in the amount of $209,840 (2005 — $209,840; 2004 — $209,840) has been accrued in respect of advances made to a company with common management.

(vi) The loan receivable of $83,000 (2005 — $50,000; 2004 — $nil) is due from a subsidiary of a related company that provides drilling services. The amount due is non-interest bearing, unsecured and due on demand.

(vii) Advances payable include $17,000 (2005 — $19,333) due to Directors in regards to past directors’ fees; $22,676 (2005 — $18,174; 2004 — $nil) due to the private company that provides administrative services; $5,325 (2005 — $nil; 2004 — $nil) to an officer of the Company in regards to management fees and $1,036 (2005 — $nil; 2004 — $nil) due to a private company controlled by a Director of the Company for expense reimbursements.

(viii) Included in accounts payable is $225,000 (2005 — $nil; 2004 — $nil) of amounts due to a Director of the Company, as a bonus.

(ix) Investment securities would be noted as a related party on the balance sheet.

(x) Administrative expenses of $58,281 (2005 — $92,006; 2004 — $46,490) were paid to a private Company beneficially owned by the Company and a number of other public companies related through common Directors

Deferred Exploration Expenditures

The Company follows the policy of deferring all acquisition and exploration costs relating to the mineral properties held. Under US GAAP, the deferred exploration expenditures would have been expensed in the year they were incurred.

APPENDIX D — FINANCIAL STATEMENTS OF NEVADA PACIFIC

NEVADA PACIFIC GOLD LTD.
June 30, 2006, 2005 and 2004
Consolidated Financial Statements
(Expressed in US Dollars)

MANAGEMENT’S RESPONSIBILITY FOR FINANCIAL REPORTING

The accompanying consolidated financial statements and the information contained in the management discussion and analysis have been prepared by the management of the Company. The financial statements have been prepared in accordance with Canadian generally accepted accounting principles and reconciled to United States generally accepted accounting principles as set out in note 17 and, where appropriate, reflect management’s best estimates based on currently available information. A system of internal accounting control is maintained to provide reasonable assurance that financial information is accurate and reliable.

The Company’s independent auditors, PricewaterhouseCoopers LLP, who have been appointed by the shareholders, conduct an audit in accordance with generally accepted auditing standards in Canada to allow them to express an opinion on the financial statements.

The Audit Committee of the Board of Directors meets periodically with management and the independent auditors to review the scope and results of the annual audit, and to review the financial statements and related reporting matters prior to submission to the Board.

/s/ David Hottman	/s/ W.R. (Bill) Franklin
David Hottman,	W. R. (Bill) Franklin,
President & Chief Executive Officer	Chief Financial Officer
September 28, 2006	September 28, 2006

Report of Independent Registered Public Accounting Firm

To the Shareholders of
Nevada Pacific Gold Ltd.

We have audited the consolidated balance sheets of Nevada Pacific Gold Ltd. (the “Company”) as at June 30, 2006 and 2005 and the consolidated statements of operations, deficit, cash flows and mineral property expenditures for each of the three years ended June 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2006 and 2005 and the results of its operations and its cash flows for each of the three years ended June 30, 2006 in accordance with Canadian generally accepted accounting principles.

/s/ Pricewaterhouse Coopers LLP
Chartered Accountants
Vancouver, British Columbia
September 28, 2006

Comments by the Auditors for U.S. Readers on Canadian-U.S. Reporting Conflict

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by significant conditions and events that cast substantial doubt on the Company’s ability to continue as a going concern, such as those described in note 1 to the consolidated financial statements. Reporting standards for auditors in the United States also require the addition of an explanatory paragraph when there is a change in accounting principle that has a material affect on the comparability of the Company’s financial statements, such as the change in accounting for stock based compensation described in note 2 to the financial statements. Our report to the directors dated September 28, 2006 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions and such changes in accounting policy in the auditors’ report when these are adequately disclosed in the financial statements.

/s/ Pricewaterhouse Coopers LLP
Chartered Accountants
Vancouver, British Columbia
September 28, 2006

NEVADA PACIFIC GOLD LTD.

CONSOLIDATED BALANCE SHEETS
As at June 30th

	2006	2005
	(Expressed in US Dollars)

ASSETS
Current assets
Cash and cash equivalents	$3,659,738	$957,251
Accounts receivable	180,697	273,165
Product inventory and stockpiled ore (Note 4)	109,074	4,112,633
Supplies inventory	285,152	414,366
Prepaid expenses	239,424	223,372

	4,474,085	5,980,787
Property, plant and equipment (Note 5)	13,306,314	13,388,954
Mineral properties (Note 6)	4,661,805	3,106,357
Reclamation bonds	96,363	93,228

	$22,538,567	$22,569,326

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$1,194,495	$1,783,277

	1,194,495	1,783,277
Other liabilities	112,397	175,217
Asset retirement obligation (Note 7)	1,684,812	1,567,267

	1,797,209	1,742,484

SHAREHOLDERS’ EQUITY
Share capital (Note 8)	30,955,143	25,920,223
Contributed capital (Note 9)	1,490,594	1,001,674
Deficit	(12,898,874)	(7,878,332)

	19,546,863	19,043,565

	$22,538,567	$22,569,326

Nature of operations and Going Concern (Note 1)
Commitments (Note 15)
Subsequent Events (Note 18)

Approved by the Board:

/s/ Michael Beley	/s/ Gary Nordin

Michael Beley,	Gary Nordin,
Director	Director

See accompanying notes to consolidated financial statements

NEVADA PACIFIC GOLD LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS
For the years ended June 30th

	2006	2005	2004
	(Expressed in US Dollars)

GOLD SALES	$6,649,300	$5,175,235	$—

COST OF SALES	7,903,654	3,347,153	—
DEPRECIATION AND DEPLETION	734,618	727,815	—
ROYALTIES	381,572	262,197	—

	9,019,844	4,337,165	—

EARNINGS (LOSS) FROM MINING OPERATIONS	(2,370,544)	838,070	—

EXPENSES AND OTHER INCOME
General and administrative	1,944,511	2,084,400	1,538,190
Interest and financing costs	—	22,378	1,159
Stock-based compensation	611,572	559,963	39,120
Foreign exchange losses	36,904	115,796	117,226
Other income	(57,349)	(37,942)	(89,433)

	2,535,638	2,744,595	1,606,262

LOSS BEFORE THE UNDERNOTED ITEMS	4,906,182	1,906,525	1,606,262

Write-down of mineral properties	114,360	630,332	330,285
Gain on disposal of mining equipment	—	(155,199)	—
			—

LOSS FOR THE YEAR	$5,020,542	$2,381,658	$1,936,547

Basic and diluted loss per share	$0.08	$0.05	$0.06

Weighted average number of shares outstanding	60,304,369	51,295,350	30,305,758

See accompanying notes to consolidated financial statements

NEVADA PACIFIC GOLD LTD.

CONSOLIDATED STATEMENTS OF DEFICIT
For the years ended June 30th

	2006	2005	2004
	(Expressed in US Dollars)

DEFICIT, Beginning of year
As previously reported	$7,878,332	$5,209,298	$3,272,751
Change in accounting policy (Note 2 — Stock Compensation)	—	287,376	—

As restated	7,878,332	5,496,674	3,272,751
Loss for the year	5,020,542	2,381,658	1,936,547

DEFICIT, End of year	$12,898,874	$7,878,332	$5,209,298

See accompanying notes to consolidated financial statements

NEVADA PACIFIC GOLD LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended June 30th

	2006	2005	2004
	(Expressed in US Dollars)

CASH PROVIDED BY (USED FOR) OPERATIONS
Loss for the period	$(5,020,542)	$(2,381,658)	$(1,936,547)
Items not affecting cash
Depreciation, depletion & amortization	758,435	750,867	15,978
Accretion of asset retirement obligation	117,545	44,540	—
Stock based compensation	611,572	559,963	39,120
Write-off of mineral properties	114,360	630,332	330,285
Gain on disposal of mining equipment	—	(155,199)	—
Severance expense	(27,820)	61,106	—

	(3,446,450)	(490,049)	(1,551,164)
Changes in non-cash working capital items (Note 12)	2,970,312	(4,357,410)	720,590

	(476,138)	(4,847,459)	(830,574)

INVESTING ACTIVITIES
Property, plant and equipment	(25,700)	(3,987,643)	(1,889,409)
Proceeds from disposal of equipment	—	200,199	—
Acquisition of Pangea Resources Inc (Note 3)	—	—	(4,323,753)
Reclamation bonds	(3,135)	(45,256)	(47,972)
Expenditures on mineral properties, net of recoveries	(1,704,808)	(1,321,555)	(1,223,327)

	(1,733,643)	(5,154,255)	(7,484,461)

FINANCING ACTIVITIES
Common shares issued:
On private placements	4,541,507	10,262,635	7,871,295
On warrant conversion	93,952	591,200	920,243
On option exercise	369,826	200,020	343,933
Share issue costs and finder’s fees	(93,017)	(692,741)	(310,303)

	4,912,268	10,361,114	8,825,168

INCREASE IN CASH AND CASH EQUIVALENTS	2,702,487	359,400	510,133
CASH AND CASH EQUIVALENTS, Beginning of year	957,251	597,851	87,718

CASH AND CASH EQUIVALENTS, End of year	$3,659,738	$957,251	$597,851

Supplementary information on non-cash transactions
Shares issued and applied to notes payable (Note 3)	$—	$500,000	$—
Warrants issued to Underwriter (Note 9)	$—	$131,020	$—

See accompanying notes to consolidated financial statements

NEVADA PACIFIC GOLD LTD.

CONSOLIDATED STATEMENTS OF MINERAL PROPERTY EXPENDITURES
For the years ended June 30th

		South					Other
	Limousine	Carlin				Timber	Nevada	Mexican
	Butte	Project	Keystone	BMX	Cornerstone	Creek	Properties	Properties	Total
	(Expressed in US Dollars)

Total as at June 30, 2003	$473,912	$756,611	$117,277	$11,215	$—	$40,061	$88,016	$—	$1,487,092
Exploration salaries & wages	45,833	2,927	26,025	9,728	1,612	2,255	87,527	18,871	194,778
Land holding costs	45,900	7,864	52,434	97,306	10,049	37,547	82,836	86,398	420,334
Surveying	—	—	9,480	3,689	—	4,461	18,413	11,572	47,615
Environmental	225	—	14	2,847	—	—	16,430	—	19,516
Geology	3,952	190	2,119	34,949	23	677	135,474	35,035	212,419
Surface geochemistry	1,564	—	643	16,906	—	3,354	3,290	9,506	35,263
Geophysics	—	—	15,835	2,000	—	6,000	48,100	—	71,935
Road work & trenching	3,788	—	—	3,653	—	—	5,668	—	13,109
Drilling	153,386	—	—	126,218	—	—	264,776	—	544,380
Other	3,995	—	1,176	6,422	—	403	13,523	6,763	32,282

Total expenditures	258,643	10,981	107,726	303,718	11,684	54,697	676,037	168,145	1,591,631
Cost recoveries	—	—	—	(293,304)	—	—	—	—	(293,304)
Property write-offs	—	(245,196)	—	—	—	—	(85,089)	—	(330,285)

Total as at June 30, 2004	732,555	522,396	225,003	21,629	11,684	94,758	678,964	168,145	2,455,134
Exploration salaries & wages	10,650	—	14,734	2,855	40,824	14,825	155,136	23,964	262,988
Land holding costs	56,678	9,616	68,312	74,662	32,772	37,704	84,217	57,077	421,038
Surveying	—	—	4,028	6,145	11,638	7	23,980	6,728	52,526
Environmental	—	—	—	—	4	8	8,398	—	8,410
Geology	22	—	497	3,450	5,148	2,353	14,181	53,607	79,258
Surface geochemistry	—	—	4,446	—	27,893	—	11,666	81,382	125,387
Geophysics	—	—	—	—	—	3,350	52,550	57,736	113,636
Road work & trenching	—	—	—	—	—	—	23,169	61,627	84,796
Drilling	1,020	—	5,460	—	22	—	148,140	150,621	305,263
Other	—	—	—	—	—	—	—	40,100	40,100

Total expenditures	68,370	9,616	97,477	87,112	118,301	58,247	521,437	532,842	1,493,402
Cost recoveries	(56,500)	—	(78,720)	(76,627)	—	—	—	—	(211,847)
Property write-offs	—	—	—	—	—	—	(630,332)	—	(630,332)

Total as at June 30, 2005	744,425	532,012	243,760	32,114	129,985	153,005	570,069	700,987	3,106,357
Exploration salaries & wages	2,960	—	17,782	15,505	53,181	18,132	93,121	107,129	307,810
Land holding costs	—	9,639	20	80,587	43,009	48,151	58,234	207,803	447,443
Surveying	—	—	—	—	991	6,716	4,966	1,726	14,399
Geology	—	—	—	1,226	212	666	1,453	43,381	46,938
Surface geochemistry	—	—	—	—	2,199	—	3,962	55,230	61,391
Geophysics	—	—	—	—	—	5,300	18,950	5,524	29,774
Road work & trenching	—	—	—	9,110	31,880	7,200	222	21,207	69,619
Drilling	—	—	91,724	71,202	248,629	236,916	36,541	—	685,012
Other	—	—	—	—	—	—	—	19,042	19,042

Total expenditures	2,960	9,639	109,526	177,630	380,101	323,081	217,449	461,042	1,681,428
Cost recoveries	—	—	(11,620)	—	—	—	—	—	(11,620)
Property write-offs	—	(23)	—	—	—	—	(114,337)	—	(114,360)

Total as at June 30, 2006	$747,385	$541,628	$341,666	$209,744	$510,086	$476,086	$673,181	$1,162,029	$4,661,805

See accompanying notes to consolidated financial statements

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended June 30th 2006 and 2005
(expressed in US Dollars)

1.	Nature of Operations and Going Concern

Nevada Pacific Gold Ltd. (“the Company”) was incorporated under the laws of the Province of British Columbia. Its principal business activities consist of the production of gold and silver in Mexico and exploring for and developing gold and silver properties in Mexico and the western United States, primarily Nevada.

These consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern, which assumes the realization of assets and discharge of liabilities in the normal course of business. The Company has recorded losses from operations since its inception. The Company’s ability to continue as a going concern is dependent upon the ability of the Company to obtain additional financing to develop its mineral properties, the future performance of the Magistral Gold Mine, which is currently in a leach only phase, the existence of economically recoverable reserves, and upon its ability to attain profitable operations. Management continues to seek additional financing necessary to permit the Company to continue operations. There can be no assurance that management will be successful in all these activities. Because of this uncertainty, there is substantial doubt about the ability of the Company to continue as a going concern. These consolidated financial statements do not give effect to any adjustments that would be necessary should the Company not be able to continue as a going concern. Such adjustments could be material.

2.	Significant Accounting Policies

Basis of presentation and principles of consolidation

These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles (“CDN GAAP”). The significant differences between those principles and those that would be applied under U.S. generally accepted accounting principles (“US GAAP”) are disclosed in Note 17.

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Nevada Pacific Gold (US), Inc., Pangea Resources Inc. and Compania Minera Pangea, S.A. de C.V. All inter-company transactions and balances have been eliminated.

Use of estimates

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these consolidated financial statements. Significant estimates by management include the carrying value of property, plant and equipment, useful lives of such assets, reserves and resources, the asset retirement provision, future income tax valuation allowance, inventory valuation and stock-based compensation valuation assumptions. These estimates are reviewed and adjusted regularly to ensure that they are reasonable. The estimates may vary from actual results.

Property, plant and equipment

(a) Plant and equipment

Plant and equipment are depreciated over the estimated lives of the assets on a unit-of-production or straight-line basis as appropriate. Amortization of property, plant and equipment at the Magistral Gold Mine commenced upon commercial production on a unit-of-production basis.

(b) Mineral properties and deferred costs

The acquisition cost of mineral properties and related exploration and development costs, as well as directly attributable general and administrative support costs and salaries, are deferred. When a mineral property is sold,

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

abandoned, or deemed not to contain economic reserves, all costs are written-off. The amounts shown for mineral properties represent costs to date and do not necessarily reflect present or future values.

Deferred costs include operating costs, net of revenues, prior to the commencement of commercial production of the Magistral Gold Mine. Deferred costs are, upon commencement of commercial production, amortized over the estimated life of the ore body to which they relate, on a unit-of-production basis, or are written off if the property is abandoned or written down if there is considered to be a permanent impairment in value.

Asset retirement obligations

Effective July 1, 2004, the Company adopted CICA Handbook Section 3110 “Asset Retirement Obligations”. The accounting standard applies to future asset retirement requirements and requires that the fair value of liabilities for asset retirement obligations are recorded in the period in which they occur. The liability is accreted over time through periodic charges to earnings. The asset retirement cost is capitalized as part of the carrying value of the asset and is amortized over the useful life of the asset.

Cash and cash equivalents

The Company considers cash and cash equivalents to be cash on deposit and highly liquid short-term interest bearing securities with maturities at the date of purchase of three months or less. Interest earned is recognized immediately in operations.

Inventories

Inventories include gold dore, stockpiled ore and supplies inventories. Gold poured, in transit and at refineries, is recorded at the lower of cost and net realizable value, stockpiled ore is valued at the lower of cost and net realizable value and includes amortization, depreciation and depletion and supplies inventory is carried at the lower of cost and replacement cost.

Revenue recognition

Revenue from the sale of metals is recognized in the accounts upon delivery of the product to the customer when title transfers and the rights and obligations of ownership pass to the buyer. Revenue from the sale of metals may be subject to adjustment upon final settlement of estimated metal prices, weights and assays.

Foreign currency translation

The Company and its subsidiaries are considered to be integrated foreign operations. Their financial statements and transaction amounts denominated in foreign currencies are translated into U.S. dollars as follows:

•	monetary items are translated at the rate of exchange in effect at the balance sheet date,

•	non-monetary items are translated at the historical exchange rates,

•	revenue and expense items are translated at the average rate for the period, except for items for which amortization is charged, and

•	foreign currency translation gains and losses are included in operations.

Income taxes

The Company follows the liability method of accounting for income taxes. Using this method, income tax liabilities and assets are recognized for the estimated tax consequences attributable to differences between the amounts reported in the financial statements of the Company and their respective tax bases, using substantively enacted income tax rates. The effect of a change in income tax rates on future tax liabilities and assets is recognized

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

in income in the period in which the change occurs. A future income tax asset is recorded when the probability of the realization is more likely than not.

Stock based compensation

Effective July 1, 2004, the Company adopted provisions of CICA Handbook Section 3870 on “Stock-Based Compensation and Other Stock-Based Payments”. The Company is required to employ the fair value method of accounting for all stock based awards. The Company has applied the new provisions retroactively, without restatement. The Company recorded a cumulative increase to deficit and a corresponding increase to contributed capital of $287,376 on July 1, 2004 with respect to stock options granted during the years ended June 30, 2003 and 2004.

Loss per share

Loss per share is calculated using the weighted-average number of shares outstanding during the year. The Company follows the “treasury stock” method in its calculation of diluted earnings per share.

Variable interest entities

Effective January 1, 2005, the Company has adopted CICA Accounting Guideline 15, “Consolidation of Variable Interest Entities” (AcG-15). The new standard provides guidance on the application of consolidation principles to certain entities that are subject to control on a basis other than ownership of voting rights. The adoption of this guideline did not have any impact on the consolidated financial statements of the Company.

3.	Acquisition of Pangea Resources Inc.

On February 2, 2004, the Company acquired all of the outstanding shares of Pangea Resources Inc. (“Pangea”) whereby the Company acquired 100% of the Magistral Gold Mine and related assets beneficially owned by Compania Minera Pangea S.A. de C.V. (“Minera Pangea”) in Mexico, a wholly owned subsidiary of Pangea. Under the purchase agreement, the Company acquired Pangea for $4,000,000 cash and 2,000,000 common shares of the Company with an estimated fair value of $1.00 CDN per share with a further $3,000,000 note payable due on or before August 2, 2004. A general security agreement was put in place on the assets of the Company. The Company incurred acquisition costs of $370,699. The acquisition has been accounted for using the purchase method.

During the year ended June 30, 2005 the Company’s $3,000,000 note payable was settled by the payment of $2,522,116, including $22,116 in accrued interest, and the issuance of 669,485 shares of the Company, valued at $500,000. All security granted by the Company has been returned to the Company.

Management does not consider that the Magistral Gold Mine was operating at commercial levels at the time the mine was acquired. Prior to commercial production, effective January 1, 2005, pre-production expenditures, net of revenue, were capitalized to property. Included in the liabilities assumed on the purchase is an estimated tax liability for the Magistral Gold Mine of $600,000, which is included in accounts payable and accrued liabilities. There is a degree of uncertainty associated with the measurement of this estimated Mexican tax liability. This amount may change as a result of the resolution of certain Mexican tax issues arising from the acquisition.

4.	Product inventory and stockpiled ore

	June 30	June 30
	2006	2005

Stockpiled ore	$—	$3,788,972
Gold dore	109,074	323,661

	$109,074	$4,112,633

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

5.	Property, plant and equipment

	June 30	June 30	June 30
	2006	2005	2004

Magistral Gold Mine
Plant and equipment	$2,760,526	$2,760,526	$1,841,972
Property and deferred costs	10,245,081	10,240,243	7,172,689
Asset retirement obligation asset	1,477,593	1,477,593	1,477,593
Accumulated amortization and depletion	(1,220,546)	(1,136,023)	—

	13,262,654	13,342,339	10,492,254

Other equipment	136,776	115,914	114,245
Accumulated amortization	(93,116)	(69,299)	(46,247)

	43,660	46,615	67,998

	$13,306,314	$13,388,954	$10,560,252

6.	Mineral Properties

Limousine Butte

The Limousine Butte property is located northwest of Ely, Nevada in White Pine County, and was staked by the Company such that the Company controls the mineral rights to the property. The property is subject to a sliding scale net smelter return royalty of 1.5% to 2.5% on all production from the property, with an advance payment of $1,000,000 to be made at the commencement of commercial production and to be credited against future royalty payments.

On September 7, 2004, the Company signed a binding letter agreement with Placer Dome U.S. Inc. (“Placer Dome”), a wholly owned subsidiary of Placer Dome Inc., whereby Placer Dome had the right to earn a 60% interest in the Company’s Limousine Butte project by spending $4,000,000 on exploration over a five-year period. On April 26, 2006 the Company received notification from Placer Dome of its election to terminate the letter agreement. All rights to the properties and all exploration data relating to the properties have been returned to the Company.

South Carlin Project

The Company’s principal interest in the South Carlin project is the Woodruff Creek property. The Woodruff Creek property is located within Elko County, Nevada. In January 2001, the Company completed its acquisition of a 100% interest in the property from Kennecott Exploration Company (“Kennecott”) by incurring over $500,000 in exploration expenditures over a four-year period and by paying $50,000 to Kennecott. Kennecott retains an uncapped 1% net smelter return royalty on the project.

Keystone

The Company acquired the Keystone project in Nevada through staking and the purchase of two patented claims in 1999 and expanded the property in 2002 through the staking of 109 unpatented mining claims.

On September 7, 2004, the Company signed a binding letter agreement with Placer Dome, whereby Placer Dome had the right to earn a 60% interest in the Company’s Keystone project by spending $5,000,000 on exploration over a five-year period. On April 26, 2006 the Company received notification from Placer Dome of its election to terminate the letter agreement. All rights to the properties and all exploration data relating to the properties have been returned to the Company.

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

BMX

During the year ended June 30, 2003, the Company acquired mineral rights to the Battle Mountain (BMX) project. The project has been staked by the Company, through the location of unpatented Federal lode mining claims and is 100% owned by the Company.

On November 27, 2002, the Company signed a binding letter of agreement with Placer Dome whereby Placer Dome had the right to earn a 60% interest in the BMX project by paying the Company $200,000 on signing and expending $4,000,000 on exploration on the project over a five-year period. On October 21, 2005, the Company received notification from Placer Dome of its election to terminate the letter agreement. All rights to the properties and all exploration data relating to the properties have been returned to the Company.

Bluebird Gold Property

The Bluebird property lies within the area of interest of the Company’s BMX project. On April 30, 2003, the Company signed a 10-year mining lease agreement with exploration rights with the owner of the Bluebird property. The lease is renewable in 5-year increments with the owner retaining a 3% net smelter return. The property is located at the northern end of the Battle Mountain Trend, Lander County, Nevada and consists of 10 unpatented mining claims. The Company can purchase 1.5% of the net smelter return at any time for $500,000 per percentage point. Advanced annual royalties are payable to the owners of $10,000 per year for the first nine years and $25,000 per year for subsequent years.

Cornerstone (Pat Canyon)

In May 2004, the Company signed a 10-year renewable mining lease agreement to acquire the exploration rights to the Cornerstone property, which is located less than three miles east of the Company’s Keystone project in Eureka County, Nevada and consists of 106 mineral claims. The owners retain a 3-4% sliding scale gross production royalty and advanced royalties payable to the owners were $10,000 on signing of the lease. This amount increases annually to a maximum of $50,000 per year over the term of the lease.

7.	Asset retirement obligation

	2006	2005	2004

Asset retirement obligation — beginning of year	$1,567,267	$1,477,593	$—
Obligations incurred during the year	—	—	1,477,593
Accretion expense	117,545	89,674	—

Asset retirement obligation — end of year	$1,684,812	$1,567,267	$1,477,593

The Company’s asset retirement obligation arises from it obligations for site reclamation and remediation in connection with the Magistral Gold Mine. Under Mexican regulations no deposits are required to secure these obligations.

The total undiscounted asset retirement obligation is $2,332,864, which is expected to be expended in 2013. In determining the carrying value of the asset retirement obligation, the Company has assumed a credit-adjusted risk-free rate of 7.5% and an inflation rate of 2.75%.

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

8.	Share capital

Authorized

Unlimited Preferred Shares without par value, with rights to be determined upon issue Unlimited Common Shares without par value

Issued and Outstanding	Number of Shares	Amount

Balance as at June 30, 2003	20,142,503	$4,857,823
Private Placements	13,821,352	7,849,847
On acquisition of Pangea Resources Inc.	2,000,000	1,491,333
On exercise of warrants	2,394,998	920,243
On exercise of options	775,000	343,933
Finder’s fee	80,000	21,448
Share issue costs	—	(310,303)

Balance as at June 30, 2004	39,213,853	$15,174,324
Private Placements	5,533,655	4,091,285
Underwritten offering	7,586,712	6,171,350
Issued for payment on note payable	669,485	500,000
On exercise of warrants	1,723,801	591,200
On exercise of options	715,000	200,020
Fair value of options exercised	—	15,805
Finder’s fee	—	(681,734)
Share issue costs	—	(142,027)

Balance as at June 30, 2005	55,442,506	$25,920,223
Private Placement — (i)	12,500,000	4,431,286
Private Placement — (ii)	200,000	110,221
On exercise of warrants	89,515	93,952
On exercise of options	740,000	369,826
Fair value of options exercised	—	122,652
Share issue costs	—	(93,017)

Balance as at June 30, 2006	68,972,021	$30,955,143

(i)	On December 9, 2005, the Company announced that it had entered into an agreement with Mr. Robert McEwen to issue 12,500,000 units at a price of $0.40 CDN per unit for aggregate proceeds of $5,000,000 CDN. Each unit consisted of one common share and one common share purchase warrant with each warrant exercisable to acquire one common share of the Company at an exercise price of $0.50 CDN for a term of two years. As a result of the private placement, Mr. McEwen holds approximately 18.2% of the outstanding shares of the Company and, in event of the exercise of all the warrants, Mr. McEwen will hold approximately 30.8% of the outstanding common shares of the Company. In accordance with the rules of the TSX Venture Exchange, as this constitutes a “change in control”, the placement closed in two tranches. The first tranche, consisting of 6,921,213 units was completed on December 14, 2005. The second tranche for the balance of the units was conditional upon receiving shareholder approval. The Company called an extraordinary general meeting of the shareholders on January 23, 2006 and the shareholders approved the transaction, which was completed on May 11, 2006. The shares and warrants comprising the units and the shares underlying such warrants are subject to a four-month hold period. No finder’s fees are payable on this placement.

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(ii)	On January 13, 2006, the Company issued 200,000 units to an officer of the Company. Each unit was issued at a price of $0.64 CDN for gross proceeds of $128,000 CDN. Each unit is comprised of one common share of the Company and one share purchase warrant with each purchase warrant entitling the holder to purchase one common share of the Company at $0.80 CDN until January 13, 2008. The shares and warrants comprising the units and the shares underlying such warrants are subject to a four-month hold period. No finder’s fees were paid on this issue.

Stock options

The Company has a stock option plan (the “Stock Option Plan”) which provides for equity participation in the Company by its directors, officers, employees and consultants through the acquisition of common shares pursuant to the grant of options to purchase common shares. The maximum aggregate number of common shares to be reserved and authorized, to be issued pursuant to options granted under the Stock Option Plan is 5,496,000 common shares.

The exercise price for options granted under the Stock Option Plan is determined by committee upon grant provided the price is not less than the closing trading price on the day immediately preceding the date of grant, less any discounts permitted by the TSX Venture Exchange or such other stock exchange on which the common shares are listed. Options granted under the Stock Option Plan are subject to a minimum one year vesting schedule whereby 25% of each option will vest on each of the three month anniversaries of the date of grant, up to and including the end of the first year after such grant, or such other more restrictive vesting schedule as the administrator of the Stock Option Plan may determine. Options are non-assignable and are exercisable for a period of up to five years from the date the option is granted, or up to ten years from the date of grant if permitted by applicable stock exchanges, subject to earlier termination after certain events such as the optionee’s cessation of service to the Company or death.

The Company accounts for its grants in accordance with the fair value method of accounting for stock-based compensation. For the year ended June 30, 2006, the Company recognized $611,572 in stock based compensation for employees, directors and consultants. For the year ended June 30, 2005, the company recognized $559,963 in stock based compensation for employees, directors and consultants. For the year ended June 30, 2004, the company recognized $39,120 in stock based compensation for consultants. As permitted by Canadian generally accepted accounting principles, the Company did not use the fair value method of accounting for stock options granted to employees and directors for the year ended June 30, 2004. Had the Company followed the fair value method of accounting, the Company would have recorded a compensation expense of $278,002 in respect of its employee and director stock options.

Pro forma earnings for 2004 determined under the fair value method of accounting for stock options are as follows:

2004

Loss for the year as reported	$1,936,547
Stock option expense	278,002

Pro forma net loss	$2,214,549

Loss per share — basic and diluted
As reported	$0.06
Pro forma	$0.07

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The fair value of the options granted has been calculated using the Black-Scholes option-pricing model, based on the following assumptions:

	2006	2005	2004

Risk free interest rate	3.4 to 4%	4%	4%
Expected life	1 to 3 years	1 to 3 years	3 years
Expected volatility	55% to 77%	55% to 77%	85% to 97%
Dividend yield rate	nil	nil	nil

Option-pricing models require the input of highly subjective assumptions regarding the expected volatility and expected life. Changes in assumptions can materially affect the fair value estimate, and therefore, the existing models do not necessarily provide a reliable measure of the fair value of the Company’s stock options at the date of grant.

A summary of changes to stock options during the period are as follows:

	June 30, 2006		June 30, 2005		June 30, 2004
		Weighted-		Weighted-		Weighted-
	Number	Average	Number	Average	Number	Average
	of Shares	Exercise Price	of Shares	Exercise Price	of Shares	Exercise Price

Outstanding at beginning of year	3,328,500	$0.86 CDN	2,965,000	$0.69 CDN	1,925,000	$0.43 CDN
Granted(i) (ii) (iii)	1,712,500	$1.05 CDN	1,223,500	$1.00 CDN	1,825,000	$0.91 CDN
Exercised	(740,000)	$0.57 CDN	(715,000)	$0.34 CDN	(775,000)	$0.58 CDN
Forfeited	(461,000)	$0.94 CDN	(145,000)	$1.01 CDN	(10,000)	$0.61 CDN

Outstanding at end of the year	3,840,000	$0.99 CDN	3,328,500	$0.86 CDN	2,965,000	$0.69 CDN

Options exercisable at the end of the year	2,263,750	$0.95 CDN	1,782,125	$0.74 CDN	1,355,000	$0.38 CDN

(i)	On August 30, 2005 the Company granted to consultants 50,000 stock options with an exercise price of $0.80 CDN. These options have a term of one year and vest in equal amounts every three months for 1 year. The fair value of these options was estimated at approximately $0.16 per option at grant date.

(ii)	On March 2, 2006 the Company granted to directors, employees and consultants 1,462,500 stock options with an exercise price of $0.99 CDN. These options have a term of ten years and vest in equal amounts every three months for 1 year. The fair value of these options was estimated at approximately $0.45 per option at grant date.

(iii)	On June 1, 2006 the Company granted to a director 200,000 stock options with an exercise price of $1.54 CDN. These options have a term of ten years and vest in equal amounts every three months for 1 year. The fair value of these options was estimated at approximately $0.66 per option at grant date.

Stock options outstanding as at June 30, 2006 are as follows:

		Weighted-	Weighted-
	Number	Average	Average
	Outstanding	Life Remaining	Exercise Price
Range of Exercise Prices ($)	at June 30, 2006	(Years)	($)

0.53 - 1.00 CDN	3,095,000	7.59	0.90 CDN
1.01 - 1.54 CDN	745,000	8.28	1.36 CDN

Total	3,840,000	7.72	0.99 CDN

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Warrants

A summary of changes to warrants during the period are as follows:

	June 30, 2006		June 30, 2005		June 30, 2004
		Weighted-		Weighted-		Weighted-
	Number	Average	Number	Average	Number	Average
	of Warrants	Exercise Price	of Warrants	Exercise Price	of Warrants	Exercise Price

Outstanding at beginning of the year	6,420,841	$1.19 CDN	5,255,676	$1.05 CDN	699,998	$0.65 CDN
Granted	12,700,000	$0.50 CDN	6,420,841	$1.19 CDN	6,950,676	$0.91 CDN
Exercised	(89,515)	$1.20 CDN	(1,723,801)	$0.45 CDN	(2,394,998)	$0.51 CDN
Expired	(4,324,426)	$1.18 CDN	(3,531,875)	$1.35 CDN	—	—

Outstanding at end of the year	14,706,900	$0.60 CDN	6,420,841	$1.19 CDN	5,255,676	$1.05 CDN

Share purchase warrants outstanding at June 30, 2006 were as follows:

Number	Exercise Price	Expiry Date

1,874,400	$1.20 CDN	August 17, 2006 (iv)
132,500	$1.20 CDN	September 22, 2006 (iv)
6,921,213	$0.50 CDN	December 14, 2007
200,000	$0.80 CDN	January 13, 2008
5,578,787	$0.50 CDN	May 11, 2008

14,706,900

(iv)	On August 9, 2005 these warrants were extended by an additional twelve months. The original expiry date for the 1,936,900 warrants was August 17, 2005 and for the 159,515 was September 22, 2005. (See note 18)

9.	Contributed capital

	2006	2005	2004

Contributed capital — beginning of year	$1,001,674	$39,120	$—
Retained earning adjustment (See Note 2)	—	287,376	—
Fair value of share purchase options vesting during year	611,572	559,963	39,120
Fair value of underwriter’s warrants issued during year	—	131,020	—
Fair value of share purchase options exercised during year	(122,652)	(15,805)	—

Contributed capital — end of year	$1,490,594	$1,001,674	$39,120

10.	Related party transactions

Payments to related parties were made in the normal course of operations and were valued at fair value as determined by management. Amounts due to or from related parties are unsecured, non-interest bearing and due on demand.

During the year ended June 30, 2006, a total of $149,730 (2005 — $129,055, 2004 — $129,952) was charged for fees by a legal firm of which the Company’s corporate secretary is a partner. At June 30, 2006, $17,352 (2005 — $5,112, 2004 — $32,345) was owing to this legal firm.

In May, 1999, the Company became the leaseholder of the head office premises. During the year ended June 30, 2001, the Company entered into a separate sub-lease agreement with Portal Resources Ltd. of which the Company’s Chairman is a director. During the year ended June 30, 2006, a total of $60,340 (2005 — $47,781, 2004 —

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

$14,350) was charged by the Company for rent and common office costs. At June 30, 2006, $Nil (2005 — $4,425, 2004 — $13,804) was receivable from this company.

11.	Financial Instruments

The Company’s consolidated financial instruments include cash and cash equivalents, accounts receivable, reclamation bonds and accounts payable. The fair values of these financial instruments approximate their carrying values due to their relatively short periods to maturity.

12.	Supplemental cash flow information

	2006	2005	2004

Changes in non-cash working capital
Accounts receivable	$92,468	$238,376	$90,069
Product inventory and stockpiled ore	3,353,464	(1,452,205)	(139,417)
Supplies inventory	129,214	(218,344)	(21,709)
Prepaid expenses	(16,052)	2,655	(184,570)
Accounts payable and accrued liabilities	(588,782)	(427,892)	976,217
Note payable	—	(2,500,000)	—

	$2,970,312	$(4,357,410)	$720,590

13.	Segmented information

The Company has reportable segments in three geographic areas: gold mining operations and exploration in Mexico, exploration and development in the United States and corporate in Canada. Gold mining operations consist of the Magistral Gold Mine in Mexico, acquired on February 2, 2004, which commenced commercial production on January 1, 2005.

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

			Gold Mining
	Corporate	Exploration	& Exploration
	(Canada)	(U. S.)	(Mexico)	Total
	($)	($)	($)	($)

Property, plant and equipment
June 30, 2006	29,610	14,050	13,262,654	13,306,314
June 30, 2005	38,590	8,025	13,342,339	13,388,954
June 30, 2004	56,203	11,795	10,492,254	10,560,252
Property, plant and equipment:
expenditures
June 30, 2006	9,492	11,370	4,838	25,700
June 30, 2005	769	900	3,985,974	3,987,643
June 30, 2004	61,125	11,458	10,492,254	10,564,837
Mineral Properties
June 30, 2006	—	3,499,776	1,162,029	4,661,805
June 30, 2005	—	2,405,370	700,987	3,106,357
June 30, 2004	—	2,286,989	168,145	2,455,134
Mineral Properties: expenditures
June 30, 2006	—	1,243,766	461,042	1,704,808
June 30, 2005	—	788,713	532,842	1,321,555
June 30, 2004	—	1,055,182	168,145	1,223,327
Net income (loss) for the year ended
June 30, 2006	(2,327,532)	(314,215)	(2,378,795)	(5,020,542)
June 30, 2005	(2,529,225)	(834,873)	982,440	(2,381,658)
June 30, 2004	(1,475,170)	(461,377)	—	(1,936,547)
Gold revenues for the year ended
June 30, 2006	—	—	6,649,300	6,649,300
June 30, 2005	—	—	5,175,235	5,175,235
June 30, 2004	—	—	—	—
Depreciation, depletion and amortization for the year ended
June 30, 2006	18,472	5,345	734,618	758,435
June 30, 2005	18,382	4,670	1,136,023	1,159,075
June 30, 2004	12,633	3,345	—	15,978

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

14.	Income Taxes

A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

	2006	2005	2004

Loss before income taxes	$(5,020,542)	$(2,381,658)	$(1,936,547)
Canadian federal and provincial income tax rates	34.12%	35.62%	37.62%

Expected income taxes (recovery)	(1,713,009)	(848,347)	(728,529)
Non-deductible (deductible) expenses for tax purposes	571,904	291,156	20,438
Foreign exchange	(32,940)	109,249	84,417
Foreign income subject to different tax rates	6,880	(50,656)	(12,099)
Valuation allowance	1,167,165	498,598	635,773

Income tax expense	$—	$—	$—

Future income taxes arise from temporary difference in the recognition of income and expenses for financial reporting and tax purposes. The significant components of the future income tax assets and liabilities are as follows.

	2006	2005	2004

Future income tax assets
Tax losses	$8,344,447	$6,763,379	$4,550,213
Mineral property expenditures	240,561	176,871	149,388
Other temporary differences	474,112	243,850	65,372

Future income tax assets before valuation allowance	8,922,607	7,184,100	4,764,973
Less: valuation allowance	(8,922,607)	(7,184,100)	(4,764,973)

Net future income tax assets	$—	$—	$—

The Company has estimated tax losses available for Canadian income tax purposes of approximately $7,551447, which expire between 2007 and 2026, $6,310,330 for U.S. tax purposes that expire between 2012 and 2021 and $13,065,607 for Mexican tax purposes that expire between 2006 and 2015.

15.	Commitments

The Company has obligations under operating leases for its corporate offices. Future minimum lease payments for non-cancellable leases with initial or remaining lease terms in excess on one year at June 30, 2006 for the fiscal years ended June 30 are:

2007 — $101,822
2008 — $67,881

The Magistral Gold Mine production is subject to a net smelter return royalty of 1% for the first 30,000 ounces of gold, 3.5% on the next 350,000 ounces of gold and 1% thereafter. The Company is currently paying net smelter royalties at 3.5%. As at June 30, 2006 the life of mine production is not anticipated to exceed 380,000 ounces.

16.	Environmental

The Company’s mining and exploration activities are subject to various federal, provincial and state laws and regulations governing the protection of the environment. These laws and regulations are continually changing and generally becoming more restrictive. The Company conducts its operations so as to protect public health and the environment and believes its operations are materially in compliance with all applicable laws and regulations. The

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Company has made, and expects to make in the future, expenditures to comply with such laws and regulations. The ultimate amount of reclamation and other future site restoration costs to be incurred for existing mining interests is uncertain.

17.	Differences Between Canadian and United States Generally Accepted Accounting Principles

The Company prepares its consolidated financial statements in accordance with Canadian generally accepted accounting principles (“CDN GAAP”) which differ in certain respects from those principles that the Company would have followed had its consolidated financial statements been prepared in accordance with United States generally accepted accounting principles (“US GAAP”).

Applying US GAAP, the consolidated balance sheet at June 30, 2006 would be as follows:

	Balance			Balance
	CDN GAAP	Adjustments		U.S. GAAP

ASSETS
Current assets
Cash and cash equivalents	$3,659,738	$		$3,659,738
Accounts receivable	180,697			180,697
Product inventory and stockpiled ore	109,074			109,074
Supplies inventory	285,152			285,152
Prepaid expenses	239,424			239,424

	4,474,085		—	4,474,085
Property, plant and equipment[a]	13,306,314		(4,657,846)	8,648,468
Mineral properties[a]	4,661,805		(4,661,805)	—
Reclamation bonds	96,363			96,363

	$22,538,567		$(9,319,651)	$13,218,916

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$1,194,495	$		$1,194,495

	1,194,495			1,194,495

Other liabilities	112,397			112,397
Asset retirement obligation	1,684,812			1,684,812

	1,797,209		—	1,797,209

SHAREHOLDERS’ EQUITY
Share Capital	30,955,143			30,955,143
Contributed capital[b]	1,490,594		(287,376)	1,203,218
Deficit[a][b]	(12,898,874)		(9,032,275)	(21,931,149)

	19,546,863		(9,319,651)	10,227,212

	$22,538,567		$(9,319,651)	$13,218,916

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Applying US GAAP, the consolidated balance sheet at June 30, 2005 would be as follows:

	Balance			Balance
	CDN GAAP	Adjustments		U.S. GAAP

ASSETS
Current assets
Cash and cash equivalents	$957,251	$		$957,251
Accounts receivable	273,165			273,165
Product inventory and stockpiled ore[a]	4,112,633		(154,743)	3,957,890
Supplies inventory	414,366			414,366
Prepaid expenses	223,372			223,372

	5,980,787		(154,743)	5,826,044
Property, plant and equipment[a]	13,388,954		(4,684,518)	8,704,436
Mineral properties[a]	3,106,357		(3,106,357)	—
Reclamation bonds	93,228			93,228

	$22,569,326		$(7,945,618)	$14,623,708

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$1,783,277	$		$1,783,277

	1,783,277		—	1,783,277

Other liabilities	175,217			175,217
Asset retirement obligation	1,567,267			1,567,267

	1,742,484		—	1,742,484

SHAREHOLDERS’ EQUITY
Share Capital	25,920,223			25,920,223
Contributed capital[b]	1,001,674		(287,376)	714,298
Deficit[a][b]	(7,878,332)		(7,658,242)	(15,536,574)

	19,043,565		(7,945,618)	11,097,947

	$22,569,326		$(7,945,618)	$14,623,708

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The effect of measurement differences between CDN GAAP and US GAAP on the Company’s net loss for the year ended June 30, 2006 is summarized below:

	CDN		US
	GAAP	Adjustments	GAAP

GOLD SALES[a]	$6,649,300	$—	$6,649,300

COST OF SALES[a]	7,903,654	55,251	7,958,905
DEPRECIATION AND DEPLETION[a]	734,618	(236,666)	497,952
ROYALTIES[a]	381,572	—	381,572

	9,019,844	(181,415)	8,838,429

LOSS FROM MINING OPERATIONS	(2,370,544)	(181,415)	(2,189,129)

EXPENSES AND OTHER INCOME
General and administrative	1,944,511		1,944,511
Interest and financing costs	—		—
Stock-based compensation	611,572		611,572
Foreign exchange losses	36,904		36,904
Other income	(57,349)		(57,349)
Write-down of mineral properties[a]	114,360	(114,360)	—
Exploration cost[a]	—	1,669,808	1,669,808
Gain on disposal of mining equipment	—		—

	2,649,998	1,555,448	4,205,446

LOSS FOR THE YEAR	$5,020,542	$1,374,033	$6,394,575

Basic and diluted loss per share	$0.08		$0.11
Weighted average number of common shares outstanding	60,304,369		60,304,369

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The effect of measurement differences between CDN GAAP and US GAAP on the Company’s net loss for the year ended June 30, 2005 is summarized below:

	CDN		US
	GAAP	Adjustments	GAAP

GOLD SALES[a]	$5,175,235	$2,915,992	$8,091,227

COST OF SALES[a]	3,347,153	6,582,479	9,929,632
DEPRECIATION AND DEPLETION [a]	727,815	149,657	877,472
ROYALTIES[a]	262,197	264,729	526,926

	4,337,165	6,996,865	11,334,030

EARNINGS (LOSS) FROM MINING OPERATIONS	838,070	(4,080,873)	(3,242,803)

EXPENSES AND OTHER INCOME
General and administrative	2,084,400		2,084,400
Interest and financing costs	22,378		22,378
Stock-based compensation	559,963		559,963
Foreign exchange losses	115,796		115,796
Other income	(37,942)		(37,942)
Write-down of mineral properties[a]	630,332	(630,332)	—
Exploration cost[a]	—	1,281,555	1,281,555
Gain on disposal of mining equipment	(155,199)		(155,199)

	3,219,728	651,223	3,870,951

LOSS FOR THE YEAR	$2,381,658	$4,732,096	$7,113,754

Basic and diluted loss per share	$0.05		$0.14
Weighted average number of common shares outstanding	51,295,350		51,295,350

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The effect of measurement differences between CDN GAAP and US GAAP on the Company’s net loss for the year ended June 30, 2004 is summarized below.

	CDN		US
	GAAP	Adjustments	GAAP

GOLD SALES[a]	$—	$2,654,492	$2,654,492

COST OF SALES[a]	—	3,145,048	3,145,048
DEPRECIATION AND DEPLETION[a]	—	202,809	202,809
ROYALTIES[a]	—	65,023	65,023

	—	3,412,880	3,412,880

LOSS FROM MINING OPERATIONS	—	(758,388)	(758,388)

EXPENSES AND OTHER INCOME
General and administrative	1,538,190		1,538,190
Interest and financing costs	1,159		1,159
Stock-based compensation	39,120		39,120
Foreign exchange losses	117,226		117,226
Other income	(89,433)		(89,433)
Write-down of mineral properties[a]	330,285	(330,285)	—
Exploration cost[a]	—	1,298,327	1,298,327

	1,936,547	968,042	2,904,589

LOSS FOR THE YEAR	$1,936,547	$1,726,430	$3,662,977

Basic and diluted loss per share	$0.06		$0.12
Weighted average number of common shares outstanding	30,305,758		30,305,758

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The effect of measurement differences between CDN GAAP and US GAAP on the Company’s cash flow for the year ended June 30, 2006 is summarized below.

	CDN		US
	GAAP	Adjustments	GAAP

CASH PROVIDED BY (USED FOR) OPERATIONS
Loss for the period[a]	$(5,020,542)	$(1,374,033)	$(6,394,575)
Items not affecting cash
Depreciation, depletion & amortization[a]	758,435	(236,666)	521,769
Accretion of asset retirement obligation[a]	117,545		117,545
Stock based compensation	611,572		611,572
Write-off of mineral properties[a]	114,360	(149,360)	(35,000)
Gain on disposal of property, plant & equipment	—		—
Severance expenses	(27,820)		(27,820)
Changes in non-cash working capital items[a]	2,970,312	55,251	3,025,563

	(476,138)	(1,704,808)	(2,180,946)

INVESTING ACTIVITIES
Property, plant and equipment[a]	(25,700)	—	(25,700)
Proceeds from disposal of equipment	—		—
Reclamation deposits	(3,135)		(3,135)
Expenditures on mineral properties, net of recoveries[a]	(1,704,808)	1,704,808	—

	(1,733,643)	1,704,808	(28,835)

FINANCING ACTIVITIES
Common shares issued:
On private placements	4,541,507		4,541,507
On warrant conversion	93,952		93,952
On option exercise	369,826		369,826
Share issue costs and finder’s fees	(93,017)		(93,017)

	4,912,268	—	4,912,268

INCREASE IN CASH AND CASH EQUIVALENTS	2,702,487	—	2,702,487

CASH AND CASH EQUIVALENTS, beginning of year	957,251		957,251
CASH AND CASH EQUIVALENTS, end of year	$3,659,738	$—	$3,659,738

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The effect of measurement differences between CDN GAAP and US GAAP on the Company’s cash flow for the year ended June 30, 2005 is summarized below.

	CDN		US
	GAAP	Adjustments	GAAP

CASH PROVIDED BY (USED FOR) OPERATIONS
Loss for the period[a]	$(2,381,658)	$(4,732,096)	$(7,113,754)
Items not affecting cash
Depreciation, depletion & amortization[a]	750,867	149,657	900,524
Accretion of asset retirement obligation[a]	44,540	45,134	89,674
Stock based compensation	559,963		559,963
Write-off of mineral properties[a]	630,332	(670,332)	(40,000)
Gain on disposal of property, plant & equipment	(155,199)		(155,199)
Severance expenses	61,106		61,106
Changes in non-cash working capital items[a]	(4,357,410)	872,580	(3,484,830)

	(4,847,459)	(4,335,057)	(9,182,516)

INVESTING ACTIVITIES
Property, plant and equipment[a]	(3,987,643)	3,013,502	(974,141)
Proceeds from disposal of equipment	200,199		200,199
Reclamation deposits	(45,256)		(45,256)
Expenditures on mineral properties, net of recoveries[a]	(1,321,555)	1,321,555	—

	(5,154,255)	4,335,057	(819,198)

FINANCING ACTIVITIES
Common shares issued:
On private placements	10,262,635		10,262,635
On warrant conversion	591,200		591,200
On option exercise	200,020		200,020
Share issue costs and finder’s fees	(692,741)		(692,741)

	10,361,114	—	10,361,114

INCREASE IN CASH AND CASH EQUIVALENTS	359,400	—	359,400

CASH AND CASH EQUIVALENTS, beginning of year	597,851		597,851
CASH AND CASH EQUIVALENTS, end of year	$957,251	$—	$957,251

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The effect of measurement differences between CDN GAPP and US GAAP on the Company’s cash flow for the year ended June 30, 2004 is summarized below.

	CDN		US
	GAAP	Adjustments	GAAP

CASH PROVIDED BY (USED FOR) OPERATIONS
Loss for the period[a]	$(1,936,547)	$(1,726,430)	$(3,662,977)
Items not affecting cash
Depreciation, depletion & amortization[a]	15,978	202,809	218,787
Stock based compensation	39,120		39,120
Write-off of mineral properties[a]	330,285	(255,285)	75,000
Severance expenses[a]		17,478	17,478
Changes in non-cash working capital items[a]	720,590	(964,479)	(243,889)

	(830,574)	(2,725,907)	(3,556,481)

INVESTING ACTIVITIES
Property, plant and equipment[a]	(1,889,409)	1,502,580	(386,829)
Acquisition of Pangea Resources Inc.	(4,323,753)		(4,323,753)
Reclamation deposits	(47,972)		(47,972)
Expenditures on mineral properties, net of recoveries[a]	(1,223,327)	1,223,327	—

	(7,484,461)	2,725,907	(4,758,554)

FINANCING ACTIVITIES
Common shares issued:
On private placements	7,871,295		7,871,295
On warrant conversion	920,243		920,243
On option exercise	343,933		343,933
Share issue costs and finder’s fees	(310,303)		(310,303)

	8,825,168	—	8,825,168

INCREASE IN CASH AND CASH EQUIVALENTS	510,133	—	510,133

CASH AND CASH EQUIVALENTS, beginning of year	87,718		87,718
CASH AND CASH EQUIVALENTS, end of year	$597,851	$—	$597,851

[a] Property, plant and equipment/Mineral properties

(i) Under US GAAP, mineral properties and exploration costs related to mineral properties for which commercial feasibility has not yet been established are expensed as incurred. Under CDN GAAP, exploration expenditures may be capitalized as incurred.

(ii) For mineral properties where commercial feasibility has been established, under US GAAP, start-up costs are expensed as incurred in accordance with AICPA Statement of Position 98-5, Reporting on the Cost of Start-up Activities.

Under CDN GAAP, these start-up costs are deferred and amortized over the estimated life of the property following the commencement of the commercial production, or written off if the property is sold, allowed to lapse,

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

abandoned or impaired. Under CDN GAAP, deferred start-up costs include operating costs, net of revenue, prior to the commencement of commercial production.

Under CDN GAAP the Magistral Gold Mine began commercial production on January 1, 2005 and therefore from acquisition on February 2, 2004 to January 1, 2005 all operating costs, net of revenue for the Magistral Gold Mine were deferred to property, plant and equipment.

Accordingly, gold sales, cost of sales, depreciation and depletion and royalties are included in the loss for the year for US GAAP and were deferred to property plant and equipment for CDN GAAP.

The differences in the amounts deferred to pad inventory and property, plant and equipment are cumulative and affect the opening balances for each period following June 30, 2004.

[b] Stock based compensation

Under US GAAP, accounting for stock-based compensation plan is recognized and measured in accordance with FASB Statement No 123, Accounting for Stock-based Compensation (SFAS 123). The statement recommends companies to follow a fair market value based method of accounting for stock-based compensation plan. SFAS 123 also allows companies to continue to measure compensation cost using intrinsic value based method of accounting prescribed by APB Opinion No. 25, Accounting for stock Issued to Employees. Under the fair value based method, compensation cost is measured at the grant date based on value of the award and recognized over the service period, which is usually the vesting period. Under the intrinsic method, cost of stock options is measured as the excess, if any, of the quoted market price of the Company’s stock at the date of grant over the option price.

Under CDN GAAP, CICA 3870, Stock-Based Compensation and Other Stock — Based Payments, recommends companies to adopt the fair valued base method of accounting for all stock-based compensation. The section permitted companies to continue to measure stock-based compensation using intrinsic value method of accounting but requires pro-forma disclosure of earnings and earnings per share as if the fair value method had been adopted.

Effective July 1, 2004, the Company adopted the fair value method of accounting for stock-based compensation in accordance with CICA 3870. This change in accounting policy was applied retroactively without restatement of prior years’ financial statements. The Company recorded a cumulative increase of $287,376 to opening deficit and contributed capital.

For US GAAP purposes, the Company has chosen to adopt the fair value based method on a modified prospective basis from July 1, 2004 as permitted by SFAS 148, Accounting for Stock-Based Compensation — Transition and Disclosure, an amendment of SFAS 123. The balance sheet difference between US GAAP and CDN GAAP occurs as a result of the modified prospective adoption of the fair value method under SFAS 148.

[c] Comprehensive Income

Under US GAAP, comprehensive income is recognized and measured in accordance with Financial Accounting Standards Board (“FASB”) Statement No. 130 Reporting Comprehensive Income. Comprehensive income includes all changes in equity other than those resulting from investment by owners and distributions to owners. Comprehensive income includes two components, net income and other comprehensive income. Other comprehensive income includes amounts that are recorded as an element of shareholders’ equity but are excluded from net income as these transactions or events are attributable to changes from non-owner sources. These items include holding gains and losses on certain investments, gains and losses on certain derivative instruments and foreign exchange gains and losses related to self-sustaining foreign operations (cumulative translation adjustment). A standard for comprehensive income and other comprehensive income is not yet effective under Canadian GAAP. Under US GAAP comprehensive income is equal to net income for the Company for the years presented.

NEVADA PACIFIC GOLD LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

[d] Recent accounting pronouncements

In June 2005, the AcSB issued CICA 3831, Non-monetary Transactions, replacing the former CICA 3830. This statement will be effective for fiscal periods beginning after January 1, 2006. Earlier application is permitted for non-monetary asset exchanges executed in periods beginning on or after July 1, 2005. Retroactive application is prohibited. The new Canadian standard is, in all material respects, consistent with the related US standard.

In April 2005, the AcSB issued CICA 1530, Comprehensive Income, which introduces new rules for reporting and display of comprehensive income. Comprehensive income, which is currently reported under US GAAP, is the change in shareholders’ equity of an enterprise during a reporting period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investment by owners and distributions to owners. These items include holding gains and losses on certain investments, gain and losses on certain derivative instruments and foreign currency gains and losses related to self — sustaining foreign operations (cumulative translation adjustment). CICA 1530 is effective for fiscal years beginning on or after October 1, 2006.

In April 2005, the AcSB issued CICA 3865, Hedges, which is applicable when a company chooses to designate a hedging relationship for accounting purposes. It builds on the existing Accounting Guideline AcG-13, Hedging Relationships, and Section 1650 Foreign Currency Translation, by specifying how hedge accounting is applied and what disclosures are necessary when it is applied.

In April 2005, the CICA issued Handbook Sections 3855, Financial Instruments — Recognition and Measurement. This standard prescribes when a financial asset, financial liability, or non-financial derivative is to be recognized on the balance sheet and whether fair value or cost-based measures are used. It also specifies how financial instrument gains and losses are to be presented.

On March 30, 2005, the FASB ratified the Emerging Issues Task Force (EITF) consensus in Issue 04-06 that post-production stripping costs are a component of mineral inventory costs subject to provisions of AICPA Accounting Research Bulletin No. 43, Restatement and Revision of Accounting Research Bulletins, Chapter 4, Inventory Pricing (ARB43). In the mining industry, the costs of removing overburden and waste materials to access mineral deposits are referred to as “stripping costs”. It is the accounting for costs incurred during the production stage of the mine, or the post-production stripping costs, that are addressed in Issue 04-06. Based upon this consensus, post production stripping costs should be considered costs of extracted minerals under a full absorption costing system and recognized as a component of inventory to be recognized in costs of sales in the same period as the revenue from the sale of the inventory. Additionally, capitalization of such costs would be appropriate only to the extent inventory exists at the end of the reporting period. The guidance in this consensus will be effective for financial statements issued for fiscal years beginning after December 15, 2005 with early adoption permitted. The consensus can be adopted either prospectively through a cumulative effect adjustment through opening retained earning or retrospectively by restating prior periods. On March 2, 2005, AcSB issued EIC 160, which addresses the accounting treatment of stripping costs. EIC 160 is applicable to fiscal years beginning on or after July 1, 2006. The Company has not determined the method of adoption or the impact of EITF 04-06 or EIC 160, if any, on the Company’s financial position or results from operation. The Company currently has no deferred stripping costs.

On June 1, 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS 154 requires retrospective application to prior periods’ financial statements of a change in accounting principles unless it is impracticable to do so. This is a change from the existing practice that requires most accounting changes to be accounted for by including in net income in the period of the change the cumulative effect of changing to the new accounting principle. SFAS 154 will be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

In July 2006, the Financial Accounting Standards Board (“FASB”) released FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, and interpretation of FASB Statement No. 108 (FIN 48). FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return (including a decision whether to file or not file a return in a particular jurisdiction). Under the Interpretation, the financial statements will reflect expected future tax consequences of such positions presuming the taxing authorities’ full knowledge of the position and all relevant facts, but without considering time values. The Interpretation also revises disclosure requirements and introduces a prescriptive, annual, tabular roll-forward of the unrecognized tax benefits. It is effective for fiscal years beginning after December 15, 2006.

18.	Subsequent Events

Subsequent to June 30, 2006, there were 1,418,150 warrants exercised at $1.20 CDN for gross proceeds of $1,701,780 CDN and 175,000 stock options exercised at an average price of $0.64 CDN for gross proceeds of $111,500 CDN.

APPENDIX E — FINANCIAL STATEMENTS OF WHITE KNIGHT

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)

JUNE 30, 2006

INDEPENDENT AUDITORS’ REPORT

To the Shareholders of
White Knight Resources Ltd.

We have audited the consolidated balance sheets of White Knight Resources Ltd. as at June 30, 2006 and 2005 and the consolidated statements of operations, shareholders’ equity and cash flows for the years ended June 30, 2006, 2005 and 2004 and the cumulative amounts from inception on December 18, 1986 to June 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2006 and 2005 and the results of its operations and its cash flows for the years ended June 30, 2006, 2005 and 2004 and the cumulative amounts from inception on December 18, 1986 to June 30, 2006 in accordance with Canadian generally accepted accounting principles.

/s/ DAVIDSON & COMPANY LLP

Chartered Accountants

Vancouver, Canada
August 22, 2006

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA
-U.S. REPORTING DIFFERENCE

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) to identify circumstances when the financial statements are affected by conditions and events that cast substantial doubt on the Company’s ability to continue as a going concern, such as those described in Note 1 to the financial statements. Our report to the shareholders dated August 22, 2006 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors’ report when these are adequately disclosed in the financial statements.

/s/ DAVIDSON & COMPANY LLP

Chartered Accountants

Vancouver, Canada
August 22, 2006

A Member of SC INTERNATIONAL
1200 — 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6
Telephone (604) 687-0947 Fax (604) 687-6172

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED BALANCE SHEETS

	As at June 30
	2006	2005
	(Expressed in Canadian Dollars)

ASSETS
Current
Cash	$11,397,885	$282,459
Temporary investments (Note 3)	2,107,699	10,895,443
Receivables (net of allowance — $NIL; 2005 — $NIL)	117,490	176,164
Prepaid expenses	49,370	41,974

Total current assets	13,672,444	11,396,040
Mineral property interests (Note 4)	2,799,619	2,456,147
Deferred exploration costs (Note 5)	3,864,359	1,508,878
Equipment (Note 6)	930,853	139,118
Restricted reclamation bonds (Note 12)	234,783	196,692

Total assets	$21,502,058	$15,696,875

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Accounts payable and accrued liabilities	$315,515	$161,831
Due to related parties (Note 7)	118,002	17,754

Total current liabilities	433,517	179,585
Asset retirement obligation (Note 8)	165,985

Total Liabilities	599,502	179,585

Shareholders’ equity
Capital stock (Note 9)
Authorized: unlimited common shares without par value
Issued and outstanding 59,384,972 (2005 — 54,089,386)	33,630,385	26,844,701
Contributed surplus	3,153,572	1,246,525
Deficit accumulated during the exploration stage	(15,881,401)	(12,573,936)

Total shareholders’ equity	20,902,556	15,517,290

Total liabilities and shareholders’ equity	$21,502,058	$15,696,875

Nature and continuance of operations (Note 1)
Commitments (Note 14)

On behalf of the Board:

	Director		Director
/s/ John M. Leask		/s/ Megan Cameron-Jones

John M. Leask		Megan Cameron-Jones

The accompanying notes are an integral part of these consolidated financial statements

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended June 30
	Cumulative
	Amounts from
	Inception on
	December 18, 1986
	to June 30, 2006	2006	2005	2004
	(Expressed in Canadian Dollars)

ADMINISTRATION COSTS
Amortization	$220,145	$34,051	$30,546	$13,893
Audit	255,423	116,362	48,696	10,950
Bank charges and interest	26,349	7,464	5,762	1,520
Consulting	1,283,627	123,809	116,588	82,540
Consulting — stock-based compensation (Note 9)	3,263,846	2,275,298	148,543	840,005
Investor relations and shareholder information	665,974	175,427	123,189	52,889
Legal	641,631	120,155	26,958	23,196
Management fees — related party (Note 7)	1,437,910	264,000	264,000	210,000
Office and miscellaneous	753,670	96,089	85,068	56,201
Rent	338,199	56,497	54,873	28,300
Telephone	204,215	21,183	16,444	8,898
Transfer agent and listing fees	305,597	43,589	31,029	55,506
Travel and entertainment	505,337	108,044	69,132	52,569
Wages and benefits	831,071	130,998	79,918	31,863

Loss before other items	(10,732,994)	(3,572,966)	(1,100,746)	(1,468,330)

OTHER ITEMS
Write-off of deferred exploration costs (Note 5)	(3,560,589)	(143,783)	(194,598)	(241,549)
Interest income	1,295,734	442,036	261,600	97,920
Option payments received (net)	633,519
Write-off of mineral property interests	(3,814,257)
Gain (loss) on foreign exchange	125,574	(11,574)	(60,377)	(9,299)
Gain (loss) on disposal of temporary investments	166,591	(23,927)
Unrealized recovery (loss) on temporary investments (Note 3)	(8,846)	2,749	31,404	(42,999)
Gain (loss) on disposal of equipment	13,867		(757)

	(5,148,407)	265,501	37,272	(195,927)

Loss for the period	$(15,881,401)	$(3,307,465)	$(1,063,474)	$(1,664,257)

Basic and diluted loss per common share		$(0.06)	$(0.02)	$(0.04)

Weighted average number of common shares outstanding		58,855,176	53,091,304	39,038,472

The accompanying notes are an integral part of these consolidated financial statements.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

							Deficit
							Accumulated
							During the
	Number of					Contributed	Exploration
	Shares	Price		Amount		Surplus	Stage	Total
	(Expressed in Canadian Dollars)

Balance, June 30, 1986		$		$		$	$	$
Shares issued for:
Incorporation	1
Initial offering	201,200		0.13		26,300				26,300
Loss for the period							(17,325)		(17,325)

Balance, June 30, 1987	201,201				26,300		(17,325)		8,975
Shares issued for:
Initial offering	1,176,400		0.12		138,100				138,100
Loss for the year							(49,793)		(49,793)

Balance, June 30, 1988	1,377,601				164,400		(67,118)		97,282
Loss for the year							(44,166)		(44,166)

Balance, June 30, 1989	1,377,601				164,400		(111,284)		53,116
Shares issued for:
Mineral property interests	150,000		0.46		68,499				68,499
Exercise of stock options	332,680		0.40		133,072				133,072
Private placement	350,000		0.40		140,000				140,000
Private placement	250,000		0.50		125,000				125,000
Flow-through private placement	279,905		0.54		150,100				150,100
Exercise of agent’s warrants	105,000		0.40		42,000				42,000
Private placement expenses					(30,000)				(30,000)
Loss for the year							(282,410)		(282,410)

Balance, June 30, 1990	2,845,186				793,071		(393,694)		399,377
Shares issued for:
Exercise of stock options	50,000		0.90		45,000				45,000
Exercise of stock options	262,250		0.28		73,430				73,430
Private placement	600,000		0.15		90,000				90,000
Private placement	263,158		0.95		250,000				250,000
Flow-through private placement	286,666		0.15		43,000				43,000
Loss for the year							(119,275)		(119,275)

Balance, June 30, 1991	4,307,260				$1,294,501	$	$(512,969)		$781,532

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY — (Continued)

						Deficit
						Accumulated
						During the
	Number of				Contributed	Exploration
	Shares	Price		Amount	Surplus	Stage	Total
	(Expressed in Canadian Dollars)

Balance, June 30, 1991	4,307,260	$		$1,294,501	$	$(512,969)	$781,532
Shares issued for:
Mineral property interests	100,000		0.29	29,000			29,000
Exercise of stock options	245,000		0.15	36,750			36,750
Debt settlement	114,308		0.53	60,869			60,869
Private placement	55,555		0.18	10,000			10,000
Finder’s fee	9,000		0.33	2,970			2,970
Private placement	300,000		0.33	99,000			99,000
Private placement	122,222		0.45	55,000			55,000
Exercise of warrants	460,000		0.20	92,000			92,000
Exercise of warrants	75,000		0.33	24,750			24,750
Loss for the year						(164,398)	(164,398)

Balance, June 30, 1992	5,788,345			1,704,840		(677,367)	1,027,473
Shares issued for:
Mineral property interests	250,000		0.20	50,000			50,000
Exercise of stock options	189,999		0.15	28,500			28,500
Exercise of stock options	395,000		0.20	79,000			79,000
Private placement	500,000		0.40	200,000			200,000
Private placement	20,000		0.45	9,000			9,000
Private placement	28,000		0.50	14,000			14,000
Loss for the year						(115,290)	(115,290)

Balance, June 30, 1993	7,171,344			2,085,340		(792,657)	1,292,683
Shares issued for:
Mineral property interests	190,000		0.24	46,000			46,000
Exercise of stock options	15,000		0.15	2,250			2,250
Exercise of stock options	132,000		0.21	27,720			27,720
Private placement	600,000		0.15	90,000			90,000
Private placement	300,000		0.23	67,500			67,500
Loss for the year						(1,051,873)	(1,051,873)

Balance, June 30, 1994	8,408,344			2,318,810		(1,844,530)	474,280

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY — (Continued)

					Deficit
					Accumulated
					During the
	Number of			Contributed	Exploration
	Shares	Price	Amount	Surplus	Stage	Total
	(Expressed in Canadian Dollars)

Shares issued for:
Mineral property interests	70,000	$0.17	$11,900	$	$	$11,900
Loss for the year					(84,711)	(84,711)

Balance, June 30, 1995	8,478,344		2,330,710		(1,929,241)	401,469

Balance, June 30, 1995	8,478,344		2,330,710		(1,929,241)	401,469
Shares issued for:
Mineral property interests	130,000	0.50	65,000			65,000
Exercise of stock options	4,000	0.62	2,480			2,480
Exercise of stock options	580,000	0.22	127,600			127,600
Exercise of stock options	265,000	0.30	79,500			79,500
Private placement	650,000	0.30	195,000			195,000
Private placement	1,800,000	0.15	270,000			270,000
Private placement	500,000	0.46	230,000			230,000
Private placement	2,000,000	0.68	1,360,000			1,360,000
Exercise of warrants	10,000	0.30	3,000			3,000
Exercise of warrants	600,000	0.17	102,000			102,000
Exercise of warrants	300,000	0.26	78,000			78,000
Loss for the year					(288,538)	(288,538)

Balance, June 30, 1996	15,317,344		4,843,290		(2,217,779)	2,625,511
Shares issued for:
Exercise of stock options	205,000	0.78	159,900			159,900
Exercise of stock options	9,500	0.62	5,890			5,890
Private placement	100,000	1.40	140,000			140,000
Private placement	3,600,000	1.00	3,600,000			3,600,000
Exercise of warrants	470,000	0.30	141,000			141,000
Exercise of warrants	225,000	0.15	33,750			33,750
Exercise of warrants	500,000	0.46	230,000			230,000
Loss for the year					(477,124)	(477,124)

Balance, June 30, 1997	20,426,844		9,153,830		(2,694,903)	6,458,927
Shares issued for:
Mineral property interests	70,000	1.32	92,700			92,700
Exercise of warrants	1,575,000	0.17	267,750			267,750
Loss for the year					(1,063,932)	(1,063,932)

Balance, June 30, 1998	22,071,844		9,514,280		(3,758,835)	5,755,445

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY — (Continued)

					Deficit
					Accumulated
					During the
	Number of			Contributed	Exploration
	Shares	Price	Amount	Surplus	Stage	Total
	(Expressed in Canadian Dollars)

Shares issued for:
Private placement	3,708,132	$0.38	$1,409,090	$	$	$1,409,090
Mineral property interests	70,000	0.41	28,500			28,500
Management bonus	500,000	0.30	150,000			150,000
Loss for the year					(2,173,417)	(2,173,417)

Balance, June 30, 1999	26,349,976		11,101,870		(5,932,252)	5,169,618

Balance, June 30, 1999	26,349,976		11,101,870		(5,932,252)	5,169,618
Shares issued for:
Mineral property interests	170,000	0.27	46,300			46,300
Loss for the year					(1,234,438)	(1,234,438)

Balance, June 30, 2000	26,519,976		11,148,170		(7,166,690)	3,981,480
Loss for the year					(642,586)	(642,586)

Balance, June 30, 2001	26,519,976		11,148,170		(7,809,276)	3,338,894
Shares issued for:
Mineral property interests	20,000	0.20	4,000			4,000
Exercise of stock options	300,000	0.10	30,000			30,000
Private placement	1,764,706	0.17	300,000			300,000
Finder’s fee	176,470
Loss for the year					(1,679,183)	(1,679,183)

Balance, June 30, 2002	28,781,152		11,482,170		(9,488,459)	1,993,711
Shares issued for:
Mineral property interests	40,000	0.20	8,000			8,000
Exercise of stock options	337,500	0.10	33,750			33,750
Loss for the year					(357,746)	(357,746)

Balance, June 30, 2003	29,158,652		11,523,920		(9,846,205)	1,677,715

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY — (Continued)

					Deficit
					Accumulated
					During the
	Number of			Contributed	Exploration
	Shares	Price	Amount	Surplus	Stage	Total
	(Expressed in Canadian Dollars)

Shares issued for:
Mineral property interests	40,000	$0.78	$31,200	$	$	$31,200
Exercise of stock options	1,712,500	0.10	171,250			171,250
Exercise of stock options	422,000	0.23	97,060			97,060
Private placement	2,500,000	0.40	1,000,000			1,000,000
Finder’s fee	125,000
Private placement	7,764,704	0.85	6,599,998			6,599,998
Private placement	2,222,222	0.90	2,000,000			2,000,000
Exercise of warrants	3,708,132	0.44	1,631,578			1,631,578
Exercise of warrants	1,941,176	0.25	485,294			485,294
Exercise of warrants	435,000	0.60	261,000			261,000
Private placement expenses			(896,428)	355,906		(540,522)
Stock-based compensation				840,005		840,005
Loss for the year					(1,664,257)	(1,664,257)

Balance, June 30, 2004	50,029,386		22,904,872	1,195,911	(11,510,462)	12,590,321

Balance, June 30, 2004	50,029,386		22,904,872	1,195,911	(11,510,462)	12,590,321
Shares issued for:
Mineral property interests	40,000	0.71	28,400			28,400
Exercise of stock options (Note 9)	230,000	0.30	120,125			120,125
Exercise of warrants (Note 9)	1,965,000	0.60	1,179,000			1,179,000
Exercise of broker’s warrants (Note 9)	325,000	0.60	242,304			242,304
Private placement	1,500,000	1.58	2,370,000			2,370,000
Stock-based compensation				148,543		148,543
Less: Fair market value of stock options and broker’s warrants exercised				(97,929)		(97,929)
Loss for the year					(1,063,474)	(1,063,474)

Balance, June 30, 2005	54,089,386		26,844,701	1,246,525	(12,573,936)	15,517,290

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY — (Continued)

					Deficit
					Accumulated
					During the
	Number of			Contributed	Exploration
	Shares	Price	Amount	Surplus	Stage	Total
	(Expressed in Canadian Dollars)

Shares issued for:
Mineral property interests	40,000	$1.80	$72,000	$	$	$72,000
Exercise of stock options (Note 9)	315,000	0.54	298,384			298,384
Exercise of warrants (Note 9)	4,397,057	1.25	5,496,321			5,496,321
Exercise of broker’s warrants (Note 9)	543,529	1.25	918,979			918,979
Stock-based compensation				2,275,298		2,275,298
Less: Fair market value of stock options and broker’s warrants exercised				(368,251)		(368,251)
Loss for the year					(3,307,465)	(3,307,465)

Balance, June 30, 2006	59,384,972		$33,630,385	$3,153,572	$(15,881,401)	$20,902,556

The accompanying notes are an integral part of these consolidated financial statements.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended June 30
	Cumulative
	Amounts from
	Inception on
	December 18,
	1986 to
	June 30,
	2006	2006	2005	2004
	(Expressed in Canadian Dollars)

CASH FLOWS FROM OPERATING ACTIVITIES
Loss for the period	$(15,881,401)	$(3,307,465)	$(1,063,474)	$(1,664,257)
Items not affecting cash:
Amortization	220,145	34,051	30,546	13,893
Write-off of mineral property interests	3,814,257
Write-off of deferred exploration costs	3,560,589	143,783	194,598	241,549
Loss (gain) on disposal of equipment	(13,867)		757
Stock-based compensation	3,263,846	2,275,298	148,543	840,005
Unrealized loss (recovery) on temporary investments	8,846	(2,749)	(31,404)	42,999
Loss (gain) on disposal of investments	(166,591)	23,927
Shares issued for management bonus	150,000
Changes in non-cash working capital items:
Decrease (increase) in receivables	(117,490)	58,674	(103,457)	(70,608)
Increase in prepaid expenses	(49,370)	(7,396)	(26,214)	(4,374)
Increase (decrease) in accounts payable and accrued liabilities	298,409	75,709	(51,640)	12,714
Increase (decrease) in due to related parties	118,002	100,248	(52,616)	(153,168)

Net cash used in operating activities	(4,794,625)	(605,920)	(954,361)	(741,247)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of capital stock	32,724,773	6,345,433	3,813,500	11,705,658

Net cash provided by financing activities	32,724,773	6,345,433	3,813,500	11,705,658

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of mineral property interests	(6,046,712)	(288,777)	(673,373)	(611,213)
Deferred exploration costs	(7,339,341)	(2,413,657)	(816,648)	(442,661)
Restricted reclamation bond refunded (posted)	(228,453)	(31,761)	15,547	(65,252)
Acquisition (disposal) of temporary investments (net)	(1,909,954)	8,806,566	(3,413,215)	(7,493,823)
Proceeds from disposal of equipment	58,141		1,968
Acquisition of equipment	(1,065,944)	(696,458)	(86,486)	(89,321)

Net cash provided by (used in) investing activities	(16,532,263)	5,375,913	(4,972,207)	(8,702,270)

Increase (decrease) in cash during the period	11,397,885	11,115,426	(2,113,068)	2,262,141
Cash, beginning of period		282,459	2,395,527	133,386

Cash, end of period	$11,397,885	$11,397,885	$282,459	$2,395,527

Supplemental disclosures with respect to cash flows (Note 13)

The accompanying notes are an integral part of these consolidated financial statements.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
JUNE 30, 2006

1.	NATURE AND CONTINUANCE OF OPERATIONS

White Knight Resources Ltd. (the “Company”) is a Canadian company incorporated in British Columbia. The Company is primarily engaged in the acquisition and exploration of mineral property interests.

At the date of these consolidated financial statements, the Company has not been able to identify a known body of commercial grade ore on any of its mineral property interests. The ability of the Company to realize the costs it has incurred to date on these mineral property interests is dependent upon the Company being able to lever its property interests and cash, by way of exploration activities and option/joint ventures, into assets of greater value or to identify a commercial ore body, to finance its exploration costs and to resolve any environmental, regulatory or other constraints which may hinder the successful development of the mineral property interest. To date, the Company has not earned revenues and is considered to be in the exploration stage.

These consolidated financial statements have been prepared assuming the Company will continue on a going concern basis. The Company has incurred losses since inception and the ability of the Company to continue as a going-concern depends upon its ability to develop profitable operations and to continue to raise adequate financing. Management is actively targeting sources of additional financing through alliances with financial, exploration and mining entities, or other business and financial transactions which would assure continuation of the Company’s operations and exploration programs. In order for the Company to meet its liabilities as they come due and to continue its operations, the Company is solely dependent upon its ability to generate such financing. The Company has sufficient resources to meet its obligations for the foreseeable future at its current level of activity.

There can be no assurance that the Company will be able to continue to raise funds in which case the Company may be unable to meet its obligations. Should the Company be unable to realize on its assets and discharge its liabilities in the normal course of business, the net realizable value of its assets may be materially less than the amounts recorded on the consolidated balance sheets.

All amounts are in Canadian dollars unless otherwise stated.

	2006	2005

Working capital	$13,238,927	$11,216,455
Deficit	(15,881,401)	(12,573,936)

2.	SIGNIFICANT ACCOUNTING POLICIES

These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”). The significant accounting policies adopted by the Company are as follows:

Use of estimates

The preparation of financial statements in accordance with Canadian GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the year. Actual results could differ from these estimates.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Principles of consolidation

These consolidated financial statements include the accounts of the Company and the following subsidiaries, all of which are 100% owned:

White Knight Gold (U.S.) Inc.
CUN Minerals Inc.
Quito Gold Corp.

All material inter-company transactions have been eliminated upon consolidation.

Cash

Cash consists of cash on hand and highly liquid investments with original maturities of three months or less. At June 30, 2006 and 2005, cash consisted of cash and guaranteed investment certificates held in financial institutions.

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash. The Company places its cash with high quality financial institutions, thereby minimizing exposure for deposits in excess of federally insured amounts. The Company believes that credit risk associated with cash is remote.

Temporary investments

Temporary investments are recorded at the lower of cost or market on an aggregate basis. For temporary investments in which unrealized losses had been recognized in a previous year, any subsequent recoveries in market value are recorded up to original cost. This occurred during fiscal 2006 and 2005.

Mineral property interests and deferred exploration costs

The Company records mineral property interests, which consist of the right to explore for mineral deposits, at cost. The Company records deferred exploration costs, which consist of costs attributable to the exploration of mineral property interests, at cost. All direct and indirect costs relating to the acquisition and exploration of these mineral property interests are capitalized on the basis of specific claim blocks until the mineral property interests to which they relate are placed into production, the mineral property interests are disposed of through sale or where management has determined there to be an impairment. If a mineral property interest is abandoned, the mineral property interest and deferred exploration costs will be written off to operations in the period of abandonment.

On an ongoing basis, the capitalized costs are reviewed on a property-by-property basis to consider if there is any impairment on the subject mineral property interest. Management’s determination for impairment is based on: i) whether the Company’s exploration programs on the mineral property interests have significantly changed, such that previously identified resource targets are no longer being pursued; ii) whether exploration results to date are promising and whether additional exploration work is being planned in the foreseeable future or iii) whether remaining lease terms are insufficient to conduct necessary studies or exploration work. As at June 30, 2006 and 2005, management believes that no impairment relating to the mineral property interests and deferred exploration costs was required.

The recorded cost of mineral property interests and deferred exploration costs is based on cash paid and the assigned value of share consideration issued for mineral property interest acquisitions and exploration costs incurred. The recorded amount may not reflect recoverable value as this will be dependent on future development programs, the nature of the mineral deposit, commodity prices, adequate funding and the ability of the Company to bring its projects into production.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Canadian GAAP Conflict in Accounting for Mineral Property Interests and Deferred Exploration Costs

In March 2000, the Accounting Standards Board of the Canadian Institute of Chartered Accountants (“CICA”) issued Accounting Guideline No. 11 “Enterprises in the Development Stage” (“AcG 11”). AcG 11 addresses three distinct issues: i) the capitalization of costs/expenditures; ii) impairment; and iii) disclosure. Prior to its issuance, development stage entities were exempt from following certain aspects of Canadian GAAP. AcG 11 requires that all companies account for transactions based on the underlying characteristics of the transaction rather than the maturity of the enterprise. In addition, AcG 11 requires specific disclosure of information by development stage companies.

In March 2002, the Emerging Issues Committee (“EIC”) of the CICA issued EIC-126 “Accounting by Mining Enterprises for Exploration Costs” (“EIC-126”) which interprets how AcG 11 affects mining companies with respect to the deferral of exploration costs. EIC-126 refers to CICA Handbook Section 3061 “Property, Plant and Equipment” (“HB 3061”), paragraph .21, which states that for a mineral property interest, the cost of the asset includes exploration costs if the enterprise considers that such costs have the characteristics of property, plant and equipment.

EIC-126 then states that a mining enterprise that has not established mineral reserves objectively, and therefore does not have a basis for preparing a projection of the estimated cash flow from the mineral property interest, is not precluded from considering the exploration costs to have the characteristics of property, plant and equipment. EIC-126 also sets forth the EIC’s consensus that a mining enterprise in the development stage is not required to consider the conditions in AcG 11 regarding impairment in determining whether exploration costs may be initially capitalized. With respect to impairment of capitalized exploration costs, EIC-126 sets forth the EIC’s consensus that a mining enterprise in the development stage that has not established mineral reserves objectively, and, therefore, does not have a basis for preparing a projection of the estimated cash flow from the property, is not obliged to conclude that capitalized costs have been impaired. However, such an enterprise should consider the conditions set forth in AcG 11 and HB 3061 in determining whether a subsequent write-down of capitalized exploration costs related to mineral property interests is required.

As disclosed above, the Company considers that its mineral property interests and deferred exploration costs have the characteristics of property, plant and equipment, and, accordingly, the Company has chosen to classify its mineral property interests and deferred exploration costs as tangible assets in accordance with its interpretation of Canadian GAAP.

Although the Company believes its accounting policy is appropriate and consistent with Canadian GAAP, there is an alternative interpretation of Canadian GAAP that would consider them to be intangible assets as a result of the issuance of CICA Handbook Section 1581 “Business Combinations” (“HB 1581”) and CICA Handbook Section 3062 “Goodwill and Other Intangible Assets” (“HB 3062”).

This alternative interpretation under HB 1581 and HB 3062 would provide for the capitalization of a contract based mining asset as an intangible asset at its fair value at the time it was acquired, either as an individual asset purchase or as part of a business combination. For exploration stage mineral property interests and deferred exploration costs such as those owned by the Company, the excess of the carrying value over the residual value of the intangible assets would be amortized on a straight-line basis over the period in which the Company expected to complete its exploration process or convert, develop or further explore the underlying properties. For the Company, a reasonable estimate of this amortization period would be 5 years.

In September, 2004, the CICA amended the guidance in HB 3062 to remove the example of mineral rights as this reference may have implied that mineral rights are necessarily an intangible asset. This amendment confirmed the Company’s current method of accounting for mineral property interests. Unless alternative guidance is provided, the Company expects to continue accounting for these assets as tangible assets.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Asset retirement obligations

Effective July 1, 2004, the Company recognizes the fair value of a liability for an asset retirement obligation in the year in which it is incurred when a reasonable estimate of fair value can be made. The carrying amount of the related long-lived asset is increased by the same amount as the liability. Changes in the liability for an asset retirement obligation due to the passage of time will be measured by applying an interest method of allocation. The amount will be recognized as an increase in the liability and an accretion expense in the statement of operations. Changes resulting from revisions to the timing or the amount of the original estimate of undiscounted cash flows are recognized as an increase or a decrease in the carrying amount of the liability for an asset retirement obligation and the cost of the related long-lived asset.

Impairment of long-lived assets and long-lived assets to be disposed of

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount and the fair value less costs to sell.

Risk management

The Company’s largest non-monetary assets are its mineral property interests in the United States of America. The Company could accordingly be at risk for foreign currency fluctuations and developing legal and political environments.

The Company does not maintain significant cash or other monetary assets or liabilities in the United States.

The Company relies on local consultants for the management of its exploration activities and for legal and accounting matters.

Equipment and amortization

Equipment is recorded at cost and amortization is calculated at the following rates per annum using the declining-balance method:

Vehicles and technical equipment	30%
Office equipment	20%

Foreign currency translation

The Company’s subsidiaries are integrated foreign operations and its operating results are translated into Canadian dollar equivalents using the temporal method. Monetary items are translated at the exchange rate in effect at the balance sheet date; non-monetary items are translated at historical exchange rates. Income and expense items are translated at the average exchange rate for the period. Translation gains and losses are reflected in loss for the year.

Stock-based compensation

The Company has an employee stock option plan. The Company recognizes an expense arising from stock options granted to both employees and non-employees using the fair value method. The fair value of option grants is generally established at the date of grant using the Black Scholes option pricing model and the compensation amount, equal to the option’s fair value, is then recognized over the options vesting periods.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Future income taxes

Future income taxes are recorded using the asset and liability method. Under the asset and liability method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using the enacted or substantively enacted tax rates expected to apply when the asset is realized or the liability settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that substantive enactment or enactment occurs. To the extent that the Company does not consider it more likely than not that a future tax asset will be recovered, it provides a valuation allowance against the excess.

Loss per share

The Company uses the treasury stock method to compute the dilutive effect of options, warrants and similar instruments. Under this method, the dilutive effect on earnings per share is recognized on the use of the proceeds that could be obtained upon exercise of options, warrants and similar instruments. It assumes that the proceeds would be used to purchase common shares at the average market price during the year. The weighted average number of common shares outstanding at June 30, 2006 of 58,855,176 (2005 — 53,091,304; 2004 — 39,038,472) does not include the 1,500,000 (2005 — 9,808,233; 2004 — 11,964,899) warrants outstanding and the 5,120,000 (2005 — 3,385,000; 2004 — 3,665,000) stock options outstanding.

Basic loss per share is calculated using the weighted-average number of shares outstanding during the year.

Comprehensive income (loss)

SFAS No. 130 “Reporting Comprehensive Income” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at June 30, 2006, the Company has no items that represent comprehensive loss, and therefore has not included a schedule of comprehensive loss in the financial statements.

Comparative figures

Certain comparative figures have been reclassified to conform with the current year’s presentation.

3.	TEMPORARY INVESTMENTS

Temporary investments consist of highly liquid bonds with a carrying value at June 30, 2006 of $2,107,699 and a fair value of $2,155,981. The recovery reported in the consolidated financial statements of $2,749 (2005 — $31,404) related to temporary investments is a partial recovery of the unrealized loss on temporary investments reported in fiscal 2004 of $42,999.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	MINERAL PROPERTY INTERESTS

	Balance at				Balance at
	June 30,				June 30,
	2005	Additions	Recovery		2006

Nevada Properties
Benmark	$61,163	$19,955	$		$81,118
Celt	283,867	1,052			284,919
Cottonwood	93,403	66,811			160,214
Fye Canyon	173,778	47			173,825
Gold Bar Horst	120,828	28,409			149,237
Gold Pick	19,555	5,001			24,556
Goldstone	22,684	9,625			32,309
Hunter	88,788	48,103			136,891
Ian	18,930	12,387			31,317
Knolls	58,154	27,948			86,102
McClusky Pass	96,737	37,723			134,460
New Pass	419,727	1,062		(1,057)	419,732
Pat Canyon	81,163	27,634			108,797
Patty (formerly Indian Ranch)	108,402				108,402
Slaven Canyon	254,556	110,871			365,427
South Cabin Creek	34,349	13,040			47,389
Squaw Creek	377,471	1,498		(108,708)	270,261
Tonkin Summit	100,788	28,875			129,663
Other	41,804	13,196			55,000

Total Nevada Properties	$2,456,147	$453,237		$(109,765)	$2,799,619

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Balance at				Balance at
	June 30,				June 30,
	2004	Additions	Recovery		2005

Nevada Properties
Benmark	$24,922	$36,241	$		$61,163
Celt	106,057	194,427		(16,617)	283,867
Cottonwood	58,016	35,387			93,403
Fye Canyon	119,889	57,559		(3,670)	173,778
Gold Bar Horst	82,543	38,285			120,828
Gold Pick	10,811	8,744			19,555
Goldstone	19,846	2,838			22,684
Hunter	62,830	25,958			88,788
Ian		18,930			18,930
Knolls		58,154			58,154
McClusky Pass	56,194	40,543			96,737
New Pass	402,981	17,888		(1,142)	419,727
Pat Canyon	34,965	46,198			81,163
Patty (formerly Indian Ranch)	108,402				108,402
Slaven Canyon	163,314	91,242			254,556
South Cabin Creek	17,426	16,923			34,349
Squaw Creek	426,563	25,511		(74,603)	377,471
Tonkin Summit	59,615	41,173			100,788
Other		41,804			41,804

Total Nevada Properties	$1,754,374	$797,805		$(96,032)	$2,456,147

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Balance at			Balance at
	June 30,			June 30,
	2003	Additions	Recovery	2004

Nevada Properties
Benmark	$	$24,922	$	$24,922
Celt		106,057		106,057
Cottonwood	30,692	27,324		58,016
Fye Canyon		119,889		119,889
Gold Bar Horst	61,700	20,843		82,543
Gold Pick	8,202	2,609		10,811
Goldstone		19,846		19,846
Hunter	36,203	26,627		62,830
McClusky Pass	400	55,794		56,194
New Pass	387,381	15,600		402,981
Pat Canyon		34,965		34,965
Patty (formerly Indian Ranch)	108,402			108,402
Slaven Canyon	54,177	109,137		163,314
South Cabin Creek	13,052	4,374		17,426
Squaw Creek	404,550	22,013		426,563
Tonkin Summit		59,615		59,615

Total Nevada Properties	$1,104,759	$649,615	$	$1,754,374

Title to mineral property interests involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequently ambiguous conveyancing history characteristic of many mineral claims. The Company has investigated title to all of its mineral property interests and, to the best of its knowledge, expects title to all of its interests to be in good standing. The mineral property interests in which the Company has committed to earn an interest are located in the United States and the Company is therefore relying on advice by legal counsel who are basing such advice on the laws of the United States.

Celt, Eureka County, Nevada

In fiscal 2004, the Company acquired the property by staking. During the 2005 fiscal year, the Company entered into a Financing and Acquisition Agreement with Teck Cominco American Incorporated (“TCAI”) whereby TCAI was granted the option to earn an initial 51% interest in the property. The terms of the agreement provide for exploration expenditures of US$4,000,000 and cash payments of US$750,000 (US$50,000 paid) which must be incurred and paid to the Company’s U.S. subsidiary in annual increments prior to December 31, 2008. TCAI has made a firm commitment to incur US$500,000 in exploration expenditures by December 31, 2005 (completed). Upon TCAI vesting its 51% interest, TCAI and the Company will form a joint venture to further develop the property. When the joint venture completes the earlier of US$8.0 million in expenditures or a preliminary feasibility study, TCAI will have a one-time option to elect to earn an additional 9% interest in the property by funding and completing a feasibility study. Upon TCAI earning its additional interest and the approval of a production plan, the Company will have the option to request that TCAI arrange financing for the Company’s share of the capital costs required to develop the property. If the Company exercises this option TCAI shall commit to use its best efforts to arrange or provide project debt financing for not less than 60% of projected capital costs on a limited recourse basis after technical completion. If project costs exceed the amount available for debt financing

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

and the parties elect nonetheless to put the property into production then at the Company’s election TCAI shall also arrange or provide the Company’s share of equity financing on a subordinate loan basis at LIBOR plus 4%. The property is comprised of 608 claims.

Cottonwood, Eureka County, Nevada

In fiscal 2002, the Company staked 56 claims and executed a mining lease agreement to acquire six adjacent claims. Under the terms of the agreement, the Company has made lease payments totalling US$9,000 and has issued 80,000 common shares of the Company at a value of $69,800. The Company is required to make further annual lease payments of US$5,000. The Company has staked an additional 57 claims in the surrounding area.

Fye Canyon, Eureka County, Nevada

In fiscal 2004, the Company executed a mining lease agreement to acquire 114 claims (the “Underlying Fye Agreement”). Under the terms of the agreement, the Company has made an initial lease payment of US$5,000 which will increase by US$5,000 per year to a maximum of US$50,000 per year. The underlying royalty retained by the owner is 2% of net smelter returns up to a maximum of US$1,000,000 after which it is reduced to 1% of net smelter returns to a maximum of US$5,000,000. During the 2005 fiscal year, the Company entered into a Financing and Acquisition Agreement with TCAI whereby TCAI was granted the option to earn an initial 51% interest in the property. The terms of the agreement provide for exploration expenditures of US$4,000,000, cash payments of US$750,000 (US$50,000 paid) which must be incurred and paid to the Company’s U.S. subsidiary in annual increments prior to December 31, 2008, and the assumption of all obligations under the Underlying Fye Agreement. TCAI completed a firm commitment to incur US$500,000 in exploration expenditures by December 31, 2005. Upon TCAI vesting its 51% interest, TCAI and the Company will form a joint venture to further develop the property. When the joint venture completes the earlier of US$8.0 million in expenditures or a preliminary feasibility study, TCAI will have a one-time option to elect to earn an additional 9% interest in the property by funding and completing a feasibility study. Upon TCAI earning its additional interest and the approval of a production plan, the Company will have the option to request that TCAI arrange financing for the Company’s share of the capital costs required to develop the property. If the Company exercises this option TCAI shall commit to use its best efforts to arrange or provide project debt financing for not less than 60% of projected capital costs on a limited recourse basis after technical completion. If project costs exceed the amount available for debt financing and the parties elect nonetheless to put the property into production then at the Company’s election TCAI shall also arrange or provide the Company’s share of equity financing on a subordinate loan basis at LIBOR plus 4%. An additional 231 claims have been staked in the area of interest.

Hunter, Eureka County, Nevada

In fiscal 2002, the Company staked 46 claims and executed a mining lease agreement to acquire two adjacent claims. Under the terms of the agreement, the Company has made lease payments totalling US$14,000 and issued 100,000 common shares of the Company at a value of $73,800. The Company is required to make further annual lease payments of US$7,000.

Patty (formerly Indian Ranch), Eureka County, Nevada

In fiscal 1994, the Company entered into a lease agreement for a 100% interest in 48 claims by issuing 100,000 common shares of the Company. The agreement is subject to a 6% net smelter return royalty payable to the lessee. The agreement was amended during a prior year whereby the Company secured the ability to buy down the 6% net smelter return royalty to 3% by making a payment of US$500,000 and extending the lease term to 2014. The Company holds an additional 496 claims within the area of interest.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In fiscal 1997, the Company entered into an option agreement with Chapleau Resources Ltd. (“Chapleau”). Pursuant to the terms of the agreement and the subsequent amendment, Chapleau was vested a 40% undivided interest in the property in 2001.

In fiscal 2001, the Company and Chapleau entered into an option agreement with Kennecott Exploration Company (“Kennecott”) whereby Kennecott could earn a 60% interest in the property by making certain option payments and incurring certain exploration expenditures. After paying the Company certain option payments, Kennecott terminated the agreement in November 2001. Upon termination of the Kennecott agreement, Chapleau’s interest in the property was reduced to a 25% undivided interest, leaving the Company with a 75% undivided interest in the property.

In fiscal 2003, the Company and Chapleau entered into an option-joint venture agreement with Placer Dome U.S. Inc. (“PDUS”). Under the terms of the agreement, PDUS may earn a 60% interest in the property by incurring minimum work expenditures of US$2.0 million over a four year period and reimbursing the companies for their 2002 claim filing costs. During fiscal 2005, PDUS provided notice that it had completed the work expenditure requirement and was exercising its right to vest its 60% ownership. The Company now owns an undivided 30% interest.

New Pass, Churchill County, Nevada

In fiscal 1998, the Company purchased a 100% interest in the property from Quest USA Resources Inc. by making payments totalling US$165,000, subject to a 2.75% net smelter return royalty. In fiscal 2000, the Company purchased the 2.75% net smelter return royalty by issuing 100,000 common shares of its capital stock to the vendor. In fiscal 2005, the Company granted Consolidated Odyssey Exploration Inc. (“ODE”) an option to earn an initial 50% interest in the property. The Company paid a finders fee of $10,000 with respect to the ODE agreement. In February 2005, ODE assigned all of its rights under the agreement to Bonaventure Enterprises Inc. (“Bonaventure”). Under the terms of the agreement, Bonaventure must incur US$2,000,000 in exploration expenditures, issue 500,000 shares and make option payments totalling US$500,000 over a 4-year period (US$125,000 and 200,000 shares valued at $44,617 received). Upon vesting a 50% interest, Bonaventure may elect to earn an additional 10% interest by financing the completion of a feasibility study. The property is comprised of 107 claims.

Slaven Canyon, Lander County, Nevada

In fiscal 2002, the Company acquired 51 claims by staking. In fiscal 2003, the Company acquired 17 claims by staking and acquired an additional 642 acres of land contiguous to the Company’s claims by executing three lease agreements which provide for escalating lease payments. In fiscal 2004, the Company acquired an additional 190 claims by staking and acquired an additional 350 acres of land contiguous to the Company’s claims by executing seven lease agreements which provide for cash payments totalling US$7,400 on signing and escalating lease payments thereafter. The underlying royalty retained by the owners ranges from 1/2% of net smelter returns to 3 1/2% of net smelter returns with a buy-down provision allowing the Company to reduce the underlying royalty to a 2% net smelter return by paying US$1,500,000. In July, 2005, the Company acquired an additional 320 acres of land contiguous to the Company’s claims by executing a lease agreement which provides for a cash payment of US$7,619 and re-imbursement of fees of US$15,000 upon signing (both payments made), and escalating lease payments thereafter. The underlying royalty retained by the owner is 2.75%.

Squaw Creek, Elko County, Nevada

Since 1996, the Company has held a 100% interest in 151 claims located in Elko County which were acquired by staking. During the 2005 fiscal year, the Company granted ODE an option to earn an initial 50% interest in the property. The Company paid a finders fee of $10,000 with respect to the ODE agreement. In February 2005, ODE assigned all of its rights under the agreement to Bonaventure. Under the terms of the agreement, Bonaventure must

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

incur US$2,000,000 in exploration expenditures, issue 500,000 shares and make option payments totaling US$500,000 over a 4-year period (US$125,000 and 200,000 shares at a value of $44,617 received). Upon vesting a 50% interest, Bonaventure may elect to earn an additional 10% interest by financing the completion of a feasibility study.

Other Nevada Properties

In fiscal 2002, the Company acquired a 100% interest by staking the South Cabin Creek and Gold Bar Horst properties. In fiscal 2003, the Company acquired a 100% interest in the Gold Pick property by staking. In fiscal 2004, the Company acquired the McClusky Pass, Pat Canyon, Tonkin Summit, Benmark, and Goldstone properties. During the 2005 fiscal year, the Company acquired the Ian and Knolls properties.

5.	DEFERRED EXPLORATION COSTS

	Balance at		Balance at
	June 30,		June 30,
By Type of Cost	2005	Additions	2006

Assays	$713,694	$170,016	$883,710
Consulting	2,875,000	573,571	3,448,571
Drafting and report preparation	431,177	12,385	443,562
Drilling	3,103,814	1,474,859	4,578,673
Field operations	847,547	151,922	999,469
Reclamation	191,795	176,375	368,170
Recording	80,079		80,079
Supervision	374,039	17,668	391,707
Surveys	740,154	70,595	810,749
Trenching and site preparation	397,332	75,376	472,708
Recovery	(4,998,875)	(223,503)	(5,222,378)
Write-off	(3,246,878)	(143,783)	(3,390,661)

Total	$1,508,878	$2,355,481	$3,864,359

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Balance at		Balance at
	June 30,		June 30,
By Type of Cost	2004	Additions	2005

Assays	$681,131	$32,563	$713,694
Consulting	2,577,377	297,623	2,875,000
Drafting and report preparation	416,202	14,975	431,177
Drilling	2,753,845	349,969	3,103,814
Field operations	771,641	75,906	847,547
Reclamation	179,489	12,306	191,795
Recording	80,079		80,079
Supervision	356,723	17,316	374,039
Surveys	497,305	242,849	740,154
Trenching and site preparation	368,921	28,411	397,332
Recovery	(4,897,361)	(101,514)	(4,998,875)
Write-off	(3,052,280)	(194,598)	(3,246,878)

Total	$733,072	$775,806	$1,508,878

	Balance at		Balance at
	June 30,		June 30,
By Type of Cost	2003	Additions	2004

Assays	$680,604	$527	$681,131
Consulting	2,342,159	235,218	2,577,377
Drafting and report preparation	393,336	22,866	416,202
Drilling	2,753,845		2,753,845
Field operations	739,812	31,829	771,641
Reclamation	178,609	880	179,489
Recording	80,079		80,079
Supervision	356,177	546	356,723
Surveys	320,921	176,384	497,305
Trenching and site preparation	368,921		368,921
Recovery	(4,897,361)		(4,897,361)
Write-off	(2,810,731)	(241,549)	(3,052,280)

Total	$506,371	$226,701	$733,072

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Balance at						Balance at
	June 30,						June 30,
By Property	2005	Additions	Recoveries		Write-offs		2006

Nevada Properties
Benmark	$6,743	$25,388	$		$		$32,131
Celt	70,920	4,729		(58,144)			17,505
Cottonwood	105,702	351,546					457,248
Fye Canyon	78,139	816		(58,144)			20,811
Gold Bar Horst	54,943	92,504					147,447
Gold Pick	75,290	389,571					464,861
Goldstone	3,864						3,864
Hunter	24,926	9,260					34,186
Ian	625						625
Knolls	9,636	11,723					21,359
McClusky Pass	71,157	458,007					529,164
New Pass	162,063	9,301		(107,215)			64,149
Pat Canyon	22,846						22,846
Patty (formerly Indian Ranch)	24,223	92,487					116,710
Slaven Canyon	730,729	1,075,530					1,806,259
South Cabin Creek	34,106	4,539					38,645
Tonkin Summit	32,966	53,583					86,549
General exploration		143,783				(143,783)

Total Nevada Properties	$1,508,878	$2,722,767		$(223,503)		$(143,783)	$3,864,359

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Balance at						Balance at
	June 30,						June 30,
By Property	2004	Additions	Recoveries		Write-offs		2005

Nevada Properties
Benmark	$2,091	$4,652	$		$		$6,743
Celt	24,295	46,625					70,920
Cottonwood	30,807	74,895					105,702
Fye Canyon	31,495	46,644					78,139
Gold Bar Horst	40,975	13,968					54,943
Gold Pick	60,933	14,357					75,290
Goldstone	2,920	944					3,864
Hunter	23,028	1,898					24,926
Ian		625					625
Knolls		9,636					9,636
McClusky Pass	21,506	49,651					71,157
New Pass	237,246	11,919		(87,102)			162,063
Pat Canyon	13,007	9,839					22,846
Patty (formerly Indian Ranch)	12,395	11,828					24,223
Slaven Canyon	199,521	531,208					730,729
South Cabin Creek	26,322	7,784					34,106
Squaw Creek	2,227	12,185		(14,412)
Tonkin Summit	4,304	28,662					32,966
General exploration		194,598				(194,598)

Total Nevada Properties	$733,072	$1,071,918		$(101,514)		$(194,598)	$1,508,878

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Balance at				Balance at
	June 30,				June 30,
By Property	2003	Additions	Write-offs		2004

Nevada Properties
Benmark	$	$2,091	$		$2,091
Celt		24,295			24,295
Cottonwood	30,807				30,807
Fye Canyon		31,495			31,495
Gold Bar Horst	40,975				40,975
Gold Pick	47,939	12,994			60,933
Goldstone		2,920			2,920
Hunter	23,028				23,028
McClusky Pass	7,266	14,240			21,506
New Pass	229,959	7,287			237,246
Pat Canyon		13,007			13,007
Patty (formerly Indian Ranch)	10,099	2,296			12,395
Slaven Canyon	88,532	110,989			199,521
South Cabin Creek	26,322				26,322
Squaw Creek	1,444	783			2,227
Tonkin Summit		4,304			4,304
General exploration		241,549		(241,549)

Total Nevada Properties	$506,371	$468,250		$(241,549)	$733,072

6.	EQUIPMENT

	2006			2005
		Accumulated	Net Book		Accumulated	Net Book
	Cost	Amortization	Value	Cost	Amortization	Value

Vehicles	$93,552	$40,476	$53,076	$76,745	$24,156	$52,589
Technical equipment	847,526	20,602	826,924	41,041	14,221	26,820
Office equipment	79,378	28,525	50,853	76,884	17,175	59,709

	$1,020,456	$89,603	$930,853	$194,670	$55,552	$139,118

7.	RELATED PARTY TRANSACTIONS

During the year ended June 30, 2006, the Company entered into the following transactions with related parties:

a) Paid or accrued $264,000 (2005 — $264,000; 2004 — $210,000) in management fees to directors and officers of the Company and to companies controlled by directors of the Company.

b) Paid or accrued $127,504 (2005 — $111,223; 2004 — $115,879) in consulting fees to directors and officers of the Company and to companies controlled by directors of the Company, of which $111,636 (2005 — $111,223; 2004 — $115,879) is included in or written-off to deferred exploration costs.

c) Paid or accrued $117,770 (2005 — $8,815; 2004 — $NIL) in administrative fees to officers and a company controlled by a director of the Company.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

At June 30, 2006, there is $118,002 (2005 — $17,754) payable to directors and officers of the Company and to companies controlled by directors of the Company. The amounts are unsecured and non-interest bearing.

The Company entered into consulting agreements with directors and officers of the Company and to companies controlled by directors of the Company. The annual consulting fee commitments are as follows:

2007	$324,000
2008	162,000

$486,000

The amounts charged to the Company for the services provided have been determined by negotiation among the parties and are covered by signed agreements. These transactions were in the normal course of operations and were measured at the exchange value which represented the amount of consideration established and agreed to by the related parties.

8.	ASSET RETIREMENT OBLIGATION

The following table presents the aggregate carrying amount of the obligation associated with the retirement of the properties:

	2006	2005

Asset retirement obligation	$165,985	$

The undiscounted amount of cash flows, required over the estimated reserve life of the underyling assets, to settle the obligation, adjusted for inflation, is estimated at $196,768 (2005 — $NIL). The obligation was calculated using a credit-adjusted risk free discount rate of 4% and an inflation rate of 4.1%. It is expected that this obligation will be funded from general Company resources at the time the costs are incurred with the majority of costs expected to occur when the properties are disposed of.

9.	CAPITAL STOCK

Share issuances

During the 2006 fiscal year the Company had no share issuances other than those issued for mineral property interests, exercise of warrants and stock options.

During the 2005 fiscal year the Company completed a private placement of 1,500,000 units at $1.58, each unit consisting of one common share and one non-transferable share purchase warrant, each warrant entitling the holder to purchase an additional share at $2.50 for one year.

During the 2004 fiscal year the Company completed three private placements:

a) 2,500,000 units at $0.40, each unit consisting of one common share and one non-transferable share purchase warrant, each warrant entitling the holder to purchase an additional share at $0.60 for two years (435,000 warrants exercised during the year) with an additional provision that if the closing price of the Company’s shares exceeds $0.95 for a period of more than 20 business days, the warrants must be exercised within two weeks of notice (triggered subsequent to year end). A finder’s fee of 125,000 units were issued as well as finder’s warrants valued at $47,304 entitling the holder to acquire 200,000 shares of the Company at a price of $0.60 for one year; subject to the same additional provision as for the placees (triggered subsequent to year end);

b) 7,764,704 units at $0.85, each unit consisting of one common share and one non-transferable share purchase warrant, each warrant entitling the holder to purchase an additional share at $1.25 for 18 months.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Brokers’ warrants valued at $239,567 were issued entitling the holder to acquire 543,529 shares of the Company at a price of $1.25, exercisable for 18 months; and

c) 2,222,222 units at $0.90, each unit consisting of one common share and one-half non-transferable share purchase warrant, each one warrant entitling the holder to purchase an additional share at $1.25 for one year. Brokers’ warrants valued at $69,035 were issued entitling the holder to acquire 155,555 shares of the Company at a price of $1.25, exercisable for 1 year.

d) Share issuance costs related to private placements during the year totalled $540,522.

Stock options

Under the Company’s stock option plan effective November 4, 2002 and amended December 12, 2003, the Company may grant options for up to 7,072,935 common shares to directors, employees and consultants at exercise prices to be determined by the market value on the date of grant. Vesting of options is made at the discretion of the Board of Directors at the time the options are granted with the exception of options granted in relation to investor relations. Options granted to consultants engaged in investor relations activities vest no earlier than as to one-quarter upon the grant date and a further one-quarter after each of the following three three-month periods. The options can be granted for a maximum term of 10 years.

At June 30, 2006, the following incentive stock options were outstanding:

Number	Exercise
of Options	Price	Expiry Date

755,500	$0.23	January 23, 2008
2,074,500	0.41	September 23, 2008
150,000	0.75	March 1, 2009
50,000	0.85	March 21, 2010
40,000	0.67	April 6, 2010
50,000	1.50	October 19, 2010
2,000,000	1.91	January 10, 2011

5,120,000

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Stock option transactions and the number of stock options outstanding are summarized as follows:

		Weighted
		Average
	Number	Exercise
	of Options	Price

Balance, June 30, 2003	3,075,000	$0.15
Options granted	2,724,500	0.51
Options exercised	(2,134,500)	0.13

Balance, June 30, 2004	3,665,000	0.43
Options granted	150,000	0.73
Options expired/cancelled	(200,000)	1.25
Options exercised	(230,000)	0.30

Balance, June 30, 2005	3,385,000	0.41
Options granted	2,050,000	1.90
Options exercised	(315,000)	0.54

Balance, June 30, 2006	5,120,000	$1.00

Number of options currently exercisable	4,920,000	$0.96

Weighted average fair value of options granted during the year	2004	$0.39
	2005	0.56
	2006	1.16

Stock-based compensation

The following assumptions were used in the Black-Scholes valuation of stock options and warrants granted during the years presented:

	2006	2005	2004

Weighted average risk-free interest rate	3.9%	3.7%	4.2%
Expected life of options and warrants	5 years	5 years	1 year-5 years
Weighted average annualized volatility	71%	101%	118%
Dividend	0.00%	0.00%	0.00%

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Warrants

Warrant transactions are summarized as follows:

	Number	Exercise
	of Warrants	Price	Expiry Date

Balance, June 30, 2003	5,649,308
Warrants exercised	(3,708,132)	$0.44	November 18, 2003
Warrants exercised	(1,941,176)	0.25	June 27, 2004
Warrants granted	200,000	0.60	October 24, 2004
Warrants granted	2,625,000	0.60	August 3, 2004
Warrants exercised	(435,000)	0.60	August 3, 2004
Warrants granted	7,719,998	1.25	July 29, 2005
Warrants granted	588,235	1.25	August 3, 2005
Warrants granted	1,266,666	1.25	June 25, 2005

Balance, June 30, 2004	11,964,899
Warrants exercised	(2,290,000)	0.60	August 3, 2004
Warrants expired	(100,000)	0.60	August 3, 2004
Warrants expired	(1,266,666)	1.25	June 25, 2005
Warrants granted	1,500,000	2.50	December 20, 2006

Balance, June 30, 2005	9,808,233
Warrants exercised	(4,352,351)	1.25	July 29, 2005
Warrants exercised	(588,235)	1.25	August 3, 2005
Warrants expired	(3,367,647)	1.25	July 29, 2005

Balance, June 30, 2006	1,500,000

The number of warrants outstanding at June 30, 2006 is summarized as follows:

Number	Exercise
of Warrants	Price	Expiry Date

1,500,000	$2.50	December 20, 2006

10.	INCOME TAXES

A reconciliation of income tax recovery at statutory rates with the reported income tax recovery is as follows:

	2006		2005		2004

Loss before income tax recovery		$(3,307,465)		$(1,063,474)		$(1,664,257)

Expected income tax recovery		$(1,227,731)		$(378,597)		$(618,241)
Non-deductible expenses		1,144,086		14,884		315,842
Differences in foreign tax rates		13,135		32,371		1,810
Tax loss benefit not recognized for book purposes		70,510		331,342		300,589

Actual income tax recovery	$	NIL	$	NIL	$	NIL

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The significant components of the Company’s future tax assets are as follows:

	2006		2005		2004

Net operating loss carry forwards		$2,413,320		$2,338,680		$2,517,008
Mineral properties and other assets		681,280		590,427		618,517
Share issuance costs		80,257		117,590		158,213

		3,174,857		3,046,697		3,293,738
Less: valuation allowances		(3,174,857)		(3,046,697)		(3,293,738)

Net future tax assets	$	NIL	$	NIL	$	NIL

The Company has non-capital losses of approximately $6,853,000 which may be carried forward and applied against taxable income in future years. These losses, if unutilized, will begin to expire in 2007. Subject to certain restrictions, the Company has further resource development and exploration expenditures totalling approximately $1,709,000 available to reduce taxable income of future years. Future tax benefits which may arise as a result of these non-capital losses and resource deductions have not been recognized in these financial statements and have been offset by a valuation allowance.

11.	SEGMENTED INFORMATION

The Company’s one reportable operating segment is the exploration and development of mineral properties. Geographic information is as follows:

			Mineral
			Property
			Interests and
			Deferred
	Total		Exploration	Other
	Assets	Equipment	Costs	Assets

June 30, 2006
Canada	$13,637,654	$24,639	$	$13,613,015
United States	7,864,404	906,214	6,663,978	294,212

	$21,502,058	$930,853	$6,663,978	$13,907,227

June 30, 2005
Canada	$11,377,473	$30,799	$	$11,346,674
United States	4,319,402	108,319	3,965,025	246,058

	$15,696,875	$139,118	$3,965,025	$11,592,732

	2006	2005	2004

Loss before other items:
Canada	$3,338,256	$893,992	$1,366,939
United States	234,710	206,754	101,391

	$3,572,966	$1,100,746	$1,468,330

12.	RESTRICTED RECLAMATION BONDS

The Company has secure funds in place with the United States government, a Canadian bank and a United States bank as security for reclamation bonds on its mineral properties. These restricted reclamation

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

bonds were required by the local jurisdictions at the time exploration activities commenced on the properties and do not represent an asset retirement obligation (Note 2). Interest on the certificates of deposit with Canadian and United States banks is paid on a periodic basis to the Company.

13.	SUPPLEMENTAL DISCLOSURES WITH RESPECT TO CASH FLOWS

Significant non-cash transactions during the years ended June 30, 2006, June 30, 2005 and June 30, 2004 include the Company issuing 40,000 common shares each year at a value in the current year of $72,000 (2005 — $28,400; 2004 — $31,200) for the acquisition of mineral property interests. In the year ended June 30, 2004, the Company issued 125,000 units as a finder’s fee related to a private placement. Included in accounts payable are $93,378 (2005 — $153,756) relating to deferred exploration costs, $129,328 (2005 — $NIL) relating to equipment, $6,330 (2005 — $NIL) relating to restricted reclamation bonds and $2,695 (2005 — $NIL) relating to mineral property interests.

14.	COMMITMENTS

The Company has entered into lease agreements for its premises in Canada and the United States. The annual lease commitments are as follows:

2007	$38,295
2008	22,500

$60,795

15.	FINANCIAL INSTRUMENTS

The Company’s financial instruments consist of cash, temporary investments, receivables, restricted reclamation bonds, accounts payable and accrued liabilities, and due to related parties. It is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from its financial instruments. The fair values of these financial instruments approximate their carrying values, unless otherwise noted.

The Company has its cash primarily in one commercial bank in Vancouver, British Columbia, Canada and one commercial bank in Reno, Nevada, United States.

16.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

These financial statements have been prepared in accordance with Canadian GAAP. Material variations in the accounting principles, practices and methods used in preparing these financial statements from principles, practices and methods accepted in the United States (“United States GAAP”) are described and quantified below.

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The impact of the differences between Canadian GAAP and United States GAAP on the consolidated balance sheets would be as follows:

	2006				2005
	Balance,			Balance,	Balance,			Balance,
	Canadian			United States	Canadian			United States
	GAAP	Adjustments		GAAP	GAAP	Adjustments		GAAP

Temporary investments	$2,107,699		$48,282	$2,155,981	$10,895,443		$36,224	$10,931,667
Other current assets	11,564,745			11,564,745	500,597			500,597
Mineral property interests	2,799,619		(2,032,127)	767,492	2,456,147		(1,839,607)	616,540
Deferred exploration costs	3,864,359		(3,864,359)		1,508,878		(1,508,878)
Equipment	930,853			930,853	139,118			139,118
Restricted reclamation bonds	234,783			234,783	196,692			196,692

	$21,502,058		$(5,848,204)	$15,653,854	$15,696,875		$(3,312,261)	$12,384,614

Current liabilities	$433,517	$		$433,517	$179,585	$		$179,585
Asset retirement obligation	165,985			165,985
Shareholders’ equity	20,902,556		(5,848,204)	15,054,352	15,517,290		(3,312,261)	12,205,029

	$21,502,058		$(5,848,204)	$15,653,854	$15,696,875		$(3,312,261)	$12,384,614

The impact of the differences between Canadian GAAP and United States GAAP on the consolidated statements of operations would be as follows:

	Cumulative
	Amounts from
	Inception on
	December 18, 1986
	to June 30, 2006	2006	2005	2004

Loss for the period, Canadian GAAP	$(15,881,401)	$(3,307,465)	$(1,063,474)	$(1,664,257)
Adjustments:
Mineral property interests	(2,032,127)	(192,520)	(619,497)	(556,945)
Deferred exploration costs	(3,864,359)	(2,355,481)	(775,806)	(226,701)
Increase in temporary investments	48,282	22,634	36,224

Loss for the period, United States GAAP	$(21,723,605)	$(5,832,832)	$(2,422,553)	$(2,447,903)

Basic and diluted loss per share, United States GAAP		$(0.10)	$(0.05)	$(0.06)

Weighted average number of common shares outstanding, United States GAAP		58,855,176	53,091,304	39,038,472

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The impact of the differences between Canadian GAAP and United States GAAP on the consolidated statements of cash flows would be as follows:

	Cumulative Amounts
	from Inception on
	December 18, 1986
	to June 30, 2006	2006	2005	2004

Cash flows used in operating activities, Canadian GAAP	$(4,794,625)	$(605,920)	$(954,361)	$(741,247)
Acquisition of mineral property interests	(5,449,802)	(209,852)	(619,497)	(556,945)
Deferred exploration costs	(7,339,941)	(2,413,657)	(816,648)	(442,661)
Acquisition (disposal) of temporary investments (net)	(1,909,954)	8,806,566	(3,413,215)	(7,493,823)

Cash flows provided by (used in) operating activities, United States GAAP	(19,494,322)	5,577,137	(5,803,721)	(9,234,676)

Cash flows provided by financing activities, Canadian GAAP and United States GAAP	32,724,773	6,345,433	3,813,500	11,705,658

Cash flows provided by (used in) investing activities, Canadian GAAP	(16,532,263)	5,375,913	(4,972,207)	(8,702,270)
Acquisition of mineral property interests	5,449,802	209,852	619,497	556,945
Deferred exploration costs	7,339,941	2,413,657	816,648	442,661
Acquisition (disposal) of temporary investments (net)	1,909,954	(8,806,566)	3,413,215	7,493,823

Cash flows used in investing activities, United States GAAP	(1,832,566)	(807,144)	(122,847)	(208,841)

Increase (decrease) in cash during the period	11,397,885	11,115,426	(2,113,068)	2,262,141
Cash, beginning of period		282,459	2,395,527	133,386

Cash, end of period	$11,397,885	$11,397,885	$282,459	$2,395,527

Mineral property interests and deferred exploration costs

In accordance with EITF 04-02, the Company classifies the costs of acquiring its mineral interests as tangible assets resulting in no difference between Canadian and United States GAAP.

Under United States GAAP exploration costs on mineral properties, other than acquisition costs, prior to the establishment of proven or probable reserves are expensed as incurred. Under Canadian GAAP these costs may be deferred.

Under United States GAAP, the Company performs evaluations of its investment in mineral properties to assess the recoverability and the residual value of its investments in these assets. All mineral properties are reviewed

WHITE KNIGHT RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

for impairment whenever events or circumstances change which indicates the carrying amount of an asset may not be recoverable, utilizing established guidelines based on undiscounted future net cash flows from the asset or upon the determination that certain exploration properties do not have sufficient potential for economic mineralization.

Asset retirement obligations

The Company adopted new accounting and disclosure standards under Canadian GAAP (Note 2) since the 2005 fiscal year. Accordingly there were no differences between Canadian GAAP and United States GAAP as at June 30, 2006 and 2005.

Under Canadian GAAP, the Company was not required to record asset retirement obligations as at June 30, 2005. The Company determined there were no asset retirement obligations as at June 30, 2005.

Temporary Investments

Under Canadian GAAP, temporary investments are carried at the lower of aggregate cost or current market value, with any unrealized gain or loss included in the statement of operations. Long-term investments are carried on the cost or equity basis and are only written down when there is evidence of a decline in value that is other than temporary.

Under United States GAAP, SFAS 115 requires that certain debt and equity investments must be classified into available-for-sale or trading securities and stated at fair market values. Any unrealized holding gains or losses are reported as a separate component of shareholders’ equity until realized for available-for-sale securities, and included in earnings for trading securities. For United States GAAP purposes, the Company’s investment in debt securities have been classified as trading securities. Under SFAS 115, for the 2004 fiscal year there was no difference under Canadian GAAP or United States GAAP as these debt securities have been written down to their fair market value, with an unrealized loss of $42,999 included in the consolidated statement of operations. For the 2006 fiscal year, an excess holding gain of $48,282 (2005 — $36,224) would be recognized under United States GAAP.

New accounting pronouncements

In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, “Accounting Changes and Error Corrections — A Replacement of APB Opinion No. 20 and SFAS No. 3”. SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

The FASB has also issued SFAS No. 155 “Accounting for Certain Hybrid Financial Instruments” and SFAS No. 156 “Accounting for Servicing of Financial Assets”, but they will not have any relationship to the operations of the Company. Therefore a description and its impact for each on the Company’s operations and financial position have not been disclosed.

The adoption of these new pronouncements is not expected to have a material effect on the Company’s consolidated financial position or results of operations.

APPENDIX F

UNAUDITED FINANCIAL STATEMENTS OF
US GOLD CANADIAN ACQUISITION CORPORATION

UNAUDITED FINANCIAL STATEMENTS OF
US GOLD CANADIAN ACQUISITION CORPORATION

INDEX

Balance Sheet as of April 30, 2006	F-3
Notes to Balance Sheet	F-4

US GOLD CANADIAN ACQUISITION CORPORATION

UNAUDITED BALANCE SHEET

As of
April 30, 2006

Assets
Current Assets:
Cash	$1.00
Total current assets	$1.00

Liabilities and Shareholder’s Equity
Liabilities	$—

Shareholder’s equity Common shares, authorized — unlimited, issued and outstanding — 1 share	$1.00

Total shareholder’s equity	$1.00

The accompanying notes are an integral part of this unaudited balance sheet.

US GOLD CANADIAN ACQUISITION CORPORATION

NOTES TO UNAUDITED BALANCE SHEET

Note 1 — Nature of Business:

US Gold Canadian Acquisition Corporation was incorporated on April 18, 2006 for the purpose of making an offer to purchase the outstanding common shares in the capital of each of Coral Gold Resources Ltd., Nevada Pacific Gold Ltd., Tone Resources Limited and White Knight Resources Ltd.

US Gold Canadian Acquisition Corporation is a wholly-owned subsidiary of U.S. Gold Corporation and has no material assets or liabilities and no operating history.

Note 2 — Basis of Reporting:

The balance sheet of US Gold Canadian Acquisition Corporation is prepared in accordance with accounting principles generally accepted in the United States of America under the accrual method of accounting.

The presentation of a statement of income, a statement of changes in shareholder’s equity and a statement of cash flows is not included as there has been no activity, except for the sale of one common share to U.S. Gold Corporation on April 18, 2006 for $1.00.

APPENDIX G — UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF U.S. GOLD

U.S. Gold Corporation

Unaudited Pro Forma Consolidated Balance Sheet
June 30, 2006
(Expressed in United States dollars unless otherwise stated)

	As Reported
		Tone				Tone				Pro Forma
		Resources				Resources				Consolidated
	U.S. Gold	Limited (Cdn	US GAAP			Limited (US	Transaction			U.S. Gold
	Corporation	GAAP)	Adjustments	Notes		GAAP)	Adjustments	Notes		Corporation

ASSETS
Current
Cash and cash equivalents	$30,065,618	$1,186,927				$1,186,927				$31,252,545
Accounts receivable	133,743	13,392				13,392				147,135
Other current assets — prepaid expenses	74,793	9,673				9,673				84,466

Total current assets	30,274,154	1,209,992				1,209,992				31,484,146

Property and equipment, net	101,629	—				—				101,629
Mineral property interests	—	1,141,899	$(1,141,899)	2	(i)	—				—
Acquired mineral property interests	—	—				—	$48,235,406	3&4	(a)	48,235,406
Offering costs, net	2,991,684	—				—				2,991,684
Restrictive time deposits for reclamation bonding	3,102,454	29,795				29,795				3,132,249
Escrow funding	38,009,105	—				—				38,009,105
Long-lived asset — asset retirement	1,068,353	—				—				1,068,353
Other assets:
Inactive milling equipment	777,819	—				—				777,819
Other assets	2,125	—				—				2,125

Total other assets	779,944	—	—			—	—			779,944

TOTAL ASSETS	$76,327,323	$2,381,686	$(1,141,899)			$1,239,787	$48,235,406			$125,802,516

LIABILITIES
Current
Accounts payable and accrued liabilities	$1,961,514	$105,444				$105,444	$1,844,901	3&4	(b)	3,911,859
Installment purchase contracts	48,164	—				—				48,164
Due to related parties	—	15,981				15,981				15,981
Retirement obligation (reclamation activities)	1,235,776	—				—				1,235,776

Total current liabilities	3,245,454	121,425	—			121,425	1,844,901			5,211,780

Installment purchase contracts, long-term	10,444	—				—				10,444
Retirement obligation	1,389,107	—				—				1,389,107
Future income tax liability	—	—				—	10,610,850	3&4	(c)	10,610,850
Other permit obligations	72,511	—				—				72,511
Escrow account	38,009,105	—				—				38,009,105
Derivative liabilities	96,601,884	—				—				96,601,884

Total liabilities	139,328,505	121,425	—			121,425	12,455,751			151,905,681

SHAREHOLDERS’ EQUITY (DEFICIENCY)
Capital stock	41,339,239	4,594,291				4,594,291	(4,594,291)	4	(d)	71,264,889
							29,925,650	3
Options and warrants	—	—				—	6,972,367	3		6,972,367
Other equity accounts	—	487,445				487,445	(487,445)	4	(d)	—
Deficit	(104,340,421)	(2,821,475)	$(1,141,899)	2	(ii)	(3,963,374)	3,963,374	4	(d)	(104,340,421)

Total shareholders’ equity (deficiency)	(63,001,182)	2,260,261	(1,141,899)			1,118,362	35,779,655			(26,103,165)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$76,327,323	$2,381,686	$(1,141,899)			$1,239,787	$48,235,406			$125,802,516

See accompanying notes to unaudited pro forma consolidated financial statements.

U.S. Gold Corporation

Unaudited Pro Forma Consolidated Statement of Operations
For the six months ended June 30, 2006
(Expressed in United States dollars unless otherwise stated)

	As Reported
		Tone				Tone	Pro Forma
		Resources				Resources	Consolidated
	U.S. Gold	Limited (Cdn	US GAAP			Limited (US	U.S. Gold
	Corporation	GAAP)	Adjustments	Notes		GAAP)	Corporation

OTHER REVENUE
Interest and other items	$488,378						$488,378
Gain (loss) on foreign exchange	—	$(9,416)				$(9,416)	(9,416)

Total other revenue	488,378	(9,416)				(9,416)	478,962

COSTS AND EXPENSES
General and administrative	1,449,070	497,519				497,519	1,946,589
Proposed acquisitions	3,384,378	—				—	3,384,378
Property holding costs	781,853	—				—	781,853
Exploration costs	1,000,423	—				—	1,000,423
Stock compensation expense	—	70,468				70,468	70,468
Interest	3,442	—				—	3,442
Stock option expense	536,000	—				—	536,000
Accretion of asset retirement obligation	135,989	—				—	135,989
Change in value of derivatives	59,026,884	—				—	59,026,884
Write-off of mineral property costs	—	—	$102,011	2	(i)	102,011	102,011
Amortization of offering cost	228,066	—				—	228,066
Depreciation	12,594	—				—	12,594

Total costs and expenses	66,558,699	567,987	102,011			669,998	67,228,697

Loss before income taxes	(66,070,321)	(577,403)	(102,011)			(679,414)	(66,749,735)
Provision for income taxes	—	—	—			—	—

NET LOSS	$(66,070,321)	$(577,403)	$(102,011)			$(679,414)	$(66,749,735)

Basic and diluted net loss per share (Note 6)	$(1.98)						$(1.74)

Weighted average number of shares outstanding — basic and diluted (Note 6)	33,296,755						38,368,899

See accompanying notes to unaudited pro forma consolidated financial statements.

U.S. Gold Corporation

Unaudited Pro Forma Consolidated Statement of Operations
For the Twelve Months Ended December 31, 2005
(Expressed in United States dollars unless otherwise stated)

	As Reported
		Tone				Tone	Pro Forma
		Resources				Resources	Consolidated
	U.S. Gold	Limited (Cdn	US GAAP			Limited (US	U.S. Gold
	Corporation	GAAP)	Adjustments	Notes		GAAP)	Corporation

OTHER REVENUE
Earnest money forfeited	$200,000						$200,000
Interest and other items	32,032	$439				$439	32,471
Management fee	330,000	—				—	330,000
Realized gain from disposition of shares	520,428	—				—	520,428
Gain (loss) on sale of assets	(29,982)	—				—	(29,982)
Gain (loss) on foreign exchange	—	(1,723)				(1,723)	(1,723)

Total other revenue	1,052,478	(1,284)				(1,284)	1,051,194

COSTS AND EXPENSES
General and administrative	1,027,194	374,644				374,644	1,401,838
Write-off of purchase price receivable	182,748	—				—	182,748
Property holding costs	761,081	—				—	761,081
Employment termination payments	1,423,824	—				—	1,423,824
Stock compensation expense	294,400	233,415				233,415	527,815
Equity share of subsidiary loss	58,888	—				—	58,888
Realization reserve — stock	168,960	—				—	168,960
Interest	3,011	—				—	3,011
Accretion of asset retirement obligation	110,243	—				—	110,243
Write-off of mineral property costs	—	67,871	$25,335	2	(i)	93,206	93,206
Depreciation	12,850	—				—	12,850

Total costs and expenses	4,043,199	675,930	25,335			701,265	4,744,464

Loss before income taxes	(2,990,721)	(677,214)	(25,335)			(702,549)	(3,693,270)
Provision for income taxes	—	—	—			—	—

NET LOSS	$(2,990,721)	$(677,214)	$(25,335)			$(702,549)	$(3,693,270)

Basic and diluted net loss per share (Note 6)	$(0.12)						$(0.12)

Weighted average number of shares outstanding — basic and diluted (Note 6)	25,931,172						31,003,316

See accompanying notes to unaudited pro forma consolidated financial statements.

U.S. GOLD CORPORATION

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars unless otherwise stated)
June 30, 2006 and December 31, 2005
(Unaudited)

1.	Basis of presentation

On March 5, 2006 U.S. Gold Corporation (“U.S. Gold” or the “Company”) announced that it intends to acquire, in stock transactions, all of the outstanding common shares of White Knight Resources Ltd., Nevada Pacific Gold Ltd., Coral Gold Resources Ltd. and Tone Resources Limited. This proposal was made in letters sent on the same day by Mr. Robert R. McEwen, Chairman and Chief Executive Officer of U.S. Gold, to the chief executive officers of each of the subject companies.

These unaudited pro forma consolidated financial statements have been prepared to give effect to the Company’s acquisition of Tone Resources (the “Acquisition”). These unaudited pro forma consolidated financial statements have been prepared on the basis that each shareholder will receive shares of common stock of U.S. Gold in exchange for their Tone Resources common shares. The combined effects of the proposed transactions with each of the four companies have been presented separately under “Unaudited Pro Forma Consolidated Supplementary Financial Statements”, included elsewhere in this document. Each of these acquisitions is not conditional on the other three and the Company may or may not be successful in acquiring all of the target companies.

These unaudited pro forma consolidated financial statements have been compiled from and include:

(a) An unaudited pro forma consolidated balance sheet combining the unaudited balance sheet of U.S. Gold as at June 30, 2006 with the unaudited balance sheet of Tone Resources as at May 31, 2006 giving effect to the transaction as if it occurred on June 30, 2006.

(b) An unaudited pro forma consolidated statement of operations combining the audited statement of operations of the Company for the year ended December 31, 2005 with the unaudited constructed statement of operations of Tone Resources for the twelve months ended November 30, 2005, giving effect to the transaction if it occurred on January 1, 2005. Tone Resources’ statement of operations for the twelve months ended November 30, 2005 has been constructed by adding together (a) the results for the nine months ended August 31, 2005, (derived from Tone’s audited financial statements for the year ended August 31, 2005 and the unaudited interim results for the three months ended November 30, 2004) and (b) the unaudited interim results for the three months ended November 30, 2005.

(c) An unaudited pro forma consolidated statement of operations combining the unaudited statement of operations of the Company for the six months ended June 30, 2006 with the unaudited constructed statement of operations of Tone Resources for the six months ended May 31, 2006 (derived from Tone Resources’ unaudited interim results for the nine months ended May 31, 2006 and the unaudited interim results for the three months ended November 30, 2005), giving effect to the transaction as if it occurred on January 1, 2005.

The unaudited pro forma consolidated balance sheet and statements of operations have been presented on the above basis to ensure that the unaudited pro forma consolidated financial statements reflect the acquired business financial statements for a period that is no more than 93 days from U.S. Gold’s year-end, as required pursuant to pro forma presentation requirements contained in the securities rules.

The unaudited pro forma consolidated financial statements have been compiled using the significant accounting policies as set out in the audited financial statements of U.S. Gold for the year ended December 31, 2005 which are included elsewhere in this document. The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company and Tone Resources described above.

Management of U.S. Gold has consolidated certain line items from Tone Resources financial statements in an attempt to conform to the presentation of the Company’s financial statements. It is management’s opinion that these

U.S. GOLD CORPORATION

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

unaudited pro forma consolidated financial statements include all adjustments necessary for the fair presentation of the transactions described in Note 3 in accordance with United States generally accepted accounting principles.

Tone Resources prepares its financial statements in accordance with Canadian GAAP and in Canadian dollars. These financial statements have been translated to United States GAAP, as more fully described in note 2. The conversion from Canadian dollars to U.S. dollars has been reflected at the rates described in the following table.

As at May 31, 2006	0.91
Average for the six months ended May 31, 2006	0.87
Average for the twelve months ended November 30, 2005	0.82

For restatement in U.S. dollars, the Company followed the method suggested by the Emerging Issues Committee (“EIC”) in release number EIC-130 which conforms in all material respects with Statement of Financial Accounting Standards No. 52 Foreign Currency Translation. The consensus of the EIC was that financial statements for all prior years should be translated using the current rate method.

The unaudited pro forma consolidated financial statements are not intended to reflect the results of operations or the financial position of the Company which would have actually resulted had the proposed transactions been effected on the dates indicated. Further, the unaudited pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future. The pro forma adjustments and allocations of the purchase price for Tone Resources are based in part on estimates of the fair value of the assets acquired and liabilities assumed. The final purchase price allocation will be completed after asset and liability valuations are finalized. The final valuation will be based on the actual net tangible and intangible assets of Tone Resources that exist as of the date of the completion of the acquisition. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma consolidated financial statements. In addition, the impact of integration activities, the timing of completion of the acquisition and other changes in Tone Resources’ net tangible and intangible assets prior to the completion of the acquisition, which have not been incorporated into these unaudited pro forma consolidated financial statements, could cause material differences in the information presented.

2.	Reconciliation to United States Generally Accepted Accounting Principles

(i)	Mineral property costs and deferred exploration costs

Under accounting principles generally accepted in Canada (“Canadian GAAP”) resource property acquisition and exploration costs may be deferred and amortized to the extent they meet certain criteria. Under accounting principles generally accepted in the United States (“US GAAP”) resource property acquisition and exploration costs must be expensed as incurred. Therefore an additional expense is required under US GAAP.

The effects of the foregoing differences are summarized as follows:

Pro forma balance sheet at June 30, 2006

The US GAAP statement reflects $Nil balance for Mineral Property Interests ($1,141,899 under Canadian GAAP).

Pro forma statements of operations

Mining and Exploration Expenditures amounts to $102,011 and $25,335 under US GAAP for the 6 months ended June 30, 2006 and 12 months ended December 31, 2005 respectively. These expenditures are capitalized for Canadian GAAP purposes but are expensed under US GAAP.

U.S. GOLD CORPORATION

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(ii)  Deficit

The US GAAP pro forma balance sheet at June 30, 2006 reflects increase in deficit of $1,141,899 due to the write-off of deferred mining and exploration expenses described above.

3.	Business acquisition

The business combination will be accounted for as a purchase transaction, with U.S. Gold as the acquirer of Tone Resources.

In consideration for the acquisition of Tone Resources, the Company will issue 0.26 shares of U.S. Gold common stock for each outstanding common share of Tone Resources totaling approximately 5,072,144 common shares to shareholders of Tone Resources, representing approximately $29.9 million total value based on the closing price of U.S. Gold’s common stock. For accounting purposes, the measurement of the purchase consideration in the unaudited pro forma consolidated financial statement information is based on the market prices of U.S. Gold common shares over a 2-day period before and after the announcement date and is estimated at $5.90 per each U.S. Gold share.

Each Tone Resources warrant or stock option which gives the holder the right to acquire shares in the common stock of Tone Resources when presented for execution will be exchanged for a warrant or stock option which will give the holder the right to acquire shares in the common stock of U.S. Gold on the same basis as the exchange of Tone Resources common shares for U.S. Gold common shares. The initial exchange will not include the Tone Resources options and warrants. However, they have been included as part of the purchase price consideration as U.S. Gold intends to acquire these in a subsequent transaction. These options and warrants have been included in the purchase consideration at their fair value of approximately $7 million based on the Black-Scholes pricing model.

The principal assumptions used in applying the Black-Scholes option-pricing model were as follows:

Risk-free interest rate	4.82%
Dividend yield	N/A
Volatility factor	102%
Expected life — options	2-3 years
Remaining period to expiry date — warrants (weighted average)	17 months

The value of the purchase consideration for accounting purposes may differ from the amount assumed in the unaudited pro forma consolidated financial statement information due to any future changes in the negotiation process.

After reflecting the pro forma purchase adjustments, the excess of the purchase consideration over the adjusted book values of Tone Resources’ assets and liabilities has been allocated in full to Acquired Mineral Property Interests. Upon consummation of the proposed acquisition of Tone Resources, the fair value of all identifiable assets and liabilities acquired will be determined. On completion of valuations, with a corresponding adjustment to the historic carrying amounts of property, plant and equipment, or on recording of any finite life intangible assets on acquisition, these adjustments will impact the measurement of amortization recorded in consolidated income statements of U.S. Gold for periods after the date of acquisition. Typically, any increase in the values assigned by U.S. Gold to Tone Resources’ capital assets would result in increased amortization charges. The fair value of the net assets of Tone Resources to be acquired will ultimately be determined after the closing of the transaction. Therefore, it is likely that

U.S. GOLD CORPORATION

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the fair values of assets and liabilities acquired will vary from those shown below and the differences may be material. The preliminary purchase price allocation is subject to change and is summarized as follows:

Purchase price:
Shares issued on acquisition	$29,925,650
Options	2,210,544
Warrants	4,761,823
Acquisition costs (estimated at 5% of purchase price)	1,844,901

$38,742,918

Net assets acquired:
Cash and cash equivalents	$1,186,927
Accounts receivable	13,392
Retainers and prepaid expenses	9,673
Reclamation bond	29,795
Accounts payable and accrued liabilities	(105,444)
Due to related parties	(15,981)
Future income tax liability	(10,610,850)
Acquired mineral property interests	48,235,406

$38,742,918

4.	Pro forma assumptions and adjustments

The unaudited pro forma consolidated financial statements incorporate the following pro forma assumptions:

(a) The purchase price for the Acquisition has been allocated to the acquired assets and liabilities on a proforma basis as described in Note 3.

(b) Transaction costs have been assumed to be $1,844,901 representing 5 per cent of the total fair value of the purchase price of the Acquisition.

(c) Future income taxes have been taken into consideration in connection with the purchase price allocation where assumed fair values are not the same as the carry forward book values.

(d) Represents elimination of acquired business capital stock, equity accounts and accumulated deficit.

5.	Pro forma share capital

Pro forma share capital as at June 30, 2006 has been determined as follows:

	Number of
	Shares	Amount

Issued common shares of U.S. Gold	33,296,755	$41,339,239
Shares issued for acquisition of Tone	5,072,144	29,925,650

Pro forma balance	38,368,899	$71,264,889

U.S. GOLD CORPORATION

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	Pro forma loss per share

Pro forma basic loss per share for the six months ended June 30, 2006 and the year ended December 31, 2005 has been calculated based on actual weighted average number of U.S. Gold common shares outstanding for the respective periods and the assumed number of U.S. Gold common shares issued to Tone Resources shareholders being effective on January 1, 2006 and January 1, 2005 respectively.

	Six Months
	Ended	Year Ended
	June 30,	December 31,
	2006	2005
	(Shares or US dollars)

Actual weighted average number of U.S. Gold common shares outstanding	33,296,755	25,931,172
Assumed number of U.S. Gold common shares issued to Tone shareholders	5,072,144	5,072,144

Pro forma weighted average number of U.S. Gold common shares outstanding	38,368,899	31,003,316

Pro forma net loss	$(66,749,735)	$(3,693,270)
Pro forma adjusted basic loss per share	$(1.74)	$(0.12)

APPENDIX H — UNAUDITED PRO FORMA CONSOLIDATED SUPPLEMENTARY FINANCIAL STATEMENTS OF U.S. GOLD

U.S. Gold Corporation
Unaudited Pro Forma Consolidated Supplementary Balance Sheet
June 30, 2006

						Pro			Pro
		U.S. GAAP				Forma			Forma
		White	Nevada	Coral		Consolidated			Consolidated
	As Reported	Knight	Pacific	Gold	Tone	(before			U.S.
	U.S. Gold	Resources	Gold	Resources	Resources	transaction	Transaction		Gold
	Corporation	Ltd.	Ltd.	Ltd.	Limited	adjustments)	Adjustments	Notes	Corporation
	(Expressed in United States dollars unless otherwise stated)

ASSETS
Current
Cash and cash equivalents	$30,065,618	$10,258,097	$3,659,738	$4,152,402	$1,186,927	$49,322,782			$49,322,782
Temporary investments	—	1,940,383	—	—	—	1,940,383			1,940,383
Accounts receivable	133,743	105,741	180,697	47,414	13,392	480,987			480,987
Product inventory and stockpiled ore	—	—	109,074	—	—	109,074			109,074
Supplies inventory	—	—	285,152	—	—	285,152			285,152
Other current assets — prepaid expenses	74,793	44,433	239,424	70,242	9,673	438,565			438,565

Total current assets	30,274,154	12,348,654	4,474,085	4,270,058	1,209,992	52,576,943			52,576,943

Property and equipment, net	101,629	837,768	8,648,468	3,108	—	9,590,973			9,590,973
Mineral property interests	—	690,743	—	934,626	—	1,625,369			1,625,369
Acquired mineral property interests	—	—	—	—	—	—	$377,902,746	3&4	377,902,746
Offering costs, net	2,991,684	—	—	—	—	2,991,684			2,991,684
Restrictive time deposits for reclamation bonding	3,102,454	211,305	96,363	234,878	29,795	3,674,795			3,674,795
Escrow funding	38,009,105	—	—	—	—	38,009,105			38,009,105
Long-lived asset — asset retirement	1,068,353	—	—	—	—	1,068,353			1,068,353
Other assets:
Inactive milling equipment	777,819	—	—	—	—	777,819			777,819
Other assets	2,125	—	—	349,055	—	351,180			351,180

Total other assets	779,944	—	—	349,055	—	1,128,999	—		1,128,999

TOTAL ASSETS	$76,327,323	$14,088,470	$13,218,916	$5,791,725	$1,239,787	$110,666,221	$377,902,746		$488,568,967

LIABILITIES
Current
Accounts payable and accrued liabilities	$1,961,514	$283,964	$1,194,495	$336,252	$105,444	$3,881,669	$15,415,301	4	$19,296,970
Installment purchase contracts	48,164	—	—	—	—	48,164			48,164
Due to related parties	—	106,202	—	—	15,981	122,183			122,183
Advances payable	—	—	—	72,656	—	72,656			72,656
Retirement obligation (reclamation activities)	1,235,776	—	—	—	—	1,235,776			1,235,776

Total current liabilities	3,245,454	390,166	1,194,495	408,908	121,425	5,360,448	15,415,301		20,775,749

Installment purchase contracts, long-term	10,444	—	—	—	—	10,444			10,444
Retirement obligation	1,389,107	149,387	1,684,812	—	—	3,223,306			3,223,306
Future income tax liability	—	—	—	1,303,796	—	1,303,796	83,131,251	4	84,435,047
Other permit obligations	72,511	—	—	—	—	72,511			72,511
Escrow account	38,009,105	—	—	—	—	38,009,105			38,009,105
Derivative liabilities	96,601,884	—	—	—	—	96,601,884			96,601,884
Other liabilities	—	—	112,397	23,685	—	136,082			136,082

Total liabilities	139,328,505	539,553	2,991,704	1,736,389	121,425	144,717,576	98,546,552		243,264,128

SHAREHOLDERS’ EQUITY
Capital stock	41,339,239	28,926,147	30,955,143	30,836,785	4,594,291	136,651,605	(95,312,366)	4	312,308,215
							270,968,976	3
Options and warrants	—	—	—	—	—	—	37,337,045	3	37,337,045
Other equity accounts	—	3,600,678	1,203,218	2,014,036	487,445	7,305,377	(7,305,377)	4	—
Deficit	(104,340,421)	(18,977,908)	(21,931,149)	(28,795,485)	(3,963,374)	(178,008,337)	73,667,916	4	(104,340,421)

Total shareholders’ equity	(63,001,182)	13,548,917	10,227,212	4,055,336	1,118,362	(34,051,355)	279,356,194		245,304,839

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$76,327,323	$14,088,470	$13,218,916	$5,791,725	$1,239,787	$110,666,221	$377,902,746		$488,568,967

See accompanying notes to unaudited pro forma consolidated supplementary financial statements.

U.S. Gold Corporation
Unaudited Pro Forma Consolidated Supplementary Statement of Operations
For the six months ended June 30, 2006

		U.S. GAAP
		White				Pro Forma
	As Reported	Knight	Nevada	Coral Gold	Tone	Consolidated
	U.S. Gold	Resources	Pacific Gold	Resources	Resources	U.S. Gold
	Corporation	Ltd.	Ltd.	Ltd.	Limited	Corporation
	(Expressed in United States dollars unless otherwise stated)

SALES			$2,943,367			$2,943,367

COST OF SALES			3,347,211			3,347,211
DEPRECIATION AND DEPLETION			175,797			175,797
ROYALTIES			171,026			171,026

			3,694,034			3,694,034

EARNINGS (LOSS) FROM MINING OPERATIONS			(750,667)			(750,667)

OTHER REVENUE
Interest and other items	$488,378	$207,567	51,326	$43,853		791,124
Gain (loss) on foreign exchange	—	(13,868)	(37,154)	12,768	$(9,416)	(47,670)

Total other revenue	488,378	193,699	14,172	56,621	(9,416)	743,454

COSTS AND EXPENSES
General and administrative	1,449,070	624,458	1,149,356	911,743	497,519	4,632,146
Proposed acquisitions	3,384,378	—	—	—	—	3,384,378
Property holding costs	781,853	—	—	—	—	781,853
Exploration costs	1,000,423	—	—	—	—	1,000,423
Stock compensation expense	—	1,947,693	494,015	876,942	70,468	3,389,118
Interest	3,442	3,695	—	—	—	7,137
Stock option expense	536,000	—	—	—	—	536,000
Accretion of asset retirement obligation	135,989	—	—	—	—	135,989
Change in value of derivatives	59,026,884	—	—	—	—	59,026,884
Write-off of deferred exploration costs	—	582,883	—	—	—	582,883
Write-off of mineral property costs	—	(13,046)	948,500	141,802	102,011	1,179,267
Amortization of offering cost	228,066	—	—	—	—	228,066
Depreciation	12,594	14,817	—	380	—	27,791

Total costs and expenses	66,558,699	3,160,500	2,591,871	1,930,867	669,998	74,911,935

Loss before income taxes	(66,070,321)	(2,966,801)	(3,328,366)	(1,874,246)	(679,414)	(74,919,148)
Provision for future income taxes	—	—	—	669,080	—	669,080
Provision for income taxes	—	—	—	—	—	—

NET LOSS	$(66,070,321)	$(2,966,801)	$(3,328,366)	$(2,543,326)	$(679,414)	$(75,588,228)

Basic and diluted net loss per share (Note 6)	$(1.98)					$(0.95)

Weighted average number of shares outstanding — basic and diluted (Note 6)	33,296,755					79,223,700

See accompanying notes to unaudited pro forma consolidated supplementary financial statements.

U.S. Gold Corporation
Unaudited Pro Forma Consolidated Supplementary Statement of Operations
For the twelve months ended December 31, 2005

		U.S. GAAP
		White				Pro Forma
	As Reported	Knight	Nevada	Coral Gold	Tone	Consolidated
	U.S. Gold	Resources	Pacific Gold	Resources	Resources	U.S. Gold
	Corporation	Ltd.	Ltd.	Ltd.	Limited	Corporation
	(Expressed in United States dollars unless otherwise stated)

SALES			$8,881,168			$8,881,168

COST OF SALES			8,420,437			8,420,437
DEPRECIATION AND DEPLETION			804,215			804,215
ROYALTIES			472,743			472,743

			9,697,395			9,697,395

EARNINGS (LOSS) FROM MINING OPERATIONS			(816,227)			(816,227)

OTHER REVENUE
Earnest money forfeited	$200,000		—			200,000
Interest and other items	32,032	$346,162	27,205	$15,270	$439	421,108
Management fee	330,000	—	—	—	—	330,000
Realized gain from disposition of shares	520,428	—	—	—	—	520,428
Gain (loss) on sale of assets	(29,982)	—	155,199	(3,296)	—	121,921
Gain (loss) on foreign exchange	—	1,634	(67,043)	(15,576)	(1,723)	(82,708)

Total other revenue	1,052,478	347,796	115,361	(3,602)	(1,284)	1,510,749

COSTS AND EXPENSES
General and administrative	1,027,194	808,304	1,800,234	480,660	374,644	4,491,036
Write-off of purchase price receivable	182,748	—	—	—	—	182,748
Property holding costs	761,081	—	—	—	—	761,081
Employment termination payments	1,423,824	—	—	—	—	1,423,824
Stock compensation expense	294,400	174,760	472,707	311,545	233,415	1,486,827
Equity share of subsidiary loss	58,888	—	—	—	—	58,888
Realization reserve — stock	168,960	—	—	—	—	168,960
Interest	3,011	5,016	246	—	—	8,273
Accretion of asset retirement obligation	110,243	—	—	—	—	110,243
Write-off of deferred exploration costs	—	1,800,035	—	—	—	1,800,035
Write-off of mineral						—
property costs	—	189,718	1,642,479	642,993	93,206	2,568,396
Depreciation	12,850	27,329	—	764	—	40,943

Total costs and expenses	4,043,199	3,005,162	3,915,666	1,435,962	701,265	13,101,254

Loss before income taxes	(2,990,721)	(2,657,366)	(4,616,532)	(1,439,564)	(702,549)	(12,406,732)
Provision for income taxes	—	—	—	—	—	—

NET LOSS	$(2,990,721)	$(2,657,366)	$(4,616,532)	$(1,439,564)	$(702,549)	$(12,406,732)

Basic and diluted net loss per share (Note 6)	$(0.12)					$(0.17)

Weighted average number of shares outstanding — basic and diluted (Note 6)	25,931,172					71,858,117

See accompanying notes to unaudited pro forma consolidated supplementary financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED SUPPLEMENTARY
FINANCIAL STATEMENTS
(Expressed in United States dollars unless otherwise stated)
June 30, 2006 and December 31, 2005
(Unaudited)

1.	Basis of presentation

On March 5, 2006 U.S. Gold Corporation (“U.S. Gold” or the “Company”) announced that it intends to acquire, in stock transactions, all of the outstanding common shares of White Knight Resources Ltd. (“White Knight”), Nevada Pacific Gold Ltd. (“Nevada Pacific”), Coral Gold Resources Ltd. (“Coral Gold”) and Tone Resources Limited (“Tone Resources”) (together, the “Target Companies” or “Targets”). This proposal was made in letters sent on the same day by Mr. Robert R. McEwen, Chairman and Chief Executive Officer of U.S. Gold, to the chief executive officers of each of the subject companies.

The combined effects of the proposed transactions with each of the Target Companies have been presented in these Unaudited Pro Forma Consolidated Supplementary Financial Statements. The unaudited pro forma consolidated financial statements giving effect to the Company’s acquisition of each of Coral Gold, Nevada Pacific, Tone Resources and White Knight have been presented separately in the document. These unaudited pro forma consolidated supplementary financial statements have been prepared on the basis that each shareholder of the target Companies will receive shares of common stock of U.S. Gold Corporation in exchange for their Target Companies common shares.

These unaudited pro forma consolidated supplementary financial statements have been compiled from and include:

(a) An unaudited pro forma consolidated supplementary balance sheet combining the unaudited balance sheet of U.S. Gold as at June 30, 2006 with the unaudited consolidated balance sheet of Coral Gold as at April 30, 2006, the audited consolidated balance sheet of Nevada Pacific as at June 30, 2006, the unaudited consolidated balance sheet of Tone Resources as at May 31, 2006 and the audited consolidated balance sheet of White Knight as at June 30, 2006, giving effect to the transactions as if they occurred on June 30, 2006.

(b) An unaudited pro forma consolidated supplementary statement of operations combining the audited statement of operations of the Company for the year ended December 31, 2005 with unaudited constructed statement of operations of Coral Gold for the twelve months ended October 31, 2005, the unaudited constructed statement of operations of Nevada Pacific for the twelve months ended December 31, 2005, the unaudited constructed statement of operations of Tone Resources for the twelve months ended November 30, 2005 and the unaudited constructed statement of operations of White Knight for the twelve months ended December 31, 2005, giving effect to the transactions as if they occurred on January 1, 2005.

(c) An unaudited pro forma consolidated statement of operations combining the unaudited statement of operations of the Company for the six months ended June 30, 2006 with unaudited constructed statement of operations of Coral Gold for the six months ended April 30, 2006, the unaudited constructed statement of operations of Nevada Pacific for the six months ended June 30, 2006, the unaudited constructed statement of operations of Tone Resources for the six months ended May 31, 2006 and the unaudited constructed statement of operations of White Knight for the six months ended June 30, 2006, giving effect to the transactions as if they occurred on January 1, 2005.

The unaudited pro forma consolidated supplementary balance sheet and statements of operations have been presented on the above basis to ensure that the unaudited pro forma consolidated supplementary financial statements reflect the acquired business financial statements for a period that is no more than 93 days from U.S. Gold’s year-end, as required pursuant to pro forma presentation requirements contained in the securities rules.

The unaudited pro forma consolidated supplementary financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company and the financial statements of the Target Companies. Management of U.S. Gold has consolidated certain line items from the Target Companies financial

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED SUPPLEMENTARY
FINANCIAL STATEMENTS — (Continued)

statements in an attempt to conform to presentation of the Company’s financial statements, and also to conform the Target’s accounting policies to United States generally accepted accounting principles.

It is management’s opinion that these unaudited pro forma consolidated supplementary financial statements include all adjustments necessary for the fair presentation of the transactions described in Note 3 in accordance with United States generally accepted accounting principles.

The unaudited pro forma consolidated supplementary financial statements are not intended to reflect the results of operations or the financial position of the Company which would have actually resulted had the proposed transactions been effected on the dates indicated. Further, the unaudited pro forma consolidated supplementary financial information is not necessarily indicative of the results of operations that may be obtained in the future. The pro forma adjustments and allocations of the purchase price for the Target Companies are based in part on estimates of the fair value of the assets acquired and liabilities assumed. The final purchase price allocation will be completed after asset and liability valuations are finalized. The final valuation will be based on the actual net tangible and intangible assets of the Target Companies that exist as of the date of the completion of the acquisition. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma consolidated supplementary financial statements. In addition, the impact of integration activities, the timing of completion of the acquisitions and other changes in the Target Companies net tangible and intangible assets prior to the completion of the acquisitions, which have not been incorporated in these unaudited pro forma consolidated supplementary financial statements, could cause material differences in the information presented.

2.	Summary of significant accounting policies

The unaudited pro forma consolidated supplementary financial statements have been compiled using the significant accounting policies as set out in the audited financial statements of U.S. Gold for the year ended December 31, 2005 which are included elsewhere in this prospectus.

3.	Business acquisitions

The business combination will be accounted for as a purchase transaction, with U.S. Gold as the acquirer of the Target Companies.

In consideration for the acquisition of Coral Gold, the Company will issue 0.63 shares of U.S. Gold common stock for each outstanding common share of Coral Gold totaling approximately 4,206,496 common shares to shareholders of Coral Gold, representing approximately US$24.8 million. In addition, the options and warrants to be issued by U.S. Gold will amount to approximately $3.3 million.

In consideration for the acquisition of White Knight, the Company will issue 0.35 shares of U.S. Gold common stock for each outstanding common share of White Knight totaling approximately 20,784,740 common shares to shareholders of White Knight, representing approximately US$122.6 million. In addition, the options and warrants to be issued by U.S. Gold will amount to approximately $9.3 million.

In consideration for the acquisition of Nevada Pacific, the Company will issue 0.23 shares of U.S. Gold common stock for each outstanding common share of Nevada Pacific totaling approximately 15,863,565 common shares to shareholders of Nevada Pacific, representing approximately US$93.6 million. In addition, the options and warrants to be issued by U.S. Gold will amount to approximately $17.7 million.

In consideration for the acquisition of Tone Resources the Company will issue 0.26 shares of U.S. Gold common stock for each outstanding common share of Tone Resources totaling approximately 5,072,144 common shares to shareholders of Tone Resources, representing approximately US$29.9 million. In addition, the options and warrants to be issued by U.S. Gold will amount to approximately $7 million.

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED SUPPLEMENTARY
FINANCIAL STATEMENTS — (Continued)

The measurement of the purchase consideration in the unaudited pro forma consolidated supplementary financial statement information is based on the market prices of U.S. Gold common shares over a 2-day period before and after the announcement date. The value of the purchase consideration for accounting purposes may differ from the amount assumed in the unaudited pro forma consolidated supplementary financial statement information due to any future changes in the negotiation process.

Each Target warrant or stock option which gives the holder the right to acquire shares in the common stock of the Target when presented for execution will be exchanged for a warrant or stock option which will give the holder the right to acquire shares in the common stock of U.S. Gold on the same basis as the exchange of the Target common shares for U.S. Gold common shares. The initial exchange will not include the Target options and warrants. However, they have been included as part of the purchase price consideration as U.S. Gold intends to acquire these in a subsequent transaction. These options and warrants have been included in the purchase consideration at their fair value of approximately $37.3 million based on the Black-Scholes pricing model.

The principal assumptions used in applying the Black-Scholes option pricing model were as follows:

Risk-free interest rate	4.82%
Dividend yield	N/A
Volatility factor	102%
Expected life — options	2-4 years
Remaining periods to expiration dates — warrants (weighted average)	6-19 months

After reflecting the pro forma purchase adjustments, the excess of the purchase consideration over the adjusted book values of the Targets’ assets and liabilities has been allocated in full to Acquired Mineral Property Interests. Upon consummation of the proposed acquisitions of the Targets, the fair value of all identifiable assets and liabilities acquired will be determined. On completion of valuations, with a corresponding adjustment to the historic carrying amounts of property, plant and equipment, or on recording of any finite life intangible assets on acquisition, these adjustments will impact the measurement of amortization recorded in consolidated income statements of U.S. Gold for periods after the date of acquisition. Typically, any increase in the values assigned by U.S. Gold to the Targets’ capital assets would result in increased amortization charges. The fair value of the net assets of the Targets to be acquired will ultimately be determined after the closing of the transaction. Therefore, it is likely that the fair values of assets and liabilities acquired will vary from the preliminary purchase allocation and the differences may be material.

4.	Pro forma assumptions and adjustments

The unaudited pro forma consolidated supplementary financial statements incorporate the following pro forma assumptions:

(a) After reflecting the pro forma purchase adjustments, the excess of the purchase consideration over the adjusted book values of the Targets’ assets and liabilities has been allocated in full to Acquired Mineral Property Interests, together with the related future income tax liability.

(b) Transaction costs have been assumed to be 5 per cent of the total fair value of the purchase price of the acquisition of the Targets.

(c) Represents elimination of acquired business capital stock, other equity accounts and accumulated deficit.

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED SUPPLEMENTARY
FINANCIAL STATEMENTS — (Continued)

A breakdown of the transaction related adjustments has been provided in the following table:

	White Knight	Nevada Pacific	Coral Gold	Tone Resources
	Resources Ltd.	Gold Ltd.	Resources Ltd.	Limited	Total

Acquired mineral property interests	$160,273,810	$136,711,293	$32,682,236	$48,235,406	$377,902,746

Accounts payable and accrued liabilities	$6,598,362	$5,564,985	$1,407,053	$1,844,901	$15,415,301
Future income tax liability	35,257,120	30,073,825	7,189,456	10,610,850	83,131,251
Capital stock reversal	(28,926,147)	(30,955,143)	(30,836,785)	(4,594,291)	(95,312,366)
USG shares issued	122,629,966	93,595,034	24,818,326	29,925,650	270,968,976
Options and warrants issued	9,337,279	17,704,661	3,322,737	6,972,367	37,337,045
Other equity accounts reversal	(3,600,678)	(1,203,218)	(2,014,036)	(487,445)	(7,305,377)
Deficit reversal	18,977,908	21,931,149	28,795,485	3,963,374	73,667,916

	$160,273,810	$136,711,293	$32,682,236	$48,235,406	$377,902,746

5.	Pro forma share capital

Supplementary pro forma share capital as at June 30, 2006 has been compiled as follows:

	Number of
	Shares	Amount

Issued common shares of U.S. Gold	33,296,755	$41,339,239
Shares issued for acquisitions of Targets	45,926,945	270,968,976

Pro forma balance	79,223,700	$312,308,215

6.	Pro forma loss per share

Supplementary pro forma basic loss per share for the six months ended June 30, 2006 and the year ended December 31, 2005 have been calculated based on actual weighted average number of U.S. Gold common shares outstanding for the respective periods and the assumed number of U.S. Gold common shares issued to the Target shareholders being effective on January 1, 2006 and January 1, 2005 respectively.

	Six Months Ended	Year Ended
	June 30, 2006	December 31, 2005
	(Shares or US dollars)

Actual weighted average number of U.S. Gold common shares outstanding	33,296,755	25,931,172
Assumed number of U.S. Gold common shares issued to Targets	45,926,945	45,926,945

Pro forma weighted average number of U.S. Gold common shares outstanding	79,223,700	71,858,117

Pro forma net loss	$(75,588,228)	$(12,406,732)
Pro forma adjusted basic loss per share	$(0.95)	$(0.17)

APPENDIX I

RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS ATTACHING TO THE
EXCHANGEABLE SHARES OF US GOLD CANADIAN ACQUISITION CORPORATION

Exchangeable Shares

The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares are as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

For the purposes of these share provisions, unless something in the subject matter or context is inconsistent therewith:

“ABCA” means the Business Corporations Act (Alberta), as amended from time to time.

“AMEX” means the American Stock Exchange.

“Alberta ULC” means US Gold Alberta ULC, an unlimited liability corporation existing and governed by the laws of the Province of Alberta.

“Board of Directors” means the board of directors of the Corporation.

“Business Day” means any day other than a Saturday, Sunday, a public holiday or a day on which commercial banks are not open for business in Toronto, Ontario or Denver, Colorado under applicable law.

“Canadian Dollar Equivalent” means in respect of an amount expressed in a currency other than Canadian dollars (the “Foreign Currency Amount”) at any date the product obtained by multiplying:

(a) the Foreign Currency Amount; by

(b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

“Common Shares” means the common shares in the capital of the Corporation.

“Corporation” means US Gold Canadian Acquisition Corporation a company incorporated under the Business Corporations Act (Alberta).

“Current Market Price” means, in respect of a share of US Gold Common Stock on any date, the Canadian Dollar Equivalent of the average closing sales price (computed and rounded to the third decimal point) on the TSX or the AMEX during a period of 20 consecutive trading days ending not more than five trading days prior to such date or, if the shares of US Gold Common Stock are not then listed on the TSX or the AMEX, on such other stock exchange or automated quotation system on which the shares of US Gold Common Stock are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of shares of US Gold Common stock during such period is inadequate to create a market that reflects the fair market value of a share of US Gold Common Stock, then the Current Market Price of a share of US Gold Common Stock shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Director may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

“Dividend Amount” means an amount equal to the full amount of all dividends and distributions declared and unpaid on each Exchangeable Share and all dividends and distributions declared on a share of US Gold Common

Stock that have not been declared on each Exchangeable Share in accordance with Section 3.1, in each case with a record date prior to the effective date of the purchase, redemption or other acquisition of such Exchangeable Share pursuant to ARTICLE 5, ARTICLE 6 or ARTICLE 7.

“Exchangeable Shares” means the exchangeable shares in the capital of the Corporation, having the rights, privileges, restrictions and conditions set forth in these Share Provisions.

“LCR Exercising Party” has the meaning set out in Section 5.2(1).

“Liquidation Amount” has the meaning ascribed thereto Section 5.1(1).

“Liquidation Call Purchase Price” has the meaning set out in Section 5.2(1).

“Liquidation Call Right” has the meaning ascribed thereto in Section 5.2(1).

“Liquidation Date” has the meaning ascribed thereto in Section 5.1(1).

“Person” includes any individual, firm, partnership, limited partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, governmental entity, syndicate or other entity, whether or not having legal status.

“RCR Exercising Party” has the meaning set out in Section 6.2(1).

“Redemption Call Purchase Price” has the meaning set out in Section 7.2(1).

“Redemption Call Right” has the meaning ascribed thereto in Section 7.2(1).

“Redemption CR Exercising Party” has the meaning set out in Section 7.2(1).

“Redemption Date” means the earlier of (i) the seventh anniversary of the date on which Exchangeable Shares are first issued; and (ii) the date established by the Board of Directors for the redemption by the Corporation of all but not less than all of the outstanding Exchangeable Shares on which there are outstanding fewer than that number of Exchangeable Shares equal to 10% of the total number of Exchangeable Shares issued in connection with the offers to purchase all of the outstanding common shares of Coral Gold Resources Ltd., Nevada Pacific Gold Ltd., Tone Resources Limited and White Knight Resources Ltd. outstanding (other than Exchangeable Shares held by US Gold or its Subsidiaries), and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision, combination or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares.

“Redemption Price” has the meaning ascribed thereto in Section 7.1(1).

“Retracted Shares” has the meaning ascribed thereto in Section 6.1(1).

“Retraction Call Purchase Price” has the meaning set out in Section 6.2(1).

“Retraction Call Right” has the meaning ascribed thereto in Section 6.2(1).

“Retraction Date” has the meaning ascribed thereto in Section 6.1(1).

“Retraction Price” has the meaning ascribed thereto in Section 6.1(1).

“Retraction Request” has the meaning ascribed thereto in Section 6.1(1).

“Share Provisions” means the rights, privileges, restrictions and conditions set out herein.

“Subsidiary” means, when used with reference to US Gold, any corporation more than 50% of the outstanding stock of which is owned, directly or indirectly, by US Gold, by one or more other Subsidiaries of US Gold, or by US Gold and one or more other Subsidiaries of US Gold.

“Support Agreement” means a support agreement to be entered into prior to the issuance by the Corporation of any Exchangeable Shares among US Gold, Alberta ULC and the Corporation, the purpose of which will be for US

Gold (for itself and on behalf of Alberta ULC) and the Corporation to covenant to do all things reasonably necessary and desirable to enable and permit the Corporation or Alberta ULC to perform its obligations hereunder.

“Transfer Agent” means any Person as may from time to time be appointed by the Corporation as the registrar and transfer agent for the Exchangeable Shares.

“Trustee” means the trustee chosen by US Gold to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada or any Province thereof and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement.

“TSX” means the Toronto Stock Exchange.

“US Gold Call Notice” has the meaning ascribed thereto in Section 6.2(2).

“US Gold Common Stock” means the shares of common stock of US Gold, no par value, having voting rights of one vote per share, and any other securities into which such shares may be changed or for which such shares may be exchanged (whether or not US Gold shall be the issuer of such securities) or any other consideration which may be received by the holders of such shares pursuant to a recapitalization, reconstruction, reorganization or reclassification of, or amalgamation, merger, liquidation or similar transaction affecting, such shares.

“US Gold Dividend Declaration Date” means the date on which the board of directors of US Gold declares any dividend or other distribution on the shares of US Gold Common Stock.

“US Gold” means U.S. Gold Corporation, a corporation existing under the laws of Colorado.

“Voting and Exchange Trust Agreement” means the agreement to be entered into prior to the issuance by the Corporation of any Exchangeable Shares made between US Gold, Alberta ULC, the Corporation and the Trustee, the purpose of which will be to create a trust for the benefit of the registered holders of Exchangeable Shares that will enable the Trustee to exercise voting rights on behalf of the holders of Exchangeable Shares similar to those of holders of US Gold Common Stock.

1.2	Sections and Headings

The division of these Share Provisions into articles and sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of these Share Provisions. Unless otherwise indicated, any reference in these Share Provisions to an article or section refers to the specified article or section of these Share Provisions.

1.3	Number Gender and Persons

In these Share Provisions, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, partnerships, companies, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

1.4	Payments

All payments to be made hereunder shall be made without interest and less any tax required by Canadian law to be deducted and withheld.

1.5	Currency

In these Share Provisions, unless stated otherwise, all dollar amounts are in Canadian dollars.

ARTICLE 2

RANKING OF EXCHANGEABLE SHARES

2.1	Ranking

The Exchangeable Shares shall be entitled to a preference over the Common Shares, and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends as and to the extent provided in ARTICLE 3 and with respect to the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs as and to the extent provided in ARTICLE 5.

ARTICLE 3

DIVIDENDS

3.1	Dividends

A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each US Gold Dividend Declaration Date, declare a dividend on each Exchangeable Share:

(a) in the case of a cash dividend or distribution declared on the shares of US Gold Common Stock, in an amount in cash for each Exchangeable Share equal to the Canadian Dollar Equivalent of the cash dividend or distribution declared on each share of US Gold Common Stock on the US Gold Dividend Declaration Date;

(b) in the case of a stock dividend or distribution declared on the shares of US Gold Common Stock to be paid in shares of US Gold Common Stock, by the issue or transfer by the Corporation of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of shares of US Gold Common Stock to be paid on each share of US Gold Common Stock; or

(c) in the case of a dividend or distribution declared on the shares of US Gold Common Stock in property other than cash or shares of US Gold Common Stock, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by Section 3.5 hereof) the type and amount of property declared as a dividend or distribution on each share of US Gold Common Stock.

Such dividends shall be paid out of the assets of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares or other securities of the Corporation, as applicable. The holders of Exchangeable Shares shall not be entitled to any dividends other than or in excess of the dividends referred to in this Section 3.1.

3.2	Payment of Dividends

Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends or distributions contemplated by Section 3.1(a) hereof and the sending of such cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends or other distributions contemplated by Section 3.1(b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend or other distribution represented thereby. Such other type and amount of property in respect of any dividends or distributions contemplated by Section 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend or other distribution represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation’s bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.3	Record and Payment Dates

The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend or distribution declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend or distribution declared on the shares of US Gold Common Stock.

3.4	Partial Payment

If on any payment date for any dividends or distributions declared on the Exchangeable Shares under Section 3.1 hereof the dividends or distributions are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys or other assets properly applicable to the payment of such dividends or distributions.

3.5	Economic Equivalence

For the purposes of Section 3.1 hereof, the Board of Directors shall determine, acting in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the board may require), economic equivalence and each such determination shall be conclusive and binding on the Corporation and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

(a) in the case of any stock dividend or other distribution payable in shares of US Gold Common Stock, the number of such shares issued in proportion to the number of shares of US Gold Common Stock previously outstanding;

(b) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase shares of US Gold Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of US Gold Common Stock), the relationship between the exercise price of each such right, option or warrant and the Current Market Price of a share of US Gold Common Stock;

(c) in the case of the issuance or distribution of any other form of property (including, without limitation, any shares or securities of US Gold of any class other than US Gold Common Stock, any rights, options or warrants other than those referred to in Section 3.5(b), any evidences of indebtedness of US Gold or any assets of US Gold), the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding share of US Gold Common Stock and the Current Market Price of a share of US Gold Common Stock;

(d) in the case of any subdivision, redivision or change of the then outstanding shares of US Gold Common Stock into a greater number of shares of US Gold Common Stock or the reduction, combination, consolidation or change of the then outstanding shares of US Gold Common Stock into a lesser number of shares of US Gold Common Stock or any amalgamation, merger, reorganization or other transaction affecting the US Gold Common Stock, the effect thereof upon the then outstanding shares of US Gold Common Stock; and

(e) in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of shares of US Gold Common Stock as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

ARTICLE 4

CERTAIN RESTRICTIONS

4.1	Certain Restrictions

(1) Except as provided in Section 4.1(2), so long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 9.2 hereof:

(a) pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends, other than stock dividends payable in Common Shares or in any such other shares ranking junior to the Exchangeable Shares, as the case may be;

(b) redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the distribution of the assets in the event of the liquidation, dissolution or winding up of the Corporation;

(c) redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs; or

(d) issue any shares other than (i) Exchangeable Shares, (ii) Common Shares, and (iii) any other shares not ranking superior to the Exchangeable Shares.

(2) The restrictions in Sections 4.1(1)(a), 4.1(1)(b) and 4.1(1)(c) hereof shall not apply if all dividends and distributions on the outstanding Exchangeable Shares corresponding to dividends and distributions declared and paid to date on the shares of US Gold Common Stock shall have been declared and paid in full on the Exchangeable Shares.

ARTICLE 5

LIQUIDATION

5.1	Participation Upon Liquidation, Dissolution or Winding Up of the Corporation

(1) Subject to applicable law and the due exercise by US Gold or Alberta ULC of a Liquidation Call Right, in the event of the liquidation, dissolution or winding up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date of such liquidation, dissolution or winding up or other distribution (the “Liquidation Date”), before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share equal to (a) the Current Market Price of a share of US Gold Common Stock on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by the Corporation causing to be delivered to such holder one share of US Gold Common Stock, plus (b) the Dividend Amount, if any (collectively, the “Liquidation Amount”).

(2) In the case of a distribution on Exchangeable Shares under this Section 5.1 and provided the Liquidation Call Right has not been exercised, on or promptly after the Liquidation Date, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and the Articles of the Corporation and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Exchangeable Shares. Payment of the aggregate Liquidation Amount for such Exchangeable Shares shall be made by causing to be delivered to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, certificates representing the aggregate number of shares of US Gold Common Stock deliverable by the Corporation to such holder (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of the Dividend Amount, if any, payable to such holder, without interest (less any amounts withheld on account of tax required to be deducted and withheld therefrom). On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive the Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the Liquidation Date to transfer or cause to be issued or transferred, and deposited in a custodial account with any chartered bank or trust company in Canada named in such notice, the Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof, such Liquidation Amount to be held by such bank or trust company as trustee for and on behalf of, and for the use and benefit of, such holders. Upon such deposit being made, the rights of a holder of Exchangeable Shares after such deposit shall be limited to receiving its proportionate part of the Liquidation Amount for such Exchangeable Shares so deposited, without interest, and when received by such bank or trust company, all dividends and other distributions with respect to the shares of US Gold Common Stock to which such holder is entitled with a record date after the date of such deposit and before the date of transfer of such shares of US Gold Common Stock to such holder (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom) against presentation and surrender of the certificates for the Exchangeable Shares held by them in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount (less any amounts withheld on account of tax required to be deducted and withheld therefrom), the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the US Gold Common Stock delivered to them or the custodian on their behalf.

(3) After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the total Liquidation Amount pursuant to this Section 5.1, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

5.2	Liquidation Call Rights

(1) Subject to the limitations set forth in Section 5.2(2), including that Alberta ULC shall only be entitled to exercise its Liquidation Call Right with respect to those holders of Exchangeable Shares, if any, in respect of which US Gold has not exercised its Liquidation Call Right, US Gold and Alberta ULC shall each have the overriding right (a “Liquidation Call Right”), in the event of and notwithstanding the proposed liquidation, dissolution or winding up of the Corporation pursuant to Section 5.1 hereof, to purchase from all but not less than all of the holders of Exchangeable Shares on the Liquidation Date (other than US Gold and its Subsidiaries) all but not less than all of the Exchangeable Shares held by each such holder on payment by whichever of US Gold or Alberta ULC is exercising such right (the “LCR Exercising Party”) of an amount per share equal to (a) the Current Market Price of a share of US Gold Common Stock on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by delivery to such holder of one share of US Gold Common Stock, plus (b) the Dividend Amount, if any (collectively, the “Liquidation Call Purchase Price”). In the event of the exercise of a Liquidation Call Right, each holder of Exchangeable Shares (other than Alberta ULC and its Subsidiaries) shall be obligated to sell all the Exchangeable Shares held by such holder to the LCR Exercising Party on the Liquidation Date on payment by the LCR Exercising Party to the holder of the Liquidation Call Purchase Price for each such share and the Corporation shall have no obligation to pay any Liquidation Amount to the holders of such shares so purchased by the LCR Exercising Party.

(2) Alberta ULC shall only be entitled to exercise its Liquidation Call Right with respect to those holders of Exchangeable Shares, if any, in respect of which US Gold has not exercised its Liquidation Call Right. In order to exercise its Liquidation Call Right, an LCR Exercising Party must notify in writing the Transfer Agent, as agent for the holders of Exchangeable Shares, the Trustee and the Corporation of its intention to exercise such right at least 55 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding up of the Corporation and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding up of the Corporation. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not a Liquidation Call Right has been exercised (such notice to specify the LCR Exercising Party) forthwith after the expiry of the date by which the same may be exercised, such form of notice to be provided by US Gold to the Transfer Agent. If an LCR Exercising Party exercises its Liquidation Call Right in accordance with this Section 5.2, all obligations of the Corporation under Section 5.1 shall terminate and on the Liquidation Date such LCR Exercising Party will purchase and the holders of Exchangeable Shares (other than US Gold and its Subsidiaries) will sell all of their Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

(3) For the purposes of completing a purchase of the Exchangeable Shares pursuant to the exercise of a Liquidation Call Right, the LCR Exercising Party shall deposit with the Transfer Agent, on or before the Liquidation Date, certificates representing the total number of shares of US Gold Common Stock deliverable by the LCR Exercising Party (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) in payment of the total Liquidation Call Purchase Price and a cheque in the amount of the remaining portion, if any, of the total Liquidation Call Purchase Price and any interest allowed on such deposit shall belong to the LCR Exercising Party. Provided that the total Liquidation Call Purchase Price has been so deposited with the Transfer Agent, on and after the Liquidation Date the rights of each holder of Exchangeable Shares (other than US Gold and its Subsidiaries) will be limited to receiving such holder’s proportionate part of the total Liquidation Call Purchase Price payable by the LCR Exercising Party, without interest, and when received by the Transfer Agent, all dividends and other distributions with respect to the shares of US Gold Common Stock to which such holder is entitled with a record date after the date of such deposit and before the date of transfer of such shares of US Gold Common Stock to such holder (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom) against presentation and surrender of the certificates for the Exchangeable Shares held by them in accordance with the following provisions. Upon surrender to the Transfer Agent of a certificate representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of the LCR Exercising Party shall deliver to such holder, a certificate representing the shares of US Gold Common Stock to which such holder is entitled and a cheque in payment of the Dividend Amount, if any, without interest (less any amounts withheld on account of tax required to be deducted and withheld therefrom). If neither US Gold nor Alberta ULC exercises its Liquidation Call Right in the manner described above, on the Liquidation Date the holders of Exchangeable Shares shall be entitled to receive in exchange therefor the Liquidation Amount otherwise payable by the Corporation in connection with the liquidation, dissolution or winding up of the Corporation pursuant to Section 5.1 hereof.

ARTICLE 6

RETRACTION AT OPTION OF HOLDER

6.1	Retraction at Option of Holder

(1) Subject to applicable law and the due exercise by either US Gold or Alberta ULC of a Retraction Call Right, a holder of Exchangeable Shares shall be entitled at any time to require the Corporation to redeem, on the fifth Business Day after the date on which the Retraction Request is received by the Corporation (the “Retraction Date”), any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to (a) the Current Market Price of a share of US Gold Common Stock on the last Business Day prior to the Retraction Date, which shall be satisfied in full by the Corporation causing to be delivered to such holder one share of US Gold

Common Stock, plus (b) the Dividend Amount, if any (collectively, the “Retraction Price”). The holder must give notice of a requirement to redeem by presenting and surrendering at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares the certificate representing the Exchangeable Shares that the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, together with a duly executed statement (the “Retraction Request”) in the form of Schedule A hereto or in such other form as may be acceptable to the Corporation specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate (the “Retracted Shares”) redeemed by the Corporation.

(2) In the case of a redemption of Exchangeable Shares under this Section 6.1, upon receipt by the Corporation or the Transfer Agent in the manner specified in Section 6.1(1) hereof of a certificate representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.1(5) and that neither US Gold or Alberta ULC has exercised a Retraction Call Right, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date. On the Retraction Date, the Corporation shall deliver or cause to be delivered to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder’s Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent, as may be specified by the Corporation by notice to the holders of Exchangeable Shares, a certificate representing the number of shares of US Gold Common Stock to which such holder is entitled (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) registered in the name of the holder or in such other name as the holder may request in payment of the Retraction Price and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of the remaining portion, if any, of the aggregate Retraction Price to which such holder is entitled (less any amounts withheld on account of tax required to be deducted and withheld therefrom) and such delivery of such certificate and cheque by or on behalf of the Corporation by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the Retraction Price to the extent that the same is represented by such share certificates and cheque, unless such cheque is not paid on due presentation. If only a part of the Exchangeable Shares represented by any certificate is redeemed, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

(3) On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive its proportionate part of the total Retraction Price, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the aggregate Retraction Price payable to such holder shall not be made, in which case the rights of such holder shall remain unaffected until such aggregate Retraction Price has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of such aggregate Retraction Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation shall thereafter be considered and deemed for all purposes to be a holder of the shares of US Gold Common Stock delivered to such holder.

(4) Notwithstanding any other provision of this Section 6.1, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and neither US Gold nor Alberta ULC shall have exercised its Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law and more than one holder has delivered a Retraction Request, the Corporation shall redeem Retracted Shares in accordance with Section 6.1(2) on a pro rata basis and shall issue to each such holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 6.1(2) hereof. If the Retraction Request is not revoked by the holder in the manner specified in Section 6.1(5) and neither US Gold nor Alberta ULC shall have exercised its Retraction Call Right in respect of any such Retracted Shares, an Insolvency Event (as defined in the Voting and Exchange Trust Agreement) shall, to the extent it has not theretofore occurred, be deemed thereupon to have occurred and the holder of any such Retracted Shares not redeemed by the Corporation pursuant to Section 6.1(2) as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to have exercised its Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require US Gold or, at the option of US Gold, Alberta ULC to purchase the unredeemed Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by US Gold or, at the option of US Gold, Alberta ULC to such holder of the Retraction Price, all as more specifically provided in the Voting and Exchange Trust Agreement.

(5) A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to US Gold or Alberta ULC shall be deemed to have been revoked.

(6) Notwithstanding any other provision of this ARTICLE 6, if:

(a) exercise of the rights of the holders of the Exchangeable Shares, or any of them, to require the Corporation to redeem any Exchangeable Shares pursuant to this ARTICLE 6 on any Retraction Date would require listing particulars or any similar document to be issued in order to obtain the approval of AMEX or TSX to the listing and trading (subject to official notice of issuance) of, the shares of US Gold Common Stock that would be required to be delivered to such holders of Exchangeable Shares in connection with the exercise of such rights; and

(b) as a result of (a) above, it would not be practicable (notwithstanding the reasonable endeavours of US Gold) to obtain such approvals in time to enable all or any of such shares of US Gold Common Stock to be admitted to listing and trading by AMEX or TSX (subject to official notice of issuance) when so delivered, that Retraction Date shall, notwithstanding any other date specified or otherwise deemed to be specified in any relevant Retraction Request, be deemed for all purposes to be the earlier of (i) the second business day immediately following the date the approvals referred to in Section 6.1(6)(a) are obtained, and (ii) the date which is 30 Business Days after the date on which the relevant Retraction Request is received by the Corporation, and references in these share provisions to such Retraction Date shall be construed accordingly.

6.2	Retraction Call Rights

(1) In the event that a holder of Exchangeable Shares delivers a Retraction Request pursuant to Section 6.1 and subject to the limitations set forth in Section 6.2(2), including that Alberta ULC shall only be entitled to exercise its Retraction Call Right with respect to those holders of Exchangeable Shares, if any, in respect of which US Gold has not exercised its Retraction Call Right, US Gold and Alberta ULC shall each have the overriding right (a “Retraction Call Right”), notwithstanding the proposed redemption of the Exchangeable Shares by the Corporation pursuant to Section 6.1 hereof, to purchase from such holder on the Retraction Date all but not less than all of the Retracted Shares held by such holder on payment by whichever of US Gold or Alberta ULC is exercising such right (the “RCR Exercising Party”) of an amount per share equal to (a) the Current Market Price of a share of US Gold Common Stock on the last Business Day prior to the Retraction Date, which shall be satisfied in full by the RCR Exercising Party causing to be delivered to such holder one share of US Gold Common Stock, plus (b) the Dividend Amount, if any (the “Retraction Call Purchase Price”). In the event of the exercise of a Retraction Call Right, a holder of Exchangeable Shares who has delivered a Retraction Request shall be obligated to sell all the Retracted Shares to the RCR Exercising Party on the Retraction Date on payment by the RCR Exercising Party of an amount per share equal to the Retraction Call Purchase Price for each such share.

(2) Upon receipt by the Corporation of a Retraction Request, the Corporation shall promptly notify US Gold and Alberta ULC thereof. Alberta ULC shall only be entitled to exercise its Retraction Call Right with respect to those holders of Exchangeable Shares, if any, in respect of which US Gold has not exercised its Retraction Call Right. In order to exercise its Retraction Call Right, the RCR Exercising Party must notify the Corporation in writing of its determination to do so (a “US Gold Call Notice”) within five Business Days of notification to such RCR Exercising Party by the Corporation of the receipt by the Corporation of the Retraction Request. If either US Gold or Alberta ULC does not so notify the Corporation within such five Business Day period, the Corporation shall notify the holder as soon as possible thereafter that neither will exercise the Retraction Call Right. If either US Gold or Alberta ULC delivers a US Gold Call Notice within such five Business Day period and duly exercises its Retraction Call Right in accordance with this Section 6.2, the obligation of the Corporation to redeem the Retracted Shares shall terminate and, provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.1(5), the RCR Exercising Party shall purchase from such holder and such holder shall sell to the RCR Exercising Party on the Retraction Date the Retracted Shares for the Retraction Call Purchase Price. Provided that the aggregate Retraction Call Purchase Price has been so deposited with the Transfer Agent as provided in Section 6.2(3), the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that neither US Gold nor Alberta ULC delivers a US Gold Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.1(5), the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in Section 6.1.

(3) For the purpose of completing a purchase of Exchangeable Shares pursuant to the exercise of a Retraction Call Right, the RCR Exercising Party shall deliver or cause to be delivered to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder’s Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, a certificate representing the number of shares of US Gold Common Stock to which such holder is entitled (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) registered in the name of the holder or in such other name as the holder may request in payment of the Retraction Call Purchase Price and a cheque of the RCR Exercising Party payable at par and in Canadian dollars at any branch of the bankers of US Gold, Alberta ULC or of the Corporation in Canada in payment of the remaining portion, if any, of such aggregate Retraction Call Purchase Price (less any amounts withheld on account of tax required to be deducted and withheld therefrom) and such delivery of such certificate and cheque on behalf of the RCR Exercising Party by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the Retraction Call Purchase Price to the extent that the same is represented by such share certificates and cheque, unless such cheque is not paid on due presentation.

(4) On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive its proportionate part of the total Retraction Call Purchase Price unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the aggregate Retraction Call Purchase Price payable to such holder shall not be made, in which case the rights of such holder shall remain unaffected until such aggregate Retraction Call Purchase Price has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of such aggregate Retraction Call Purchase Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so purchased by the RCR Exercising Party shall thereafter be considered and deemed for all purposes to be a holder of the shares of US Gold Common Stock delivered to such holder.

ARTICLE 7

REDEMPTION BY THE CORPORATION

7.1	Redemption by the Corporation

(1) Subject to applicable law and the due exercise by either US Gold or Alberta ULC of a Redemption Call Right, the Corporation shall on the Redemption Date redeem all of the then outstanding Exchangeable Shares for an amount per share equal to (a) the Current Market Price of a share of US Gold Common Stock on the last Business Day prior to such Redemption Date, which shall be satisfied in full by the Corporation causing to be delivered one share of US Gold Common Stock, plus (b) the Dividend Amount, if any (collectively, the “Redemption Price”).

(2) In any case of a redemption of Exchangeable Shares under this Section 7.1, the Corporation shall, at least 60 days before the Redemption Date, send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by US Gold or Alberta ULC under its Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder (other than US Gold and its Subsidiaries in the case of a purchase by US Gold or Alberta ULC). Such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, such Redemption Date and, if applicable, particulars of the Redemption Call Right.

(3) On or after the Redemption Date and subject to the exercise by US Gold or Alberta ULC of a Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require. Payment of the aggregate Redemption Price for Exchangeable Shares held by a holder shall be made by delivery to such holder, at the address of such holder recorded in the securities register of the Corporation or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice, of a certificate representing the aggregate number of shares of US Gold Common Stock deliverable by the Corporation to such holder (which shares shall be duly issued as fully paid and non- assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the remaining portion, if any, of such aggregate Redemption Price (less any amounts withheld on account of tax required to be deducted and withheld therefrom). On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the aggregate Redemption Price deliverable to a holder for Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holder shall remain unaffected until the aggregate Redemption Price deliverable to such holder has been paid in the manner hereinbefore provided.

(4) The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price of the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice and any interest allowed on such deposit shall belong to the Corporation. Provided that such total Redemption Price has been so deposited prior to the Redemption Date, on and after the Redemption Date, the Exchangeable Shares shall be redeemed and the Rights of the holders thereof after the Redemption Date shall be limited to receiving their proportionate part of the total Redemption Price for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the shares of US Gold Common Stock delivered to them.

7.2	Redemption Call Rights

(1) Subject to the limitations set forth in Section 7.2(2), including that Alberta ULC shall only be entitled to exercise its Redemption Call Right with respect to those holders of Exchangeable Shares, if any, in respect of which US Gold has not exercised its Redemption Call Right, US Gold and Alberta ULC shall each have the overriding right (a “Redemption Call Right”), notwithstanding the proposed redemption of the Exchangeable Shares by the Corporation pursuant to Section 7.1 hereof, to purchase from all but not less than all of the holders of Exchangeable Shares (other than US Gold and its Subsidiaries) on the last Business Day prior to the Redemption Date in respect of which the Redemption Call Right is exercised all but not less than all of the Exchangeable Shares held by each such holder on payment by whichever of US Gold or Alberta ULC is exercising such right (the “Redemption CR Exercising Party”) of an amount per share equal to (a) the Current Market Price of a share of US Gold Common Stock on the last Business Day prior to such Redemption Date, which shall be satisfied in full by causing to be delivered to such holder one share of US Gold Common Stock plus (b) the Dividend Amount, if any (collectively, the “Redemption Call Purchase Price”). In the event of the exercise of a Redemption Call Right, each holder of Exchangeable Shares (other than US Gold and its Subsidiaries) shall be obligated to sell all the Exchangeable Shares held by such holder to the Redemption CR Exercising Party on the last Business Day prior to such Redemption Date on payment by the Redemption CR Exercising Party to such holder of the Redemption Call Purchase Price for each such share.

(2) Alberta ULC shall only be entitled to exercise its Redemption Call Right with respect to those holders of Exchangeable Shares, if any, in respect of which US Gold has not exercised its Redemption Call Right. In order to exercise its Redemption Call Right, a Redemption CR Exercising Party must notify in writing the Transfer Agent, as agent for the holders of Exchangeable Shares and the Corporation of its intention to exercise such right at least 30 days before the Redemption Date. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not a Redemption Call Right has been exercised (such notice to specify the Redemption CR Exercising Party) forthwith after the expiry of the date by which the same may be exercised, such form of notice to be provided by US Gold to the Transfer Agent. If a Redemption CR Exercising Party duly exercises its Redemption Call Right in accordance with this Section 7.2, the right of the Corporation to redeem any Exchangeable Shares pursuant to Section 7.1 on the Redemption Date shall terminate at such time and on the last Business Day prior to such Redemption Date such Redemption CR Exercising Party will purchase and the holders of Exchangeable Shares (other than US Gold and its Subsidiaries) will sell all of their Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

(3) For the purposes of completing a purchase of the Exchangeable Shares pursuant to the exercise of a Redemption Call Right, the Redemption CR Exercising Party shall deposit with the Transfer Agent, on or before the last Business Day prior to the Redemption Date, certificates representing the total number of shares of US Gold Common Stock deliverable by the Redemption CR Exercising Party (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) in payment of the total Redemption Call Purchase Price and a cheque in the amount of the remaining portion, if any, of the total Redemption Call Purchase Price, without interest (less any amounts withheld on account of tax required to be deducted and withheld therefrom) and any interest allowed on such deposit shall belong to the Redemption CR Exercising Party. Provided that the total Redemption Call Purchase Price has been so deposited with the Transfer Agent, on and after the last Business Day prior to the Redemption Date the rights of each holder of Exchangeable Shares (other than US Gold and its Subsidiaries) will be limited to receiving such holder’s proportionate part of the total Redemption Call Purchase Price payable by the Redemption CR Exercising Party upon presentation and surrender by such holder of certificates representing the Exchangeable Shares held by such holder in accordance with the following provisions and such holder shall on and after the last Business Day prior to such Redemption Date be considered and deemed for all purposes to be the holder of the shares of US Gold Common Stock delivered to such holder. Upon surrender to the Transfer Agent of a certificate representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of the Redemption CR Exercising Party shall deliver to such holder, a certificate representing the shares of US Gold Common Stock to which such holder is entitled and a cheque in payment of the remaining portion, if any, of the holder’s proportionate part of the total Redemption Call Purchase Price, without interest (less any amounts withheld on account of tax required to be deducted and withheld therefrom). If neither US Gold nor Alberta ULC exercises the Redemption Call Right in the manner described above, on the Redemption Date a holder of Exchangeable Shares shall be entitled to receive in exchange therefor the Redemption Price otherwise payable by the Corporation in connection with the redemption of the Exchangeable Shares pursuant to Section 7.1 hereof.

ARTICLE 8

VOTING RIGHTS

8.1	Voting Rights

Except as required by applicable law and by the provisions of Sections 8.2, 9.1, 10.1 and 11.2 hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

8.2	Election or Appointment of Single Director

With respect to the rights of the shareholders to elect or appoint directors as outlined in the ABCA, the rights attaching to the Exchangeable Shares provided by these Share Provisions shall give the holders of the Exchangeable Shares the limited right to vote (and each holder thereof shall be entitled to one (1) vote per share in person or by proxy) on the election or appointment of one (1) out of the three (3) directors of the Corporation, and, for clarification, the holders of the Exchangeable Shares shall have no right to vote on the election or appointment of the remaining two (2) directors of the Corporation, which is a right attaching to the Class A Shares.

ARTICLE 9

AMENDMENT AND APPROVAL

9.1	Amendment

The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

9.2	Approval

Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law, subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 10% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that such approval must be given also by the affirmative vote of holders of more than two-thirds of the Exchangeable Shares represented in person or by proxy at the meeting excluding Exchangeable Shares beneficially owned by US Gold or any of its Subsidiaries. If at any such meeting the holders of at least 10% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting excluding Exchangeable Shares beneficially owned by US Gold or any of its Subsidiaries shall constitute the approval or consent of the holders of the Exchangeable Shares.

ARTICLE 10

RECIPROCAL CHANGES, ETC. IN RESPECT OF US GOLD COMMON STOCK

10.1	Reciprocal Changes

(1) Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that US Gold will not, except as provided in the Support Agreement, without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 hereof:

(a) issue or distribute shares of US Gold Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire US Gold Common Stock) to the holders of all or substantially all of the then outstanding shares of US Gold Common Stock, by way of stock dividend or other distribution, other than an issue of shares of US Gold Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire US Gold Common Stock) to holders of shares of US Gold Common Stock who exercise an option to receive dividends in shares of US Gold Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire US Gold Common Stock) in lieu of receiving cash dividends;

(b) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of US Gold Common Stock entitling them to subscribe for or to purchase shares of US Gold Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of US Gold Common Stock); or

(c) issue or distribute to the holders of all or substantially all of the then outstanding shares of US Gold Common Stock:

(i) shares or securities (including evidence of indebtedness) of US Gold of any class other than US Gold Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire US Gold Common Stock);

(ii) rights, options or warrants other than those referred to in Section 10.1(1)(b) above; or

(iii) assets of US Gold,

unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares.

(2) Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that US Gold will not, except as provided in the Support Agreement, without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 hereof:

(a) subdivide, redivide or change the then outstanding US Gold Common Stock into a greater number of shares of US Gold Common Stock;

(b) reduce, combine, consolidate or change the then outstanding shares of US Gold Common Stock into a lesser number of shares of US Gold Common Stock; or

(c) reclassify or otherwise change the shares of US Gold Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the US Gold Common Stock,

unless the same or an economically equivalent change shall simultaneously be made to, or in, the rights of the holders of the Exchangeable Shares.

The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 hereof.

ARTICLE 11

ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

11.1	Actions by the Corporation

The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to facilitate performance and compliance by US Gold and Alberta ULC with all provisions of the Support Agreement applicable to US Gold, Alberta ULC and the Corporation, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to such agreement.

11.2	Changes to Support Agreement

The Corporation shall not agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 hereof other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(a) adding to the covenants of the other parties to such agreement for the protection of the Corporation or the holders of the Exchangeable Shares;

(b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

(c) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares.

ARTICLE 12

LEGEND; CALL RIGHTS; WITHHOLDING RIGHTS

12.1	Legend

The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Support Agreement and the Voting and Exchange Trust Agreement (including, but not limited to the provisions with respect to the call rights, voting rights and exchange rights thereunder).

12.2	Call Rights

Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, in each case, in favour of US Gold and Alberta ULC, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of US Gold or Alberta ULC, as the case may be, as herein provided.

12.3	Withholding Rights

US Gold, Alberta ULC, the Corporation and the Transfer Agent shall be entitled to deduct and withhold from any consideration otherwise payable under to any holder of Exchangeable Shares such amounts as US Gold, Alberta ULC, the Corporation or the Transfer Agent is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada) or United States tax laws or any provision of provincial, state, federal, local or foreign tax law, in each case as amended or succeeded. The Transfer Agent may act and rely on the advice of counsel with respect to such matters. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, US Gold, Alberta ULC, the Corporation and the Transfer Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to US Gold, Alberta ULC, the Corporation or the Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and US Gold, Alberta ULC, the Corporation or the Transfer Agent shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

ARTICLE 13

NOTICES

13.1	Notices

Subject to applicable law, any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the Secretary of the Corporation. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

13.2	Certificates

Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case, addressed to the attention of the Secretary of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail (postage prepaid) shall be at the sole risk of the holder mailing the same.

13.3	Notices to Shareholders

Subject to applicable law, any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the resister of shareholders of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares, or any defect in such notice, shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

In the event of any interruption of mail service immediately prior to a scheduled mailing or in the period following a mailing during which delivery normally would be expected to occur, the Corporation will make reasonable efforts to disseminate any notice by other means, such as publication. Except as otherwise required or permitted by law, if post offices in Canada or the United States are not open for the deposit of mail, any notice which the Corporation or the Transfer Agent may give or cause to be given will be deemed to have been properly given and to have been received by holders of Exchangeable Shares if (i) it is given to the TSX for dissemination or (ii) it is published once in the National Edition of The Globe and Mail and in the daily newspapers of general circulation in each of the French and English languages in the City of Montreal, provided that if the National Edition of The Globe and Mail is not being generally circulated, publication thereof will be made in any other daily newspaper of general circulation published in the City of Toronto.

Notwithstanding any other provisions of these share provisions, notices, other communications and deliveries need not be mailed if the Corporation determines that delivery thereof by mail may be delayed. Persons entitled to any deliveries (including certificates and cheques) which are not mailed for the foregoing reason may take delivery thereof at the office of the Transfer Agent to which the deliveries were made, upon application to the Transfer Agent, until such time as the Corporation has determined that delivery by mail will no longer be delayed. The Corporation will provide notice of any such determination not to mail made hereunder as soon as reasonably practicable after the making of such determination and in accordance with this Section 13.3. Such deliveries in such circumstances will constitute delivery to the persons entitled thereto.

SCHEDULE A

RETRACTION REQUEST

To: U.S. Gold Corporation, US Gold Alberta ULC and US Gold Canadian Acquisition
Corporation, c/o the Trustee

This notice is given pursuant to ARTICLE 6 of the provisions (the “Share Provisions”) attaching to the share(s) represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with ARTICLE 6 of the Share Provisions:

☐ all share(s) represented by this certificate; or

☐           share(s) only represented by this certificate.

The undersigned acknowledges the Retraction Call Right of US Gold and Alberta ULC to purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to US Gold or Alberta ULC in accordance with the Retraction Call Right on the Retraction Date for the Retraction Call Purchase Price and on the other terms and conditions set out in Section 6.2 of the Share Provisions. If neither US Gold or Alberta ULC determines to exercise its Retraction Call Right, the Corporation will notify the undersigned of such fact as soon as possible. This Retraction Request, and this offer to sell the Retracted Shares to US Gold or Alberta ULC, may be revoked and withdrawn by the undersigned only by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares and provided that neither US Gold nor Alberta ULC has exercised the Retraction Call Right with respect to the Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require US Gold or, at the option of US Gold, Alberta ULC to purchase the unredeemed Retracted Shares.

The undersigned hereby represents and warrants to the Corporation, US Gold and Alberta ULC that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by the Corporation, US Gold or Alberta ULC, as the case may be, free and clear of all liens, claims, encumbrances, security interests and adverse claims.

(Date)	(Signature of Shareholder)	(Guarantee of Signature)

☐	Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder at the principal transfer office of the Transfer Agent in Toronto, failing which such securities and any cheque will be mailed to the last address of the shareholder as it appears on the register.

NOTE:	This panel must be completed and this certificate, together with such additional documents as the Transfer Agent and the Corporation may require, must be deposited with the Transfer Agent at its principal transfer office in Toronto. The securities and any cheque resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to respectively, the name of the shareholder as it appears on the register of the Corporation and the securities and cheque resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed, all exigible transfer taxes are paid and the signature of the registered holder is guaranteed by a Canadian chartered bank or trust company, member of a recognized stock exchange in Canada or a member of the Securities Transfer Association Medallion (STAMP) Program.

Date:

Name of Person in Whose Name Securities or Cheque(s)
Are to be Registered, Issued or Delivered (please print)

Street Address or P.O. Box	Signature of Shareholder

City, Province and Postal Code	Signature Guaranteed by

NOTE:	If this Retraction Request is for less than all of the share(s) represented by this certificate, a certificate representing the remaining share of the Corporation will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).

APPENDIX J

FORM OF VOTING AND EXCHANGE TRUST AGREEMENT

AGREEMENT made as of          , 2006, among U.S. Gold Corporation (“US Gold”), a corporation existing under the laws of Colorado, US Gold Alberta ULC (“Alberta ULC”), an unlimited liability corporation existing under the laws of Alberta, US Gold Canadian Acquisition Corporation (“Canadian Exchange Co.”), a corporation existing under the laws of Alberta, and          , a trust company incorporated under the laws of Canada (hereinafter referred to as “Trustee”).

RECITALS:

WHEREAS US Gold, together with Canadian Exchange Co., has offered, each by way of a public take-over bid, to acquire all of the outstanding common shares of each of White Knight Resources Ltd., Coral Gold Resources Ltd., Nevada Pacific Gold Ltd. and Tone Resources Ltd. in consideration for exchangeable shares (“Exchangeable Shares”) of Canadian Exchange Co.;

AND WHEREAS holders of Exchangeable Shares will be entitled to require Canadian Exchange Co. to redeem such Exchangeable Shares and upon such redemption each Exchangeable Share shall be exchanged for one share of common stock of US Gold (“US Gold Common Stock”);

AND WHEREAS the parties desire to make appropriate provision and to establish a procedure whereby (i) voting rights in US Gold shall be exercisable by Beneficiaries (as hereinafter defined) from time to time by and through the Trustee, which will hold legal title to the Special Voting Share (as hereinafter defined) to which voting rights attach for the benefit of Beneficiaries, and (ii) the rights to require US Gold or, at the option of US Gold, Alberta ULC, to purchase Exchangeable Shares from the Beneficiaries shall be exercisable by Beneficiaries from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to such rights for the benefit of the Beneficiaries;

AND WHEREAS these recitals and any statements of fact in this agreement are made by US Gold, Alberta ULC and Canadian Exchange Co. and not by the Trustee;

NOW THEREFORE, in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this agreement, each initially capitalized term and the terms used and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the “Share Provisions”) attaching to the Exchangeable Shares as set out in the articles of Canadian Exchange Co. and the following terms shall have the following meanings:

“Automatic Exchange Right” has the meaning ascribed thereto in Section 5.11(2).

“Beneficiaries” mean the registered holders from time to time of Exchangeable Shares, other than US Gold and its Subsidiaries.

“Beneficiary Votes” has the meaning ascribed thereto in Section 4.2.

“Exchange Right” has the meaning ascribed thereto in Section 5.1.

“including” means “including without limitation” and “includes” means “includes without limitation”.

“Indemnified Parties” has the meaning ascribed thereto in Section 8.1.

“Insolvency Event” means (i) the institution by Canadian Exchange Co. of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up, or the consent of Canadian Exchange Co. to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, or (ii) the filing by Canadian Exchange Co. of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including, without limitation, the Companies Creditors’ Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by Canadian Exchange Co. within 15 days of becoming aware thereof, or the consent by Canadian Exchange Co. to the filing of any such petition or to the appointment of a receiver, or (iii) the making by Canadian Exchange Co. of a general assignment for the benefit of creditors, or the admission in writing by Canadian Exchange Co. of its inability to pay its debts generally as they become due, or (iv) Canadian Exchange Co. not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 6.1(4) of the Share Provisions specified in a retraction request delivered to Canadian Exchange Co. in accordance with Article 6 of the Share Provisions.

“List” has the meaning ascribed thereto in Section 4.6.

“Officer’s Certificate” means, with respect to US Gold, Alberta ULC or Canadian Exchange Co., as the case may be, a certificate signed by any one of the Chairman of the Board, the President, any Vice-President or any other senior officer of US Gold, Alberta ULC or Canadian Exchange Co., as the case may be.

“Retracted Shares” has the meaning ascribed thereto in Section 5.7.

“Special Voting Share” means the one share of special voting preference stock with no par value, issued by US Gold to and deposited with the Trustee, which entitles the holder of record to a number of votes at meetings of holders of US Gold Common Stock equal to the number of Exchangeable Shares outstanding from time to time that are held by Beneficiaries.

“Trust” means the trust created by this agreement.

“Trust Estate” means the Special Voting Share, any other securities, the Exchange Right and any money or other rights or assets that may be held by the Trustee from time to time pursuant to this agreement.

“Trustee” means <> and, subject to the provisions of Article 9, includes any successor trustee.

“US Gold Consent” has the meaning ascribed thereto in Section 4.2.

“US Gold Liquidation Event” has the meaning ascribed thereto in Section 5.11(1).

“US Gold Liquidation Event Effective Date” has the meaning ascribed thereto in Section 5.11(3).

“US Gold Meeting” has the meaning ascribed thereto in Section 4.2.

“Voting Rights” means the voting rights attached to the Special Voting Share.

1.2	Interpretation Not Affected by Headings, etc.

The division of this agreement into articles and sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this agreement. Unless otherwise indicated, any reference in this agreement to an “Article” or “Section” refers to the specified Article or Section of this agreement.

1.3	Number, Gender, etc.

In this agreement, unless the context otherwise requires words importing the singular number include the plural and vice versa. Words importing any gender shall include all genders and words importing persons include individuals, corporations, partnerships, companies, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

1.4	Date for any Action

If any date on which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

1.5	Payments

All payments to be made hereunder will be made without interest and less any tax required by Canadian law to be deducted and withheld.

ARTICLE 2

TRUST

2.1	Establishment of Trust

The purpose of this agreement is to create the Trust for the benefit of the Beneficiaries, as herein provided. The Trustee will hold the Special Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right in order to enable the Trustee to exercise such right and will hold the other rights granted in or resulting from the Trustee being a party to this agreement in order to enable the Trustee to exercise or enforce such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this agreement.

ARTICLE 3

SPECIAL VOTING SHARE

3.1	Issue and Ownership of the Special Voting Share

Simultaneously with the execution and delivery of this agreement, US Gold will issue to and deposit with the Trustee the Special Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this agreement. US Gold hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the issuance of the Special Voting Share by US Gold to the Trustee. During the term of the Trust and subject to the terms and conditions of this agreement, the Trustee shall possess and be vested with full legal ownership of the Special Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Special Voting Share provided that the Trustee shall: (a) hold the Special Voting Share and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this agreement; and (b) except as specifically authorized by this agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Special Voting Share and the Special Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this agreement.

3.2	Legended Share Certificates

Canadian Exchange Co. will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of their right to instruct the Trustee with respect to the exercise of the Voting Rights in respect of the Exchangeable Shares of the Beneficiaries.

3.3	Safe Keeping of Certificate

The certificate representing the Special Voting Share shall at all times be held in safe keeping by the Trustee or its agent.

ARTICLE 4

EXERCISE OF VOTING RIGHTS

4.1	Voting Rights

The Trustee, as the holder of record of the Special Voting Share, shall be entitled to all of the Voting Rights, including the right to consent to or vote in person or by proxy the Special Voting Share, on any matter, question, proposal or proposition whatsoever that may properly come before the stockholders of US Gold at a US Gold Meeting or in connection with a US Gold Consent. The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to Section 6.15 hereof, the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Beneficiaries entitled to instruct the Trustee as to the voting thereof at the time at which the US Gold Consent is sought or the US Gold Meeting is held. To the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, the Trustee shall not exercise or permit the exercise of such Voting Rights.

4.2	Number of Votes

With respect to all meetings of stockholders of US Gold at which holders of shares of US Gold Common Stock are entitled to vote (each, a “US Gold Meeting”) and with respect to all written consents sought from the holders of shares of US Gold Common Stock (a “US Gold Consent”), each Beneficiary shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, one vote for each Exchangeable Share owned of record by such Beneficiary on the record date established by US Gold or by applicable law for such US Gold Meeting or US Gold Consent, as the case may be (the “Beneficiary Votes”), in respect of each matter, question, proposal or proposition to be voted on at such US Gold Meeting or to be consented to in connection with such US Gold Consent.

4.3	Mailings to Shareholders

(1) With respect to each US Gold Meeting and US Gold Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as US Gold utilizes in communications to holders of US Gold Common Stock, subject to the Trustee being advised in writing of such manner and provided that such manner of communications is reasonably available to the Trustee) to each of the Beneficiaries named in the List at the Beneficiaries’ respective addresses as set forth in the List, on the same day as the initial mailing or notice (or other communication) with respect thereto is given by US Gold to its stockholders:

(a) a copy of such notice, together with any related materials, including any circular or information statement or listing particulars, to be provided to shareholders of US Gold but excluding proxies to vote US Gold Common Stock;

(b) a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such US Gold Meeting or US Gold Consent, as the case may be, or, pursuant and subject to Section 4.7, to attend such US Gold Meeting and to exercise personally the Beneficiary Votes thereat;

(c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

(i) a proxy to such Beneficiary or his, her or its designee to exercise personally such holder’s Beneficiary Votes; or

(ii) a proxy to a designated agent or other representative of the management of US Gold to exercise such Beneficiary Votes;

(d) a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such Beneficiary is entitled will not be exercised;

(e) a form of direction whereby the Beneficiary may so direct and instruct the Trustee as contemplated herein; and

(f) a statement of (i) the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a US Gold Meeting shall not be later than the close of business on the second Business Day prior to such meeting, and (ii) the method for revoking or amending such instructions.

(2) The materials referred to in this Section 4.3 are to be provided to the Trustee by US Gold, and the materials referred to in Sections 4.3(1)(c), 4.3(1)(e) and 4.3(1)(f) shall (if reasonably practicable to do so) be subject to reasonable comment by the Trustee in a timely manner; provided, however, that the Trustee shall have no obligation to review such materials. Subject to the foregoing, US Gold shall ensure that the materials to be provided to the Trustee are provided in sufficient time to permit the Trustee to comment as aforesaid and to send all materials to each Beneficiary at the same time as such materials are first sent to holders of US Gold Common Stock. US Gold agrees not to communicate with holders of US Gold Common Stock with respect to the materials referred to in this Section 4.3 otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries.

(3) For the purpose of determining Beneficiary Votes to which a Beneficiary is entitled in respect of any US Gold Meeting or US Gold Consent, the number of Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by US Gold or by applicable law for purposes of determining stockholders entitled to vote at such US Gold Meeting or to give written consent in connection with such US Gold Consent. US Gold will notify the Trustee of any decision of the board of directors of US Gold with respect to the calling of any US Gold Meeting or the seeking of any US Gold Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4.3.

4.4	Copies of Shareholder Information

US Gold will deliver to the Trustee copies of all proxy materials (including notices of US Gold Meetings but excluding proxies to vote US Gold Common Stock), information statements, reports (including all interim and annual financial statements) and other written communications that, in each case, are to be distributed by US Gold from time to time to holders of US Gold Common Stock in sufficient quantities and in sufficient time so as to enable the Trustee to send or cause to be sent those materials to each Beneficiary at the same time as such materials are first sent to holders of US Gold Common Stock. The Trustee will mail or otherwise send, or cause to be mailed or otherwise sent, to each Beneficiary, at the expense of US Gold, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by US Gold) received by the Trustee from US Gold contemporaneously with the sending of such materials to holders of US Gold Common Stock. The Trustee will also make available for inspection by any Beneficiary at the Trustee’s principal office in Toronto, Ontario all proxy materials, information statements, reports and other written communications that are:

(a) received by the Trustee as the registered holder of the Special Voting Share and made available by US Gold generally to the holders of US Gold Common Stock; or

(b) specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by US Gold.

4.5	Other Materials

Immediately after receipt by US Gold or stockholders of US Gold of any material sent or given by or on behalf of a third party to holders of US Gold Common Stock generally, including, without limitation, dissident proxy and information circulars (and related information and material) and take-over bid and securities exchange take-over bid circulars (and related information and material), US Gold shall use its reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward or cause to be forwarded such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter. As soon as reasonably practicable after receipt thereof, the Trustee will mail or otherwise send, or cause to be mailed or otherwise sent, to each Beneficiary, at the expense of US Gold, copies of all such materials received by the Trustee from US Gold. The Trustee will also make available for inspection by any Beneficiary at the Trustee’s principal office in Toronto, Ontario copies of all such materials.

4.6	List of Persons Entitled To Vote

Canadian Exchange Co. shall, (a) prior to each annual, general and special US Gold Meeting or the seeking of any US Gold Consent and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a “List”) of the names and addresses of the Beneficiaries arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a US Gold Meeting or a US Gold Consent, at the close of business on the record date established by US Gold or pursuant to applicable law for determining the holders of US Gold Common Stock entitled to receive notice of and/or to vote at such US Gold Meeting or to give consent in connection with a US Gold Consent. Each such List shall be delivered to the Trustee promptly after receipt by Canadian Exchange Co. of such request or the record date for such meeting or seeking of consent, as the case may be, and, in any event, within sufficient time as to enable the Trustee to perform its obligations under this agreement. US Gold agrees to give Canadian Exchange Co. written notice (with a copy to the Trustee) of the calling of any US Gold Meeting or the seeking of any US Gold Consent, together with the record date therefor, sufficiently prior to the date of the calling of such meeting or seeking such consent so as to enable Canadian Exchange Co. to perform its obligations under this Section 4.6.

4.7	Entitlement To Direct Votes

Any Beneficiary named in a List prepared in connection with any US Gold Meeting or any US Gold Consent will be entitled (a) to instruct the Trustee in the manner described in Section 4.3 hereof with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled or (b) to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled or (c) to appoint a third party as the proxy of the Trustee to attend such meeting and exercise thereat the Beneficiary’s voting rights to which such Beneficiary is entitled except, in each case, to the extent that such Beneficiary has transferred the ownership of any Exchangeable Shares in respect of which such Beneficiary is entitled to Beneficiary Votes after the close of business on the record date for such meeting or seeking of consent.

4.8	Voting By Trustee and Attendance of Trustee Representative at Meeting

(1) In connection with each US Gold Meeting and US Gold Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to Section 4.3 hereof, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Beneficiary prior to the time and date fixed by the Trustee for receipt of such instruction in the notice sent or caused to be sent by the Trustee to the Beneficiary pursuant to Section 4.3.

(2) The Trustee shall cause such representatives who are empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights enabling a Beneficiary to attend each US Gold Meeting. Upon submission by a Beneficiary (or its designee) named in the List prepared in connection with the relevant meeting of identification satisfactory to the Trustee’s representative, and at the Beneficiary’s request, such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either (i) has not previously given the Trustee instructions pursuant to Section 4.3 in respect of such meeting or (ii) submits to such representative written revocation of any such previous instructions. At such meeting, the Beneficiary (or its designee) exercising such Beneficiary Votes shall have the same rights in respect of such Beneficiary Votes as the Trustee to speak at the meeting in respect of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

4.9	Distribution of Written Materials

Any written materials distributed by the Trustee to the Beneficiaries pursuant to this agreement shall be sent by mail (or otherwise communicated in the same manner as US Gold utilizes in communications to holders of US Gold

Common Stock subject to the Trustee being advised in writing of such manner and provided such manner of communications is reasonably available to the Trustee) to each Beneficiary at its address as shown on the register of holders of Exchangeable Shares maintained by the registrar of the Exchangeable Shares. Canadian Exchange Co. shall provide or cause to be provided to the Trustee for purposes of communication, on a timely basis and without charge or other expense:

(a) a current List; and

(b) upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this agreement.

4.10	Termination of Voting Rights

Except as otherwise provided in the Share Provisions, all of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall be deemed to be surrendered by the Beneficiary to US Gold or Alberta ULC, as the case may be, and such Beneficiary Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Beneficiary of the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for US Gold Common Stock, as specified in Article 5 hereof, or upon the retraction or redemption of Exchangeable Shares pursuant to Article 6 or Article 7 of the Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of Canadian Exchange Co. or any other distribution of the assets of Canadian Exchange Co. among its shareholders for the purpose of winding up its affairs pursuant to Article 5 of the Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by US Gold or Alberta ULC pursuant to the exercise by US Gold or Alberta ULC of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right (unless US Gold shall not have delivered the requisite US Gold Common Stock and cheque, if any, delivered in exchange therefor to the Trustee pending delivery to the Beneficiaries).

ARTICLE 5

EXCHANGE RIGHT, AUTOMATIC EXCHANGE RIGHT AND US GOLD SUPPORT

5.1	Grant and Ownership of the Automatic Exchange Right and the Exchange Right

US Gold, and Alberta ULC, in the case of the Exchange Right, hereby grant to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries: (i) the Automatic Exchange Right, and (ii) the right (the “Exchange Right”), upon the occurrence and during the continuance of an Insolvency Event, to require US Gold or Alberta ULC to purchase from each or any Beneficiary all or any part of the Exchangeable Shares held by the Beneficiary, all in accordance with the provisions of this agreement. US Gold hereby acknowledges receipt from the Trustee, as trustee for and on behalf of the Beneficiaries, of good and valuable consideration (and the adequacy thereof) for the grant of the Automatic Exchange Right and the Exchange Right by US Gold to the Trustee. Alberta ULC hereby acknowledges receipt from the Trustee, as trustee for and on behalf of the Beneficiaries, of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right by Alberta ULC to the Trustee. During the term of the Trust and subject to the terms and conditions of this agreement, the Trustee shall possess and be vested with full legal ownership of the Automatic Exchange Right and the Exchange Right and shall be entitled to exercise all of the rights and powers of an owner with respect to the Automatic Exchange Right and the Exchange Right, provided that the Trustee shall:

(a) hold the Automatic Exchange Right and the Exchange Right and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this agreement; and

(b) except as specifically authorized by this agreement, have no power or authority to exercise or otherwise deal in or with the Automatic Exchange Right and the Exchange Right, and the Trustee shall not exercise such right for any purpose other than the purposes for which this Trust is created pursuant to this agreement.

5.2	Legended Share Certificates

Canadian Exchange Co. will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of the Automatic Exchange Right, the Exchange Right and of their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Beneficiary.

5.3	Exercise of Exchange Right

The Exchange Right shall be and remain vested in and exercisable by the Trustee. Subject to Section 6.15 hereof, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

5.4	Purchase Price

The purchase price payable by US Gold or Alberta ULC for each Exchangeable Share to be purchased by US Gold or Alberta ULC under the Exchange Right shall be an amount per share equal to (a) the Current Market Price of a share of US Gold Common Stock on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right, which shall be satisfied in full by causing to be delivered to such holder one share of US Gold Common Stock, plus (b) the Dividend Amount, if any. The purchase price for each such Exchangeable Share so purchased may be satisfied only by US Gold or Alberta ULC delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, one share of US Gold Common Stock and a cheque for the balance, if any, of the purchase price without interest (less any amount required to be withheld under the Income Tax Act (Canada) or United States tax laws, or any provision of any federal, provincial, state, local or foreign tax laws).

5.5	Exercise Instructions

Subject to the terms and conditions herein set forth, a Beneficiary shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary on the books of Canadian Exchange Co. To cause the exercise of the Exchange Right by the Trustee, the Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, at its principal office in Toronto, Ontario or at such other places in Canada as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates representing the Exchangeable Shares which such Beneficiary desires US Gold or Alberta ULC to purchase, duly endorsed in blank, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Business Corporations Act (Alberta), other applicable laws, if any, and the by-laws of Canadian Exchange Co. and such additional documents and instruments as the Trustee or Canadian Exchange Co. may reasonably require together with (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require US Gold or Alberta ULC to purchase from the Beneficiary the number of Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by US Gold or Alberta ULC free and clear of all liens, claims and encumbrances, (iii) the names in which the certificates representing US Gold Common Stock issuable in connection with the exercise of the Exchange Right are to be issued and (iv) the names and addresses of the persons to whom such new certificates should be delivered and (b) payment (or evidence satisfactory to the Trustee, Canadian Exchange Co. and US Gold of payment) of the taxes (if any) payable as contemplated by Section 5.8 of this agreement. If only a portion of the Exchangeable Shares represented by any certificate delivered to the Trustee are to be purchased by US Gold or Alberta ULC under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of Canadian Exchange Co.

5.6	Delivery of US Gold Common Stock; Effect of Exercise

Promptly after receipt of the certificates representing the Exchangeable Shares that a Beneficiary desires US Gold or Alberta ULC to purchase under the Exchange Right (together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right) duly endorsed for transfer to US Gold or Alberta ULC, the Trustee shall notify US Gold, Alberta ULC and Canadian Exchange Co. of its receipt of the same, which notice to US Gold, Alberta ULC and Canadian Exchange Co. shall constitute exercise of the Exchange Right by the Trustee on behalf of the holder of such Exchangeable Shares, and US Gold or Alberta ULC shall immediately thereafter deliver to the Trustee, for delivery to the Beneficiary of such Exchangeable Shares (or to such other persons, if any, properly designated by such Beneficiary), a certificate for the number of shares of US Gold Common Stock deliverable in connection with such exercise of the Exchange Right (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance, security interest or adverse claim) and a cheque for the balance, if any, of the purchase price therefor; provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence satisfactory to the Trustee, Canadian Exchange Co., Alberta ULC and US Gold of the payment of) the taxes (if any) payable as contemplated by Section 5.8 of this agreement. Immediately upon the giving of notice by the Trustee to US Gold, Alberta ULC and Canadian Exchange Co. of the exercise of the Exchange Right, as provided in this Section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Beneficiary of such Exchangeable Shares shall be deemed to have transferred to US Gold (or, at US Gold’s option, to Alberta ULC) all of its right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive its proportionate part of the total purchase price therefor, unless the requisite number of shares of US Gold Common Stock (together with a cheque for the balance, if any, of the total purchase price therefor) is not delivered by US Gold or Alberta ULC to the Trustee, for delivery to such Beneficiary (or to such other persons, if any, properly designated by such Beneficiary), within five Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Beneficiary shall remain unaffected until such shares of US Gold Common Stock are so delivered and any such cheque is so delivered and paid. Concurrently with the closing of the transaction of purchase and sale contemplated by the Exchange Right, such Beneficiary shall be considered and deemed for all purposes to be the holder of the shares of US Gold Common Stock delivered to it pursuant to the Exchange Right. Notwithstanding the foregoing until the requisite number of shares of Common Stock of US Gold and the cheque for the balance, if any, of the total purchase price therefore, is delivered to a Beneficiary, the Beneficiary shall be deemed to still be a holder of the sold Exchangeable Shares for purposes of voting rights with respect thereto under this agreement.

5.7	Exercise of Exchange Right Subsequent to Retraction

In the event that a Beneficiary has exercised its retraction right under Article 6 of the Share Provisions to require Canadian Exchange Co. to redeem any or all of the Exchangeable Shares held by the Beneficiary (the “Retracted Shares”) and is notified by Canadian Exchange Co. pursuant to Section 6.1(4) of the Share Provisions that Canadian Exchange Co. will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, subject to receipt by the Trustee of written notice to that effect from Canadian Exchange Co. and provided that neither US Gold nor Alberta ULC shall have exercised its Retraction Call Right with respect to the Retracted Shares and that the Beneficiary shall not have revoked the retraction request delivered by the Beneficiary to Canadian Exchange Co. pursuant to Section 6.1(5) of the Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that Canadian Exchange Co. is unable to redeem. In any such event, Canadian Exchange Co. hereby agrees with the Trustee and in favour of the Beneficiary immediately to notify the Trustee of such prohibition against Canadian Exchange Co. redeeming all of the Retracted Shares and immediately to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to Canadian Exchange Co. or to the Transfer Agent (including without limitation a copy of the retraction request delivered pursuant to Section 6.1(1) of the Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that Canadian Exchange Co. is not permitted to redeem and will require US Gold or, at US Gold’s option, Alberta ULC, to purchase such shares in accordance with the provisions of this Article 5.

5.8	Stamp or Other Transfer Taxes

Upon any sale of Exchangeable Shares to US Gold or Alberta ULC pursuant to the Exchange Right or the Automatic Exchange Right, the share certificate or certificates representing US Gold Common Stock to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Beneficiary of the Exchangeable Shares so sold or in such names as such Beneficiary may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold, provided, however, that such Beneficiary (a) shall pay (and none of US Gold, Alberta ULC, Canadian Exchange Co. or the Trustee shall be required to pay) any documentary, stamp, transfer or other similar taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Beneficiary or (b) shall have established to the satisfaction of the Trustee, US Gold, Alberta ULC and Canadian Exchange Co. that such taxes, if any, have been paid.

5.9	Notice of Insolvency Event

Immediately upon the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, Canadian Exchange Co. and US Gold shall give written notice thereof to the Trustee. As soon as practicable after receiving notice from Canadian Exchange Co. or US Gold or from any other person of the occurrence of an Insolvency Event, the Trustee will mail to each Beneficiary, at the expense of US Gold, a notice of such Insolvency Event in the form provided by US Gold, which notice shall contain a brief statement of the right of the Beneficiaries with respect to the Exchange Right.

5.10	Call Rights

The Liquidation Call Right, the Redemption Call Right, the Retraction Call Right, the Automatic Exchange Right and the Exchange Right are hereby agreed, acknowledged, consented to and confirmed, and it is agreed and acknowledged that such rights are granted as part of the consideration for the obligations of US Gold under this agreement.

5.11	Automatic Exchange Right

(1) US Gold shall give the Trustee written notice of each of the following events (each a “US Gold Liquidation Event”) at the time set forth below:

(a) in the event of any determination by the board of directors of US Gold to institute voluntary liquidation, dissolution or winding up proceedings with respect to US Gold or to effect any other distribution of assets of US Gold among its stockholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding up or other distribution; and

(b) immediately, upon the earlier of (i) receipt by US Gold of notice of and (ii) US Gold otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceeding with respect to the involuntary liquidation, dissolution or winding up of US Gold or to effect any other distribution of assets of US Gold among its stockholders for the purpose of winding up its affairs.

(2) Immediately following receipt by the Trustee from US Gold of notice of any US Gold Liquidation Event contemplated by Section 5.11(1)(a) or 5.11(1)(b), the Trustee will give notice thereof to the Beneficiaries. Such notice shall be provided by US Gold to the Trustee and shall include a brief description of the automatic exchange of Exchangeable Shares for shares of US Gold Common Stock provided for in Section 5.11(4) below (the “Automatic Exchange Right”).

(3) In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of US Gold Common Stock in the distribution of assets of US Gold in connection with a US Gold Liquidation Event, immediately prior to the effective date (the “US Gold Liquidation Event Effective Date”) of a US Gold Liquidation Event all of the then outstanding Exchangeable Shares (other than Exchangeable Shares held by US Gold or its Subsidiaries) shall be automatically exchanged for shares of US Gold Common Stock. To effect such automatic exchange, US Gold shall purchase each Exchangeable Share outstanding on the immediately prior to the US Gold Liquidation Event Effective Date and held by a Beneficiary, and each such Beneficiary shall sell the

Exchangeable Shares held by it at such time, for a purchase price per share equal to (a) the Current Market Price of a share of US Gold Common Stock on the immediately prior to the US Gold Liquidation Event Effective Date, which shall be satisfied in full by US Gold delivering to such holder one share of US Gold Common Stock, plus (b) the Dividend Amount, if any.

(4) On the immediately prior to the US Gold Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for US Gold Common Stock shall be deemed to have occurred, and each Beneficiary shall be deemed to have transferred to US Gold all of such Beneficiary’s right, title and interest in and to such Exchangeable Shares and shall cease to be a holder of such Exchangeable Shares and US Gold shall deliver or cause to be delivered to the Trustee, for delivery to such holders, the certificates for the number of shares of US Gold Common Stock deliverable upon the automatic exchange of Exchangeable Shares for US Gold Common Stock (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance, security interest or adverse claim) and a cheque for the balance, if any, of the total purchase price for such Exchangeable Shares and any interest on such deposit shall belong to US Gold. Concurrently with each such Beneficiary ceasing to be a holder of Exchangeable Shares, such Beneficiary shall be considered and deemed for all purposes to be the holder of the shares of US Gold Common Stock delivered to it, or to the Trustee on its behalf, pursuant to the automatic exchange of Exchangeable Shares for shares of US Gold Common Stock and the certificates held by such Beneficiary previously representing the Exchangeable Shares exchanged by such Beneficiary with US Gold pursuant to such automatic exchange shall thereafter be deemed to represent the shares of US Gold Common Stock delivered to such Beneficiary by US Gold pursuant to such automatic exchange. Upon the request of any Beneficiary and the surrender by such Beneficiary of Exchangeable Share certificates deemed to represent shares of US Gold Common Stock, duly endorsed in blank and accompanied by such instruments of transfer as US Gold may reasonably require, the Trustee shall deliver or cause to be delivered to such Beneficiary certificates representing the shares of US Gold Common Stock of which such Beneficiary is the holder and a cheque in payment of the remaining portion, if any, of the purchase price (less any amount required to be withheld under the Income Tax Act (Canada) or United States tax laws, or any provision of any federal, provincial, state, local or foreign tax laws). Notwithstanding the foregoing until each Beneficiary is actually entered on the register of holders of US Gold Common Stock, such Beneficiary shall be deemed to still be a holder of the transferred Exchangeable Shares for purposes of all voting rights with respect thereto under this agreement.

5.12	US Gold Common Stock

The obligations of US Gold to issue shares of US Gold Common Stock pursuant to the Automatic Exchange Right or the Exchange Right are subject to all applicable laws and regulatory or stock exchange requirements.

5.13	Withholding Rights

US Gold, Alberta ULC, Canadian Exchange Co. and the Trustee shall be entitled to deduct and withhold from any consideration otherwise payable under this agreement to any holder of Exchangeable Shares or US Gold Common Stock such amounts as US Gold, Alberta ULC, Canadian Exchange Co. or the Trustee is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada) or United States tax laws or any provision of provincial, state, local or foreign tax law, in each case as amended or succeeded. The Trustee may act and rely on the advice of counsel with respect to such matters. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, US Gold, Alberta ULC, Canadian Exchange Co. and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to US Gold, Alberta ULC, Canadian Exchange Co. or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and US Gold, Alberta ULC, Canadian Exchange Co. or the Trustee shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

ARTICLE 6

CONCERNING THE TRUSTEE

6.1	Powers and Duties of the Trustee

(1) The rights, powers, duties and authorities of the Trustee under this agreement, in its capacity as trustee of the Trust, shall include: (a) receipt and deposit of the Special Voting Share from US Gold as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this agreement;

(a) granting proxies and distributing materials to Beneficiaries as provided in this agreement;

(b) voting the Beneficiary Votes in accordance with the provisions of this agreement;

(c) receiving the grant of the Exchange Right and the Automatic Exchange Right from US Gold and, in the case of the Exchange Right, Alberta ULC, as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this agreement;

(d) exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Right, in each case in accordance with the provisions of this agreement, and in connection therewith receiving from Beneficiaries any requisite documents and distributing to such Beneficiaries shares of US Gold Common Stock and cheques, if any, to which such Beneficiaries are entitled pursuant to the exercise of the Exchange Right or the Automatic Exchange Right, as the case may be;

(e) holding title to the Trust Estate;

(f) investing any moneys forming, from time to time, a part of the Trust Estate as provided in this agreement;

(g) taking action at the direction of a Beneficiary or Beneficiaries to enforce the obligations of US Gold, Alberta ULC and Canadian Exchange Co. under this agreement and under the Share Provisions; and

(h) taking such other actions and doing such other things as are specifically provided in this agreement.

(2) In the exercise of such rights, powers, duties and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of duties or of discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Trustee shall have only those duties as set out specifically in this agreement.

(3) The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

(4) The Trustee shall not be bound to give notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default or breach desired to be brought to the attention of the Trustee, and in the absence of such notice the Trustee may for all purposes of this agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

6.2	No Conflict of Interest

The Trustee represents to US Gold, Alberta ULC and Canadian Exchange Co. that at the date of execution and delivery of this agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 9. If, notwithstanding the foregoing provisions of this Section 6.2, the Trustee has such a material conflict of interest, the validity and enforceability of this agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 6.2, any interested party may apply to the Superior Court of Justice (Ontario) for an order that the Trustee be replaced as trustee hereunder.

6.3	Dealings With Transfer Agents, Registrars, Etc.

(1) Each of US Gold, Alberta ULC and Canadian Exchange Co. irrevocably authorizes the Trustee, from time to time, to:

(a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and US Gold Common Stock; and

(b) requisition, from time to time, from any such registrar or transfer agent any information readily available from the records maintained by it, which the Trustee may reasonably require for the discharge of its duties and responsibilities under this agreement.

(2) Each of US Gold and Alberta ULC covenant that it will supply the Trustee or the Transfer Agent, as the case may be, in a timely manner with duly executed share certificates for the purpose of completing the exercise from time to time of all rights to acquire US Gold Common Stock hereunder, under the Share Provisions and under any other security or commitment given to the Beneficiaries pursuant thereto, in each case pursuant to the provisions hereof or of the Share Provisions or otherwise.

6.4	Books and Records

The Trustee shall keep available for inspection by US Gold, Alberta ULC and Canadian Exchange Co. at the Trustee’s principal office in Toronto, Ontario correct and complete books and records of account relating to the Trustee’s actions under this agreement, including, without limitation, all information relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Voting Rights and the Exchange Right, for the term of this agreement. On or before February 15, 2007, and on or before February 15 in every year thereafter, so long as the Special Voting Share is registered in the name of the Trustee, the Trustee shall transmit to US Gold, Alberta ULC and Canadian Exchange Co. a brief report, dated as of the preceding December 31st, with respect to:

(a) the property and funds comprising the Trust Estate as of that date;

(b) the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Beneficiaries in consideration of the issuance and delivery by US Gold or Alberta ULC of shares of US Gold Common Stock in connection with the Exchange Right, during the calendar year ended on such December 31st; and

(c) all other actions taken by the Trustee in the performance of its duties under this agreement that it had not previously reported.

6.5	Income Tax Returns and Reports

The Trustee shall, to the extent necessary and as advised by counsel, prepare and file, or cause to be prepared and filed, on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded. In connection therewith, the Trustee may obtain the advice and assistance of such experts or advisors as the Trustee considers necessary or advisable. US Gold shall retain qualified experts or advisors for the purpose of providing such tax advice or assistance.

6.6	Indemnification Prior To Certain Actions By Trustee

(1) The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities which may be incurred by the

Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Special Voting Share pursuant to Article 4, subject to Section 6.15 and with respect to the Exchange Right pursuant to Article 5, subject to Section 6.15, and with respect to the Automatic Exchange Right pursuant to Article 5.

(2) None of the provisions contained in this agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security and indemnified as aforesaid.

6.7	Action of Beneficiaries

No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in Section 6.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder, including, without limitation, under the Voting Rights, the Exchange Right or the Automatic Exchange Right, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

6.8	Reliance By Trustee Upon Declarations

The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists (including any Lists), notices, statutory declarations, certificates, (including share certificate and officers certificates), opinions or reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such lists (including any Lists), notices, statutory declarations, certificates, opinions or reports comply with the provisions of Section 6.9, if applicable, and with any other applicable provisions of this agreement.

6.9	Evidence and Authority To Trustee

(1) US Gold, Alberta ULC and/or Canadian Exchange Co. shall furnish to the Trustee evidence of compliance with the conditions provided for in this agreement relating to any action or step required or permitted to be taken by US Gold, Alberta ULC and/or Canadian Exchange Co. or the Trustee under this agreement or as a result of any obligation imposed under this agreement, including, without limitation, in respect of the Voting Rights or the Exchange Right and the taking of any other action to be taken by the Trustee at the request of or on the application of US Gold, Alberta ULC and/or Canadian Exchange Co. forthwith if and when:

(a) such evidence is required by any other section of this agreement to be furnished to the Trustee in accordance with the terms of this Section 6.9; or

(b) the Trustee, in the exercise of its rights, powers, duties and authorities under this agreement, gives US Gold, Alberta ULC and/or Canadian Exchange Co. written notice requiring it to furnish such evidence in relation to any particular action or obligation or matter specified in such notice.

(2) Such evidence shall consist of an Officer’s Certificate of US Gold, Alberta ULC and/or Canadian Exchange Co. or a statutory declaration or a certificate made by persons entitled to sign an Officer’s Certificate stating that any such condition has been complied with in accordance with the terms of this agreement.

(3) Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Right and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer or other expert or any other person whose qualifications give authority to a statement made by such person, provided that if such report or opinion is furnished by a director, officer or employee of US Gold, Alberta ULC and/or Canadian Exchange Co. it shall be in the form of an Officer’s Certificate or a statutory declaration.

(4) Each statutory declaration, Officer’s Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this agreement shall include a statement by the person giving the evidence:

(a) declaring that such person has read and understands the provisions of this agreement relating to the condition in question;

(b) describing the nature and scope of the examination or investigation upon which such person based the statutory declaration, certificate, statement or opinion; and

(c) declaring that such person has made such examination or investigation as such person believes is necessary to enable them to make the statements or give the opinions contained or expressed therein.

6.10	Experts, Advisers and Agents

The Trustee may:

(a) in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer or other expert, whether retained by the Trustee or by US Gold, Alberta ULC and/or Canadian Exchange Co. or otherwise, and may retain or employ such assistance as may be necessary to the proper determination and discharge of its powers and duties and determination of its rights or duties hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid;

(b) employ such agents and other assistance as it may reasonably require for the proper determination and/or discharge of its powers and duties hereunder; and

(c) pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all reasonable disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

6.11	Investment of Moneys Held By Trustee

Unless otherwise provided in this agreement, any moneys held by or on behalf of the Trustee which under the terms of this agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested or reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Ontario, trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two years after their purchase by the Trustee and the Trustee shall so invest such money on the written direction of Canadian Exchange Co. Pending the investment of any money as herein provided such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of Canadian Exchange Co., in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

6.12	Trustee Not Required to Give Security

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this agreement or otherwise in respect of the premises.

6.13	Trustee Not Bound to Act on Request

Except as in this agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of US Gold, Alberta ULC and/or Canadian Exchange Co. or of the respective directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

6.14	Authority to Carry on Business

The Trustee represents to US Gold, Alberta ULC and Canadian Exchange Co. that at the date of execution and delivery by it of this agreement it is authorized to carry on the business of a trust company in each of the provinces and territories of Canada but if, notwithstanding the provisions of this Section 6.14, it ceases to be so authorized to carry on business, the validity and enforceability of this agreement and the Voting Rights, the Exchange Right, the Automatic Exchange Right and the other rights granted in or resulting from the Trustee being a party to this agreement shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any province or territory of Canada, either become so authorized or resign in the manner and with the effect specified in Article 9.

6.15	Conflicting Claims

(1) If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, in its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Right, Automatic Exchange Right or other rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

(a) the rights of all adverse claimants with respect to the Voting Rights, Exchange Right, Automatic Exchange Right or other rights subject to such conflicting claims or demands have been adjudicated by a final judgement of a court of competent jurisdiction; or

(b) all differences with respect to the Voting Rights, Exchange Right or other rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.

(2) If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

6.16	Acceptance of Trust

The Trustee hereby accepts the Trust created and provided for, by and in this agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

ARTICLE 7

COMPENSATION

7.1	Fees and Expenses of the Trustee

The Trustee will invoice US Gold for its fees and expenses under this agreement. US Gold, Alberta ULC and Canadian Exchange Co. jointly and severally agree to pay the Trustee reasonable compensation for all of the services rendered by it under this agreement and will reimburse the Trustee for all reasonable expenses (including, but not limited to, taxes other than taxes based on the net income or capital of the Trustee, fees paid and disbursements reimbursed to legal counsel and other experts and advisors and agents and assistants, and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency, and including fees and expenses for attendance at any US Gold Meeting, reasonably incurred by the Trustee in connection with its duties under this agreement; provided that US Gold, Alberta ULC and Canadian Exchange Co. shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation or any such proceedings in which the Trustee is determined to have acted in bad faith or with fraud, negligence, recklessness or wilful misconduct.

ARTICLE 8

INDEMNIFICATION AND LIMITATION OF LIABILITY

8.1	Indemnification of the Trustee

(1) US Gold, Alberta ULC and Canadian Exchange Co. jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this agreement (collectively, the “Indemnified Parties”) against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee’s legal counsel) which, without fraud, negligence, recklessness, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee’s acceptance or administration of the Trust, its compliance with its duties set forth in this agreement, or any written or oral instruction delivered to the Trustee by US Gold, Alberta ULC or Canadian Exchange Co. pursuant hereto. Notwithstanding the foregoing, in no case will the Trustee be indemnified for consequential damages.

(2) In no case shall US Gold, Alberta ULC or Canadian Exchange Co. be liable under this indemnity for any claim against any of the Indemnified Parties unless US Gold, Alberta ULC and Canadian Exchange Co. shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, US Gold, Alberta ULC and Canadian Exchange Co. shall be entitled to participate at their own expense in the defence and, if US Gold, Alberta ULC and Canadian Exchange Co. so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by US Gold, Alberta ULC or Canadian Exchange Co.; or (ii) the named parties to any such suit include both the Trustee and US Gold, Alberta ULC or Canadian Exchange Co. and the Trustee shall have been advised by counsel acceptable to US Gold, Alberta ULC or Canadian Exchange Co. that there may be one or more legal defences available to the Trustee that are different from or in addition to those available to US Gold, Alberta ULC or Canadian Exchange Co. and that, in the judgement of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case US Gold, Alberta ULC and Canadian Exchange Co. shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). The indemnities contained in this Article 8 shall survive the termination of the Trust and the resignation or removal of the Trustee.

8.2	Limitation of Liability

The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this agreement, except to the extent that such loss is attributable to the fraud, negligence, recklessness, wilful misconduct or bad faith on the part of the Trustee.

ARTICLE 9

CHANGE OF TRUSTEE

9.1	Resignation

The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to US Gold, Alberta ULC and Canadian Exchange Co. specifying the date on which it desires to resign, provided that such notice shall not be given less than sixty (60) days before such desired resignation date unless US Gold, Alberta ULC and Canadian Exchange Co. otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Canadian Exchange Co. shall promptly appoint a successor trustee, which shall be a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all provinces and territories of Canada, by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing the appointment and acceptance of a successor trustee, a successor trustee may be appointed by order of a court of competent jurisdiction upon application of one or more of the parties to this agreement. If the retiring trustee is the party initiating an application for the appointment of a successor trustee by order of a court of competent jurisdiction, US Gold, Alberta ULC and Canadian Exchange Co. shall be jointly and severally liable to reimburse the retiring trustee for its legal costs and expenses in connection with same.

9.2	Removal

The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than sixty (60) days’ prior notice by written instrument executed by US Gold, Alberta ULC and Canadian Exchange Co., in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee, provided that such removal shall not take effect until the date of acceptance of appointment by the successor trustee.

9.3	Successor Trustee

Any successor trustee appointed as provided under this agreement shall execute, acknowledge and deliver to US Gold, Alberta ULC and Canadian Exchange Co. and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this agreement, with the like effect as if originally named as trustee in this agreement. However, on the written request of US Gold, Alberta ULC and Canadian Exchange Co. or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due to it pursuant to the provisions of this agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, US Gold, Alberta ULC, Canadian Exchange Co. and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

9.4	Notice of Successor Trustee

Upon acceptance of appointment by a successor trustee as provided herein, US Gold, Alberta ULC and Canadian Exchange Co. shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary specified in a List. If US Gold, Alberta ULC or Canadian Exchange Co. shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of US Gold, Alberta ULC and Canadian Exchange Co.

ARTICLE 10

AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

10.1	Amendments, Modifications, etc.

Subject to Section 10.2 thereof, this agreement may not be amended or modified except by an agreement in writing executed by US Gold, Alberta ULC, Canadian Exchange Co. and the Trustee and approved by the Beneficiaries in accordance with Section 9.2 of the Share Provisions.

10.2	Ministerial Amendments

Notwithstanding the provisions of Section 10.1, the parties to this agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this agreement for the purposes of:

(a) adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the board of directors of each of Canadian Exchange Co., Alberta ULC and US Gold shall be of the good faith opinion (confirmed in writing by each to the Trustee) that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

(b) making such amendments or modifications not inconsistent with this agreement (as confirmed in writing by Canadian Exchange Co. which may be relied upon by the Trustee), as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the board of directors of each of US Gold, Alberta ULC and Canadian Exchange Co. (confirmed in writing by each to the Trustee) and in the opinion of the Trustee, in reliance upon a certificate of Canadian Exchange Co., having in mind the best interests of the Beneficiaries, it may be expedient to make, provided that such boards of directors (confirmed in writing by each to the Trustee) and the Trustee, acting in reliance upon a certificate of Canadian Exchange Co., shall be of the opinion that such amendments and modifications will not be prejudicial to the rights or interests of the Beneficiaries as a whole; or

(c) making such changes or corrections which, on the advice of counsel to US Gold, Alberta ULC, Canadian Exchange Co. and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error.

10.3	Meeting To Consider Amendments

Canadian Exchange Co., at the request of US Gold, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of Canadian Exchange Co., the Share Provisions and all applicable laws.

10.4	Changes in Capital of US Gold and Canadian Exchange Co.

At all times after the occurrence of any event contemplated pursuant to Section 2.7 or 2.8 of the Support Agreement or otherwise, as a result of which either US Gold Common Stock or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which US Gold Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

10.5	Execution of Supplemental Trust Agreements

Notwithstanding Section 10.1, from time to time Canadian Exchange Co. (when authorized by a resolution of its Board of Directors), US Gold (when authorized by a resolution of its board of directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof. In executing or accepting the supplemental trusts created by any supplemental indenture permitted by this Article 10, the Trustee will be entitled to receive and (subject to Article 6) will be fully protected in relying upon an Officer’s Certificate and opinions of counsel stating that the execution of such supplemental indenture is authorized or permitted in this agreement.

ARTICLE 11

TERMINATION

11.1	Term

The Trust created by this agreement shall continue until the earliest to occur of the following events:

(a) no outstanding Exchangeable Shares are held by a Beneficiary;

(b) each of US Gold, Alberta ULC and Canadian Exchange Co. elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with Section 9.2 of the Share Provisions; and

(c) 21 years after the death of the last survivor of the descendants of His Majesty King George VI of Canada and the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

11.2	Survival of Agreement

This agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of Article 7 and Article 8 shall survive any termination of this agreement.

ARTICLE 12

GENERAL

12.1	Severability

If any term or other provision of this agreement is invalid, illegal or incapable of being enforced by reason of any rule or law, or public policy, all other conditions and provisions of this agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

12.2	Enurement

This agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and, subject to the terms hereof, to the benefit of the Beneficiaries.

12.3	Notices to Parties

Any notice and other communications required or permitted to be given pursuant to this agreement shall be in writing and shall be deemed sufficiently given if delivered in person or if sent by facsimile transmission (provided such transmission is recorded as being transmitted successfully) at or to the address or facsimile telephone number set forth beneath the name of such party below:

If to Canadian Exchange Co. or Alberta ULC:

2900 Manulife Place
10180-101 Street
Edmonton, Alberta
T5J 3V5

Facsimile No.: (780) 423-7276
Attention: Corporate Secretary

If to US Gold:

2201 Kipling Street
Suite 100
Lakewood, Colorado
80215

Facsimile No.: (303) 238-1438
Attention: William F. Pass

In the case of Canadian Exchange Co., Alberta ULC and US Gold, with copy to:

Fraser Milner Casgrain LLP
1 First Canadian Place
100 King Street West, Suite 3900
Toronto, Ontario
M5X 1B2

Attention: Michael Melanson
Fax: (416) 863-4592

If to the Trustee:

[<>]

Attention: [<>]
Fax: [<>]

or at such other address as the party to which such notice or other communication is to be given has last notified the party giving the same in the manner provided in this section. Any notice given shall be deemed to have been received on the date of such delivery or sending. Provided that if any notice or other communication to which this section applies is given or delivered by facsimile transmission and is recorded as having been transmitted successfully after 5:00 pm (local time of recipient) on a business day or at any time on a day that is not a business day, such notice or other communication shall be deemed to have been given or delivered and received on the following business day.

12.4	Notice to Beneficiaries

Any notice, request or other communication to be given to a Beneficiary shall be in writing and shall be valid and effective if given by mail (postage pre-paid or by delivery, to the address of the holder recorded in the securities register of Canadian Exchange Co. or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares, or any defect in such notice, shall not invalidate or otherwise alter or affect any action or proceeding to be taken pursuant thereto.

12.5	Risk of Payments By Post

Whenever payments are to be made or certificates or documents are to be sent to any Beneficiary by the Trustee or by Canadian Exchange Co., Alberta ULC, US Gold or by such Beneficiary to the Trustee or to US Gold or Alberta ULC or Canadian Exchange Co., the making of such payment or sending of such certificate or document sent through the post shall be at the risk of Canadian Exchange Co., in the case of payments made or documents by the Trustee or Canadian Exchange Co. or Alberta ULC or US Gold and the Beneficiary, in the case of payments made or documents by the Beneficiary.

12.6	Counterparts

This agreement may be executed in counterparts (by facsimile or otherwise), each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

12.7	Jurisdiction

This agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

12.8	Attornment

Each of the Trustee, US Gold, Alberta ULC and Canadian Exchange Co. agrees that any action or proceeding arising out of or relating to this agreement or any of the transactions contemplated by this agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the non-exclusive jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgement of the said courts and not to seek, and hereby waives, any review of the merits of any such judgement by the courts of any other jurisdiction, and each of US Gold and Alberta ULC hereby appoint Canadian Exchange Co. at its registered office in the Province of Alberta as attorney for service of process.

IN WITNESS WHEREOF the parties hereto have caused this agreement to be duly executed as of the date first above written.

U.S. GOLD CORPORATION

By:
Name:

Title:

US GOLD ALBERTA ULC

By:
Name:

Title:

US GOLD CANADIAN ACQUISITION
CORPORATION

By:
Name:

Title:

[<>] (Trustee)

By:
Name:

Title:

By:
Name:

Title:

APPENDIX K

FORM OF SUPPORT AGREEMENT

AGREEMENT made as of          , 2006, between U.S. Gold Corporation, a corporation existing under the laws of Colorado (“US Gold”), US Gold Alberta ULC, a corporation existing under the laws of Alberta (“Alberta ULC”) and US Gold Canadian Acquisition Corporation, a corporation existing under the laws of Alberta (“Canadian Exchange Co.”).

WHEREAS US Gold, together with Canadian Exchange Co. has offered, by way of a public take-over bid, to acquire all of the outstanding common shares of each of White Knight Resources Ltd., Coral Gold Resources Ltd., Nevada Pacific Gold Ltd. and Tone Resources Ltd. in consideration for exchangeable shares (“Exchangeable Shares”) of Canadian Exchange Co.;

AND WHEREAS holders of Exchangeable Shares will be entitled to require Canadian Exchange Co. to redeem such Exchangeable Shares and upon such redemption each Exchangeable Share shall be exchanged by Canadian Exchange Co. for one share of common stock of US Gold (“US Gold Common Stock”);

AND WHEREAS US Gold intends to grant to and in favour of Non-Affiliated Holders (as hereinafter defined) from time to time of Exchangeable Shares the right to require US Gold or, at the option of US Gold, Alberta ULC, to purchase from each Non-Affiliated Holder all or any part of the Exchangeable Shares held by the Non-Affiliated Holder;

AND WHEREAS the parties desire to make appropriate provision and to establish a procedure whereby US Gold will take certain actions and make certain payments and deliveries necessary to ensure that Canadian Exchange Co. and Alberta ULC will be able to make certain payments and to deliver or cause to be delivered shares of US Gold Common Stock in satisfaction of the obligations of Canadian Exchange Co. and/or Alberta ULC under the Share Provisions (as hereinafter defined) and this agreement;

NOW THEREFORE, in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged),the parties agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1	Defined Terms

In this agreement, each initially capitalized term and the terms used and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the “Share Provisions”) attaching to the Exchangeable Shares as set out in the articles of Canadian Exchange Co. and the following terms shall have the following meanings:

“Effective Date” means the earliest date on which Canadian Exchange Co. first takes up shares of White Knight Resources Ltd., Coral Gold Resources Ltd., Nevada Pacific Gold Ltd. or Tone Resources Ltd. under the offers to purchase pursuant to the take-over bids referred to in the Recitals hereto.

“including” means “including without limitation” and “includes” means “includes without limitation”.

“Non-Affiliated Holders” means the registered holders of Exchangeable Shares other than US Gold and its Subsidiaries.

“Special Voting Share” means the one share of special voting preference stock par value US$1.00, issued by US Gold to and deposited with the Trustee, which entitles the holder of record to a number of votes at meetings of holders of US Gold Common Stock equal to the number of Exchangeable Shares outstanding from time to time that are held by Non-Affiliated Holders.

“Trustee” means           and, subject to the provisions of the Voting and Exchange Trust Agreement, includes any successor trustee or permitted assigns.

1.2	Interpretation Not Affected By Headings

The division of this agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this agreement. Unless otherwise specified, references to an “Article” or “Section” refer to the specified Article or Section of this agreement.

1.3	Number, Gender, etc.

In this agreement, unless the context otherwise requires words importing the singular number include the plural and vice versa. Words importing any gender shall include all genders and words importing persons include individuals, corporations, partnerships, companies, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

1.4	Date for any Action

If any date on which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

1.5	Payments

All payments to be made hereunder will be made without interest and less any tax required by Canadian law to be deducted and withheld.

ARTICLE 2

COVENANTS OF US GOLD AND CANADIAN EXCHANGE CO.

2.1	Covenants Regarding Exchangeable Shares

So long as any Exchangeable Shares owned by Non-Affiliated Holders are outstanding, US Gold will:

(a) not declare or pay any dividend on the US Gold Common Stock unless Canadian Exchange Co. shall (i) simultaneously declare or pay, as the case may be, an equivalent dividend on the Exchangeable Shares (an “Equivalent Dividend”), and (ii) have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of any such Equivalent Dividend;

(b) advise Canadian Exchange Co. sufficiently in advance of the declaration by US Gold of any dividend on the US Gold Common Stock and take all such other actions as are reasonably necessary, in co-operation with Canadian Exchange Co., to ensure that the respective declaration date, record date and payment date for an Equivalent Dividend on the Exchangeable Shares shall be the same as the declaration date, record date and payment date for the corresponding dividend on the US Gold Common Stock and that such dividend on the Exchangeable Shares shall comply with any requirements of the stock exchange on which the Exchangeable Shares are listed;

(c) ensure that the record date for determining shareholders entitled to receive any dividend declared on the US Gold Common Stock is not less than 10 Business Days after the declaration date for such dividend or such shorter period as may be permitted under applicable law;

(d) take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Canadian Exchange Co., in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of Canadian Exchange

Co. or any other distribution of the assets of Canadian Exchange Co. among its shareholders for the purpose of winding up its affairs including, without limitation, all such actions and all such things as are necessary or desirable to enable and permit Canadian Exchange Co. to cause to be delivered shares of US Gold Common Stock to the holders of Exchangeable Shares in accordance with the provisions of Article 5 of the Share Provisions;

(e) take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Canadian Exchange Co., in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Retraction Price and the Redemption Price, including, without limitation, all such actions and all such things as are necessary or desirable to enable and permit Canadian Exchange Co. to cause to be delivered shares of US Gold Common Stock to the holders of Exchangeable Shares, upon the retraction or redemption of Exchangeable Shares in accordance with the provisions of Article 6 or Article 7 of the Share Provisions, as the case may be;

(f) take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Alberta ULC or US Gold, in accordance with applicable law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, including all such actions and all such things as are necessary or desirable to enable and permit Alberta ULC or US Gold to cause to be delivered shares of US Gold Common Stock to the holders of Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, as the case may be; and

(g) not exercise its vote as a shareholder to initiate the voluntary liquidation, dissolution or winding up of Canadian Exchange Co. or any other distribution of the assets of Canadian Exchange Co. among its shareholders for the purpose of winding up its affairs, nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding up of Canadian Exchange Co. or any other distribution of the assets of Canadian Exchange Co. among its shareholders for the purpose of winding up its affairs.

2.2	Segregation of Funds

US Gold will cause Canadian Exchange Co. to deposit a sufficient amount of funds in a separate account of Canadian Exchange Co. and segregate a sufficient amount of such other assets and property as is necessary to enable Canadian Exchange Co. to pay or otherwise satisfy the applicable dividends, Liquidation Amount, Retraction Price or Redemption Price, once such amounts become payable under the terms of this agreement or the Share Provisions, in each case for the benefit of Non-Affiliated Holders from time to time of the Exchangeable Shares, and to use such funds and other assets so segregated exclusively for the payment of dividends and the payment or other satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price, as applicable net of any corresponding withholding tax obligations and for the remittance of such withholding tax obligations.

2.3	Reservation of US Gold Common Stock

US Gold hereby represents, warrants and covenants in favour of Canadian Exchange Co. and Alberta ULC that US Gold has reserved for issuance and will, at all times while any Exchangeable Shares are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of US Gold Common Stock (or other shares or securities into which US Gold Common Stock may be reclassified or changed as contemplated by Section 2.7): (a) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time; and (b) as are now and may hereafter be required to enable and permit each of US Gold, Alberta ULC and Canadian Exchange Co. to meet its obligations under the Voting and Exchange Trust Agreement, under the Share Provisions and under any other security or commitment pursuant to which US Gold, Alberta ULC and Canadian Exchange Co. may now or hereafter be required to issue and/or deliver shares of US Gold Common Stock to the Non-Affiliated Holders.

2.4	Notification of Certain Events

In order to assist US Gold to comply with its obligations hereunder and to permit Alberta ULC to exercise the Liquidation Call Right, Retraction Call Right and Redemption Call Right, Canadian Exchange Co. will notify US Gold of each of the following events at the time set forth below:

(a) in the event of any determination by the board of directors of Canadian Exchange Co. to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Canadian Exchange Co. or to effect any other distribution of the assets of Canadian Exchange Co. among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

(b) immediately, upon the earlier of (i) receipt by Canadian Exchange Co. of notice of, and (ii) Canadian Exchange Co. otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Canadian Exchange Co. or to effect any other distribution of the assets of Canadian Exchange Co. among its shareholders for the purpose of winding up its affairs;

(c) immediately, upon receipt by Canadian Exchange Co. of a Retraction Request;

(d) at least 30 days prior to any Redemption Date determined by the board of directors of Canadian Exchange Co. in accordance with the Share Provisions; and

(e) as soon as practicable upon the issuance by Canadian Exchange Co. of any Exchangeable Shares or rights to acquire Exchangeable Shares.

2.5	Delivery of US Gold Common Stock

Upon notice of any event that requires Canadian Exchange Co. or Alberta ULC to cause to be delivered US Gold Common Stock to any holder of Exchangeable Shares, US Gold shall, in any manner deemed appropriate by it, provide such shares or cause such shares to be provided to Canadian Exchange Co. or Alberta ULC, as appropriate, which shall forthwith deliver or cause to be delivered the requisite number of US Gold Common Stock to or for the benefit of the former holder of the surrendered Exchangeable Shares. All such shares of US Gold Common Stock shall be duly authorized and validly issued as fully paid, non-assessable, free of pre-emptive rights and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim. In consideration for the issuance and delivery of each such share of US Gold Common Stock, Canadian Exchange Co. or Alberta ULC, as the case may be, shall subscribe a cash amount or pay a purchase price equal to the fair market value of the shares of US Gold Common Stock.

2.6	Qualification of US Gold Common Stock

US Gold covenants that it will make such filings and seek such regulatory consents and approvals as are necessary so that the shares of US Gold Common Stock to be issued to holders of Exchangeable Shares pursuant to the terms of the Share Provisions, the Voting and Exchange Trust Agreement and this agreement will be issued in compliance with the applicable securities laws in Canada and the United States and may be freely traded thereafter (other than by reason of a holder being a “control person” of US Gold for purposes of Canadian securities laws or by holders who are Affiliates of US Gold within the meaning of U.S. securities laws). US Gold will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all shares of US Gold Common Stock to be delivered hereunder to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding shares of US Gold Common Stock have been listed by US Gold and remain listed and are quoted or posted for trading at such time.

2.7	Economic Equivalence

(a) US Gold will not without prior approval of Canadian Exchange Co. and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of the Share Provisions:

(i) issue or distribute shares of US Gold Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of US Gold Common Stock) to the holders of all or substantially all of the then outstanding US Gold Common Stock by way of stock dividend or other distribution, other than an issue of shares of US Gold Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of US Gold Common Stock) to holders of shares of US Gold Common Stock who exercise an option to receive dividends in US Gold Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire US Gold Common Stock) in lieu of receiving cash dividends; or

(ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of US Gold Common Stock entitling them to subscribe for or to purchase shares of US Gold Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of US Gold Common Stock); or

(iii) issue or distribute to the holders of all or substantially all of the then outstanding shares of US Gold Common Stock (A) shares or securities (including evidences of indebtedness) of US Gold of any class other than US Gold Common Stock (or securities convertible into or exchangeable for or carrying rights to acquire shares of US Gold Common Stock), or (B) rights, options or warrants other than those referred to in Section 2.7(a)(ii) above, or (C) assets of US Gold;

unless (x) Canadian Exchange Co. is permitted under applicable law to issue or distribute the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets to holders of the Exchangeable Shares and (y) Canadian Exchange Co. shall issue or distribute such rights, options, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares.

(b) US Gold will not without the prior approval of Canadian Exchange Co. and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of the Share Provisions:

(i) subdivide, redivide or change the then outstanding shares of US Gold Common Stock into a greater number of shares of US Gold Common Stock; or

(ii) reduce, combine, consolidate or change the then outstanding shares of US Gold Common Stock into a lesser number of shares of US Gold Common Stock; or

(iii) reclassify or otherwise change the shares of US Gold Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the shares of US Gold Common Stock;

unless (x) Canadian Exchange Co. is permitted under applicable law simultaneously to make the same or an economically equivalent change to, or in the rights of holders of, the Exchangeable Shares, and (y) the same or an economically equivalent change is made to, or in the rights of the holders of, the Exchangeable Shares.

(c) US Gold will ensure that the record date for any event referred to in Section 2.7(a) or Section 2.7(b), or (if no record date is applicable for such event) the effective date for any such event, is not less than ten Business Days after the date on which such event is declared or announced by US Gold (with simultaneous notification thereof by US Gold to Canadian Exchange Co.).

(d) The board of directors of Canadian Exchange Co. shall determine, acting in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the board may require), economic equivalence for the purposes of any event referred to in Section 2.7(a) or Section 2.7(b) and each such determination shall be conclusive and binding on US Gold. In making each such determination, the following factors shall, without excluding other factors determined by the board of directors of Canadian Exchange Co. to be relevant, be considered by the board of directors of Canadian Exchange Co.:

(i) in the case of any stock dividend or other distribution payable in shares of US Gold Common Stock, the number of such shares issued in proportion to the number of shares of US Gold Common Stock previously outstanding;

(ii) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase shares of US Gold Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of US Gold Common Stock), the relationship between the exercise price of each such right, option or warrant and the Current Market Price of a share of US Gold Common Stock;

(iii) in the case of the issuance or distribution of any other form of property (including, without limitation, any shares or securities of US Gold of any class other than US Gold Common Stock, any rights, options or warrants other than those referred to in Section 2.7(d)(ii), any evidences of indebtedness of US Gold or any assets of US Gold), the relationship between the fair market value (as determined by the board of directors of Canadian Exchange Co. in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding share of US Gold Common Stock and the Current Market Price of a share of US Gold Common Stock;

(iv) in the case of any subdivision, redivision or change of the then outstanding shares of US Gold Common Stock into a greater number of shares of US Gold Common Stock or the reduction, combination, consolidation or change of the then outstanding shares of US Gold Common Stock into a lesser number of shares of US Gold Common Stock or any amalgamation, merger, reorganization or other transaction affecting the US Gold Common Stock, the effect thereof upon the then outstanding shares of US Gold Common Stock; and

(v) in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of shares of US Gold Common Stock as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

2.8	Tender Offers

In the event that a cash offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to US Gold Common Stock (an “Offer”) is proposed by US Gold or is proposed to US Gold or its shareholders and is recommended by the board of directors of US Gold, or is otherwise effected or to be effected with the consent or approval of the board of directors of US Gold, US Gold will use reasonable efforts (to the extent, in the case of an Offer by a third party, within its control) expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an economically equivalent basis as the holders of shares of US Gold Common Stock, without discrimination. Without limiting the generality of the foregoing, US Gold will use reasonable efforts expeditiously and in good faith to ensure that holders of Exchangeable Shares may participate in each such Offer without being required to retract Exchangeable Shares as against Canadian Exchange Co. (or, if so required, to ensure that any such retraction, shall be effective only upon, and shall be conditional upon, the closing of such Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the right of Canadian Exchange Co. to redeem, or US Gold or Alberta ULC to purchase pursuant to the Redemption Call Right, Exchangeable Shares.

2.9	US Gold and Affiliates Not To Vote Exchangeable Shares

US Gold covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by it and its Subsidiaries for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. US Gold further covenants and agrees that it will not, and will cause its Subsidiaries not to, exercise any voting rights that may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Share Provisions or pursuant to the provisions of the (or any successor or other corporate statute by which Canadian Exchange Co. may in the future be governed) with respect to any Exchangeable Shares held by it or by its Subsidiaries in respect of any matter considered at any meeting of holders of Exchangeable Shares.

2.10	Stock Exchange Listing

US Gold covenants and agrees in favour of Canadian Exchange Co. that US Gold will use its best efforts to maintain a listing of the Exchangeable Shares on the Toronto Stock Exchange or another stock exchange in Canada prescribed under the Income Tax Act (Canada).

2.11	Due Performance

On and after the Effective Date, US Gold shall, and shall cause Alberta ULC to, duly and timely perform all of its obligations provided for herein and that may arise under the Share Provisions, and US Gold shall be responsible for the due performance of all of such obligations hereunder and under the Share Provisions.

2.12	Issue of Additional Shares

During the term of this agreement, US Gold will not issue any Special Voting Shares other than the one Special Voting Share to be issued to the Trustee.

2.13	Ownership of Outstanding Shares

Without the prior approval of Canadian Exchange Co. and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 11.2 of the Share Provisions, US Gold covenants and agrees in favour of Canadian Exchange Co. that, as long as any outstanding Exchangeable Shares are owned by Non-Affiliated Holders, US Gold will be and remain the direct or indirect beneficial owner of all issued and outstanding common shares in the capital of Canadian Exchange Co. and all of the issued and outstanding common shares in the capital of all of the issued and outstanding voting shares in the capital of Alberta ULC.

ARTICLE 3

US GOLD SUCCESSORS

3.1	Certain Requirements in Respect of Combination, etc.

US Gold shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

(a) such other person or continuing corporation (the “US Gold Successor”) by operation of law, becomes, without more, bound by the terms and provisions of this agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are necessary or advisable to evidence the assumption by the US Gold Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such US Gold Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of US Gold under this agreement; and

(b) such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder or the holders of the Exchangeable Shares.

3.2	Vesting of Powers in Successor

Whenever the conditions of Section 3.1 have been duly observed and performed, the parties, if required by Section 3.1, shall execute and deliver the supplemental agreement provided for in Section 3.1(a) and thereupon the US Gold Successor and such other person that may then be the issuer of the US Gold Common Stock shall possess and from time to time may exercise each and every right and power of US Gold under this agreement in the name of US Gold or otherwise and any act or proceeding by any provision of this agreement required to be done or performed by the board of directors of US Gold or any officers of US Gold may be done and performed with like force and effect by the directors or officers of such US Gold Successor.

3.3	Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned Subsidiary of US Gold with or into US Gold or the winding-up, liquidation or dissolution of any wholly-owned Subsidiary of US Gold, provided that all of the assets of such Subsidiary are transferred to US Gold or another wholly-owned Subsidiary of US Gold, and any such transactions are expressly permitted by this Article 3.

ARTICLE 4

GENERAL

4.1	Term

This agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by Non-Affiliated Holders.

4.2	Changes in Capital of US Gold and Canadian Exchange Co.

Notwithstanding the provisions of Section 4.4 hereof, at all times after the occurrence of any event contemplated pursuant to Section 2.7 and Section 2.8 hereof or otherwise, as a result of which either the US Gold Common Stock or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which the US Gold Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3	Severability

Notwithstanding the provisions of Section 4.4 hereof, if any term or other provision of this agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

4.4	Amendments, Modifications

(a) Subject to Section 4.2, Section 4.3, and Section 4.5 of this agreement may not be amended or modified except by an agreement in writing executed by Canadian Exchange Co., Alberta ULC and US Gold and approved by the holders of the Exchangeable Shares in accordance with Section 9.2 of the Share Provisions.

(b) No amendment or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

4.5	Ministerial Amendments

Notwithstanding the provisions of Section 4.4 hereof, the parties to this agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this agreement for the purposes of:

(a) adding to the covenants of any or all of the parties hereto for the protection of the Non-Affiliated Holders;

(b) evidencing the succession of US Gold Successors and the covenants of and obligations assumed by each such US Gold Successor in accordance with the provisions of Article 3;

(c) making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of Canadian Exchange Co., Alberta ULC and US Gold, having in mind the best interests of the Non-Affiliated Holders as a whole, it may be expedient to make, provided that each such board of directors shall be of the opinion that such amendments or modifications will not be prejudicial in any material respect to the rights or interests of the Non-Affiliated Holders as a whole of the Exchangeable Shares; or

(d) making such changes or corrections which, on the advice of counsel to Canadian Exchange Co., Alberta ULC and US Gold, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the boards of directors of each of Canadian Exchange Co., Alberta ULC and US Gold shall be of the opinion that such changes or corrections will not be prejudicial in any material respect to the rights or interests of the Non-Affiliated Holders.

4.6	Meeting to Consider Amendments

Canadian Exchange Co., at the request of US Gold, shall call a meeting or meetings of the holders of Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 4.4 hereof. Any such meeting or meetings shall be called and held in accordance with the bylaws of Canadian Exchange Co., the Share Provisions and all applicable laws.

4.7	Enurement

This agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

4.8	Notices to Parties

Any notice and other communications required or permitted to be given pursuant to this agreement shall be sufficiently given if delivered in person or if sent by facsimile transmission (provided such transmission is recorded as being transmitted successfully) to the parties at the following addresses:

(a) in the case of US Gold, to the following address:

2201 Kipling Street
Suite 100
Lakewood, Colorado
80215
Facsimile No.: (303) 238-1438
Attention: William F. Pass

with a copy to:

Fraser Milner Casgrain LLP
1 First Canadian Place
100 King Street West, Suite 3900
Toronto, Ontario
M5X 1B2
Attention: Michael Melanson
Fax: (416) 863-4592

(b) in the case of Alberta ULC, to the following address:

2900 Manulife Place
10180-101 Street
Edmonton, Alberta
T5J 3V5
Facsimile No.: (780) 423-7276
Attention: Corporate Secretary

with a copy to:

Fraser Milner Casgrain LLP
1 First Canadian Place
100 King Street West, Suite 3900
Toronto, Ontario
M5X 1B2
Attention: Michael Melanson
Fax: (416) 863-4592

(c) in the case of Canadian Exchange Co., to the following address:

2900 Manulife Place
10180-101 Street
Edmonton, Alberta
T5J 3V5
Facsimile No.: (780) 423-7276
Attention: Corporate Secretary

with a copy to:

U.S. Gold Corporation
2201 Kipling Street
Suite 100
Lakewood, Colorado
80215
Facsimile No.: (303) 238-1438
Attention: William F. Pass

or at such other address as the party to which such notice or other communication is to be given has last notified the party given the same in the manner provided in this Section, and if not given the same shall be deemed to have been received on the date of such delivery or sending.

4.9	Counterparts

This agreement may be executed in counterparts (by facsimile or otherwise), each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

4.10	Jurisdiction

This agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. Each party hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario with respect to any matter arising hereunder or related hereto.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first above written.

U.S. GOLD CORPORATION

Per:
Name:

Title:

US GOLD ALBERTA ULC

Per:
Name:

Title:

US GOLD CANADIAN ACQUISITION
CORPORATION

Per:
Name:

Title:

The depositary for the offer is

KINGSDALE SHAREHOLDER SERVICES INC.

For Delivery by Mail:	For Delivery by Courier or by Hand:
The Exchange Tower 130 King Street West Suite 2950, P.O. Box 361 Toronto, Ontario M5X 1E2	The Exchange Tower 130 King Street West Suite 2950 Toronto, Ontario M5X 1C7

The dealer manager for the offer is

GMP SECURITIES L.P. (Canada)
GRIFFITHS MCBURNEY CORP. (United States)

145 King Street West
Suite 300
Toronto, Ontario
M5H 1J8
Telephone: (416) 367-8600
Toll Free: 1-888-301-3244
Fax: (416) 367-8164

The information agent for the offer is:

The Exchange Tower
130 King Street West
Suite 2950, P.O. Box 361
Toronto, Ontario
M5X 1E2

Any questions and requests for assistance may be directed to Kingsdale
Shareholder Services Inc. at the telephone numbers set out below:

North America Toll Free Telephone:

1-866-639-8026
Fax: (416) 867-2271
Toll Free Fax: 1-866-545-5580
Bankers and Brokers call collect: (416) 867-2272
E-Mail: shareholder@kingsdalecapital.com

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

US Gold Canadian Acquisition Corporation

US Gold Canadian Acquisition Corporation, or Canadian Exchange Co., is a corporation incorporated under the Business Corporation Act (Alberta) or the ABCA. Under the ABCA, Canadian Exchange Co. may indemnify a present or former director or officer or a person who acts or acted at Canadian Exchange Co.’s request as a director or officer of a body corporate of which Canadian Exchange Co. is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of Canadian Exchange Co. or that body corporate, if the director or officer acted honestly and in good faith with a view to the best interests of Canadian Exchange Co., and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from Canadian Exchange Co. as a matter of right if he or she was substantially successful on the merits, fulfilled the condition set forth above, and is fairly and reasonably entitled to indemnity.

The articles of Canadian Exchange Co. provide that Canadian Exchange Co. shall, in all circumstances and to the fullest extent permitted by the ABCA, indemnify a director or officer of Canadian Exchange Co., a former director or officer of Canadian Exchange Co., or a person who acts or acted at Canadian Exchange Co.’s request as a director or officer of a body corporate of which Canadian Exchange Co. is or was a shareholder or creditor, and his heirs and legal representatives.

U.S. Gold Corporation and its Subsidiaries (including US Gold Canadian Acquisition Corporation)

Section 7-108-402 of the Colorado Business Corporation Act, or the Act, provides, generally, that the articles of incorporation of a Colorado corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 7-108-403 (concerning unlawful distribution), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit. Such provision may not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which such provision becomes effective. Article XII of U.S. Gold’s bylaws contain a provision eliminating liability as permitted by the statute.

Section 7-109-103 of the Act provides that a Colorado corporation must indemnify a person (i) who is or was a director of the corporation or an individual who, while serving as a director of the corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or fiduciary or agent of another corporation or other entity or of any employee benefit plan, or a director, or officer of the corporation and (ii) who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, or a proceeding, in which he was a party, against reasonable expenses incurred by him in connection with the proceeding unless such indemnity is limited by the corporation’s articles of incorporation. U.S. Gold’s articles of incorporation do not contain any such limitation.

Section 7-109-102 of the Act provides, generally, that a Colorado corporation may indemnify a person made a party to a proceeding because the person is or was a director against any obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, that the person’s conduct was in the corporation’s best interests and, in all other cases, his conduct was at least not opposed to the corporation’s best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. U.S. Gold’s articles of incorporation and its bylaws provide for such indemnification. A corporation may not indemnify a director in connection with any proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other proceeding charging the director derived an improper personal benefit, whether or not involving actions in an official capacity, in which proceeding the director was judged liable on the basis that he derived an improper personal benefit. Any indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such proceeding.

Under Section 7-109-107 of the Act, unless otherwise provided in the articles of incorporation, a Colorado corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a director and may indemnify such a person who is not a director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract. U.S. Gold’s bylaws provide for indemnification of officers, employees and agents of U.S. Gold to the same extent as its directors.

The foregoing discussion of U.S. Gold’s articles of incorporation, bylaws and of the Act is not intended to be exhaustive and is qualified in its entirety by such articles of incorporation; bylaws and the Act.

See the section entitled “— Comparison of Shareholder Rights — Indemnification of Directors and Officers — U.S. Gold” on page 87 of this prospectus.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuers pursuant to the foregoing provisions, or otherwise, the small business issuers have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits.

The following exhibits are included as exhibits to this registration statement:

Item No.	Description

3.1	Articles of Incorporation of U.S. Gold (f/k/a Silver State Mining Corporation) filed with the Secretary of State of Colorado on June 24, 1979 (incorporated by reference from the Report on Form 10-KSB dated March 27, 1996, Exhibit 3.1, File No. 000-09137).
3.2	Articles of Amendment to the Articles of Incorporation of U.S. Gold filed with the Secretary of State of Colorado on June 22, 1988 (incorporated by reference from Report on Form 10-K for the year ended December 31, 1988, Exhibit 3.1, File No. 000-09137).
3.3	Articles of Amendment to the Articles of Incorporation of U.S. Gold filed with the Secretary of State of Colorado on July 5, 1988 (incorporated by reference from Report on Form 10-K for the year ended December 31, 1988, Exhibit 3.2, File No. 000-09137).
3.4	Articles of Amendment to the Articles of Incorporation of U.S. Gold filed with the Secretary of State of Colorado on December 20, 1991 (incorporated by reference from Report on Form 10-K for the year ended December 31, 1991, Exhibit 3.3, File No. 000-09137).
3.5	Articles of Amendment to the Articles of Incorporation of U.S. Gold filed with the Secretary of State of Colorado on November 15, 2005 (incorporated by reference filed with U.S. Gold’s Annual Report for the fiscal year ended December 31, 2005, Exhibit 3.1.5, File No. 000-9137).
3.6	Bylaws of U.S. Gold, as amended June 22, 1988 (incorporated by reference from the Report on Form 10-KSB for the year ended December 31, 1996 Exhibit 3.1, File No. 000-09137).
3.7	Amendment to the Bylaws of U.S. Gold effective as of October 3, 2005 (incorporated by reference filed with U.S. Gold’s Annual Report for the fiscal year ended December 31, 2005, Exhibit 3.2.1, File No. 000-09137).

Item No.		Description

***3	.8	Articles of Incorporation of US Gold Canadian Acquisition Corporation.
***3	.9	Form of Articles of Amendment to US Gold Canadian Acquisition Corporation.
***3	.10	Bylaws of US Gold Canadian Acquisition Corporation.
**5	.1	Opinion of Dufford & Brown, P.C.
**5	.2	Opinion of Fraser Milner Casgrain LLP.
**8	.1	Opinion of Hogan & Hartson LLP as to certain tax matters.
*23	.1	Consent of Stark Winter Schenkein & Co., LLP.
23.2		Consent of Dufford & Brown, P.C. (included in Exhibit 5.1).
23.3		Consent of Fraser Milner Casgrain LLP (included in Exhibit 5.2).
23.4		Consent of Hogan & Hartson L.L.P. (included in Exhibit 8.1).
*23	.5	Consent of Amisano Hanson, Chartered Accountants.
**23	.6	Consent of Ernst & Young LLP.
**23	.7	Consent of Pricewaterhouse Coopers LLP.
**23	.8	Consent of Davidson & Company LLP.
***24	.1	Power of Attorney (included on signature page).
***99	.1	Form of Letter of Acceptance and Transmittal.
***99	.2	Form of Notice of Guaranteed Delivery.

*	Filed herewith.

**	To be filed by amendment.

***	Previously filed.

(b) Financial Statement Schedules.

Schedules are omitted because they are not required or are not applicable, or the required information is shown in the financial statements or notes thereto.

ITEM 22.	UNDERTAKINGS

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any additional or changed material information on the plan of distribution;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that to be deemed to be the initial bona fide offering thereof.

(3) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the end of the offering.

(b) For determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the registrants undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrants or used or referred to by the registrants;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrants or its securities provided by or on behalf of the registrants; and

(iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the co-registrants has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of Colorado, on November 1, 2006.

U.S. GOLD CORPORATION
(Registrant)

By:	/s/ William F. Pass
William F. Pass, Vice President,
Secretary and Treasurer

US GOLD CANADIAN ACQUISITION
CORPORATION
(Registrant)

By:	*
Robert R. McEwen,
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated:

U.S. Gold Corporation Officers and Directors:

* Robert R. McEwen	Chief Executive Officer and Chairman (Principal Executive Officer)	November 1, 2006

* Ann S. Carpenter	President, Chief Operating Officer and Director	November 1, 2006

/s/ William F. Pass William F. Pass	Vice President, Secretary, Treasurer and Director (Principal Financial and Accounting Officer)	November 1, 2006

* Michele L. Ashby	Director	November 1, 2006

* Leanne M. Baker	Director	November 1, 2006

* Declan J. Costelloe	Director	November 1, 2006

* Peter Bojtos		Director	November 1, 2006

U.S. Gold Canadian Acquisition Corporation Officers and Directors:

* Robert R. McEwen		Chief Executive Officer and Director (Principal Executive Officer)	November 1, 2006

* Ann S. Carpenter		President and Director	November 1, 2006

/s/ William F. Pass William F. Pass		Vice President, Secretary, Treasurer and Director (Principal Accounting Officer)	November 1, 2006
*By:	/s/ William F. Pass William F. Pass, Attorney-in-Fact

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Item No.		Description

3.1		Articles of Incorporation of U.S. Gold (f/k/a Silver State Mining Corporation) filed with the Secretary of State of Colorado on June 24, 1979 (incorporated by reference from the Report on Form 10-KSB dated March 27, 1996, Exhibit 3.1, File No. 000-09137).
3.2		Articles of Amendment to the Articles of Incorporation of U.S. Gold filed with the Secretary of State of Colorado on June 22, 1988 (incorporated by reference from Report on Form 10-K for the year ended December 31, 1988, Exhibit 3.1, File No. 000-09137).
3.3		Articles of Amendment to the Articles of Incorporation of U.S. Gold filed with the Secretary of State of Colorado on July 5, 1988 (incorporated by reference from Report on Form 10-K for the year ended December 31, 1988, Exhibit 3.2, File No. 000-09137).
3.4		Articles of Amendment to the Articles of Incorporation of U.S. Gold filed with the Secretary of State of Colorado on December 20, 1991 (incorporated by reference from Report on Form 10-K for the year ended December 31, 1991, Exhibit 3.3, File No. 000-09137).
3.5		Articles of Amendment to the Articles of Incorporation of U.S. Gold filed with the Secretary of State of Colorado on November 15, 2005 (incorporated by reference filed with U.S. Gold’s Annual Report for the fiscal year ended December 31, 2005, Exhibit 3.1.5, File No. 000-9137).
3.6		Bylaws of U.S. Gold, as amended June 22, 1988 (incorporated by reference from the Report on Form 10-KSB for the year ended December 31, 1996 Exhibit 3.1, File No. 000-09137).
3.7		Amendment to the Bylaws of U.S. Gold effective as of October 3, 2005 (incorporated by reference filed with U.S. Gold’s Annual Report for the fiscal year ended December 31, 2005, Exhibit 3.2.1, File No. 000-09137).
***3	.8	Articles of Incorporation of US Gold Canadian Acquisition Corporation.
***3	.9	Form of Articles of Amendment to US Gold Canadian Acquisition Corporation.
***3	.10	Bylaws of US Gold Canadian Acquisition Corporation.
**5	.1	Opinion of Dufford & Brown, P.C.
**5	.2	Opinion of Fraser Milner Casgrain LLP.
**8	.1	Opinion of Hogan & Hartson LLP as to certain tax matters.
*23	.1	Consent of Stark Winter Schenkein & Co., LLP.
23.2		Consent of Dufford & Brown, P.C. (included in Exhibit 5.1).
23.3		Consent of Fraser Milner Casgrain LLP (included in Exhibit 5.2).
23.4		Consent of Hogan & Hartson L.L.P. (included in Exhibit 8.1).
*23	.5	Consent of Amisano Hanson, Chartered Accountants.
**23	.6	Consent of Ernst & Young LLP.
**23	.7	Consent of Pricewaterhouse Coopers LLP.
**23	.8	Consent of Davidson & Company LLP.
***24	.1	Power of Attorney (included on signature page).
***99	.1	Form of Letter of Acceptance and Transmittal.
***99	.2	Form of Notice of Guaranteed Delivery.

*	Filed herewith.

**	To be filed by amendment.

***	Previously filed.